As submitted to the Securities and Exchange Commission on December 19, 2023

Registration No. 333-274404

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

YOUXIN TECHNOLOGY LTD

(Exact Name of Registrant as Specified in Its Charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 802, 803, No. 13 Hai’an Road, Tianhe District, Guangzhou, Guangdong Province

People’s Republic of China

Tel: +86 13631357745

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal

Executive Offices)

Puglisi & Associates 850 Library Avenue, Suite 204 Newark, Delaware 19711 Tel: +1 (302) 738-6680 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Anthony W. Basch, Esq. Alexander W. Powell Jr., Esq. Benming Zhang, Esq. Kaufman & Canoles P.C. Two James Center, 14th Floor 1021 East Cary Street Richmond, Virginia 23219 Tel: +1 (804) 771-5700	Spencer G. Feldman, Esq. Dakota J. Forsyth, Esq. Olshan Frome Wolosky LLP 1325 Avenue of the Americas, 15th Floor New York, New York 10019 Tel: +1 (212) 451-2300

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

●	Public Offering Prospectus. A prospectus to be used for the initial public offering of up to 2,000,000 Class A ordinary shares, or Class A Shares of the registrant (the “Public Offering Prospectus”) through the underwriters named in the Underwriting section of the Public Offering Prospectus.

●

Resale Prospectus. A prospectus to be used for the potential resale by the Selling Shareholders of up to 1,750,000 Class A Shares of the registrant held by them and/or issuable to them, collectively, that are not being sold pursuant to the Public Offering Prospectus (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different front cover pages;

●	all references in the Public Offering Prospectus to “this offering” will be changed to “the IPO,” defined as the underwritten initial public offering of our Class A Shares, in the Resale Prospectus;

●	all references in the Public Offering Prospectus to “underwriters” will be changed to “underwriters of the IPO” in the Resale Prospectus;

●	they contain different “Use of Proceeds” sections;

●	the section “Principal Shareholders” from the Public Offering Prospectus is deleted from the Resale Prospectus and the section “Selling Shareholders” is inserted in its place;

●	no “Dilution” section in the Resale Prospectus;

●	they contain different “Summary — The Offering” sections;

●	the section “Shares Eligible For Future Sale — Selling Shareholders Resale Prospectus” from the Public Offering Prospectus is deleted from the Resale Prospectus;

●	the “Underwriting” section from the Public Offering Prospectus is deleted from the Resale Prospectus and a “Plan of Distribution” section is inserted in its place;

●	the “Legal Matters” section in the Resale Prospectus deletes the reference to counsel for the underwriter; and

●	they contain different back cover pages.

The Registrant has included in this Registration Statement a set of alternate pages after the back cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the Selling Shareholders of the balance of their Class A Shares that are not being sold pursuant to the Public Offering Prospectus.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED DECEMBER 19, 2023

2,000,000 Class A Ordinary Shares

YOUXIN TECHNOLOGY LTD

This is the initial public offering of Youxin Technology Ltd, a Cayman Islands company. We are offering 2,000,000 Class A ordinary shares, par value $0.0001 per share (“Class A Shares”). We expect the initial public offering price of our Class A Shares to be $4.00 per share.

We have two classes of shares, the Class A Shares being offered and the Class B ordinary shares, par value $0.0001 per share (“Class B Shares”). The rights of holders of our Class A Shares and holders of our Class B Shares are essentially identical except for voting and conversion rights. The holders of Class A Shares are entitled to 1 vote per share and the holders of the Class B Shares are entitled to 20 votes per share. Each Class B Share is convertible into one Class A Share under certain circumstances. See “Description of Share Capital” for more information on our securities.

Prior to the offering, no public market has existed for our Class A Shares. We have applied to list our Class A Shares for trading on The Nasdaq Capital Market under the symbol “YAAS”. We believe that upon the completion of the offering contemplated by this prospectus, we will meet the standards for listing on The Nasdaq Capital Market. We cannot guarantee that we will be successful in listing our Class A Shares for trading on The Nasdaq Capital Market; however, we will not complete this offering unless we are so listed.

Concurrently with this offering, we are registering an aggregate of 1,750,000 Class A Shares for resale by certain shareholders, or the Selling Shareholders, by means of a separate prospectus. We will pay the expenses associated with the sale of the Class A Shares by the Selling Shareholders pursuant to the Resale Prospectus. Our registration of the Class A Shares for resale by the Selling Shareholders covered by the Resale Prospectus does not mean that the Selling Shareholders will issue, offer or sell, as applicable, any of the Class A Shares. The Selling Shareholders may offer and sell the Class A Shares covered by the Resale Prospectus in a number of different ways and at varying prices. We provide more information in the section entitled “Plan of Distribution” in the Resale Prospectus.

We are a holding company incorporated in the Cayman Islands, and we operate our core businesses through our subsidiary in the People’s Republic of China (“PRC” or “Mainland China”). We do not, and currently have no plans to conduct operations in Hong Kong, Macau or Taiwan. This is an offering of the Class A Shares of the Cayman Islands holding company, which does not conduct operations. You are not investing in Guangzhou Youxin Technology Co., Ltd., the PRC operating company, and may never hold equity in our PRC operating subsidiary. Therefore, the availability of funds for us to pay dividends to our shareholders and to service our indebtedness depends upon dividends received from the PRC subsidiary. If the PRC subsidiary incurs debt or losses, its ability to pay dividends or other distributions to us may be impaired. As a result, our ability to pay dividends and to repay our indebtedness will be restricted. PRC laws require that dividends be paid only out of the after-tax profit of the PRC subsidiary calculated according to PRC accounting principles, which differ in many aspects from generally accepted accounting principles in other jurisdictions. PRC laws also require enterprises established in the PRC to set aside part of their after-tax profits as statutory reserves. These statutory reserves are not available for distribution as cash dividends. In addition, restrictive covenants in bank credit facilities or other agreements that we or our subsidiary may enter into in the future may also restrict the ability of our subsidiary to pay dividends to us. These restrictions on the availability of our funding may impact our ability to pay dividends to our shareholders and to service our indebtedness. As of the date of this prospectus, none of our subsidiaries has made any dividends or distributions to our company and our company has not made any dividends or distributions to our shareholders. Since the incorporation of our Cayman Islands holding company, no cash flows or transfer of other assets have occurred between our Cayman Islands holding company and our subsidiaries. The cross-border transfer of funds within our corporate group under our direct holding structure in the future must be compliant with relevant laws and regulations of China. In utilizing the proceeds from this offering, as an offshore holding company, we are permitted under PRC laws and regulations to provide funding to the PRC operating entity only through loans or capital contributions and to our affiliated entities only through loans, subject to applicable government reporting, registration and approvals. See “USE OF PROCEEDS” on page 50, and “RISK FACTORS — Risks Related to Doing Business in China — Failure to comply with PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and of currency conversion may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our subsidiaries, which could materially and adversely affect our liquidity and ability to fund and expand our business” on page 32. We may encounter difficulties in our ability to transfer cash within our organization in the future, if we fail to comply with applicable PRC laws and regulations. See “REGULATION — Regulation on Foreign Exchange” for details. We currently do not have any cash management policies that dictate the transfer of cash between our company and our subsidiaries. See “Transfers of Cash to and from the Subsidiaries” on page 11, our Summary Consolidated Financial Data on page 13 and our consolidated financial statements beginning on page F-1 for our cash flow positions.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Prospectus Summary — Implications of Being a Foreign Private Issuer.”

Immediately following completion of this offering, our co-founder, Chief Executive Officer and largest single shareholder, Shaozhang Lin, will continue to own 20.46% of our ordinary shares and control 56.90% of the voting power. As a result, we will be a “controlled company” within the meaning of the corporate governance rules of The Nasdaq Capital Market. See “Risk Factors–As a “controlled company” under the rules of The Nasdaq Capital Market, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public Class A shareholders” “Management—Controlled Company Status.”

Investing in our ordinary shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 14 to read about factors you should consider before buying our ordinary shares.

As we conduct our operations in Mainland China, we are subject to legal and operational risks associated with having our operations in Mainland China, including risks related to the legal, political and economic policies of the PRC government, the relations between China and the United States, or Chinese or United States regulations, which risks could result in a material change in our operations and/or cause the value of our ordinary shares to significantly decline or become worthless and affect our ability to offer or continue to offer securities to investors. We face risks arising from the legal system in China, including that certain rules and regulations in China can change quickly with little advance notice and the risk that the Chinese government may intervene or influence our operations in accordance with applicable laws and regulations. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews.

In addition, the PRC government announced that it would step up supervision of overseas listed PRC businesses. Under the new measures, the PRC government will enhance regulation of cross-border data flows and security, crack down on illegal activity in the securities market and punish fraudulent securities issuance, market manipulation and insider trading. The PRC government will also check sources of funding for securities investment and control leverage ratios. The PRC government has also opened a probe into several U.S.-listed technology companies focusing on anti-monopoly, financial technology regulation and more recently, with the passage of the PRC Data Security Law, how companies collect, store, process and transfer personal data, which could impact our ability to conduct our business, accept foreign investments, or list on a U.S. or other foreign exchange. On October 29, 2021, the Cyberspace Administration of China (“CAC”) published the Draft Outbound Data Transfer Security Assessment Measures (the “Draft Outbound Data Transfer Security Assessment Measures”). On July 7, 2022, the Outbound Data Transfer Security Assessment Measures (the “Outbound Data Transfer Security Assessment Measures”) formally promulgated, which became effective from September 1, 2022. The Outbound Data Transfer Security Assessment Measures stipulates the circumstances under which security assessment of outbound data transfers should be declared, including: (i) outbound transfer of important data, which means any data, the tampering, damage, leakage, or illegal acquisition or use of which, if it happens, may endanger national security, the operation of the economy, social stability, public health and security, by a data processor; (ii) outbound transfer of personal information by a critical information infrastructure operator or a personal information processor who has processed the personal information of more than 1,000,000 people; (iii) outbound transfer of personal information by a personal information processor who has made outbound transfers of the personal information of 100,000 people cumulatively or the sensitive personal information of 10,000 people cumulatively since January 1 of the previous year; or (iv) other circumstances where an application for the security assessment of an outbound data transfer is required as prescribed by the national cyberspace administration authority. On December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and became effective on February 15, 2022, which iterates that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should be subject to cybersecurity review. We are not in possession of personal information of over one million users and we do not expect to have personal information of more than one million users prior to this offering. In view of the above, and based on the advice of our PRC legal counsel, Jingtian & Gongcheng, we believe that we are not subject to the cybersecurity review application requirements for this offering under the Measures for Cybersecurity Review (2021 version). As of the date of this prospectus, we have not been involved in any investigations on cybersecurity review initiated by the CAC, and we have not received any warning, sanction or penalty in such respect. However, the Measures for Cybersecurity Review (2021 version) was recently adopted and, therefore, it is uncertain how it will be enacted, interpreted or implemented, and how it will affect us. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. exchange. As there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations, we could be subject to cybersecurity review, and if so, there is no assurance that we would be able to pass such review in relation to this offering in a timely manner or at all. In addition, we could become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future. Any failure or delay in the completion of the cybersecurity review procedures or any other non-compliance with the related laws and regulations may result in fines or other penalties, including suspension of business, website closure, and revocation of prerequisite licenses, as well as reputational damage or legal proceedings or actions against us, which may have material adverse effect on our business, financial condition or results of operations. See “Risk Factors – Risks Related to Doing Business in China – The recent policy pronouncements by the PRC government regarding business activities of U.S.-listed PRC businesses may negatively impact our Hong Kong subsidiary.

The Anti-Monopoly Law of the People’s Republic of China, which took effect in 2008 and was amended on June 24, 2022, which amendment became effective August 1, 2022 (the “Anti-Monopoly Law”), established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. Under the Anti-Monopoly Law, companies undertaking acquisitions relating to businesses in China must notify the State Council’s anti-monopoly law enforcement authority, in advance of any transaction where the parties’ revenue in the China market exceed certain thresholds and the buyer would obtain control of, or decisive influence over, the target. We also have not implemented monopolistic behaviors including monopoly agreements, abuse of a dominant position and concentration of undertakings that may have the effect to eliminate or restrict competition in the field of platform economy. However, since we anticipate that long term success in China’s market will require consolidation of the many small participants in that market, and our goal is to be one of the survivors of that consolidation, when it happens. As of the date of this prospectus, we have not been involved in any investigations on anti-monopoly initiated by the related governmental regulatory authorities, and we have not received any inquiry, notice, warning, or sanction in such respect.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and relevant supporting guidelines (collectively, the “New Administrative Rules Regarding Overseas Listings”), which became effective on March 31, 2023. According to the New Administrative Rules Regarding Overseas Listings, among other things, a domestic enterprise in the PRC that seeks to offer and list securities in overseas markets shall fulfill the filing procedures with the CSRC in accordance with the Trial Administrative Measures. Where a domestic enterprise seeks to directly offer and list securities in overseas markets, the issuer shall file with the CSRC. Where a domestic enterprise seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. Pursuant to the Trial Administrative Measures, if the issuer meets both the following criteria, the overseas securities offering and listing conducted by such issuer is deemed an indirect overseas offering by PRC domestic companies: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is attributed to PRC domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in the PRC, or its main business place(s) are located in the PRC, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in the PRC. Since our PRC subsidiary, Guangzhou Youxin contributed more than 50% of our consolidated revenues, profit, total assets or net assets for each of the fiscal years ended September 30, 2021 and September 30, 2022, and our operations are substantially conducted in the PRC, this offering constitutes an indirect offering by PRC domestic companies under the Trial Administrative Measures and we are therefore subject to the filing requirements for this offering thereunder. New Administrative Rules Regarding Overseas Listings also provide that initial public offerings or listings in overseas markets shall be filed with the CSRC within 3 working days after the relevant application is submitted overseas. If an issuer offers securities in the same overseas market where it has previously offered and listed securities, filings shall be made with the CSRC within 3 working days after the offering is completed. Upon occurrence of any material event, such as change of control, investigations or sanctions imposed by overseas securities regulatory agencies or other relevant competent authorities, change of listing status or transfer of listing segment, or voluntary or mandatory delisting, after an issuer has offered and listed securities in an overseas market, the issuer shall submit a report thereof to the CSRC within 3 working days after the occurrence and public disclosure of such event. We submitted the filing materials to the CSRC in connection with this offering pursuant to the Trial Administrative Measures on June 7, 2023 and as of the date of this prospectus, the CSRC has accepted the filing materials and has provided its comments on July 11, 2023.  We submitted the responses to their comments on July 25, 2023. It is uncertain as to when we will, and whether we will be able to complete the CSRC filing procedures as required. Also on March 31, 2023, the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Confidentiality and Archives Administration Provisions”) promulgated by the CSRC became effective. According to the Confidentiality and Archives Administration Provisions, domestic companies that seek overseas offering and listing (either in direct or indirect means), the securities companies and securities service (either incorporated domestically or overseas) providers that undertake relevant businesses shall not leak any state secret or working secret of government agencies, or harm national security and public interests. Furthermore, a domestic company that provides accounting archives or copies of accounting archives to any entities, including securities companies, securities service providers and overseas regulators and individuals, shall fulfill due procedures in compliance with applicable regulations. We believe that this offering does not involve the leaking of any state secret or working secret of government agencies, or the harming of national security and public interests. However, we may be required to perform additional procedures in connection with the provision of accounting archives. Since the New Administrative Rules Regarding Overseas Listings are newly promulgated, and the interpretation and implementation thereof involve uncertainties, we cannot assure you that we will be able to complete the relevant filings in a timely manner or fulfil all the regulatory requirements thereunder. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares. Furthermore, the Ministry of Commerce (“MOFCOM”) and the National Development and Reform Commission (“NDRC”) promulgated the Special Administrative Measures for Access of Foreign Investment (2021 Edition), or the Negative List (2021), stipulates that if a domestic enterprise engaged in business in the prohibited investment field issues shares abroad and is listed for trading, it shall be examined and approved by the relevant competent authorities of the state. According to a press release issued by the NDRC in relation to the Negative List (2021), the above provisions are only applicable to the direct overseas listing of domestic enterprises engaged in the prohibited investment field. As of the date of this prospectus, we are not engaged in business classified as a prohibited investment field under the Negative List (2021), and we also have not been involved in any investigations initiated by the above applicable governmental regulatory authorities, nor have we received any inquiry, notice, warning, or sanction.

Our ordinary shares may be prohibited to trade on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCAA Act”) if the Public Company Accounting Oversight Board (“PCAOB”) is unable to inspect our auditors for three consecutive years beginning in 2021. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) and the U.S. House of Representatives introduced the AHFCAA on December 14, 2021, referring it to the House Committee on Financial Services. If signed into law, this proposal would amend the HFCAA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) Mainland China, and (2) Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the CRSC and the Ministry of Finance of the PRC, which sets out specific arrangements on conducting inspections and investigations by both sides over relevant audit firms within the jurisdiction of both sides, including the audit firms based in Mainland China and Hong Kong. This agreement marks an important step towards resolving the audit oversight issue that concern mutual interests and sets forth arrangements for both sides to cooperate in conducting inspections and investigations of relevant audit firms, and specifies the purpose, scope and approach of cooperation, as well as the use of information and protection of specific types of data. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. These developments could add uncertainties to our offering.

Our auditor is currently subject to PCAOB inspections and the PCAOB is able to inspect our auditor. Our auditor, Marcum Asia CPAs LLP, is headquartered in New York City, New York, and has been inspected by the PCAOB on a regular basis. Our auditor is not headquartered in Mainland China or Hong Kong. Marcum Asia was not subject to the determinations announced by the PCAOB on December 16, 2021. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit Marcum Asia CPAs LLP to provide audit documentation located in Mainland China or Hong Kong to the PCAOB for inspection or investigation, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on a national securities exchange and quotations by “over-the-counter” markets, may be prohibited under the HFCAA Act. See “Risk Factors – Risks Related to Doing Business in China — “There is no assurance that future audit reports will be prepared by auditors able to be inspected or investigated completely by the PCAOB, and if they are not, our ordinary shares may be prohibited from being traded on a national exchange under the HFCAA. The delisting of our ordinary shares, or the threat of being delisted, may materially and adversely affect the value of your investment.” on pages 41-42 for more information.

This prospectus does not constitute, and there will not be, an offering of securities to the public in the Cayman Islands.

	Per Share	Total
Public offering price	$4.00	$8,000,000
Underwriting discounts and commissions (7%) (1)	$0.28	$(560,000)
Proceeds, before expenses, to us	$3.72	$7,440,000

(1) Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to the representative of the underwriters. We have also agreed to issue warrants to the representative of the underwriters. See “Underwriting” for additional information regarding underwriting compensation.

We have granted the underwriters the right, within 45 days after the date of this prospectus, to purchase up to 15% additional Class A Shares from us at the public offering price less underwriting discounts and commissions to cover over-allotments, if any.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

The underwriters expect to deliver the Class A Shares to purchasers against payment on or about [●], 2023.

The date of this prospectus is [●], 2023.

i

About This Prospectus

You should rely only on the information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. Neither we, the Selling Shareholders nor the underwriters have authorized anyone to provide you with different information. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or any free writing prospectus, as the case may be, or any sale of shares in our company.

This prospectus is an offer to sell only the ordinary shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for ordinary shares is made to the public in the Cayman Islands.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We did not commission any of such reports. While we believe these industry publications and third-party research, surveys and studies are reliable, you are cautioned not to give undue weight to this information.

All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

All references in this prospectus to “$,” “U.S.$,” “U.S. dollars,” “dollars” and “USD” mean U.S. dollars and all references to “RMB” mean Renminbi, unless otherwise noted. All references to “PRC”, or “China” in this prospectus refer to the People’s Republic of China. All references to “Mainland China” are to the mainland of the People’s Republic of China which excludes Taiwan and the Hong Kong Special Administrative Region of China (“Hong Kong”) and Macau Special Administrative Regions of the People’s Republic of China (“Macau”) for purposes of this prospectus only. Under the context of laws, regulations and rules, “China” or “the PRC” refers to only such laws, regulations and rules of Mainland China. Under the context of government, governmental authorities, regulatory agencies, courts, jurisdictions, tax entities and enterprises, individuals and residents of “China” or “the PRC” or “Chinese”, such terms refer to only such government, governmental authorities, regulatory agencies, courts, jurisdictions, tax entities and enterprises, individuals and residents of Mainland China. “PRC laws and regulations” refer to the laws and regulations of the PRC, without reference to the laws and regulations of Hong Kong, Macau and Taiwan.

ii

PROSPECTUS SUMMARY

Investors are cautioned that you are purchasing ordinary shares of our Cayman Islands holding company in this initial public offering instead of purchasing equity securities of our subsidiaries that have business operations in China. This corporate structure involves unique risks.

This prospectus summary highlights certain information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read the entire prospectus carefully, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes thereto included in this prospectus, before investing. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Unless the context otherwise requires, the terms “we,” “us,” “our,” the “Group,” “our company” and “Youxin” used in this prospectus refer to Youxin Technology Ltd and its consolidated subsidiaries.

Our Business

We are a software as a service (“SaaS”) and platform as a service (“PaaS”) provider committed to helping retail enterprises digitally transform their businesses using our cloud-based SaaS product and our PaaS platform to develop, use and control business applications without the need to purchase complex IT infrastructure. We leverage the technologies used to develop our PaaS platform to standardize a highly customized customer relationship management, or CRM, services to our clients that seamlessly connect all levels of the retail chain from management teams to customers. Our products give our retail clients a comprehensive view of their business operations in real time on multiple interfaces, allowing them to make critical business decisions anytime and anywhere.

At present, we believe we are one of the few domestic SaaS or PaaS providers in Mainland China with a strong emphasis on mid-tier brands. According to China Insights Consultancy (“CIC”), in 2022, mid-tier brands accounted for approximately 35% to 50% of all retail sales in China. Our products allow mid-tier brand retailers to use offline direct distribution to connect the management team, distributors, salespersons, stores, and end customers across systems, apps, and device. This provides retailers with a comprehensive suite of tools to instantly address issues using real-time sales data. By streamlining the decision-making process, our products help optimize the overall supply chain, boosting efficiency and profitability.

We believe that there is a substantial market opportunity for our SaaS product and PaaS platform in Mainland China. According to CIC, the market for retail public cloud services in China, including ours, has experienced rapid growth over the past five years and is projected to maintain this steady rate of expansion for the next five years. As the demand for cloud-based solutions continues to rise, we anticipate that retailers will increasingly turn to public cloud services to streamline their operations, reduce costs, and enhance their overall performance. However, by the end of 2022, the penetration rate of SaaS in the Chinese retail industry was only 11.3% and PaaS penetration was even lower at less than 5%.

We believe our company is uniquely positioned to provide cloud-based SaaS products and a PaaS platform to meet the needs of mid-tier brands in Mainland China. We specialize in supporting mid-tier brands that heavily rely on offline direct distribution with high-volume IT update requirements. We offer customized, comprehensive, fast-deployment omnichannel digital solutions that unify all aspects of commerce. Our solutions include store innovations, distributed inventory management, cross-channel data integration, and a rich set of e-commerce capabilities that encompass mobile applications, social media, and web-based applications.

Since the inception of our operating subsidiary in 2018, we have achieved significant growth. We had 33 customers using our payment channel services and professional services, primarily in the fast-moving consumer goods, cosmetics, and food and drink sectors. For the same period, our PaaS platform empowered us to develop highly customized CRM SaaS products for some leading brands such as Procter & Gamble (Guangzhou) Technology Innovation Co., LTD (“P&G Guangzhou”) and Pu’er Lancang Ancient Tea Co., Ltd., (“Lancang Ancient Tea”). Our net losses increased from approximately RMB30.07 million ($4.17 million) for the year ended September 30, 2021 to approximately RMB46.58 ($6.46 million) for the year ended September 30, 2022. Our revenues increased by 15% from RMB7.20 million ($1.11 million) in fiscal year 2021 to RMB8.37 million ($1.28 million) in fiscal year 2022 and our gross profit increased from RMB4.25 million ($0.65 million) in fiscal year 2021 to RMB4.58 million ($0.70 million) in fiscal year 2022. Our net losses decreased from approximately RMB23.67 million ($3.72 million) for the six months ended March 31, 2022 to approximately RMB11.70 ($1.68 million) for the six months ended March 31, 2023. Our revenues decreased by 26% from RMB3.51 million ($0.55 million) for the six months ended March 31, 2022 to RMB2.84 million ($0.41 million) for the six months ended March 31, 2023 and our gross profit decreased from RMB1.87 million ($0.29 million) for the six months ended March 31, 2022 to RMB1.67 million ($0.24 million) for the six months ended March 31, 2023.

PRC Regulatory Permissions

As of the date of this prospectus, our PRC subsidiaries have obtained all requisite permissions and approvals that are required and material to engage in the businesses currently conducted in Mainland China, and we have not received any denials in permissions for our Mainland China business operations. Our operations in Mainland China are governed by PRC laws and regulations, pursuant to which our PRC subsidiaries, the WFOE and Guangzhou Youxin, are required to obtain business licenses issued by the PRC State Administration for Market Regulation or its local counterparts for operations. In addition, for purposes of Youxin Cloud’s operations, Guangzhou Youxin shall complete the Level-III filing on information system security protection competency with the Public Security Bureau in accordance with applicable PRC laws and regulations. The following table provides details on the licenses and permissions held by our PRC subsidiaries.

Company	License/Permission	Issuing Authority	Validity
Guangzhou Youxin	Business License	Guangzhou Tianhe District Administrative Examination and Approval Bureau	Long-term
	Certificate of Level-III filing on information system security protection	Guangzhou Municipal Public Security Bureau	N/A
the WFOE	Business License	Hainan Administration for Market Supervision	Long-term

Pursuant to the Trial Administrative Measures, we shall fulfill the filing requirements with the CSRC for this offering and for the offering and the listing and trading of our Class A Shares. Other than the filing requirements, we believe that (i) we are not required to submit an application to the CSRC for its approval under the M&A Rules for this offering and the listing and trading of our Class A Shares; and (ii) we are not subject to cybersecurity review with the CAC, under the Measures for Cybersecurity Review (2021 version), which became effective on February 15, 2022, because we are not in possession of personal information of over one million users and we do not expect to have personal information of more than one million users prior to this offering, and we do not believe we or our PRC subsidiaries would constitute an “operator of critical information infrastructure” or our business and activities would affect or may affect national security.

Given the current PRC regulatory environment, there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations and prospects for future PRC laws and regulations, and there can be no assurance that the relevant government agencies will take a view that is contrary to or otherwise different from the conclusions stated above, and it is uncertain when and whether our PRC subsidiaries will be required to obtain permission from the PRC government to list on the U.S. exchanges in the future, in addition to the CSRC filing under the Trial Administrative Measures, and even when such permission is obtained, whether it will be denied or rescinded. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC, CAC or other PRC governmental authorities. Based on the foregoing and the advice of our PRC counsel, we believe that as of the date of this prospectus, other than those requisite for a domestic company in Mainland China to engage in businesses similar to ours and the filing procedures with the CSRC, we are not required to obtain any other permissions and approvals from PRC authorities including the CSRC, CAC, or any other governmental agency to operate our business and to offer securities to foreign investors.

However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital market activities. If our PRC subsidiaries (i) do not receive or maintain such permissions or approvals by the PRC government, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, our operations and financial conditions could be materially adversely affected, and our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and be worthless.

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On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and relevant supporting guidelines (collectively, the “New Administrative Rules Regarding Overseas Listings”), which came into force on March 31, 2023. The New Administrative Rules Regarding Overseas Listings regulate both direct and indirect overseas offering and listing of Mainland China domestic companies’ securities by adopting a filing-based regulatory regime. Pursuant to the Trial Administrative Measures, we must file with the CSRC in accordance with the Trial Administrative Measures with respect to this offering. Since the New Administrative Rules Regarding Overseas Listings are newly promulgated, and the interpretation and implementation thereof involve uncertainties, there can be no assurance that we will be able to complete the relevant filings in a timely manner or fulfill all the regulatory requirements thereunder. Any failure of us to fully comply with these new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares.

On February 24, 2023, the CSRC promulgated the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Confidentiality and Archives Administration Provisions”), which also became effective on March 31, 2023. The Confidentiality and Archives Administration Provisions set out rules, requirements and procedures relating to the provision of documents, materials and accounting archives for securities companies, securities service providers, overseas regulators and other entities and individuals in connection with overseas offering and listing, including without limitation to, domestic companies that carry out overseas offerings and listings (either by direct or indirect means) and the securities companies and securities service providers (either incorporated domestically or overseas) that undertake relevant businesses shall not leak any state secret and working secret of government agencies, or harm national security and public interest, and a domestic company shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level, if it plans to, either directly or through its overseas listed entity, publicly disclose or provide any documents and materials that contain state secrets or working secrets of government agencies. Working papers produced in the Chinese mainland by securities companies and securities service providers in the process of undertaking businesses related to overseas offerings and listing by domestic companies shall be retained in the Mainland China. Where such documents need to be transferred or transmitted outside the Mainland China, relevant approval procedures stipulated by regulations shall be followed. We believe our business operations do not involve leaking any state secret and working secret of government agencies or harming national security and public interest in connection with provision of documents, materials and accounting archives and therefore we do not need to obtain approval from competent PRC authorities in this regard.

On December 28, 2021, the CAC, jointly with the relevant authorities, formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services and online platform operators carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review. Any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. Since our business does not rely on the collection of user data, we are not operators of critical information infrastructure, and we do not possess more than one million users’ individual information, we believe that we are not subject to a cybersecurity review to issue our Class A Shares or list and trade of our Class A Shares on Nasdaq in connection with this offering under the Measures for Cybersecurity Review (2021). There remains uncertainty, however, as to how the Cybersecurity Review Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures.

On August 8, 2006, six Chinese regulatory agencies, including the Ministry of Commerce of China (the “MOFCOM”), jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which became effective on September 8, 2006, and amended on June 22, 2009. The M&A Rules contain provisions that require that an offshore special purpose vehicle (“SPV”) formed for listing purposes and controlled directly or indirectly by Mainland China’s companies or individuals shall obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published procedures specifying documents and materials required to be submitted to it by an SPV seeking CSRC approval of overseas listings. Given that (i) we are not an SPV which acquires PRC domestic companies’ equity with our shares prior to the listing of our Class A Shares on the Nasdaq, and (ii) there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations and future PRC laws and regulations, we believe that we are not required to submit an application to the CSRC for its approval of this offering and the listing and trading of our Class A Shares on Nasdaq under the M&A Rules. However, there remains uncertainty as to how the M&A Rules will be interpreted or implemented by the relevant PRC authorities, and the opinions summarized above will be subject to any new PRC laws, rules and regulations or detailed implementations and interpretations in any form relating to overseas listing of SPVs like our company. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do.

Our business is subject to various government regulations and regulatory interference. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Furthermore, given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas, although as of the date of this prospectus, we have not been involved in any investigations initiated by the applicable governmental regulatory authorities, nor have we received any inquiry, notice, warning, or sanction in such respect, it is uncertain whether or when we might be required to obtain permission from any related PRC government to list our shares on Nasdaq, in addition to the CSRC filing under the Trial Administrative Measures, and even if such permission is obtained, whether it will be later denied or rescinded, which could significantly limit or completely hinder our ability to conduct our business, accept foreign investments, offer or continue to offer our ordinary shares to investors, list on a U.S. or other foreign exchange and cause the value of our ordinary shares to significantly decline or be worthless.

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Our Strengths

We believe that the following strengths have contributed and will continue to contribute to our growth and are differentiating us from our competitors:

●	End to End Unified Enterprise Solutions. As one of the few providers of domestic applications that can support external digitization in Mainland China, we provide a comprehensive enterprise SaaS product and PaaS platform, with solutions across sales, marketing, and service for a variety of industries and businesses. We also enable merchants to build a 360-degree view of their customers, allowing them to see everything from sales and marketing to commerce.

●	Best-in-Class Features and Functionality. We stay at the forefront of cloud technology development and have built prominent research and development capabilities to maintain our technology leadership and upgrade our cloud solutions continuously.

●	Abundant Retail Industry Experience. Our business founders and management team have the business experience and insight to provide comprehensive and efficient solutions to meet the needs of our clients. With technical expertise and business experience gained from years of work in internet-related industries, our visionary management team with its entrepreneurial spirit has been leading us since our establishment in achieving rapid and continued growth of our business.

●	Reduced Costs. Retailers using our SaaS product and PaaS platform can save on the heavy investment of setting up and maintaining complex IT infrastructure and multiple SaaS products. By outsourcing complex retail business requirements to us, our clients are able to adopt the latest technologies with purpose-built capabilities for security, compliance and interoperability. This allows our clients to enjoy the same features of high quality fully customized SaaS products for a fraction of the price.

●	Strong Synergies with Our Partners. As one of 38 member companies in the world selected for Tencent’s Cloud Native Accelerator, we can leverage cooperation in multiple dimensions, such as technology, business, community and funding, to accelerate ecological system construction. Tencent is China’s leading cloud-native enabler.

Our Strategies

The key elements of our growth strategy include the following, which we believe empower us to further achieve growth and strengthen our market position:

●	Optimizing PaaS platform and SaaS service. We have fostered strong loyalty with existing customers as a result of the high-quality customized PaaS platform service and solutions we offer, as well as our ability to deliver tangible value to customers by effectively addressing their specific business needs. We intend to leverage the technologies and knowledge gained from creating customized platforms for our clients to create products that are approximately 90% standardized to meet the needs to mid-tier brands in China while also allowing for additional customization to meet the unique demands of any client.

●	Continue to Invest in Infrastructure and Technology. Our cloud platform relies heavily on infrastructure and technology. We allocate a substantial portion of our operating expenses to research and development, including upgrading our infrastructure, improving our cloud technology, and developing new products and solutions. We incurred RMB18.56 million ($2.91 million) and RMB9.53 million ($1.37 million) of research and development expenses for the six months ended March 31, 2022 and 2023, respectively. We incurred RMB20.50 million ($3.15 million) and RMB34.45 million ($5.26 million) of research and development expenses for the year ended September 30, 2021 and 2022, respectively. We intend to continue investing in our infrastructure to provide higher-quality cloud services and improve operational efficiency.

●	Enhance Our Strategic Partner Ecosystem. We value the cooperation with our strategic partners and seek to further enhance our strategic partner ecosystem. Our SaaS product and PaaS platform are delivered on a public cloud platform, and we need our vendors to work with us to meet customers’ individualized requirements. We intend to form additional strategic partner relationships with our suppliers, and to accelerate efficient growth via our partners.

Industry and Market Opportunities

In the past several years, China’s retail market has experienced steady growth which increased per capita disposable income and enhanced mobile technology. According to CIC, China’s overall retail sales of consumer goods surpassed RMB44.0 trillion in 2022, with a compounded annual growth rate (“CAGR”) of 4.8% from 2017 to 2022. The CAGR from 2022 to 2027 is expected to be 5.0%, according to CIC.

The growth of retail sales of consumer goods in China has created opportunities for mid-tier brands, which are those brands from the top 1% down to the top 10% ranking by annual sales volume. Together, mid-tier brands in China generate approximately RMB15-20 trillion in annual revenue, according to CIC. Mid-tier brands typically have a sales force with over 50 individuals, divided into two to four management levels, a docking service of 500 to 1000 dealers and goods distribution to 50,000 to 200,000 terminal stores. Mid-tier brands cover practically all retail categories and are primarily comprised of regional brands.

Mid-tier brands often struggle to pay for the high labor and management costs associated with building a strong brand name and deep customer connection due to their limited resources compared to higher-revenue brands. Additionally, mid-tier brands with thousands of salespersons and hundreds of distributors dispersed across multiple regions, provinces, and cities can have difficulty obtaining timely and accurate business information due to multi-level communication channels. The process can be time-consuming, expensive and result in significant information loss during the multi-level communication process.

Mid-tier brands can benefit from a fast and dependable digital tool to reduce communication layers by establishing a more direct connection between the mid-tier brands and front-line salespersons. However, software service providers have had difficulty effectively serving mid-tier brands because of their varying organizational structures, sales regions, products, prices, promotions, orders and payment systems. Additionally, traditional on-premise IT solutions for mid-tier brands typically have high customization costs, low delivery efficiency, and low business fit. This creates a significant opportunity for a new productivity system that is customizable to various business sectors yet more affordable to mid-tier brands.

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Corporate Background and Information

We are a holding company incorporated on October 21, 2022 under the laws of the Cayman Islands. Our operating subsidiary in the PRC, Guangzhou Youxin Technology Co., Ltd. was founded on March 12, 2018. Our company has no substantial operations other than holding all of the outstanding share capital of Youxin Cloud (BVI) Ltd, which was established under the laws of the British Virgin Islands on November 10, 2022. Youxin Cloud (BVI) Ltd is also a holding company holding all of the outstanding share capital of Youxin Cloud (HK) Limited which was incorporated on December 13, 2022 under the laws of Hong Kong. Youxin Cloud (HK) Limited is a holding company holding all of the equity of Hainan Youxin Mutual Enterprise Management Co., Ltd., a wholly foreign-owned enterprise in Mainland China, or WFOE, which was incorporated on February 17, 2023 under the laws of the PRC. The WFOE holds all of the equity of Guangzhou Youxin Technology Co., Ltd. Our Class A Shares being offered in this prospectus are shares of Youxin, our Cayman Islands holding company.

Historical Timeline

●	March 12, 2018: We commenced operations through Guangzhou Youxin Technology Co., Ltd. (“Guangzhou Youxin”).
●	June 30, 2020: Shareholders Shaozhang Lin, Jinhou Sun, Weizhao Feng transferred their combined 100% shares in Guangxi Yousen Network Technology Co., Ltd. (“Guangxi Yousen”) to Guangzhou Youxin.
●	October 21, 2022: Youxin Technology Ltd (“Youxin Technology” or “Youxin Cayman”) was established as our offshore holding company to facilitate financing and offshore listing.
●	November 10, 2022: Youxin Cloud Ltd. (“Youxin BVI”) was established and is wholly owned by Youxin Technology.
●	November 17, 2022: Guangzhou Youxin disposed its subsidiary Guangxi Yousen.
●	December 13, 2022: Youxin Cloud (HK) Limited. (“Youxin HK”) was established and is wholly owned by Youxin BVI.
●	February 17, 2023: Hainan Youxin Mutual Enterprise Management Co., Ltd. (“YXHW” or “WFOE”) was established as a wholly foreign-owned enterprise in the PRC and is wholly owned by Youxin HK.
●	April 28, 2023: the former shareholders transferred their 100% ownership interest in Guangzhou Youxin to WFOE.

Each holder of Class A Shares of our company is entitled to 1 vote per share, and each holder of Class B Shares of our company is entitled to 20 votes per share. Each Class B Share is convertible into one Class A Share under certain circumstances. Our current corporate structure is as follows:

Anxin Youxin Capital Ltd
BVI
Hope Youxin Capital Ltd
BVI
FWZ Youxin Capital Ltd
BVI
Youxin XHB Capital Ltd
BVI
Youxin HW Capital Ltd
BVI
Kaitai YL-I Ltd
BVI
Kaitai HD Ltd
BVI
Suzhou GSR Zhaohua Ventures II Partnership (Limited Partnership)
BAIYAN Capital Ltd
BVI
SHENGKAI Capital Ltd
BVI
Wonder Fame Capital Co., Ltd
BVI
WXING (BVI) LIMITED
FUNGYING WONG
CHICHING HUNG
17.938%
5.340%
5.340%
12.617%
7.238%
5.355%
1.400%
10.264%
6.000%
6.000%
7.500%
6.000%
4.500%
4.500%
100%
Youxin Technology Ltd[1]
("Youxin Cayman")
100%
Youxin Cloud (BVI) Ltd
("Youxin BVI")
100%
Youxin Cloud (HK) Limited
("Youxin HK")
Offshore
100%
Onshore
Hainan Youxin Mutual Enterprise Management Co.,Ltd.
("WFOE"/ "YXHW")
100%
Guangzhou Youxin Technology Co.,Ltd.[2]
("Guangzhou Youxin")

Note: 1. Youxin Technology Ltd is our offshore holding company to facilitate financing and offshore listing.
2. Guangzhou Youxin Technology Co.,Ltd. is our operation entity incorporated in China.

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Our principal executive office is located at Room 802, 803, No. 13 Hai’an Road, Tianhe District, Guangzhou, Guangdong Province, PRC. The telephone number of our principal executive office is +86 13631357745. We maintain a website at https://www.ir.youxin.cloud/, on which we will post our key corporate governance documents, including our Board committee charters and our code of ethics. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. Our registered office in the Cayman Islands is located at Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands or at such other place in the Cayman Islands as the directors may at any time decide. Our agent for service of process in the United States is CT Corporation System, located at 111 Eighth Avenue, New York, New York 10011.

Summary of Risk Factors

We face various legal and operational risks associated with our substantial operations in China. The PRC government has the right to regulate how a China-based company, like us, conducts its business, accepts foreign investments, or lists on a U.S. stock exchange in accordance with laws and regulations. For example, we face risks associated with regulatory approvals of offshore offerings, anti-monopoly regulatory actions, cybersecurity and data privacy, as well as the lack of inspection from the PCAOB. Such regulations may from time to time have an impact on our business operations. Any regulatory action unfavorable to our operations, once taken by the PRC government, could cause the value of our securities to significantly decline or in extreme cases, become worthless. The operational and legal risks associated with being based in and having operations in China also to the extent applicable apply to operations in Hong Kong and Macau which operate under different sets of laws from those of Mainland China.

Investing in our ordinary shares involves significant risks. You should carefully consider all of the information in this prospectus and the filings incorporated by reference before making an investment in our Securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Our Operational and Execution Risks

●	We are dependent on our subsidiary Guangzhou Youxin’s PaaS platform to provide cloud services.

●	We have a limited operating history, making it difficult to forecast our future results of operations.

●	We may have insufficient computing resources, transmission bandwidth and storage space, which could result in disruptions and the business, results of operations and financial condition could be adversely affected.

●	Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern”.

●	If our security measures or those of our third-party data center hosting facilities, cloud computing platform providers or third-party service partners, or the underlying infrastructure of the internet are breached, and unauthorized access is obtained to a client’s data, our data or our IT systems, or authorized access is blocked or disabled, our services may be perceived as not being secure, clients may refrain from or stop using the services, and we may incur significant reputational harm, legal exposure and liabilities, or a negative financial impact.

●	If we are unable to protect our proprietary information or other intellectual property, our business could be adversely affected.

●	Any interruptions or delays in services from third parties, including data center hosting facilities, cloud computing platform providers and other hardware and software vendors, or from our inability to adequately plan for and manage service interruptions or infrastructure capacity requirements, could impair the delivery of our services and harm the business.

●	Supporting our existing and growing client base could strain our personnel resources and infrastructure, and if we are unable to scale up our operations and increase productivity, we may not be able to successfully implement our business plan.

●	If our clients do not renew professional services or if they reduce the frequency of the subscription at the time of renewal, our revenue and current remaining performance obligation could decline and the business may suffer. If we cannot accurately predict renewals or upgrade rates, we may not meet the revenue targets, which may adversely affect the market price of our ordinary shares.

●	As more of our sales efforts are targeted at larger enterprise clients, our sales cycle may become more time-consuming and expensive, we may encounter pricing pressure and implementation and configuration challenges, and we may have to delay revenue recognition for some complex transactions, all of which could harm our business and operating results.

●	We may lose key members of the management team or development and operations personnel and may be unable to attract and retain employees we need to support operations and growth.

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Strategic and Industry Risks

●	We operate in an emerging and evolving market. If our market does not grow, or if it cannot expand our products and services to meet the demands of this market, and if we do not compete effectively, our operating results could be harmed, our revenue may decline, or fail to grow, and may continue to incur operating losses.

●	Failure to effectively develop and expand our marketing and sales capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our products and services.

●	Our efforts to expand the sale and marketing and to develop and integrate the existing services in order to keep pace with technological developments may not succeed and may reduce our revenue growth rate and harm our business.

●	If third-party developers and providers do not continue to embrace our technology delivery model and enterprise cloud computing services, or if our clients seek warranties from us for third-party applications, integrations, data, and content, our business could be harmed.

●	Because we generally recognize revenue over the term of our customer agreements, downturns or upturns in new business may not be immediately reflected in our operating results.

●	We benefit from integration of our products and services with those of our business partners. If these business partners choose not to partner with us in the future, our business and results of operations may be harmed.

Legal and Regulatory Risks

●	Changes in laws and regulations related to the internet or changes in the internet infrastructure itself may diminish the demand for our products and solutions, and could adversely affect our business, results of operations and financial condition.

●	Any failure to obtain registration or protection of our intellectual property rights could impair our ability to protect our proprietary technology and our brand, causing us to incur significant expenses and harm our business.

●	We may be subject to claims by third parties for intellectual property infringement.

●	We face challenges from the evolving regulatory environment and user attitudes toward data privacy and protection. Actual or alleged failure to comply with data privacy and protection laws and regulations could materially and adversely affect our business and results of operations.

●	We may be involved in legal and other proceedings arising out of our operations from time to time and may face significant liabilities as a result.

Risks Related to Doing Business in China

●	Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment and/or operations in China-based issuers could significantly change our operations, limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors – Risks Related to Doing Business in China – Chinese government agencies may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, especially those in the technology field. Additional compliance procedures may be required in connection with this offering under PRC rules, regulations or policies” on page 26.

●	Recent SEC, PCAOB, and Nasdaq developments under the HFCAA could add uncertainties to our offering. The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the HFCAA all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets. On August 26, 2022, SEC Chairman Gary Gensler released a statement announcing that the PCAOB signed a Statement of Protocol with the CRSC and the Ministry of Finance of the PRC, which sets out specific arrangements on conducting inspections and investigations by both sides over relevant audit firms within the jurisdiction of both sides, including the audit firms based in mainland China and Hong Kong. This agreement marks an important step towards resolving the audit oversight issue that concern mutual interests, and sets forth arrangements for both sides to cooperate in conducting inspections and investigations of relevant audit firms, and specifies the purpose, scope and approach of cooperation, as well as the use of information and protection of specific types of data. These developments could add uncertainties to our offering. See “Risk Factors – Risks Related to Doing Business in China – “There is no assurance that future audit reports will be prepared by auditors able to be inspected or investigated completely by the PCAOB, and if they are not, our ordinary shares may be prohibited from being traded on a national exchange under the HFCAA. The delisting of our ordinary shares, or the threat of being delisted, may materially and adversely affect the value of your investment” on pages 41-42.

●

Uncertain PRC legal enforcement. The PRC has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in the PRC. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. Furthermore, these risks may result in a material change in our operations, significant depreciation of the value of our ordinary shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors. See “Risk Factors - Risks Related to Doing Business in China - PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably.” on page 27.

●	We are subject to PRC laws and regulations governing our current business operations, which may change from time to time. It may be difficult to precisely evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. Furthermore, these risks may result in a material change in our operations, significant depreciation of the value of our ordinary shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors. See “Risk Factors - Risks Related to Doing Business in China – We are subject to PRC laws and regulations governing our current business operations and any changes in such laws and regulations may impair our ability to operate profitably.” on page 27.

●	The CSRC may exert more oversight and control over offerings that are conducted overseas and in foreign investment in China-based issuers, especially those in the technology field. Additional compliance procedures may be required in connection with this offering. As a result, we face uncertainty about future actions by the PRC government that could significantly affect our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless. See “Risk Factors – Risks Related to Doing Business in China” - “The CSRC may exert more oversight and control over offerings that are conducted overseas and in foreign investment in China-based issuers, especially those in the technology field. Additional compliance procedures may be required in connection with this offering, which could significantly affect our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.” on pages 28-29.

●

The CAC has recently increased oversight over data security, particularly for companies seeking to list on a foreign exchange. We believe the impact of the CAC’s increasing oversight on our business is immaterial. However, the implementation and interpretation of the Revised CAC Measures, and the decision as to whether the PRC regulatory authorities may adopt new laws, regulations, rules, or detailed implementation and interpretation in relation, or in addition to the Revised CAC Measures, will be determined on an ad hoc basis depending on the facts and circumstances. See “Risk Factors – Risks Related to Doing Business in China” – “The CSRC may exert more oversight and control over offerings that are conducted overseas and in foreign investment in China-based issuers, especially those in the technology field. Additional compliance procedures may be required in connection with this offering, which could significantly affect our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.” on pages 28-29.

●	The recent policy pronouncements by the PRC government regarding business activities of U.S.-listed PRC businesses may negatively impact our Hong Kong subsidiary. See “Risk Factors – Risks Related to Doing Business in China” on page 30.

●	PRC government interference. Because Guangzhou Youxin operates in Mainland China, the Chinese government exerts substantial influence over the manner in which they must conduct business activities. Laws, interpretations and enforcement in China may change quickly and with little advance notice, and the Chinese government may intervene or influence our and Guangzhou Youxin’s operations at any time or may exert more control over offerings conducted overseas or investments in Mainland China Based issuers, which could result in material changes in operations and/or the value of the securities we are registering for sale. If Guangzhou Youxin was required to obtain approval and was denied permission from Chinese authorities to list on U.S. exchanges, we would not be able to continue listing on any U.S. exchange, continue to offer securities to investors, and it would materially affect the interest of the investors. See “Risk Factors – Risks Related to Doing Business in China - The CSRC may exert more oversight and control over offerings that are conducted overseas and in foreign investment in China-based issuers, especially those in the technology field. Additional compliance procedures may be required in connection with this offering. As a result, we face uncertainty about future actions by the PRC government that could significantly affect our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.” on page 29.

6

●	Our business may be negatively affected by the potential obligations if we fail to comply with social insurance and housing provident fund related laws and regulations. See “Risk Factors – Risks Related to Doing Business in China” on page 31.

●	Failure to comply with PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our subsidiaries, which could materially and adversely affect our liquidity and ability to fund and expand our business. See “Risk Factors – Risks Related to Doing Business in China” on pages 32-33.

●	We are a holding company, and we rely on funding on dividend payments from WFOE and Guangzhou Youxin, which are subject to restrictions under PRC laws. See “Risk Factors – Risks Related to Doing Business in China” on page 34.

●	To the extent cash in the business is in the PRC and Hong Kong or a PRC or Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong. See “Risk Factors – Risks Related to Doing Business in China” on page 34.

●	Fluctuations in exchange rates could adversely affect our business and the value of our securities. See “Risk Factors – Risks Related to Doing Business in China” on page 34.

●	You may experience difficulties in effecting service of process or enforcing foreign judgments against us, our respective executive officers and directors residing in Mainland China. See “Risk Factors – Risks Related to Doing Business in China” on page 35.

●	PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to penalties and limit our ability to inject capital into our PRC subsidiary, limit our ability to distribute profits to us, or otherwise adversely affect us. See “Risk Factors – Risks Related to Doing Business in China” on page 36.

●	Failure to comply with the Individual Foreign Exchange Rules relating to the overseas direct investment or the engagement in the issuance or trading of securities overseas by our PRC resident shareholders may subject such shareholders to fines or other liabilities. See “Risk Factors – Risks Related to Doing Business in China” on pages 36-37.

●	If our subsidiaries were to lose their favorable tax treatments, we could face higher tax rates than we currently pay for much of our revenues. See “Risk Factors – Risks Related to Doing Business in China” on page 37.

●	If we fail to maintain the requisite licenses and approvals required under the regulatory environment applicable to our PaaS cloud services business in China, or if we are required to take compliance actions that are time-consuming or costly, our business, financial condition and results of operations related to our PaaS cloud service and SaaS standard product may be materially and adversely affected. See “Risk Factors – Risks Related to Doing Business in China” on page 37.

●	We may be deemed a PRC resident enterprise for PRC Enterprise Income Tax (“EIT”) purposes under the EIT Law and be subject to PRC taxation on our global income. See “Risk Factors – Risks Related to Doing Business in China” on page 38.

●	Laws and regulations governing the internet industry and related businesses in China are evolving and may involve significant uncertainty. See “Risk Factors – Risks Related to Doing Business in China” on page 40.

●	We rely on dividends paid by WFOE for our cash needs, and any limitation on the ability of WFOE to pay dividends to us could have a material adverse effect on our ability to conduct our business. See “Risk Factors – Risks Related to Doing Business in China” on page 40.

●	The PRC government’s control over currency conversion may limit our foreign exchange transactions, including dividend payments on our Shares. See “Risk Factors – Risks Related to Doing Business in China” on page 41.

●	PRC laws and regulations establish more complex procedures for some acquisitions of PRC companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China. See “Risk Factors – Risks Related to Doing Business in China” on page 41.

●	Additional compliance procedures may be required in connection with this offering, due to the promulgation of the new filing-based administrative rules for overseas offering and listing by domestic companies in China, which could significantly limit or completely hinder our ability to offer or continue to offer our Class A Shares to investors and could cause the value of our Class A Shares to significantly decline or become worthless. See “Risk Factors – Risks Related to Doing Business in China - Chinese government agencies may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, especially those in the technology field. Additional compliance procedures may be required in connection with this offering under PRC rules, regulations or policies” on page 26.

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Risks Related to Our Corporate Structure and Operation

●	We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

●	The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

●	We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

●	As a foreign private issuer, we are permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to U.S. issuers, including the requirement that a majority of an issuer’s directors consist of independent directors. If we opt to rely on such exemptions in the future, such decision might afford less protection to holders of our ordinary shares.

Risks Related to Our Initial Public Offering and Ownership of Our Class A Shares

●	Our dual-class ordinary shares structure may negatively impact the market price of its ordinary shares.

●	We are an “emerging growth company,” and we cannot be certain whether the reduced reporting requirements applicable to emerging growth companies will make our ordinary shares less attractive to investors.

●	Because we have elected to use the extended transition period for complying with new or revised accounting standards for an “emerging growth company”, our financial statements may not be comparable to companies that comply with these accounting standards as of the public company effective dates.

●	If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our ordinary shares may decline.

●	Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial conditions and results of operations.

●	The market price of our ordinary shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

●	We have broad discretion in the use of the net proceeds from our initial public offering and may not use them effectively.

●	We do not intend to pay dividends for the foreseeable future.

●	Shares eligible for future sale may adversely affect the market price of our ordinary shares, as the future sale of a substantial amount of outstanding ordinary shares in the public marketplace could reduce the price of our ordinary shares.

●	We are subject to liability risks stemming from our foreign status, which could make it more difficult for investors to sue or enforce judgments against our company.

●	Our Board of Directors may decline to register transfers of ordinary shares in certain circumstances.

●	You may be unable to present proposals before general meetings or extraordinary general meetings not called by shareholders.

●	There may be difficulties in protecting your interests under the laws of the Cayman Islands.

●	Certain facts, forecasts and statistics contained in this prospectus are derived from a third-party report and publicly available official sources and they may not be reliable.

●

We will be a “controlled company” within the corporate governance rules of the NASDAQ and, as a result, qualify for, and intend to rely on, the exemption from the requirement that our corporate governance committee be composed entirely of independent directors.

●

The dual class structure of our ordinary shares has the effect of concentrating voting control with certain directors and executive officers, and limiting your ability to influence corporate matters. Such interests may conflict with yours in the future.

8

Implications of Being an Emerging Growth Company

We had less than $1.235 billion in revenue as of September 30, 2022. As a result, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and may take advantage of reduced public reporting requirements. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our ordinary shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” if our annual gross revenues exceed $1.235 billion or if we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. We have elected to take advantage of this extended transition period, which means that the financial statements included in this prospectus, as well as any financial statements that we file in the future, will not be subject to all new or revised accounting standards generally applicable to public companies for the transition period for so long as we remain an emerging growth company or until we affirmatively and irrevocably opt out of the extended transition period under the JOBS Act.

In addition, both foreign private issuers and emerging growth companies are exempt from certain of the more extensive SEC executive compensation disclosure rules (see “Implications of Being a Foreign Private Issuer” below). Therefore, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from such rules and will continue to be permitted to follow our home country practice as to the disclosure of such matters.

Implications of Being a Foreign Private Issuer

Upon consummation of this offering, we will report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with “foreign private issuer” status. Even after we no longer qualify as an emerging growth company, so long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act and the rules thereunder that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act that require U.S. domestic public companies to issue financial statements prepared under U.S. GAAP;

●	the sections of the Exchange Act that regulate the solicitation of proxies, consents, or authorizations in respect of any securities registered under the Exchange Act;

●	the sections of the Exchange Act that require insiders to file public reports of their share ownership and trading activities and that impose liability on insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act that require the filing with the SEC of quarterly reports on Form 10-Q, containing unaudited financial and other specified information, and current reports on Form 8-K, upon the occurrence of specified significant events.

We will file with the SEC, within four months after the end of each fiscal year (or such other reports required by the SEC), an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

9

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

Implications of Being a Controlled Company

Our founding shareholder and Chief Executive Officer, Shaozhang Lin, beneficially owns more than 56% of our total voting power through his ownership of 5,605,727 Class B Shares, which have 20 votes per share, compared with 1 vote per share for our Class A Shares. Upon the closing of this offering, Mr. Lin will continue to own a controlling interest in our company and we will meet the definition of a “controlled company” under the corporate governance standards for Nasdaq listed companies. As such, we will be eligible to utilize certain exemptions from the corporate governance requirements of The Nasdaq Stock Market. We are a “controlled company” within the meaning of Nasdaq Listing Rule 5615(c). As a controlled company, we qualify for, and our Board of Directors, the composition of which is and will be controlled by this shareholder, may rely upon exemptions from several of Nasdaq’s corporate governance requirements, including requirements that:

●	a majority of the board of directors consists of independent directors;

●	compensation of officers be determined or recommended to the board of directors by a majority of its independent directors or by a compensation committee comprised solely of independent directors; and

●	director nominees be selected or recommended to the board of directors by a majority of its independent directors or by a nominating and corporate governance committee that is composed entirely of independent directors.

As long as our officers and directors, either individually or in the aggregate, own at least 50% of the voting power of our company, we are a “controlled company” as defined under Nasdaq Marketplace Rules.

Accordingly, to the extent that we may choose to rely on one or more of these exemptions, our shareholders would not be afforded the same protections generally as shareholders of other Nasdaq-listed companies for so long as these shareholders are collectively able to control the composition of our Board and our Board determines to rely upon one or more of such exemptions.

Prospectus Conventions

Except where the context otherwise requires and for purposes of this prospectus only, “we,” “us,” “our company,” the “Company,” “our” and “Youxin” refer to:

●	Youxin Technology Ltd, a Cayman Islands company, which is the holding company issuing securities hereby;

●	Youxin Cloud (BVI) Ltd, wholly owned by Youxin;

●	Youxin Cloud (HK) Limited (“Youxin HK”), wholly owned by Youxin BVI; and

●	Hainan Youxin Mutual Enterprise Management Co., Ltd. (“YXHW” or “WFOE”), a wholly foreign-owned entity formed by Youxin HK under the laws of the People’s Republic of China; and

●	Guangzhou Youxin Technology Co., Ltd. (“Guangzhou Youxin”), a wholly owned subsidiary formed by YXHW under the laws of the People’s Republic of China.

This prospectus contains conversions of certain RMB amounts into U.S. dollar amounts at a specified exchange rate solely for the convenience of the reader. The exchange rates in effect as of September 30, 2022, March 31, 2023 and 2022 were $7.00, $6.89 and $6.34, respectively. The average exchange rates for the six months ended March 31, 2023 and 2022 were $6.977 and $6.3734, respectively. The average exchange rates for the years ended September 30, 2022 and 2021 were $6.730 and $6.372, respectively. We use period-end exchange rates for assets and liabilities and average exchange rates for revenue and expenses. Capital accounts are converted at their historical exchange rates when capital transactions occurred. Any discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

For the sake of clarity, this prospectus follows the English naming convention of first name followed by last name, regardless of whether an individual’s name is Chinese or English. For example, the name of the Chief Executive Officer will be presented as “Shaozhang Lin,” even though, in Chinese, Mr. Lin’s name is presented as “Lin Shaozhang.”

We obtained the industry and market data used in this prospectus supplement, the accompanying prospectus, any free writing prospectus or any document incorporated by reference from industry publications, research, surveys and studies conducted by third parties and our own internal estimates based on our management’s knowledge and experience in the markets in which we operate. We did not, directly or indirectly, sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus.

Unless the context indicates otherwise, all information in this prospectus assumes the underwriters do not exercise their over-allotment option in full.

Certain monetary amounts, percentages, and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

10

Transfers of Cash to and from the Subsidiaries

To transfer cash from Youxin HK to the WFOE, Youxin HK can increase the WFOE’s registered capital, which requires reporting to the local governmental authorities, or through a shareholder loan, which requires registration with the PRC State Administration of Foreign Exchange or its local bureau.

We currently conduct all of our business through Guangzhou Youxin, but we may conduct business in Mainland China through the WFOE in the future. Although we do not currently intend to pay dividends, we may rely on the dividends received from the WFOE to pay dividends to our shareholders in the future. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their registered capitals. These reserve funds cannot be distributed as cash dividends. If our PRC subsidiaries incur debt on its own or enter into certain agreements in the future, the instruments governing the debt or such other agreements may restrict our ability to pay dividends or make other distributions to us.

The PRC government may also impose controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. If we or our subsidiaries are unable to receive all of the revenues from our operations, we may be unable to pay dividends on our securities.

Cash dividends, if any, on our Class A Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC entity. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including, without limitation, that (a) the Hong Kong entity must be the beneficial owner of the relevant dividends; and (b) the Hong Kong entity must directly hold no less than 25% share ownership in the PRC entity during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiary to its immediate holding company, Youxin HK. As of the date of this prospectus, the WFOE currently does not have any plan to declare and pay dividends to Youxin HK and we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Youxin HK intends to apply for the tax resident certificate when the WFOE plans to declare and pay dividends to Youxin HK. When the WFOE plans to declare and pay dividends to Youxin HK and when we intend to apply for the tax resident certificate from the relevant Hong Kong tax authority, we plan to inform the investors through SEC filings, such as a current report on Form 6-K, prior to such actions. See “Risk Factors – Risks Related to Doing Business in China – We are a holding company, and we rely on funding on dividend payments from WFOE and Guangzhou Youxin, which are subject to restrictions under PRC laws”.

As of the date of this prospectus, no transfers, dividends, or distributions have been made between the holding company and its subsidiaries, or to investors. We do not expect to pay any cash dividends in the foreseeable future as it intends to use the earnings for research and development, to develop new products and to expand its operations.

11

THE OFFERING

Class A Shares offered by us:	2,000,000 Class A Shares

Ordinary Shares offered by the Selling Shareholders	An aggregate of 1,750,000 Class A Shares

Assumed initial public offering price(1)	$4.00 per Class A Share

Ordinary shares outstanding before the offering(2)	22,304,693 Class A Shares 8,945,307 Class B Shares 31,250,000 Total ordinary shares

Ordinary Shares to be outstanding after the offering(2)	24,304,693 Class A Shares 8,945,307 Class B Shares 33,250,000 Total ordinary shares

Rights of Class A Shares and Class B Shares

The rights of holders of our Class A Shares and Class B Shares are essentially identical except for voting and conversion rights. Holders of our Class A Shares are entitled to 1 vote per share and holders of our Class B Shares are entitled to 20 votes per share, and each Class B Share is convertible into one Class A Share under certain circumstances. The Class A Shares are not convertible into Class B Shares under any circumstances. See “Description of Share Capital”.

Use of proceeds

We intend to use the net proceeds from this offering as follows: (i) approximately 50% for research and development, including the development of our SaaS standard product and further investment in our cloud services, (ii) approximately 30% for general corporate purposes, which may include capital expenditure potential strategic investments and acquisitions, and (iii) approximately 20% for investment in our sales and marketing, including expanding distribution channels for existing and future market. See “Use of Proceeds.”

We will not receive any proceeds from the sale of Class A Shares by the Selling Shareholders.

Risk factors	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 14 before deciding to invest in our securities.

Proposed Nasdaq trading symbol	We intend to list our Class A Shares for trading on The Nasdaq Capital Market under the symbol “YAAS”. This offering will not be consummated until we have received Nasdaq approval of our application.

Lock-ups	Our directors and executive officers and holders of 5% or more of our outstanding ordinary shares, will agree with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Class A Shares or securities convertible into Class A Shares for a period of six months after the date of this prospectus. See “Underwriting.”

(1)	Based on the assumed public offering price of $4.00 per Class A Share.

(2)	Based on ordinary shares outstanding on December 19, 2023.

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SUMMARY CONSOLIDATED FINANCIAL DATA

The following tables present our summary financial data and should be read together with our audited financial statements and accompanying notes and information in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus. Our financial statements are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Our historical results are not necessarily indicative of our future results.

The following summary consolidated financial data for the six months ended March 31, 2023 and 2022 have been derived from our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus.

Statement of Operations Data

	Six months ended March 31,
	2023	2022
Total revenues	$407,037	$551,842
Cost of revenues	(168,268)	(257,807)
Gross profit	238,769	294,035
Total operating expenses	(1,953,013)	(4,286,362)
Net loss from operations	(1,714,244)	(3,992,327)
Other income, net	36,515	276,556
Total comprehensive loss	(1,989,613)	(3,808,353)
Loss per share – basic and diluted	(0.06)	(0.13)
Pro forma loss per share – basic and diluted(1)	(0.06)	-
Pro forma as adjusted loss per share – basic and diluted(2)	(0.06)	-

Balance Sheet Data

	March 31, 2023	September 30, 2022
Cash and cash equivalents	$912,483	$1,802,236
Total non-current assets	64,466	239,254
Total assets	1,439,260	3,034,123
Total liabilities	2,183,350	2,107,179
Total mezzanine equity	12,163,319	11,561,046
Total shareholders’ deficit	(12,907,409)	(10,634,102)

Statement of Cash Flows Data

	Six months ended March 31,
	2023	2022
Net cash used in operating activities	$(1,554,219)	$(2,441,834)
Net cash provided by (used in) investing activities	299	(1,415)
Net cash provided by financing activities	190,165	-

Statement of Operations Data

	Year ended September 30,
	2022	2021
Total revenues	$1,277,066	$1,106,860
Cost of revenues	(581,339)	(457,343)
Gross profit	695,727	649,517
Total operating expenses	(7,468,127)	(4,895,036)
Net loss from operations	(6,772,400)	(4,245,519)
Other income, net	315,517	74,635
Total comprehensive loss	(5,561,138)	(4,239,548)
Loss per share – basic and diluted	(0.23)	(0.15)
Pro forma loss per share – basic and diluted(1)	(0.23)	-
Pro forma as adjusted loss per share – basic and diluted(2)	(0.21)	-

Balance Sheet Data

	Year ended September 30,
	2022	2021
Cash and cash equivalents	$1,802,236	$7,038,326
Total non-current assets	239,254	791,707
Total assets	3,034,123	9,129,663
Total liabilities	2,107,179	1,539,413
Total mezzanine equity	11,561,046	12,057,555
Total shareholders’ deficit	(10,634,102)	(4,467,305)

Statement of Cash Flows Data

	Year ended September 30,
	2022	2021
Net cash used in operating activities	$(5,273,756)	$(4,607,453)
Net cash provided by (used in) investing activities	766,762	(808,786)
Net cash provided by financing activities	-	9,926,096

(1)	Pro forma loss per share gives effect to the redemption of preferred equities in Guangzhou Youxin on April 28, 2023.

(2)	Pro forma as adjusted loss per share gives effect to the redemption of preferred equities in Guangzhou Youxin and this offering.

13

RISK FACTORS

Before you decide to purchase our ordinary shares, you should understand the high degree of risk involved. You should carefully consider the following risks and other information in this prospectus, including our consolidated financial statements and related notes. Our results of operations, financial condition, business and prospects could also be harmed by risks and uncertainties that are not presently known to us or that we currently believe are not material. If any of the following risks actually occur, our business, financial condition and operating results could be adversely affected. As a result, the trading price of our ordinary shares could decline, perhaps significantly, and you could lose all or part of your investment.

Our Operational and Execution Risks

We have incurred significant losses since our inception, and we intend to continue to invest in our business. As a result, we may continue to experience losses in the future.

We incurred net losses of approximately $6.46 million and $4.17 million during the years ended September 30, 2022 and 2021, respectively, and incurred net losses of approximately $1.68 million and $3.72 million during the six months ended March 31, 2023 and 2022, respectively. The audited report of our independent registered public accounting firm to the financial statements for the years ended September 30, 2022 and 2021, included elsewhere in the prospectus, contains an explanatory paragraph stating that our recurring losses from operations, accumulated deficit and negative working capital raise substantial doubt about our ability to continue as a going concern.

We expect to continue to invest heavily in our product development and operations, to focus on our SaaS platform to increase our user base to support future growth, and to meet our expanded reporting and compliance obligations as a public company. We may not generate sufficient revenue to offset such costs to achieve or sustain profitability in the future.

We believe our current cash, operational cash flow, and the amount available from future issuances of Class A Shares will be sufficient to fund our working capital requirements beyond the next 12 months. This belief assumes, among other things, that we will be able to raise additional equity financing, will continue to be successful in implementing our business strategy and that there will be no material adverse developments in the business, liquidity or capital requirements. If one or more of these factors do not occur as expected, it could have a material adverse impact on our activities, including (i) reduction or delay of our business activities, (ii) forced sales of material assets, (iii) defaults on our obligations, or (iv) insolvency. Our planned investments may not result in increased revenue or growth of our business. We cannot assure you that we will be able to generate revenue sufficient to offset our expected cost increases and planned investments in our business and platform. As a result, we may incur significant losses for the foreseeable future, and may not be able to achieve and/or sustain profitability. If we fail to achieve and sustain profitability, then we may not be able to achieve our business plan, fund our business or continue as a going concern. The financial statements included in this prospectus do not contain any adjustments which might be necessary if we were unable to continue as a going concern.

We are dependent on our subsidiary Guangzhou Youxin’s PaaS platform to provide customized system development services.

We derive revenue from customized system development services through Guangzhou Youxin’s PaaS platform. As such, any significant interruptions to the PaaS platform by hacking, cyberattack or due to telecommunication failures, power shortages, natural disasters or other events which may cause disruptions in our daily operations, may reduce the attractiveness of our services, and result in a potential loss of our clients and their participation and consequently, our business and results of operations could be adversely affected. In addition, any measures to avoid information and technological system failures may not be effective or successful.

We have a limited operating history, making it difficult to forecast our future results of operations.

We commenced operations in 2018. Due to the limited operating history, our ability to accurately predict future operating results is limited and subject to a number of uncertainties, including our capacity to plan for future growth. Our past revenue growth is not necessarily indicative of our future performance.

Further, in future periods, our revenue growth could slow down or our revenue could decline for a number of reasons, including slowing demand for our products, increased competition, changes to technology, a decrease in the growth of our overall market, or our failure, for any reason, to continue to take advantage of growth opportunities. We have also encountered, and will continue to encounter, risks and uncertainties frequently experienced by growing companies in rapidly changing industries, such as the risks and uncertainties described below. If our assumptions regarding these risks and uncertainties and our future revenue growth are incorrect, or if we do not address these risks successfully, our operating and financial results could differ materially from our expectations, and the business could suffer.

We may have insufficient computing resources, transmission bandwidth and storage space, which could result in disruptions and the business, results of operations and financial condition could be adversely affected.

Our operations are dependent in part upon transmission bandwidth provided by third-party telecommunications network providers for access to data centers to house our servers and other computing resources. There can be no assurance that we are adequately prepared for unexpected increases in bandwidth and data center demands by our clients and their end users. The bandwidth and data centers we use may become unavailable for a variety of reasons, including service outages, payment disputes, network providers going out of business, natural disasters, networks imposing traffic limits, or governments adopting regulations that impact network operations. These bandwidth providers may become unwilling to sell adequate transmission bandwidth at fair market prices, if at all. This risk is heightened where market power is concentrated with one or a few major networks. We also may be unable to move quickly enough to improve the capacity to reflect growing traffic or security demands. Failure to put in place the capacity could result in a reduction in, or disruption of, service to our customers and ultimately a loss of those customers. Such a failure could result in our inability to acquire new customers when demanding capacity that is not available on our platform.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of September 30, 2022, our cash, including cash and cash equivalents and restricted cash, was $2,218,346 and we had an accumulated deficit of approximately $11.47 million. As of March 31, 2023, our cash was $912,483 and an accumulated deficit of approximately $13.43 million. Further, we have incurred and expect to continue to incur significant costs in pursuit of our developing and acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Conditions and results of Operations”. We cannot assure you that our plans to raise capital or offering will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

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If our security measures or those of our third-party data center hosting facilities, cloud computing platform providers or third-party service partners, or the underlying infrastructure of the internet are breached, and unauthorized access is obtained to a client’s data, our data or our IT systems, or authorized access is blocked or disabled, our services may be perceived as not being secure, clients may refrain from or stop using the services, and we may incur significant reputational harm, legal exposure and liabilities, or a negative financial impact.

Our services involve the storage and transmission of our clients’ and their customers’ proprietary and other sensitive data, including financial information and other personal information. While we have security measures in place to protect our clients’ and their customers’ data, our services and underlying infrastructure may in the future be materially breached or compromised as a result of the following:

●	third-party attempts to fraudulently convince our employees, partners or clients to disclose sensitive information such as usernames, passwords or other information to gain access to our clients’ data or IT systems, or our data or our IT systems;

●	efforts by individuals or groups of hackers and sophisticated organizations, such as state-sponsored organizations or nation-states, to launch coordinated attacks, including ransomware and distributed denial-of-service attacks;

●	third-party attempts to abuse our marketing, advertising or social platforms to impersonate persons or organizations and disseminate information that is false or misleading;

●	cyberattacks on our internally built infrastructure on which many of our services operate, or on third-party cloud-computing platform providers;

●	vulnerabilities resulting from enhancements and updates to our existing service;

●	vulnerabilities existing within new technologies and infrastructures, including those from acquired companies;

●	attacks on, or vulnerabilities in, the many different underlying networks and services that power the internet our products depend on, most of which are not under our control or the control of our vendors, partners or clients; and

●	employee or contractor errors or intentional acts that compromise our security systems.

In addition, the changes in our work environment as a result of the COVID-19 pandemic could adversely affect our security measures, as well as our ability to address and respond to incidents quickly. These risks are mitigated, to the extent possible, by our ability to maintain and improve business and data governance policies, enhanced processes and internal security controls, including our ability to escalate and respond to known and potential risks. Although we have developed systems and processes designed to protect the clients’ and their customers’ proprietary and other sensitive data, we can provide no assurances that such measures will provide absolute security or that a material breach will not occur. For example, our ability to alleviate these risks may be impacted by the following:

●	frequent changes to and growth in complexity of the techniques that is used to breach, obtain unauthorized access to, or sabotage to our IT systems and infrastructure, which are generally not recognized until it is launched against a target, and could result in our being unable to anticipate or implement adequate measures to prevent such techniques;

●	the continued evolution of our internal IT system while sharing data and communicating internally and with our partners and clients, which increases the complexity of the IT systems;

●	authorization by our clients to third-party technology providers to access client’s customer data, which may lead to the clients’ inability to protect their data that is stored on our servers; and

●	our limited control over the clients or third-party technology providers, or the processing of data by third-party technology providers, which may not allow us to maintain the integrity or security of such transmissions or processing.

To date, such identified security alerts have not been material or significant to us, including to our reputation or business operations. There can be no assurance that future cyberattacks will not be material or significant. Additionally, as our market presence grows, we may face increased risks of cyberattack attempts or security threats.

A security breach or incident could result in unauthorized parties obtaining access to, or the denial of authorized access to our IT systems or data, or our clients’ systems or data, including intellectual property and sensitive or other confidential information. A security breach could also result in a loss of confidence in the security of our services, damage our reputation, negatively impact our future sales, disrupt our business and lead to increases in insurance premiums and legal, regulatory and financial exposure and liability. Finally, the detection, prevention and remediation of known or potential security vulnerabilities, including those arising from third-party hardware or software, may result in additional financial burdens due to additional direct and indirect costs, such as additional infrastructure capacity spending to mitigate any system degradation and the reallocation of resources from development activities.

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If we fail to prevent security breaches, improper access to or disclosure of our data or user data, or if it experiences other hacking and attacks, we may lose our users and the business; our reputation, financial condition and results of operations may be materially and adversely affected.

We have employed significant resources to develop our security measures against breaches. Although we have not experienced any material disruptions, outages, cyberattacks, attempts to breach our systems, or other similar incidents and do not expect the occurrence of such incidents in the future, our cybersecurity measures may not detect, prevent or control all attempts to compromise the systems, including distributed denial-of-service attacks, viruses, malicious software, break-ins, phishing attacks, social engineering, security breaches or other attacks and similar disruptions that may jeopardize the security of information stored in and transmitted by our systems or that it otherwise maintains. Breaches of our cybersecurity measures could result in unauthorized access to our systems, misappropriation of information or data, deletion or modification of client information, or a denial-of-service or other interruption to our business operations. As techniques used to obtain unauthorized access to or sabotage systems change frequently and may not be known until launched against us or our supporting service providers, we may not be able to anticipate, or implement adequate measures to protect against these attacks.

We are likely in the future to be subject to these types of attacks. If we are unable to avert these attacks and security breaches, we could be subject to significant legal and financial liabilities, our reputation would be harmed and we could suffer substantial revenue loss from lost sales and client dissatisfaction. We may not have the resources or technical sophistication to anticipate or prevent rapidly evolving types of cyber-attacks. Cyber-attacks may target us, our suppliers, clients or other participants, or the internet infrastructure on which the business depends. Actual or anticipated attacks and risks may cause us to incur significantly higher costs, including costs to deploy additional personnel and network protection technologies, train employees, and engage third-party experts and consultants. Cybersecurity breaches would not only harm our reputation and business, but also could materially decrease our revenue and net income.

Defects or disruptions in our services could reduce demand for our services and subject it to substantial liability.

Because our services are complex and they incorporate a variety of hardware, proprietary software and third-party software, these services may have errors or defects that could result in unanticipated downtime for the clients and causes damage to our reputation and the business. Cloud services frequently contain undetected errors when first introduced or when new versions or enhancements are released. We have from time to time found defects in and experienced disruptions to our services, and new defects or disruptions may occur in the future. Such defects could be the result of any employee, contractor or other third-party acts or inaction, and it could negatively affect our brand and reputation. Additionally, such defects could create vulnerabilities that could inadvertently permit access to our protected clients’ data.

In addition, our clients may use the services in unanticipated ways that may cause a disruption in the services for other clients attempting to access their data. If we acquire any companies, we may encounter difficulty in integrating the acquired technologies into our own services and in augmenting the technologies to meet the quality standards that are consistent with our brand and reputation. As a result, our services may have errors or defects resulting from the complexities of integrating acquisitions.

Since our clients use our services for important aspects of their business, any errors, defects and disruptions in service, update of our services or other performance problems could hurt our reputation and may damage our clients’ businesses. As a result, clients could assert claims against us, elect to not renew our services or delay or withhold payment to us.

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If we are unable to protect our proprietary information or other intellectual property, our business could be adversely affected.

We rely on a combination of copyright, trademark and trade secret laws and contractual restrictions through confidentiality, non-disclosure and invention assignment agreements with the key employees and third parties with whom we do business with to establish, maintain and protect the proprietary information and other intellectual property. These agreements may not effectively prevent disclosure of our confidential information, and it may be possible for unauthorized parties to copy the software or other proprietary technology or information, or to develop similar software independently with us lacking an adequate remedy for unauthorized use or disclosure of the confidential information. We may not be able to efficiently detect and prevent all misappropriation, unauthorized use or reverse engineering of the proprietary information and other intellectual property. For example, contractual restrictions may be breached, and we may not succeed in enforcing our rights or have adequate remedies for any breach of laws or contractual restrictions.

Moreover, our trade secrets may be disclosed to or otherwise become known or be independently developed by competitors, and in these situations we may have no or limited rights to stop others’ use of our information. Furthermore, to the extent that the employees or other third parties with whom we do business use intellectual property owned by others in their work, disputes may arise as to the rights to such intellectual property. If, for any of the above reasons, our intellectual property is disclosed or misappropriated, it would have an adverse effect on our business, financial condition and results of operations.

Any interruptions or delays in services from third parties, including data center hosting facilities, cloud computing platform providers and other hardware and software vendors, or from our inability to adequately plan for and manage service interruptions or infrastructure capacity requirements, could impair the delivery of our services and harm the business.

We currently serve our clients from third-party data center hosting facilities and cloud computing platform providers located in China. We also rely on computer hardware purchased or leased from, software licensed from, and cloud computing platforms provided by third parties in order to offer our services including database software, hardware and data from a variety of vendors. Any disruption or damage to, or failure of our systems generally, including the systems of the third-party platform providers, could result in interruptions in our services. We have from time-to-time experienced interruptions in our platform and such interruptions may occur in the future. As our reliance on these third-party systems increases, particularly with respect to third-party cloud computing platform, our exposure to damage from service interruptions may increase. Interruptions in our services may result in penalties, may cause the clients to make warranty or other claims against us or to terminate their service agreement with us, and adversely affect our attrition rates and our ability to attract new clients, all of which would reduce our revenue. Our business and reputation would also be harmed if our clients and potential clients believe the services are unreliable.

Our production environment and clients’ data are replicated in near real time in facilities located on the third-party cloud storage facilities located mainly in Eastern China. We do not control the operation of any of these facilities and they may be vulnerable to damage or interruption from earthquakes, floods, fires, power loss, telecommunications failures and similar events. These facilities may also be subject to break-ins, sabotage, intentional acts of vandalism and similar misconduct, as well as local administrative actions (including shelter-in-place or similar orders), and changes to legal or permitting requirements and litigation to stop, limit or delay operation. Despite precautions taken at these facilities, such as disaster recovery and business continuity arrangements, the occurrence of a natural disaster or pandemic (including the COVID-19 pandemic), an act of terrorism, a decision to close the facilities without adequate notice or other unanticipated problems at these facilities could result in lengthy interruptions in our services.

These hardware, software, data and cloud computing platforms may not continue to be available at reasonable prices, on commercially reasonable terms or at all. Any loss of the right to use any of these hardware, software or cloud computing platforms could significantly increase our expenses and otherwise result in delays in the provisioning of our services until equivalent technology is either developed by us, or, if available, is identified, obtained through purchase or license and integrated into our services.

If we do not accurately plan for the infrastructure capacity requirements and if we experience significant strains on our data center capacity, our clients could experience performance degradation or service outages that may subject them to financial liabilities and result in client losses and harm to our reputation and business. We only export client data and provide it to the client via a manual process by the database administrator if the client requests it in a form of log flow while the client will not have direct export or download access. As of the date of this prospectus, there are not any instances in which we have provided, transferred, or disclosed data information without a client request. Despite precautions taken during this process, any unsuccessful data transfers may impair the delivery of our services, which may affect the business.

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Supporting our existing and growing client base could strain our personnel resources and infrastructure, and if we are unable to scale up our operations and increase productivity, we may not be able to successfully implement our business plan.

We continue to experience significant growth in our client base and personnel, which has placed a strain on and in the future may stress the capabilities of our management, administrative, operational and financial infrastructure. We anticipate that significant additional investments will be required to scale up our operations and increase productivity, to address the needs of our clients, to further develop and enhance our services, and to expand into new geographic areas for an overall growth. The additional investments will increase our cost base, which will make it more difficult for us to offset any future revenue shortfalls by reducing expenses in the short term. We may not be able to make these investments as quickly or effectively as necessary to successfully scale up our operations.

We regularly upgrade or replace our various software systems and processes. If the implementations of these new applications are delayed, or if we encounter unforeseen problems with our new systems and processes while migrating away from the existing systems and processes, our operations and our ability to manage the business could be negatively impacted. For example, our efforts to further automate our processes for client contracts may be complicated by unanticipated operating difficulties.

Our success will depend in part upon the ability of our senior management to manage our projected growth effectively. To do so, we must continue to increase the productivity of our existing employees and to hire, train and manage new employees as needed. We have offered a mixture of work-from-home and onsite working model to all employees. Our new office model and any adjustments made to our current and future office environment or work-from-home policies may not meet the needs and expectations of our workforce, which could negatively impact our ability to attract and retain employees. To manage the expected domestic and international growth of our operations and personnel, we will need to continue to improve our operational, financial and management controls, our reporting systems and procedures, and our utilization of real estate. If we fail to successfully scale up our operations and increase productivity, we may be unable to execute our business plan.

If our clients do not renew professional services or if they reduce the frequency of the subscription at the time of renewal, our revenue and current remaining performance obligation could decline and the business may suffer. If we cannot accurately predict renewals or upgrade rates, we may not meet the revenue targets, which may adversely affect the market price of our ordinary shares.

Our clients have no obligation to renew their subscriptions for our services after the expiration of their contractual professional service period, which is typically 12 months. In general, we will give clients 2 to 3 months’ notice before contract expiration to make a decision on renewal. If the clients choose not to renew, we will discontinue the service when the service term expires. In the normal course of business, some clients have elected not to renew or upgrade. In addition, our clients may renew for fewer subscriptions, renew for shorter contract lengths. It is difficult to predict attrition rates given our varied client base and the number of periodic professional service contracts. Our attrition rates may increase or fluctuate as a result of a number of factors, including client dissatisfaction with our services, clients’ spending levels, mix of client base, decreases in the number of users with our clients, competition, pricing increases or changes and deteriorating general economic conditions.

Our future success also depends in part on our ability to sell additional features and support services, renewal subscription or enhanced editions of our services to the current clients. Similarly, the rate at which our clients purchase new or enhanced services depends on a number of factors, including general economic conditions and that the clients do not react negatively to any price changes related to these additional features and services.

If the clients do not renew their services, do not purchase additional features, support services or renewal subscriptions or if attrition rates increase, our business could be harmed.

As more of our sales efforts are targeted at larger enterprise clients, our sales cycle may become more time-consuming and expensive, we may encounter pricing pressure and implementation and configuration challenges, and we may have to delay revenue recognition for some complex transactions, all of which could harm our business and operating results.

We receive a significant portion of our revenues from a limited number of major clients. Our five largest clients accounted for approximately 63% and 65% of our revenues in 2022 and 2021, respectively. Our ability to maintain close relationships with these major clients is essential to the success of our business. However, the purchase orders placed by specific clients may vary from period to period, and we typically do not have long-term purchase commitments from our clients. As a result, most of the clients could reduce or cease their use of our products and services at any time without any penalty or termination charges. A major client in one year may not provide the same level of revenues for it in any subsequent year. In addition, reliance on any individual client for a significant portion of our revenues may give that client a degree of pricing leverage when negotiating contracts and terms of service with us.

We typically enter into service agreements with our major clients relative to the technological services we provide, which generally outline the specific services we would provide, the service fees and the terms of service. Any data collected by the clients belong to such clients and they shall implement such rules and policies in relation to the data protection as required by applicable PRC laws and regulations. In addition, if we are in material default as specified under the agreement, we may be subject to payment of liquidated damages and return of any service fees we have received and the client will have the right to terminate the agreement. However, if the client terminates the agreement without any cause, the client shall make full payment of the service fees to us.

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In terms of our sales process, the larger clients may demand more configuration, integration services and features. Because of these factors, these sales opportunities may require us to provide more sales support and professional service resources to each client. This could increase the costs and time needed to close sales and shift our own sales and professional service resources to a smaller number of larger transactions. It could also require us to delay revenue recognition on some of these transactions until the technical or implementation requirements have been met. But if our capability to provide standard SaaS products improves in the future, we may gradually rely less on large clients.

For large clients, professional services may also be performed by us, a third party, or a combination of our own staff and a third party. Our strategy is to work with those third parties to increase the breadth of capability and depth of capacity for delivery of these services to our clients. If a client is not satisfied with the quality of work performed by us or a third party or with the type of services or solutions delivered, it could incur additional costs to address the situation which could impair the profitability of a project while the client’s dissatisfaction with our services could damage our ability to obtain additional work from that client. In addition, negative publicity related to our client relationships, regardless of our accuracy, may further damage the business by affecting our ability to compete for new business with current or prospective clients.

We may lose key members of the management team or development and operations personnel and may be unable to attract and retain employees we need to support operations and growth.

Our success depends substantially upon the continued services of our executive officers and other key members of management. From time to time, there may be changes in the executive management team resulting from the hiring or departure of executives. We are also substantially dependent on the continued service of the existing development and operations personnel because of the complexity of our services and technologies. Our executive officers, key management, development or operations personnel could terminate their employment with us at any time. The loss of one or more of these key employees or groups of employees could seriously harm the business.

The technology industry is subject to substantial and continuous competition for engineers with high levels of experience in designing, developing and managing software and internet-related services, as well as competition for sales executives, data scientists and operations personnel. We are committed to building a diverse workforce. We have experienced, and continue to experience, significant competition in talent recruitment and retention, and may not in the future be successful in our talent recruitment and retention or achieving the diversity goals we have set. We have from time to time experienced, and we expect to continue to experience, difficulty in hiring, developing, integrating and retaining highly skilled employees with appropriate qualifications. If we fail to attract new personnel or fail to retain and motivate the current personnel, the business and future growth prospects could be severely harmed.

Any failure in our delivery of high-quality professional and technical support services may adversely affect our relationships with our clients and our financial results.

Our clients depend on our support establishment to resolve technical issues relating to the platform. We may be unable to respond quickly enough to accommodate short-term increases in client demand for support services across our varying and diverse products. Outsourced technical support may be suddenly and adversely impacted by unforeseen events, for example, as it occurred when certain business process outsourced were delayed due to conditions related to the COVID-19 pandemic. In addition, our sales process is highly dependent on our applications and business reputation and on positive recommendations from the existing clients. Any failure to maintain high-quality technical support, or a market perception that we do not maintain high-quality support, could adversely affect our reputation, our ability to sell our service to existing and prospective clients, and our business, operating results and financial position.

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Strategic and Industry Risks

We operate in an emerging and evolving market. If our market does not grow, or if it cannot expand our products and services to meet the demands of this market, and if we do not compete effectively, our operating results could be harmed, our revenue may decline, or fail to grow, and may continue to incur operating losses.

The PaaS cloud service market is at an early stage of development in China. There are uncertainties over the size and rate at which this market will grow, as well as whether our solutions and products will be widely adopted. Moreover, the cloud industry is subject to rapid technological change, evolving industry standards, regulations, as well as changing client needs, requirements and preferences. The success of our business will depend, in part, on our ability to adapt and respond effectively to these changes on a timely basis. If it is unable to develop new solutions and products that satisfy our clients and provide enhancements and new features for our existing products that keep pace with rapid technological and industry change, our business, results of operations and financial condition could be adversely affected. If new technologies emerge that are able to deliver competitive products and services at lower prices more efficiently, more conveniently or more securely, such technologies could adversely impact our ability to compete effectively. Our current competitors include:

●	companies with internally developed applications (by our current and potential clients’ IT departments);

●	vendors of packaged business software, as well as companies offering enterprise applications delivered through on-premises infrastructure, enterprise software application vendors and cloud computing application service providers, either individually or with others;

●	software companies that provide their product or service free of charge as a single product or when bundled with other offerings, or only charge a premium for advanced features and functionality;

●	vendors who offer software tailored to specific services that are more directed toward those specific services than our full suite of service;

●	suppliers of traditional business intelligence and data preparation products, as well as business analytics software companies;

●	marketing vendors, which may specialize in advertising, targeting, messaging, or campaign automation;

●	established and emerging cloud-only vendors and established on-premises vendors with e-commerce solutions productivity tool and email providers, unified communications providers and consumer application companies that have entered the business software market; and

●	traditional platform development environment companies and cloud computing development platform companies who may develop toolsets and products that allow clients to build new applications and run on the clients’ current infrastructure or as hosted services.

We may face more competition as we expand product sale and marketing. Some of our current and potential competitors may have competitive advantages, such as greater name recognition, longer operating histories, more significant installed bases, broader geographic scope, broader suites of service and larger marketing budgets, as well as substantially greater financial, technical, personnel and other resources. In addition, many of our current and potential competitors have established marketing relationships and access to larger customer bases, and have major distribution agreements with consultants, system integrators and resellers. We also experience competition from smaller, younger competitors that may be more agile in responding to customers’ demands. These competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements or provide more competitive pricing. As a result, even if our services are more effective than the products and services that our competitors offer, potential customers might select competitive products and services in lieu of purchasing our services. For all of these reasons, we may not be able to compete successfully against our current and future competitors, which could negatively impact our future sales and harm the business.

Failure to effectively develop and expand our marketing and sales capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our products and services.

Historically, we have spent more effort in research and technology to improve our services to attract clients and satisfy their customized needs. Our ability to further increase our customer base and achieve broader market acceptance of our platform will significantly depend on our ability to expand our marketing and sales operations. We also plan to dedicate significant resources to sales and marketing programs. All of these efforts will require us to invest significant financial and other resources and if that fails to attract additional customers and end users our business will be harmed.

Continuing growth in our business is also dependent upon identifying, developing and maintaining strategic relationships with additional retail channels that can drive substantial revenue. If we fail to identify additional channel partners in a timely and cost-effective manner, or at all, or are unable to assist our current and future channel partners in independently selling and deploying our products and services, then our business, operating results, and financial condition could be adversely affected.

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Our efforts to expand the sale and marketing and to develop and integrate the existing services in order to keep pace with technological developments may not succeed and may reduce our revenue growth rate and harm our business.

We obtain a significant portion of our revenue from our PaaS cloud services and we expect this will continue for the foreseeable future. Our efforts to expand our current service may not succeed and may reduce our revenue growth rate. To attract new clients and end users and keep our existing ones engaged, we must introduce new products and services and upgrade our existing offerings to meet their evolving preferences. We have launched our new SaaS standard product called Yunzhuidan, and will optimize the product functions based on its operation. It is uncertain whether our efforts and related investments will ever result in significant revenue. It is difficult to predict the preferences of a particular client or a specific group of customers. Changes and upgrades to our existing products may not be well received by our clients and end users, and newly introduced products or services may not achieve success as expected. For example, we may try to introduce more SaaS products for new industry verticals, with which we have little or no prior experience. Such efforts may require us to contribute a substantial amount of additional manpower and financial resources. We cannot ensure that any of such new products will achieve market acceptance or generate sufficient revenues to adequately compensate the costs and expenses incurred in relation to our development and promotion efforts. Enhancements and new products and services that we develop may not be introduced in a timely or cost-effective manner, may contain errors or defects, may have interoperability difficulties with our platform or other products and services or may not achieve the broad market acceptance necessary to generate significant revenue. If we fail to improve the existing products and introduce new ones in a timely or cost-effective manner, our ability to attract and retain clients and end users may be impaired, and our financial performance and prospects may be adversely affected. In addition, we may be required to continuously enhance our artificial intelligence so that quality undertaking can be provided to our clients. Further, the introduction of significant platform changes and upgrades may not succeed, and early-stage interest and adoption of such new services may not result in long term success or significant revenue for it.

If we are unable to develop enhancements to, and new features for, our existing or new services that keep pace with rapid technological developments, our business could be harmed. The success of enhancements, new features and services depends on several factors, including the timely completion, introduction and market acceptance of the feature, service or enhancement by clients, administrators and developers, as well as our ability to seamlessly integrate all of our product and service and develop adequate selling capabilities in new markets. Failure in this regard may significantly impair our revenue growth as well as negatively impact our operating results if the additional costs are not offset by additional revenues. In addition, because our services are designed to operate over various network technologies and on a variety of mobile devices, and our operating systems and computer hardware and software platforms use a standard browser, we will need to continuously modify and enhance our services to keep pace with changes in internet-related hardware, software, communication, browser, application development platform, WeChat Mini program platform and database technologies, as well as continue to maintain and support our services on legacy systems. We may not be successful in either developing these modifications and enhancements or in bringing them to market timely.

Additionally, if we fail to anticipate or identify significant internet-related and other technology trends and developments early enough, or if we do not devote appropriate resources to adapting to such trends and developments, our business could be harmed. Uncertainties about the timing and nature of new network platforms or technologies, or modifications to existing platforms or technologies, including text messaging capabilities, or changes in client usage patterns thereof, could increase our research and development effort or service delivery expenses or lead to our increased reliance on certain vendors. Any failure of our services to operate effectively with future network platforms and technologies could reduce the demand for our services, result in client dissatisfaction and harm the business.

Our continued success depends on our ability to maintain and enhance our brands.

The brand identities that we have developed, including associations with trust, client priority and innovation, have significantly contributed to the success of our business. Maintaining and enhancing our brands are critical to expanding our base of clients, partners and employees. Our brands’ strength, particularly for our core services, will depend largely on our ability to remain a technology advantage and continue to provide high-quality innovative products, services and features securely reliably and in a manner that enhances our clients’ success even as we scale up and expand our services. In order to maintain and enhance the strength of our brands, we may make substantial investments to expand or improve our product and services or enter new markets that may be accompanied by initial complications or ultimately prove to be unsuccessful.

If we fail to maintain, enhance or protect our brands, or if we incur excessive expenses in our efforts to do so, our business, operating results and financial condition may be materially and adversely affected.

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If third-party developers and providers do not continue to embrace our technology delivery model and enterprise cloud computing services, or if our clients seek warranties from us for third-party applications, integrations, data and content, our business could be harmed.

Our success depends on the willingness of a growing community of third-party developers and implementation engineers to build applications and provide integrations, data and content that are complementary to our services. Without the continued development of these applications and provision of such integrations, data and content, both current and potential clients may not find our services sufficiently attractive, which could impact future sales. In addition, for those clients who authorize a third-party technology partner access to their data, it does not provide any warranty related to the functionality, security or integrity of the data access, transmission or processing. Despite contract provisions to protect us, clients may look to us to support and provide warranties for the third-party applications, integrations, data and content, even though those are not developed or sold by us, which may expose us to potential claims, liabilities and obligations, all of which could harm our reputation and our business.

Because we generally recognize revenue over the term of our customer agreements, downturns or upturns in new business may not be immediately reflected in our operating results.

We generally recognize revenue from clients ratably over the terms of their service and support agreements, which are typically 12 months. As a result, most of the revenue we report in each quarter is the result of subscription and support agreements entered into during previous quarters. Consequently, a decline in new or renewed service in any one quarter may not be reflected in our revenue results for that quarter. Any such decline, however, will negatively impact our revenue in future quarters. Accordingly, the effect of significant downturns in sales and market acceptance of our services, and changes in our attrition rate, may not be fully reflected in our results of operations until future periods, including changes resulting from the effects of the COVID-19 pandemic.

We benefit from integration of our products and services with those of our business partners. If these business partners choose not to partner with us in the future, our business and results of operations may be harmed.

We benefit from integration of our products and services with our business partners, for example, we are a member of Tencent’s Cloud Native Accelerator, cooperating with Tencent’s WeCom, regarding implementation. We also work with implementers such as Bluelinksys. If entities who serve as our business partners change their cooperation model with us, our business, results of operations and financial condition may be adversely affected. We may also face competition from our business partners in a number of areas, including innovations in our businesses. Such competition may adversely affect our competitive position, business prospects and our relationship with our business partners. It may be necessary in the future to renegotiate agreements relating to various aspects of these collaborations or business partnerships. In addition, if our business partners choose not to partner with us, or choose to form collaborations with our competitors’ platforms, our business, financial condition and results of operations could be harmed.

Legal and Regulatory Risks

Changes in laws and regulations related to the internet or changes in the internet infrastructure itself may diminish the demand for our products and solutions, and could adversely affect our business, results of operations and financial condition.

The future success of our business depends upon the continued use of the internet as a primary medium for commerce, communications and business applications. Chinese government bodies or agencies have in the past adopted, and may in the future adopt, laws or regulations affecting IT companies. Changes in these laws or regulations could require us to modify our products and platform in order to comply with these changes. In addition, government agencies or private organizations have imposed and may impose additional taxes, fees or other charges for accessing the internet or commerce conducted via the internet. These laws or charges would limit the growth of internet-related commerce or communications generally, or result in reductions in the demand for internet-based products and services such as our products and platform. Furthermore, the use of the internet as a business tool could be adversely affected due to delays in the development or adoption of new standards and protocols to handle increased demands of internet activity, security, reliability, cost, ease-of-use, accessibility and quality of service. The performance of the internet and its acceptance as a business tool has been adversely affected by “viruses,” “worms,” and similar malicious programs. If the use of the internet is reduced as a result of these or other issues, then demand for our products could decline, which could adversely affect our business, results of operations and financial condition.

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Failure to obtain, renew, or retain licenses, permits or approvals or failure to comply with applicable laws and regulations may affect our ability to conduct business.

The licensing requirements within the PRC cloud service industry are constantly evolving and we may be subject to more stringent regulatory requirements due to changes in the political or economic policies in China. The failure to obtain and/or maintain the licenses and permits required to conduct our business may subject us to various penalties, including confiscation of revenues, imposition of fines and/or restrictions on our business operations, or the discontinuation of our operations. Any such disruption in the business operations could materially and adversely affect our business, financial condition and results of operations. See “Regulations” for more details. However, we cannot assure you that we will be able to successfully obtain the licenses, including but not limited to the value-added telecommunication licenses with local counterparts of the Ministry of Industry and Information Technology, or the MIIT, when required under applicable laws and regulations on a timely basis. Failure to do so may materially and adversely affect our business, financial condition, results of operations and prospects.

As of the date of this prospectus, our WFOE, is in process of obtaining the registration certificate of foreign exchange. We cannot assure you that WFOE will be able to successfully obtain the above certificate on a timely basis. Failure to do so may adversely affect our business, results of operations and prospects.

Any failure to obtain registration or protection of our intellectual property rights could impair our ability to protect our proprietary technology and our brand, causing us to incur significant expenses and harm our business.

If we fail to protect our intellectual property rights adequately, our competitors may gain access to our technology, affecting our brand, causing us to incur significant expenses and harming our business. Any of our patents, trademarks or other intellectual property rights may be challenged by others or invalidated through administrative process or litigation. While we have many Chinese patents and pending Chinese and international patent applications, we may be unable to obtain patent protection for the technology covered in our patent applications or the patent protection may not be obtained quickly enough to meet our business needs. In addition, our existing patents and any patents issued in the future may not provide us with competitive advantages or may be challenged by third parties. Despite our efforts, we may still be unable to prevent third parties from using our intellectual property.

We may be required to spend significant resources and expenses to monitor and protect our intellectual property rights. We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. If we fail to protect our intellectual property rights, it could impact our ability to protect our technology and brand. Furthermore, any litigation, whether it is resolved in our favor, could result in significant expense to us, causing us to divert time and resources from our core business which results in harming our business.

We may be subject to claims by third parties for intellectual property infringement.

The software and internet industries are characterized by the existence of a large number of patents, trademarks, trade secrets and copyrights and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. We depend to a large extent on our ability to effectively develop and maintain intellectual property rights relating to the business. However, we cannot assure you that third parties will not put forward claims that our business infringes upon or otherwise violates patents, copyrights or other intellectual property rights which they hold, whether valid or otherwise. We may face allegations that we have infringed the trademarks, copyrights, patents and other intellectual property rights of third parties, including our competitors, or allegations that we are involved in unfair trade practices. Our PaaS cloud service business and SaaS standard product may become involved in litigious proceedings relating to allegations of infringement of intellectual property rights, unfair competition, invasion of privacy, defamation and violations of rights of third parties. The validity, enforceability and scope of protection of intellectual property rights, particularly within China, are still evolving. As we may face increasing competition and as litigation becomes a more commonly pursued method for resolving commercial disputes in China, we may face a higher risk of being the subject of intellectual property infringement claims.

Defending against intellectual property claims is costly, time-consuming and can impose a significant burden on our management and resources. Further, there is no guarantee that we can obtain favorable final outcomes in all cases. Any adverse determination or settlement related to intellectual property claims or other litigation could prevent us from offering our services to others, could be material to our financial condition or cash flows, or both, or could otherwise adversely affect our operating results, including our operating cash flow in a particular period. In addition, depending on the nature and timing of any such dispute, an unfavorable resolution of a legal matter could materially affect our current or future results of operations or cash flows in a particular period.

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We face challenges from the evolving regulatory environment and user attitude toward data privacy and protection. Actual or alleged failure to comply with data privacy and protection laws and regulations could materially and adversely affect our business and results of operations.

We operate in the regulatory environment in which data privacy and protection is evolving. We cannot assure you that relevant governmental authorities will not interpret or implement the laws or regulations in ways that negatively affect the cloud service industry, our clients and us. Regulatory investigations, restrictions, penalties and sanctions, whether targeted at us or not, may negatively affect the market environment in which we operate, our existing or potential clients, and our products and services, which may in turn have a material adverse effect on our business, results of operations and financial condition. It is also possible that we may become subject to additional or new laws and regulations regarding data privacy and protection in connection with the data we have access to and the data products and services we provide to our clients. Moreover, we may become subject to regulatory requirements as a result of utilization of our products and services by residents of, or travelers who visit, certain jurisdictions, such as the General Data Protection Regulation of the European Union, or the GDPR. Complying with additional or new regulatory requirements could force us to incur substantial costs or require us to change our business practices. Moreover, if a high-profile security breach occurs with respect to our competitors, people may lose trust in the security of cloud service providers generally, including us, which could damage the reputation of the industry, result in heightened regulation and strengthened regulatory enforcement and adversely affect our business and results of operations.

In recent years, the PRC government has enacted legislation relating to internet use to protect personal information from any unauthorized disclosure. For example, On August 22, 2019, the Cyberspace Administration of China (“CAC”) issued the Regulation on Cyber Protection of Children’s Personal Information, effective on October 1, 2019. On November 28, 2019, CAC, the General Office of the Ministry of Industry and Information Technology (“MIIT”), the General Office of the Ministry of Public Security (“MPS”) and the General Office of the State Administration for Market Regulation (“SAMR”) promulgated the Method for Identifying the Illegal Collection and Use of Personal Information by Apps, taking effect on November 28, 2019. The Cybersecurity Law of the PRC (the “Cybersecurity Law”), as adopted by the Standing Committee of the National People’s Congress (“SCNPC”) on November 7, 2016, has come into force on June 1, 2017. In addition, SCNPC promulgated the Data Security Law of the People’s Republic of China (the “Data Security Law”) on June 10, 2021, which became effective on September 1, 2021. The Administrative Provisions on Security Vulnerability of Network Products (the “Provisions”) was jointly promulgated by the MIIT, the CAC and the MPS on July 12, 2021 and took effect on September 1, 2021. Personal Information Protection Law (the “Personal Information Protection Law”) was promulgated in August 2021 and became effective on November 1, 2021. On December 28, 2021, the CAC and certain other PRC regulatory authorities promulgated the Measures for Cybersecurity Review (the “Cybersecurity Review Measures”). The Cybersecurity Review Measures took effect on February 1, 2022 and replace the Measures for Cybersecurity Review promulgated in April 2020. On July 7, 2022, the CAC promulgated the Measures on Security Assessment of Cross-border Data Transfer, which became effective on September 1, 2022. On December 8, 2022, the MIIT issued the Measures for Data Security Administration in the Industry and Information Technology Field (Trial Implementation) (the “Administration Measures”), which become effective on January 1, 2023. See “Regulations” for more details.

The above laws and regulations are relatively new and subject to interpretation by the regulator. Although we only gain access to limited personal contact information that is necessary for, and relevant to, the services provided, we cannot assure you that whether the data we obtain, and use may include information that is deemed as “personal information” under the PRC Cyber Security Law and related data privacy and protection laws and regulations. We have placed great emphasis on protection of consumer’s data privacy and have established the information security management system; we have adopted rigorous data security measures to prevent our data from unauthorized access or use or being retrieved to establish any connection with the device owners’ identities. We will store the mobile phone number, ID number and address information of users in the order and payment module. However, such information is desensitized, so we do not have the ability to access user information in the whole chain. Technically, we have symmetric key to protect the security of customers. We strive to comply with all applicable laws and regulations relating to privacy and data collection, processing, use, and disclosure. These laws and regulations are continually evolving, are not always clear, and are not always consistent across the jurisdictions in which we do business, and the measures we take to comply with these laws, regulations and industry standards may not always be effective. In addition, there has been an increase in regulatory activities in connection with privacy and data protection in China, and the regulatory landscape is becoming more complex with increasingly strict requirements. We may be subject to litigation or enforcement action or reduced demand for the solutions or services if our suppliers or our clients fail to abide by applicable privacy laws or to provide adequate notice and/or obtain consent from end users. Any proceeding or perception of concerns relating to our collection, use, disclosure, and retention of data, including our security measures applicable to the data we collect, whether or not valid, could adversely affect our reputation. In addition to government regulation, privacy advocates and industry groups have and may in the future propose self-regulatory standards from time to time. These and other industry standards may legally or contractually apply to us, or we may elect to comply with such standards. We expect that there will continue to be new proposed laws and regulations concerning data privacy and security, and we cannot yet determine the impact such future laws, regulations and standards may have on our business. New laws, amendments to or re-interpretations of existing laws, regulations, standards and other obligations may require us to incur additional costs and restrict our business operations. Because the interpretation and application of laws, regulations, standards and other obligations relating to data privacy and security are still uncertain, it is possible that these laws, regulations, standards and other obligations may be interpreted and applied in a manner that is inconsistent with our data processing practices and policies or the features of our products and services. If so, in addition to the possibility of fines, lawsuits, regulatory investigations, public censure, other claims and penalties, and significant costs for remediation and damage to our reputation, we could be materially and adversely affected if legislation or regulations are expanded to require changes in our data processing practices and policies or if governing jurisdictions interpret or implement their legislation or regulations in ways that negatively impact our business, financial condition and results of operations. Furthermore, the developing requirements relating to clear and prominent privacy notices (including in the context of obtaining informed and specific consents to the collection and processing of personal data, where applicable) may potentially deter end users from consenting to certain uses of their personal data. In general, negative publicity of us or our industry regarding actual or perceived violations of our end users’ privacy-related rights, including fines and enforcement actions against us or other similarly placed businesses, also may impair users’ trust in our privacy practices and make them reluctant to give their consent to share their data with us. Any inability to adequately address data privacy or security-related concerns, even if unfounded, or to comply with applicable laws, regulations, standards and other obligations relating to data privacy and security, could result in additional cost and liability to us; it could harm our reputation and brand, damage our relationships with consumers and have a material and adverse impact on our business, financial condition and results of operations.

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Actual or alleged failure to comply with data privacy and protection laws and regulations could have a serious adverse effect on our reputation, and discourage current and potential consumers and users from using our services and adversely affect our business.

We are not a platform company that processes and analyzes user data to generate revenue. Instead, we are purely an enterprise software service company that only charges for product features. While we have adopted some measures to comply with the laws and regulations relating to the protection of personal information in China, we cannot guarantee the effectiveness of these measures. Any failure or perceived failure to comply with all applicable data privacy and protection laws and regulations, any failure or perceived failure of our employees to comply with our internal control measures, may result in negative publicity and legal proceedings or regulatory actions against it, and could damage our reputation, discourage current and potential agents, consumers and service providers from using the services and subject it to fines and damages, which could have a material adverse effect on our business and results of operations.

With regard to our commercial arrangements, we and our counterparties, including third-party developers and external service providers, might be subject to contractual obligations regarding the processing of personal data. While we believe our and our counterparties’ conduct under these agreements is in material compliance with all applicable laws, regulations, standards, certifications and orders relating to data privacy or security, we or our counterparties may fail, or be alleged to have failed, to be in full compliance. In the event that our acts or omissions result in alleged or actual failure to comply with applicable laws, regulations, standards, certifications and orders relating to data privacy or security, we may incur liability. While we endeavor to include indemnification provisions or other protections in such agreements to mitigate liability and losses stemming from our counterparties’ acts or omissions, we may not always be able to negotiate for such protections and, even where we can, there is no guarantee that our counterparties will honor such provisions or that such protections will cover the full scope of our liabilities and losses.

Our insurance coverage may be inadequate to cover all significant risk exposures.

Insurance companies in China currently do not offer as extensive an array of insurance products as insurance companies in more developed economies. Currently, we do not have any business liability or disruption insurance to cover our operations, which is a general market practice in cloud service industry. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Any uninsured business disruptions may result in our incurring substantial costs and the diversion of resources, which could have an adverse effect on our results of operations and financial condition.

We may be involved in legal and other proceedings arising out of our operations from time to time and may face significant liabilities as a result.

We may be involved in disputes arising from our operations. These disputes may lead to various legal or other proceedings and may result in substantial costs, damages to our brand and reputation and a diversion of resources and management’s attention. In addition, we may have disagreements with regulatory bodies in the course of our operations which may subject us to administrative proceedings and unfavorable decrees that result in pecuniary liabilities or otherwise disrupt the business operations. We cannot assure you that we will not be involved in any major disputes or legal or other proceedings in the future. Furthermore, we seek to structure our business in a tax efficient manner. If any of our arrangements is successfully challenged by the relevant tax authorities, we may incur additional tax liabilities, which could adversely affect our financial condition or results of operations. On top of that, from time to time our directors and senior management may be parties to litigation or other legal proceedings. Even though we may not be directly involved in such proceedings, such proceedings may affect our reputation and, consequently, adversely impact our business.

We rely on a limited number of suppliers, manufacturers, and logistics partners for our products. A loss of any of these partners could negatively affect our business.

We rely on a limited number of suppliers and customers for our products, which exposes to supply chain and other risks. We have previously experienced, and may experience in the future, logistical constraints that cause delays. Although we believe we have redundancy and alternatives for the suppliers for the key components of our products, our reliance on a limited number of suppliers for the components and parts for our products and the geographic concentration among our suppliers increase our supply chain risk. In addition, we do not have long-term binding commitments with any of our suppliers and instead operate on a purchase order basis. Therefore, we have no guarantee that they will continue to supply products or components for us on an ongoing basis. In the event of interruption from any of our suppliers, we may not be able to replace or increase capacity from other sources or develop alternate or secondary sources without incurring material additional costs and substantial delays. Such suppliers also have experienced and may continue to experience logistical constraints arising from the COVID-19 pandemic.

Our suppliers and partners have no obligation to continue to accept purchase orders from us, and we may be unable to get them to accept additional orders or engage an alternate supplier on terms that are acceptable to us, which may undermine our ability to deliver our products to customers in a timely manner. For example, it may take a significant amount of time to identify a supplier that has the capability and resources to build our SaaS products and PaaS platform to our specifications in sufficient volume. Identifying suitable suppliers and logistics partners is an extensive process that requires us to become satisfied with their quality control, technical capabilities, responsiveness and service, financial stability, regulatory compliance, and labor and other ethical practices. Accordingly, a loss of any of our significant suppliers or logistics partners could have an adverse effect on our business, financial condition, and results of operations.

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Risks Related to Doing Business in China

The operational and legal risks associated with being based in and having operations in China also to the extent applicable apply to operations in Hong Kong and Macau which operate under different sets of laws from those of Mainland China.

The China regulatory authority has the right to regulate our operations in accordance with the PRC laws and regulations, which could result in a material change in our operations and/or the value of the securities we are registering for sale.

Youxin Technology Ltd is a holding company and is not a Chinese operating company. As a holding company with no material operations of its own, it conducts all of its operations and operates its business in China through its PRC subsidiaries, in particular, YXHW and its subsidiary, Guangzhou Youxin. Our operations are all located in China, and all of our clients are PRC persons. Because of our corporate structure as a Cayman Islands holding company with operations conducted by our PRC subsidiaries, the China regulatory authority may exercise oversight, and the regulations to which we are subject may change. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in China may be subject to change. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in China may require additional costs to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or suspend our development;

●	result in negative publicity on our reputation or increase our operating costs;

●	require significant management time and attention; and

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which we conduct our business could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our operations could be materially and adversely affected as well as the value of our ordinary shares.

The Chinese government exerts oversight and supervision over the manner in which we must conduct our business activities and may intervene or influence our operations at any time in accordance with the applicable laws and regulations, which could result in a material change in our operations and the value of our shares.

The Chinese government has exercised and continues to exercise oversight and supervision over the Chinese economy in accordance with applicable laws and regulations. Our ability to operate in China is subject to by changes in those laws and regulations, including those relating to securities regulation, data protection, cybersecurity and mergers and acquisitions and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations.

Our business may be subject to various government and regulatory interference in the provinces in which we operate. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Our operations could be affected, directly or indirectly, by existing or future laws and regulations relating to our business or industry.

Given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

Chinese government agencies may exert more oversight and control over offerings that are conducted overseas and in foreign investment in China-based issuers, especially those in the technology field. Additional compliance procedures may be required in connection with this offering under PRC rules, regulations or policies.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the China Securities Regulatory Commission (“CSRC”) prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. Substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles.

On February 17, 2023, the CSRC issued the Trial Administrative Measures and relevant supporting guidelines, which became effective on March 31, 2023. According to the New Administrative Rules Regarding Overseas Listings, among other things, a domestic enterprise in the PRC that seeks to offer and list securities in overseas markets shall fulfill the filing procedures with the CSRC in accordance with the Trial Administrative Measures. Where a domestic enterprise seeks to directly offer and list securities in overseas markets, the issuer shall file with the CSRC. Where a domestic enterprise seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. Initial public offerings or listings in overseas markets shall be filed with the CSRC within 3 working days after the relevant application is submitted overseas. If an issuer offers securities in the same overseas market where it has previously offered and listed securities, filings shall be made with the CSRC within 3 working days after the offering is completed. Upon occurrence of any material event, such as change of control, investigations or sanctions imposed by overseas securities regulatory agencies or other relevant competent authorities, change of listing status or transfer of listing segment, or voluntary or mandatory delisting, after an issuer has offered and listed securities in an overseas market, the issuer shall submit a report thereof to the CSRC within 3 working days after the occurrence and public disclosure of such event. Pursuant to the Trial Administrative Measures, if the issuer meets both the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed an indirect overseas offering by PRC domestic companies: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is attributed to domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in the PRC, or its main place(s) of business are located in the PRC, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in the PRC. Since our PRC subsidiary Guangzhou Youxin contributed more than 50% of our consolidated revenues, profit, total assets or net assets for each of the fiscal years ended September 30, 2021 and September 30, 2022, and our operations are substantially conducted in the PRC, this offering constitutes an indirect offering by domestic companies under the Trial Administrative Measures and we are therefore subject to the filing requirements for this offering thereunder.

Since the New Administrative Rules Regarding Overseas Listings which subject us to additional compliance requirement are newly promulgated, and the interpretation and implementation thereof involve uncertainties, we cannot assure you that we will be able to get the clearance of filing procedures under the New Administrative Rules Regarding Overseas Listings on a timely basis, or at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our ordinary shares to significantly decline in value or become worthless. On December 27, 2020, the MOFCOM, and the NDRC promulgated the Special Administrative Measures for Access of Foreign Investment (2021 Edition), or the Negative List (2021). The Negative List (2021) stipulates that if a domestic enterprise engaged in business in the prohibited investment field issues shares abroad and is listed for trading, it shall be examined and approved by the relevant competent authorities of the state. According to a press release issued by the NDRC in relation to the Negative List (2021), the above provisions are only applicable to the direct overseas listing of domestic enterprises engaged in the prohibited investment field. However, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we should obtain such approvals for this offering and any follow-on offering, we may be unable to obtain such approvals which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the ordinary shares that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the ordinary shares we are offering, you would be doing so at the risk that the settlement and delivery may not occur. Any uncertainties or negative publicity regarding such approval requirements could have a material adverse effect on our ability to complete this offering or any follow-on offering of our securities or the market for and market price of our ordinary shares.

Our business is subject to various government regulations and regulatory interference. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Furthermore, given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas, although as of the date of this prospectus, we have not been involved in any investigations initiated by the applicable governmental regulatory authorities, nor have we received any inquiry, notice, warning, or sanction in such respect, it is uncertain whether or when we might be required to obtain permission from any related PRC government to list our shares on Nasdaq, and even if such permission is obtained, whether it will be later denied or rescinded, which could significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares to investors and cause the value of our ordinary shares to significantly decline or be worthless. If our subsidiary (i) do not receive or maintain such permissions or approvals, should the approval be required in the future by the PRC government, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, our operations and financial conditions could be materially adversely affected, and our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and be worthless.

If we are unable to complete the filing with the CSRC in a timely manner, the securities to be offered may substantially decline in value and become worthless.

According to the Trial Measures and the five supporting guidelines (collectively, the “New Overseas Listing Rules”), a domestic enterprise in the PRC that seeks to offer and list securities in overseas markets shall fulfill the filing procedures with the CSRC in accordance with the Trial Administrative Measures. Where a domestic enterprise seeks to directly offer and list securities in overseas markets, the issuer shall file with the CSRC. Where a domestic enterprise seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. Initial public offerings or listings in overseas markets shall be filed with the CSRC within 3 working days after the relevant application is submitted overseas. If an issuer offers securities in the same overseas market where it has previously offered and listed securities, filings shall be made with the CSRC within 3 working days after the offering is completed. Upon occurrence of any material event, such as change of control, investigations or sanctions imposed by overseas securities regulatory agencies or other relevant competent authorities, change of listing status or transfer of listing segment, or voluntary or mandatory delisting, after an issuer has offered and listed securities in an overseas market, the issuer shall submit a report thereof to the CSRC within 3 working days after the occurrence and public disclosure of such event. Pursuant to the Trial Administrative Measures, if the issuer meets both the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed an indirect overseas offering by PRC domestic companies: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is attributed to domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in the PRC, or its main place(s) of business are located in the PRC, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in the PRC.

According to the Notice on the Administrative Arrangements for the Filing of the Overseas Securities Offering and Listing by Domestic Companies from the CSRC, or the CSRC Notice, the domestic companies that have already been listed overseas before the effective date of the Overseas Listing Trail Measures (i.e. March 31, 2023) shall be deemed as the Existing Issuers. Although Existing Issuers are not required to complete the filing procedures immediately, Existing Issuers shall be required to file with the CSRC for any subsequent offerings.

Since we did not obtain approval from the SEC for the overseas offering and listing of our Class A Shares on or before March 31, 2023, our PRC counsel advised us that we are required to complete the filing procedures with the CSRC in connection with such offering and listing. We submitted the required filing materials to the CSRC on June 7, 2023. As of the date of this prospectus, the CSRC has accepted the filing application documents and has provided its comments on July 11, 2023. We have submitted the response to those comments on July 25, 2023. However, we are unable to predict the timing to complete the Overseas Listing Trial Measures process. According to the Overseas Listing Trial Measures issued by the CSRC, which became effective on March 31, 2023, the CSRC will conclude the filing procedures and publish the filing results on the CSRC website within twenty working days after receiving the filing documents, if the filing documents are complete and comply with the stipulated documents. However, during the filing process, the CSRC may request us to comply with additional documents or may consult with competent authorities, the time for which will not be counted in the twenty working days. We cannot assure you that we will be able to obtain such approval or complete such filing. Any failure on our part to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our Class A Shares, which will cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Class A Shares to significantly decline in value or become worthless.

Additional compliance procedures may be required in connection with this offering, due to the promulgation of the new filing-based administrative rules for overseas offering and listing by domestic companies in China, which could significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares to investors and could cause the value of our ordinary shares to significantly decline or become worthless.

Relative to the CSRC’s Trial Measures and five supporting guidelines, which went into effect on March 31, 2023, and pursuant to Article 16 of the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. Where an issuer offers securities in the same overseas market after overseas initial public offerings or listing, it shall complete filing procedures with the CSRC within three working days after completion of offering.

Pursuant to the Trial Administrative Measures, we have to file with the CSRC with respect to this offering, and the CSRC will conclude the filing procedures and publish the filing results on the CSRC website within twenty working days after receiving the filing documents, if the filing documents are complete and in compliance with the stipulated requirements. However, during the filing process, the CSRC may request our company to supply additional documents or may consult with competent authorities, the time for which will not be counted in the twenty working days. The required filing materials with the CSRC in relation to the offering in the same overseas market include (without limitation): (i) record-filing reports and related undertakings; (ii) compliance certificates, filing or approval documents from the primary regulators of applicants’ businesses (if applicable); (iii) security assessment opinions issued by related departments (if applicable); (iv) PRC legal opinions issued by domestic law firms (with related undertakings); and (v) prospectus or listing documents. Pursuant to the Trial Administrative Measures, if the issuer meets both the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is attributed to domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in the PRC, or its main place(s) of business are located in the PRC, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in the PRC.

We submitted the required filing materials to the CSRC on June 7, 2023, and the CSRC provided its comments on July 11, 2023. We have submitted our responses to such comments on July 25, 2023. Also see “RISK FACTORS – Risks Related to Doing Business in China – If we are unable to complete the filing with the CSRC in a timely manner, the securities to be offered may substantially decline in value and become worthless” for more details as to the risks related to our compliance of the Trial Measures.

Since our PRC subsidiary contributed more than 50% of our consolidated revenues, profit, total assets or net assets for each of the fiscal years ended September 30, 2021 and September 30, 2022, and our operations are substantially conducted in the PRC, this offering constitutes an indirect offering by domestic companies under the Trial Administrative Measures and we are therefore required to complete the filing procedures with the CSRC in connection with this offering. Any failure or perceived failure of our company to fully comply with the filing requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or be worthless.

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PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with clients in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business

The PRC legal system is a civil law system based on written statutes. Prior court decisions are encouraged to be used for reference, but it remains unclear to what extent the prior court decisions may impact the current court ruling as the encouragement policy is new and there is limited judicial practice in this regard. Since a large number of laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, and regulations and rules are not always uniform and the enforcement of these laws, regulations and rules involves uncertainties.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

We are also subject to the legal and operational risks associated with being based in and having substantially all operations in Mainland China. The operational and legal risks associated with being based in and having operations in China also to the extent applicable apply to operations in Hong Kong and Macau which operate under different sets of laws from those of Mainland China. These risks may result in material changes in operations, or a complete hindrance of our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On December 28, 2021, Cybersecurity Review Measures (2021 version) was issued, which became effective on February 15, 2022. The Anti-Monopoly Law, which took effect in 2008 and was amended on June 24, 2022, which amendment became effective August 1, 2022, established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. As of the date of this prospectus, the above regulations have not impacted our ability to conduct the business, accept foreign investments, or list on a U.S. or other foreign exchange; however, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our overall business and financial outlook.

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The Chinese government exerts substantial influence over the manner in which we must conduct our business activities and may intervene or influence our operations at any time, which could result in a material change in our operations and the value of our shares.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in those laws and regulations, including those relating to securities regulation, data protection, cybersecurity and mergers and acquisitions and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Government actions in the future could significantly affect economic conditions in China or particular regions thereof and could require us to materially change our operating activities or divest ourselves of any interests we hold in Chinese assets. Our business may be subject to various government and regulatory interference in the provinces in which we operate. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to our business or industry.

Given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

The CSRC may exert more oversight and control over offerings that are conducted overseas and in foreign investment in China-based issuers, especially those in the technology field. Additional compliance procedures may be required in connection with this offering. As a result, we face uncertainty about future actions by the PRC government that could significantly affect our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Since this document is relatively new, uncertainties still exist in relation to how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our Chinese operations.

Further, Chinese government continues to exert more oversight and control over Chinese technology firms. On July 2, 2021, Chinese cybersecurity regulator announced, that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s application be removed from smartphone application stores. On July 5, 2021, the Chinese cybersecurity regulator launched the same investigation on two other internet platforms, China’s Full Truck Alliance of Full Truck Alliance Co. Ltd. (NYSE: YMM) and BOSS Zhipin of Kanzhun Limited (Nasdaq: BZ). On July 24, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly released the Guidelines for Further Easing the Burden of Excessive Homework and Off-campus Tutoring for Students at the Stage of Compulsory Education, pursuant to which foreign investment in such firms via mergers and acquisitions, franchise development, and variable interest entities are banned from this sector.

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Therefore, CSRC and other Chinese government agencies may exert more oversight and control over offerings that are conducted overseas and in foreign investment in China-based issuers, especially those in the technology filed. Additional compliance procedures may be required in connection with this offering and our business operations, and, if required, we cannot predict we will be able to obtain such approval. As a result, we face uncertainty about future actions by the PRC government that could significantly affect our ability to offer or continue to offer securities to investors and cause the value of our ordinary shares to significantly decline or be worthless.

We may be subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. These laws continue to develop, and the PRC government may adopt other rules and restrictions in the future. Non-compliance could result in penalties or other significant legal liabilities.

The Cybersecurity Law, which was adopted by the National People’s Congress on November 7, 2016 and came into force on June 1, 2017, and the Cybersecurity Review Measures (2020 Version), which were promulgated on April 13, 2020, provide that personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affect or may affect national security, it should be subject to cybersecurity review by the CAC. In addition, a cybersecurity review is required where critical information infrastructure operators, or the “CIIOs,” purchase network-related products and services that affect or may affect national security. On December 28, 2021, the Cybersecurity Review Measures (2021 Version) was promulgated and became effective on February 15, 2022 and the Cybersecurity Review Measures (2020 Version) was repealed at the same time. The Cybersecurity Review Measures (2021 Version) iterates that the procurement of any network product or service by CIIOs or the conducting of data processing activities by online platform operators, that affects or may affect national security, shall be subject to a cybersecurity review and any online platform operators controlling personal information of more than 1 million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review.

On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the Data Security Law which took effect on September 1, 2021. The Data Security Law requires that data shall not be collected by theft or other illegal means, and it also provides that a data classification and hierarchical protection system. The data classification and hierarchical protection system protects data according to its importance in economic and social development, and the damages it may cause to national security, public interests, or the legitimate rights and interests of individuals and organizations if the data is falsified, damaged, disclosed, illegally obtained or illegally used, which protection system is expected to be built by the state for data security in the near future. And on November 14, 2021, the CAC published the Administrative Regulations Draft. The Administrative Regulations Draft provide that data processing operators engaging in data processing activities that affect or may affect national security must be subject to the cybersecurity review. According to the Cybersecurity Review Measures (2021 Version) and the Administrative Regulations Draft, a cybersecurity review is conducted by the CAC, to assess potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The state establishes a data classification protection system. According to the impact and importance of data on national security, public interests or the legitimate rights and interests of individuals and organizations, data are divided into general data, important data and core data, and different protection measures are taken for different levels of data. The state focuses on the protection of personal information and important data, and strictly protects core data. The Cybersecurity Review Measures (2021 Version) and the Administrative Regulations Draft further require that online platform operators and data processing operators that possess personal data of at least one (1) million users must apply for a cybersecurity review, if they plan to conduct listings in foreign countries.

While the Cybersecurity Review Measures (2021 Version) was recently adopted and the Administrative Regulations Draft has been released for public comment, and their implementation provisions and anticipated adoption or effective date remains substantially uncertain and may be subject to change. Due to the lack of further interpretations, the exact scope of what constitute a “CIIO,” “online platform operators,” “data processors,” or “data handlers” remains unclear. Further, the PRC government authorities may have wide discretion in the interpretation and enforcement of these laws. It also remains uncertain whether any future regulatory changes would impose additional restrictions on companies like us. We do not believe our business and activities would affect or may affect national security or we are among the “operators of critical information infrastructure” as mentioned above. However, as of the date of this prospectus, we have not received any notice from any authorities identifying us as a CIIO or an online platform operator or requiring it to undertake a cybersecurity review by the CAC. Further, we have not been subject to any penalties, fines, suspensions, investigations from any competent authorities for violation of the regulations or policies that have been issued by the CAC to date. As the interpretation or implementation of those rules and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures (2021 Version) and the Administrative Regulations Draft, there is no assurance that we would not be subject to the cybersecurity review or other governmental procedures under those rules. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we expect to take all reasonable measures and actions to comply. We cannot assure you that we can fully or timely comply with such laws should they be deemed applicable to our operations. We may be required to suspend new user registration in China or experience other disruptions to our operations should it be required to have a cybersecurity review by the CAC. Any cybersecurity review could also result in negative publicity with respect to us and diversion of our managerial and financial resources. There is no certainty as to how such review or prescribed actions would impact our operations and we cannot guarantee that any clearance can be obtained or any actions that may be required for our listing on the Nasdaq Capital Market and the offering as well can be taken in a timely manner, or at all.

The regulatory requirements with respect to cybersecurity and data privacy are constantly evolving and can be subject to varying interpretations, and significant changes, resulting in uncertainties about the scope of our responsibilities in that regard. Failure to comply with the cybersecurity and data privacy requirements in a timely manner, or at all, may subject us to government enforcement actions and investigations, fines, penalties, suspension or disruption of our operations, among other things.

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The recent policy pronouncements by the PRC government regarding business activities of U.S.-listed PRC businesses may negatively impact our Hong Kong subsidiary.

On June 30, 2020, the Standing Committee of the NPC promulgated the Law of the PRC on Safeguarding National Security in Hong Kong. The interpretation of the Law of the PRC on Safeguarding National Security in Hong Kong involves a degree of uncertainty.

Recently, the PRC government announced that it would step up supervision of overseas listed PRC businesses. Under the new measures, the PRC government will enhance regulation of cross-border data flows and security, crack down on illegal activity in the securities market and punish fraudulent securities issuance, market manipulation and insider trading. The PRC government will also check sources of funding for securities investment and control leverage ratios. The PRC government has also opened a probe into several U.S.-listed technology companies focusing on anti-monopoly, financial technology regulation and more recently, with the passage of the PRC Data Security Law, how companies collect, store, process and transfer personal data. Currently these laws (other than the Law of the PRC on Safeguarding National Security in Hong Kong) are expected to apply to Mainland China domestic businesses, rather than businesses in Hong Kong which operate under a different set of laws from Mainland China. However, there can be no assurance that the government of Hong Kong will not enact similar laws and regulations applicable to companies operating in Hong Kong.

Given the PRC government’s significant oversight over the conduct of business operations in Mainland China and in Hong Kong, and in light of the PRC government’s recent extension of authority not only in Mainland China but into Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules and regulations in the PRC can change quickly with little or no advance notice. For example, the government of Hong Kong may enact similar laws and regulations to those in Mainland China, which may seek to exert control over offerings conducted overseas by Hong Kong companies. If any or all of the foregoing were to occur, it could affect our operations and limit or hinder our ability to offer securities to overseas investors or remain listed in the U.S., which could cause the value of the securities we are registering for sale to significantly decline or become worthless.

Increases in labor costs and enforcement of stricter labor laws and regulations in China may adversely affect our business and our profitability.

China’s overall economy and the average wage have increased in recent years and are expected to continue to grow. The average wage level for our employees has also increased in recent years. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we can pass on these increased labor costs to those who pay for our services, our profitability and results of operations may be materially and adversely affected.

In addition, we have been subject to stricter regulatory requirements in terms of entering into labor contracts with employees and paying various statutory employee benefits, including pensions insurance, housing provident fund, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of our employees. Pursuant to the PRC Labor Contract Law and its implementation rules, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employee’s probation and unilaterally terminating labor contracts. In addition, enterprises are forbidden to force laborers to work beyond the time limit and employers shall pay laborers for overtime work in accordance with the laws and regulations. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the PRC Labor Contract Law and its implementation rules may limit our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations.

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We cannot assure you that we will be able to comply with all labor-related law and regulations, including those relating to obligations to make social insurance payments, to contribute to the housing provident fund, and to make overtime payment and other similar payment payable by us to our employees. If it is deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to employees and be subject to orders by competent labor authorities for rectification, and failure to comply with the orders may further subject us to administrative fines. In such an event, our business, financial condition and results of operations will be adversely affected.

Our business may be negatively affected by the potential obligations if we fail to comply with social insurance and housing provident fund related laws and regulations.

We conduct our core business in PRC, and we are required by PRC labor laws and regulations to pay various statutory employee benefits, including pensions insurance, medical insurance, work-related injury insurance, unemployment insurance, maternity insurance and housing provident fund, to designated government agencies for the benefit of our employees and associates. In October 2010, SCNPC promulgated the Social Insurance Law of PRC, effective on July 1, 2011 and amended it on December 29, 2018. On April 3, 1999, the State Council promulgated the Regulations on the Administration of Housing Provident Fund, which was amended on March 24, 2002 and March 24, 2019. Companies registered and operating in China are required under the Social Insurance Law of PRC and the Regulations on the Administration of Housing Provident Fund to apply for social insurance registration and housing provident fund deposit registration within thirty (30) days of their establishment and to pay for their employees different social insurance including pension insurance, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to the extent required by law. According to the PRC Social Insurance Law, if a person or entity obtains social insurance benefits through fraud, falsification of documents, or other means, the social insurance administrative department must order the fraudulent social insurance benefits to be returned and impose a fine equal to or less than five times the fraudulent amount. We could be subject to orders by competent labor authorities for rectification if we fail to comply with such social insurance and housing provident fund related laws and regulations, and failure to comply with the orders may further subject us to administrative fines. The relevant government agencies may examine whether an employer has made adequate payments of the requisite statutory employee benefits, and employers who fail to make adequate payments may be subject to late payment fees, fines and/or other penalties.

We did not make contributions in full for the social insurance fund and housing provident fund for our employees as required under the relevant PRC laws and regulations. Although we have not received any order or notice from the local authorities nor any claims or complaints from our current and former employees regarding any non-compliance in this regard, we cannot assure that we will not be subject to any order to rectify non-compliance in the future, nor can we assure that there are no, or will not be any, employee complaints regarding social insurance payment or housing provident fund contributions against us, or that we will not receive any claims in respect of social insurance payment or housing provident fund contributions under the PRC laws and regulation. In addition, we may incur additional costs to comply with such laws and regulations by the PRC Government or relevant local authorities. Any such development could materially and adversely affect our business, financial condition and results of operations.

Our business may be negatively affected by the potential obligations if we fail to comply with PRC laws and regulations relating to compensations for laid-off employees.

According to the PRC Labor Contract Law (the “PRC Labor Contract Law”) which was promulgated by the Standing Committee of the National People’s Congress on June 29, 2007, with the latest amendment taking effect on July 1, 2013, when an employer terminates the labor contract with an employee through negotiations, the employer shall pay to the employee compensations based on the number of years the employee has worked for the employer. If an employer fails to pay, the labor administrative department may order the employer to pay to the employee the statutorily required compensations within a time limit; if payment is not made within the time limit, the employer may be ordered to pay an extra compensation to the employee at a rate of not less than 50 percent and not more than 100 percent of the payable amount.

As of the date of this prospectus, we did not make compensations for certain laid-off employees to the extent as required by the PRC Labor Contract Law and other applicable laws and regulations. Therefore, we may be ordered by the competent authority to pay to the laid-off employees the statutorily required compensations within a time limit; if payment is not made within the time limit, we may be ordered to pay an extra compensation to the laid-off employees at a rate of not less than 50 percent and not more than 100 percent of the payable amount.

Failure to keep the net log for the length of period as required under applicable PRC laws may expose us to potential penalties.

The Cybersecurity Law provides that network operators shall, according to the requirements of the rules for graded protection of cybersecurity, take technical measures to monitor and record the status of network operation and cybersecurity incidents, and preserve relevant net logs for not less than six months, failing which the competent department may order it to take corrective action and give it a warning. If the operator refuses to take corrective action, or such consequences as endangering cybersecurity are caused, the operator may be subject to fines not less than RMB10,000 but not more than RMB100,000, and its directly responsible person in charge may be imposed on fines not less than RMB5,000 but not more than RMB50,000.

We did not keep the net log for at least a period of six months as required by the Cybersecurity Law, and therefore we may be subject to orders by competent authority to take corrective actions, and fines not less than RMB10,000 but not more than RMB100,000, and our directly responsible person in charge may be imposed on fines not less than RMB5,000 but not more than RMB50,000.

Failing to register lease agreements with the relevant PRC government authorities as required by PRC law may expose us to potential fines.

Under PRC law, all lease agreements are required to be registered with the local land and real estate administration bureau. Although failure to do so does not in itself invalidate the leases, the lessees may not be able to defend these leases against bona fide third parties and may also be exposed to potential fines if they fail to rectify such non-compliance within the prescribed time frame after receiving notice from the relevant PRC government authorities. The penalty ranges from RMB1,000 to RMB10,000 for each unregistered lease, at the discretion of the relevant authority. As of the date of this prospectus, all of our lease agreements for our leased buildings in China have been registered with the relevant PRC government authorities. We cannot guarantee, however, all leases will be registered timely by the lessors in the future. In the event that any fine is imposed on us for our failure to register our lease agreements, we may not be able to recover such losses from the lessors.

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Our rights to use our leased properties could be challenged by property owners or other third parties, which may disrupt our operations and incur relocation costs.

There may be risk that our use of the leased properties is inconsistent with the designated purpose of the property use, for example a leased property might be leased to use for an office space only but not for any other purposes, in which case we may not be able to continue to use the leased properties. The above risks might interrupt our business operations. Moreover, if our lease agreements are challenged by third parties, it could result in diversion of management attention and cause us to incur costs associated with defending such actions, even if such challenges are ultimately determined in our favor.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law.

In connection with this offering, we will become subject to the U.S. Foreign Corrupt Practices Act (“FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We are also subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. We have operations, agreements with third parties, and provide services in Mainland China, which may experience corruption. Our activities in Mainland China create the risk of unauthorized payments or offers of payments by one of the employees or the consultants, because these parties are not always subject to our control. We are in process of implementing an anticorruption program, which prohibits the offering or giving of anything of value to foreign officials, directly or indirectly, for the purpose of obtaining or retaining business.

Our existing safeguards and any future improvements may prove to be less than effective, and the employees or the consultants may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our services and materially and adversely affect our competitive position.

Substantially all of our business operations are conducted in China. Accordingly, our business, results of operations, financial condition and prospects are subject to economic, political and legal developments in China. The PRC government exercises significant control over China’s economic growth through direct allocation of resources, monetary and tax policies, and a host of other government policies such as those that encourage or restrict investment in certain industries by foreign investors, control the exchange between RMB and foreign currencies, and regulate the growth of the general or specific market. These government involvements have been instrumental in China’s significant growth in the past 30 years. In response to the recent global and Chinese economic downturn, the PRC government has adopted policy measures aimed at stimulating the economic growth in China. If the PRC government’s current or future policies fail to help the Chinese economy achieve further growth or if any aspect of the PRC government’s policies limits the growth of our industry or otherwise negatively affects our business, the growth rate or strategy, our results of operations could be adversely affected as a result.

Failure to comply with PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our subsidiaries, which could materially and adversely affect our liquidity and ability to fund and expand our business.

We are an offshore holding company conducting our operations in Mainland China through our subsidiaries. We may make loans to the subsidiaries subject to the approval from or registration with governmental authorities and limitation on amount, we may make additional capital contributions to the subsidiaries, we may establish new PRC subsidiaries and make capital contributions to these new PRC subsidiaries, or we may acquire offshore entities with business operations in Mainland China in an offshore transaction.

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Most of the aforementioned ways of making loans or investments in PRC entities are subject to PRC regulations, registrations, submission or approvals. For example, any loans to the subsidiaries and WFOE are subject to applicable foreign loan registrations with the local counterpart of the State Administration of Foreign Exchange (“SAFE”) and limitation on amount under PRC law. If we decide to finance our subsidiaries and WFOE by means of capital contributions, these capital contributions are subject to submission of information to and registration with certain PRC government authorities, including MOFCOM or its local counterparts and the State Administration of Market Regulation (“SAMR”) through its Enterprise Registration System, the National Enterprise Credit Information Publicity System and the local counterpart of SAFE. In addition, an FIE shall use its capital pursuant to the principle of authenticity and self-use within its business scope.

SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Mode of Management of Settlement of Foreign Exchange Capital of Foreign Invested Enterprises, or SAFE Circular 19, effective June 2015 and amended in December 2019, in replacement of a former regulation. According to SAFE Circular 19, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans (unless otherwise permitted in the business license), the repayment of inter-enterprise loans or the repayment of bank loans that have been transferred to a third party. Although SAFE Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within China, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond our business scope. Thus, it is unclear whether SAFE will permit such capital to be used for equity investments in China in actual practice. SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or SAFE Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises. Specifically, SAFE Circular 16 provides that the capital of an FIE shall not be used for the following purposes: (i) directly or indirectly used for payment beyond the business scope of such FIE or the payment prohibited by relevant laws and regulations; (ii) directly or indirectly used for investment in securities or investments in financial management other than banks’ principal-secured products unless otherwise provided by relevant laws and regulations; (iii) the granting of loans to non-affiliated enterprises, except where it is expressly permitted in the business license; and (iv) paying the expenses related to the purchase of real estate that is not for self-use (except for the foreign-invested real estate enterprises). Violations of SAFE Circular 19 and SAFE Circular 16 could result in administrative penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to transfer any foreign currency we hold, including the net proceeds from this offering, to our subsidiaries, which may adversely affect our liquidity and our ability to fund and expand our business in Mainland China. On October 23, 2019, the SAFE promulgated the Notice of the State Administration of Foreign Exchange on Further Promoting the Convenience of Cross-border Trade and Investment, or the SAFE Circular 28, which, among other things, allows all foreign-invested companies to use Renminbi converted from foreign currency-denominated capital for equity investments in China, as long as the equity investment is genuine, does not violate applicable laws, and complies with the negative list on foreign investment. On April 10, 2020, the SAFE promulgated the Circular on Optimizing Administration of Foreign Exchange to Support the Development of Foreign-related Business, or SAFE Circular 8, under which eligible enterprises are allowed to make domestic payments by using their capital funds, foreign loans and the income under capital accounts of overseas listing without providing the evidentiary materials concerning authenticity of each expenditure in advance, provided that their capital use shall be authentic and conforms to the prevailing administrative regulations on the use of income under capital accounts. However, since the SAFE Circular 28 and SAFE Circular 8 are relatively new, it is unclear how SAFE and competent banks will carry them out in practice.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations, submission or obtain the necessary government approvals on a timely basis, or at all, with respect to future loans by us to WFOE or our subsidiaries or with respect to future capital contributions by us to WFOE or our subsidiaries If we fail to complete such registrations, submission or obtain such approvals, our ability to use the proceeds from our initial public offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

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We are a holding company, and we rely on funding on dividend payments from WFOE and Guangzhou Youxin, which are subject to restrictions under PRC laws.

We are a holding company incorporated in the Cayman Islands, and we operate our core businesses only through our subsidiary in the PRC. Therefore, the availability of funds for us to pay dividends to our shareholders and to service our indebtedness depends upon dividends received from the PRC subsidiary. If the PRC subsidiary incurs debt or losses, their ability to pay dividends or other distributions to us may be impaired. As a result, our ability to pay dividends and to repay our indebtedness will be restricted. PRC laws require that dividends be paid only out of the after-tax profit of the PRC subsidiary calculated according to PRC accounting principles, which differ in many aspects from generally accepted accounting principles in other jurisdictions. PRC laws also require enterprises established in the PRC to set aside part of their after-tax profits as statutory reserves. These statutory reserves are not available for distribution as cash dividends. In addition, restrictive covenants in bank credit facilities or other agreements that we or our subsidiaries may enter into in the future may also restrict the ability of our subsidiaries to pay dividends to us. These restrictions on the availability of our funding may impact our ability to pay dividends to our shareholders and to service our indebtedness.

Our business may be materially and adversely affected if our PRC Subsidiary declares bankruptcy or becomes subject to a dissolution or liquidation proceeding.

The Enterprise Bankruptcy Law of the PRC, or the Bankruptcy Law, came into effect on June 1, 2007. The Bankruptcy Law provides that an enterprise will be liquidated if the enterprise fails to settle its debts as and when they fall due and if the enterprise’s assets are, or are demonstrably, insufficient to clear such debts.

The PRC subsidiary holds certain assets that are important to our business operations. If any of the PRC subsidiary undergoes a voluntary or involuntary liquidation proceeding, unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

According to the SAFE’s Notice of the State Administration of Foreign Exchange on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, effective on December 17, 2012, and lastly amended in 2019, and the Provisions for Administration of Foreign Exchange Relating to Inbound Direct Investment by Foreign Investors, effective on May 13, 2013 and lastly amended in 2019, if our PRC Subsidiary undergoes a voluntary or involuntary liquidation proceeding, prior approval from the SAFE for remittance of foreign exchange to our shareholders abroad is no longer required, but we still need to conduct a registration process with the SAFE local branch. It is not clear whether “registration” is a mere formality or involves the kind of substantive review process undertaken by SAFE and its relevant branches in the past.

To the extent cash in the business is in the PRC and Hong Kong or a PRC or Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong.

To the extent cash is generated in our PRC subsidiary and may need to be used to fund operations outside of Mainland China, such funds may not be available due to limitations placed by the PRC government. Furthermore, to the extent assets (other than cash) in our business are located in the PRC or held by a PRC entity, the assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of us and our subsidiaries to transfer funds or assets by the PRC government. If certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future were to become applicable to our Hong Kong subsidiary in the future, any funds or assets may not be available due to interventions in or the imposition of restrictions and limitations on the ability of us and our subsidiaries to transfer funds or assets by the PRC government. Furthermore, there can be no assurance that the PRC government will not intervene or impose restrictions or limitations on our ability to transfer or distribute cash, which could result in an inability or prohibition on making transfers or distributions to entities outside of Mainland China and Hong Kong and adversely affect our business. Saved as the foregoing limitations imposed by the PRC government as described hereto, there are currently no limitations on our or our subsidiaries’ ability to transfer cash to investors.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

Changes in the value of the RMB against the U.S. dollar, Euro and other foreign currencies are affected by, among other things, changes in China’s political and economic conditions. Any significant revaluation of the RMB may have a material adverse effect on our revenues and financial condition, and the value of, and any dividends payable on our shares in U.S. dollar terms. For example, to the extent that we need to convert U.S. dollars we receive from our initial public offering into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on RMB amount we would receive from the conversion. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of paying dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, fluctuations of the RMB against other currencies may increase or decrease the cost of imports and exports, and thus affect the price-competitiveness of our products against products of foreign manufacturers or products relying on foreign inputs.

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Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Even though largely all of our revenue and expenses are denominated in RMB, fluctuations in exchange rates may nonetheless in the future adversely affect the value of our net assets and earnings. In particular, proceeds from the Offering are made in U.S. dollars. Any unfavorable movement in the exchange rate of RMB against the U.S. dollar may adversely affect the value of our proceeds from the Offering. In addition, any unfavorable movement in the exchange rate of RMB against other foreign currencies may also lead to an increase in our costs, which could adversely affect our business, financial condition and results of operations.

You may experience difficulties in effecting service of process or enforcing foreign judgments against us, our respective executive officers and directors residing in China.

Substantially all of our assets are located in China and all of our directors and senior management reside in China. Therefore, it may not be possible to effect service of process or elsewhere outside of China upon us, our respective directors or senior management. Moreover, China has not entered into treaties for the reciprocal recognition and enforcement of court judgments with Japan, the United Kingdom, the United States and many other countries. As a result, recognition and enforcement in China of a court judgment obtained in other jurisdictions may be difficult or impossible.

There are uncertainties under the PRC laws relating to the procedures and time requirement for the U.S. regulators to bring about investigations and evidence collection within the territory of the PRC.

On December 28, 2019, the newly amended Securities Law of the PRC (the “PRC Securities Law”) was officially promulgated, which became effective on March 1, 2020. According to Article 177 of the PRC Securities Law (the “Article 177”), the securities regulatory authority of the State Council may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration. Article 177 further provides that the overseas securities regulatory authorities may not carry out investigations and evidence collection directly within the territory of the PRC, and that no Chinese entity or individual is allowed to provide any documents or materials related to securities business activities to overseas agencies without prior consent of the securities regulatory authority of the State Council and the competent departments of the State Council. Moreover, the Civil Procedure Law of the PRC, promulgated in 1991 and last amended in 2017, provides that except for the request for and provision of judicial assistance in accordance with international treaties concluded or participated by the PRC, or via diplomatic channels, no foreign agency or individual may, without the consent of the competent authorities of the PRC, carry out investigation or collect evidence within the territory of the PRC.

It is our understanding that (i) the Article 177 is applicable in the circumstances related to direct investigation or evidence collection conducted by overseas authorities within the territory of the PRC (in such case, the foregoing activities are required to be conducted through collaboration with or by obtaining prior consent of competent PRC authorities) and (ii) as of the date of this prospectus, we are not aware of any implementing rules or regulations which have been published regarding application of the Article 177.

Our principal business operation is conducted in the PRC. In the event that the U.S. regulators carry out investigation on us and there is a need to conduct investigation or collect evidence within the territory of the PRC, the U.S. regulators may not be able to carry out the investigation or evidence collection directly in the PRC under the PRC laws. The U.S. regulators may consider cross-border cooperation with securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels or regulatory cooperation mechanism established with the securities regulatory authority of the PRC. However, there is no assurance that the U.S. regulators could succeed in establishing such cross-border cooperation in a specific case or could establish the cooperation in a timely manner.

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Furthermore, as the Article 177 is relatively new and there is no implementing rules or regulations which have been published regarding application of the Article 177, it remains unclear how the law will be interpreted, implemented or applied by the CSRC or other relevant government authorities. As such, there are uncertainties as to the procedures and time requirement for the U.S. regulators to bring about investigations and evidence collection within the territory of the PRC. If U.S. regulators are unable to conduct such investigations, such U.S. regulators may determine to suspend and ultimately delist our ordinary shares from The Nasdaq Capital Market or choose to suspend or de-register our SEC registration.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S. listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our shares, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the U.S. Securities and Exchange Commission (“SEC”). Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in some cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S.-listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our company, our business and this offering. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, our company and our business operations will be severely hampered and your investment in our shares could be rendered worthless.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to penalties and limit our ability to inject capital into our PRC subsidiary, limit our ability to distribute profits to us, or otherwise adversely affect us.

The SAFE promulgated the Notice on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or Circular 37, in July 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to material change of capitalization or structure of the PRC resident itself  (such as capital increase, capital reduction, share transfer or exchange, merger or spin off).

We have requested PRC residents whom we know that hold direct or indirect interests in our company to make the necessary applications, filings and amendments as required under Circular 37 and other related rules. However, we cannot assure you that the registration will be duly and timely completed with the local SAFE branch or qualified banks. In addition, we may not be informed of the identities of all of the PRC residents holding direct or indirect interests in our company. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents or entities have complied with, and will in the future make or obtain any applicable registrations or approvals required by SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC subsidiary, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our PRC subsidiary’s ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

Failure to comply with the Individual Foreign Exchange Rules relating to the overseas direct investment or the engagement in the issuance or trading of securities overseas by our PRC resident shareholders may subject such shareholders to fines or other liabilities.

Other than Circular 37, our ability to conduct foreign exchange activities in the PRC may be subject to the interpretation and enforcement of the Implementation Rules of the Administrative Measures for Individual Foreign Exchange promulgated by SAFE in January 2007 (as amended and supplemented, the “Individual Foreign Exchange Rules”). Under the Individual Foreign Exchange Rules, any PRC individual seeking to make a direct investment overseas or engage in the issuance or trading of negotiable securities or derivatives overseas must make the appropriate registrations in accordance with SAFE provisions. PRC individuals who fail to make such registrations may be subject to warnings, fines or other liabilities.

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We may not be fully informed of the identities of all our beneficial owners who are PRC residents. For example, because the investment in or trading of our shares will happen in an overseas public or secondary market where shares are often held with brokers in brokerage accounts, it is unlikely that we will know the identity of all of our beneficial owners who are PRC residents. Furthermore, we have no control over any of our future beneficial owners and we cannot assure you that such PRC residents will be able to complete the necessary approval and registration procedures required by the Individual Foreign Exchange Rules.

It is uncertain how the Individual Foreign Exchange Rules will be interpreted or enforced and wehtehr such interpretation or enforcement will affect our ability to conduct foreign exchange transactions. Because of this uncertainty, we cannot be sure whether the failure by any of our PRC resident shareholders to make the required registration will subject our PRC subsidiary to fines or legal sanctions on their operations, delay or restriction on repatriation of proceeds of this offering into the PRC, restriction on remittance of dividends or other punitive actions that would have a material adverse effect on our business, results of operations and financial condition.

If our subsidiaries were to lose their favorable tax treatments, we could face higher tax rates than we currently pay for much of our revenues.

The PRC Enterprise Income Tax Law (“EIT Law”), which became effective on January 1, 2008, and was last amended on December 29, 2018, generally applies a uniform enterprise income tax (“EIT”) rate of 25% to both foreign-invested enterprises (“FIEs”) and domestic enterprises. Certified High and New Technology Enterprises (“HNTE”) are entitled to a favorable statutory tax rate of 15%, but need to re-apply every three years. During this three-year period, if a competent authority finds that an HNTE does not meet the HNTE criteria, the enterprise cannot continue to enjoy the 15% preferential tax rate, and must instead use the regular 25% EIT rate.

Since Guangzhou Youxin was approved as an HNTE (High and New Technology Enterprise) in December 20, 2021, Guangzhou Youxin is entitled to a reduced income tax rate of 15% beginning January 1, 2022 and is able to enjoy the reduced income tax rate in the next three years.

In the event Guangzhou Youxin was to lose the benefit of the favorable tax rate in the future, we could see significant increases in the amount of taxes we pay, meaning that our operating results could be materially harmed, even in the absence of a decrease in our operations.

If we fail to maintain the requisite licenses and approvals required under the complex regulatory environment applicable to our PaaS cloud services business in China, or if we are required to take compliance actions that are time-consuming or costly, our business, financial condition and results of operations related to our PaaS cloud service and SaaS standard product may be materially and adversely affected.

On May 10, 2021, Guangzhou Youxin obtained “Information Security Management System Certification”, which proves that the company’s information security management system has passed the evaluation of NOA Certification and complies with GB/T 22080-2016/ISO/IEC 27001:2013 standard, and the scope of certification is “information security management activities related to the development and maintenance of computer software”.

On February 24, 2021, the Guangzhou Municipal Public Security Bureau issued the “Information System Security Level Protection Record Certificate” (No. 4401061303900001) to us, which was filed for the third level of Youxin Cloud System of Youxin Technology. This certification is made by the Public Security Authority that recognizes and assesses the information system security level protection status of each institution, in accordance with the national information security protection regulations and relevant systems, and the management norms and technical standards. What Guangzhou Youxin obtained is referred to as “Level 3 Equal protection”, which is the highest level of information protection certification for non-banking organizations in China. The certificate needs to be renewed every year, and a certification body will conduct on-site inspection every year. If the renewal fails, it will not affect the normal business, but it may affect the customer’s confidence in the information security of Youxin Cloud.

Considerable uncertainties exist regarding the interpretation and implementation of existing and future laws and regulations governing our business activities. We cannot assure you that we will not be found in violation of any future laws and regulations or any of the laws and regulations currently in effect due to changes in the relevant authorities’ interpretation of these laws and regulations. If we fail to complete, obtain or maintain any of the required licenses or approvals or make the necessary filings, we may be subject to various penalties, such as confiscation of the revenue that were generated through the unlicensed internet activities, the imposition of fines and the discontinuation or restriction of our operations. Any such penalties may disrupt our business operations and materially and adversely affect our business, financial condition and results of operations.

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We may be deemed a PRC resident enterprise for PRC Enterprise Income Tax (“EIT”) purposes under the EIT Law and be subject to PRC taxation on our global income.

Pursuant to the EIT Law, which came into effect on January 1, 2008 and was most recently amended on December 29, 2018, an enterprise established outside of China whose “de facto management body” is located in China is considered a “PRC resident enterprise” and will generally be subject to the uniform enterprise income tax rate, or EIT rate, of 25% on our global income. The regulation on the Implementation of the Enterprise Income Tax Law of the PRC defines “de facto management body” as the organization body that effectively exercises management and control over aspects such as the business operations, personnel, accounting and properties of the enterprise.

On April 22, 2009, the State Taxation Administration (“STA” and previously known as the State Administration on Taxation or “SAT”) released the Notice Regarding the Determination of Chinese Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies (“Circular 82”), as lastly amended on December 29, 2017, which sets out the standards and procedures for determining whether the “de facto management body” of an enterprise registered outside of China and controlled by PRC enterprises or PRC enterprise groups is located within China. Under Circular 82, a foreign enterprise controlled by a PRC enterprise or PRC enterprise group is considered a PRC resident enterprise if all of the following apply: (i) the senior management and core management departments in charge of daily operations are located mainly within China; (ii) financial and human resources decisions are subject to determination or approval by persons or bodies in China; (iii) major assets, accounting books, company seals and minutes and files of board and shareholders’ meetings are located or kept within China; and (iv) at least half of the enterprise’s directors with voting rights or senior management reside within China. Further to Circular 82, the SAT issued Chinese-Controlled Offshore Incorporated Resident Enterprises Income Tax Regulation (“Bulletin 45”), which took effect on September 1, 2011 and lastly amended on June 15, 2018, to provide more guidance on the implementation of Circular 82 and clarify the reporting and filing obligations of such “Chinese-controlled offshore incorporated resident enterprises.” Bulletin 45 provides procedures and administrative details for the determination of resident status and administration of post-determination matters. Although Circular 82 and Bulletin 45 explicitly provide that the above standards apply to enterprises which are registered outside of China and controlled by PRC enterprises or PRC enterprise groups, Circular 82 may reflect SAT’s criteria for determining the tax residence of foreign enterprises in general. If our global income were to be taxed under the EIT Law, our financial condition and results of operations may be materially and adversely affected.

You may be subject to PRC income tax on dividends from us or on any gain realized on the sale or other disposition of our shares under PRC law.

Under the EIT Law, subject to any applicable tax treaty or similar arrangement between China and your jurisdiction of residence that provides for a different income tax arrangement, PRC withholding tax at the rate of 10% is normally applicable to dividends from sources within China payable to investors that are non-PRC resident enterprises, which do not have an establishment or place of business in China, or which have such establishment or place of business if the relevant income is not effectively connected with the establishment or place of business. Any gain realized on the transfer of shares by such investors is subject to 10% PRC income tax if such gain is regarded as income derived from sources within China unless a treaty or similar arrangement otherwise provides. Under the PRC Individual Income Tax Law and its implementation rules, dividends from sources within China paid to foreign individual investors who are not PRC residents are generally subject to a PRC withholding tax at a rate of 20%, and gains from PRC sources realized by such investors on the transfer of shares are generally subject to 20% PRC income tax, in each case, subject to any reduction or exemption set forth in applicable tax treaties and PRC laws.

As substantially all of our business operations are in China, it is unclear whether dividends we pay with respect to our shares, or the gain realized from the transfer of our shares, would be treated as income derived from sources within China and as a result be subject to PRC income tax if we are considered a PRC resident enterprise. If PRC income tax is imposed on gains realized from the transfer of our Shares or on dividends paid to our non-PRC resident investors, the value of our investors’ investment in our Shares may be materially and adversely affected. Furthermore, our shareholders whose jurisdictions of residence have tax treaties or arrangements with China may not qualify for benefits under such tax treaties or arrangements.

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The heightened scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on our business operations, our acquisition or restructuring strategy or the value of your investment in us.

Pursuant to the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises (“SAT Circular 698”) issued by the SAT in December 2009 with retroactive effect from January 1, 2008, where a nonresident enterprise transfers the equity interests of a PRC resident enterprise indirectly by disposition of the equity interests of an overseas non-public holding company (an “Indirect Transfer”), and such overseas holding company is located in a tax jurisdiction that (i) has an effective tax rate of less than 12.5% or (ii) does not impose income tax on foreign income of its residents, the non-resident enterprise, being the transferor, must report to the competent tax authority of the PRC resident enterprise this Indirect Transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax.

On March 28, 2011, the SAT released the SAT Public Notice (2011) No. 24 (“SAT Public Notice 24”), which became effective on April 1, 2011, to clarify several issues related to Circular 698. According to SAT Public Notice 24, the term “effective tax” refers to the effective tax on the gain derived from disposition of the equity interests of an overseas holding company; and the term “does not impose income tax” refers to the cases where the gain derived from disposition of the equity interests of an overseas holding company is not subject to income tax in the jurisdiction where the overseas holding company is a resident.

On February 3, 2015, the SAT issued (“SAT Circular 7”), which abolished certain provisions in SAT Circular 698, as well as certain other rules providing clarification on SAT Circular 698. SAT Circular 7 provided comprehensive guidelines relating to, and also heightened the PRC tax authorities’ scrutiny over, indirect transfers by a nonresident enterprise of PRC taxable assets. Under SAT Circular 7, the PRC tax authorities are entitled to reclassify the nature of an indirect transfer of PRC taxable assets, when a non-resident enterprise transfers PRC taxable assets indirectly by disposing of equity interests in an overseas holding company directly or indirectly holding such PRC taxable assets, by disregarding the existence of such overseas holding company and considering the transaction to be a direct transfer of PRC enterprise income taxes and without any other reasonable commercial purpose. However, SAT Circular 7 contains certain exemptions, including (i) where a non-resident enterprise derives income from the indirect transfer of PRC taxable assets by acquiring and selling shares of an overseas listed holding company which holds such PRC taxable assets on a public market; and (ii) where there is an indirect transfer of PRC taxable assets, but if the non-resident enterprise had directly held and disposed of such PRC taxable assets, the income from the transfer would have been exempted from enterprise income tax in the PRC under an applicable tax treaty or arrangement.

On October 17, 2017, the STA promulgated the Announcement on Matters Concerning Withholding and Payment of Income Tax of Non-resident Enterprises from Source (the “STA Circular 37”), which came into force and replaced the STA Circular 698 and certain other regulations on December 1, 2017 and partly amended on June 15, 2018. The STA Circular 37 does, among other things, simplify procedures of withholding and payment of income tax levied on non-resident enterprises.

We have conducted and may conduct acquisitions involving changes in corporate structures, and historically our shares were transferred by certain then shareholders to our current shareholders. We cannot assure you that the PRC tax authorities will not, at their discretion, adjust any capital gains and impose tax return filing obligations on us or require us to provide assistance for the investigation of PRC tax authorities with respect thereto. Any PRC tax imposed on a transfer of our Shares or any adjustment of such gains would cause us to incur additional costs and may have a negative impact on the value of your investment in us.

We may be required to obtain and maintain permits and licenses to operate certain of our business operations under PRC law.

Telecommunications operators in China are subject to regulation by, and under the supervision of, the MIIT, the primary regulator of the telecommunications industry in China. Other PRC government authorities also take part in regulating the telecommunications industry in areas such as tariff policies and foreign investment. The MIIT, under the direction of the State Council, has been preparing a draft telecommunications law, which, once adopted, will become the fundamental telecommunications statute and the legal basis for telecommunications regulations in China. In 2000, the State Council promulgated a set of telecommunications regulations, or the Telecommunications Regulations, that apply in the interim period prior to the adoption of the telecommunications law.

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Pursuant to the Catalog of Telecommunications Business of the PRC, or the Catalog, most recently amended in June 2019, providers of internet data center (IDC) services, including “internet-based resource collaboration” (IRC) services, are required to obtain an IDC license. IRC services are defined quite broadly under the Catalog to include the provision “in a shared, collaborative manner” of “data storage, application deployment and other internet-based services that are readily accessible and easily modifiable on an on-demand basis.” Under the current PRC laws and regulations, we believe that Youxin may not be deemed as the provider of IDC services and is not required to obtain an IDC license. We cannot guarantee, however, the additional changes or restrict won’t be imposed by the government for Guangzhou Youxin.

Laws and regulations governing the internet industry and related businesses in China are evolving and may involve significant uncertainty.

The PRC government extensively regulates the internet industry, including the foreign ownership of, and the licensing and permit requirements pertaining to companies in the internet industry. These internet-related laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainty.

Risks and uncertainties relating to PRC regulation of internet businesses include new laws, regulations or policies that may be promulgated or announced to regulate internet activities, including PaaS cloud service businesses. If these new laws, regulations or policies are promulgated, additional licenses may be required for our operations. If our operations do not comply with these new regulations after they become effective, or if we fail to obtain any licenses required under these new laws and regulations, we could be subject to penalties and our business operations could be disrupted.

There are uncertainties relating to the regulation of the internet industry in China, including evolving licensing requirements. This means that our permits licenses or operations may be subject to challenge, or we may fail to obtain or renew permit or licenses that applicable regulators may deem necessary for our operations. If we fail to maintain or obtain the required permits or licenses, we may be subject to various penalties, including fines and discontinuation of, or restriction on our operations. Any penalty may disrupt our business operations and may have a material adverse effect on our results of operations.

The interpretation and application of existing or future PRC laws, regulations and policies relating to the internet industry have created substantial uncertainties regarding the legality of existing and future foreign investments in and the businesses and activities of internet businesses in China, including our PaaS cloud business. We cannot assure you that we will be able to maintain our existing licenses or obtain any new licenses required under any existing or new laws or regulations given the uncertainty and complexity of China’s regulation of internet businesses. There are also risks that we may be found to be in violation of existing or future laws and regulations. If current or future laws, rules or regulations regarding internet-related activities are interpreted in such a way as to render our ownership structure and/or business operations illegal or non-compliant, our business could be severely impaired and we could be subject to severe penalties.

If we rely on dividends paid by WFOE for our cash needs, any limitation on the ability of WFOE to pay dividends to us could have a material adverse effect on our ability to conduct our business.

We currently conduct all of our business through Guangzhou Youxin, but we may conduct business in Mainland China through WFOE in the future. Although we do not currently intend to pay dividends, we may rely on the dividends received from WFOE to pay dividends to our shareholders in the future. Currently, PRC regulations permit the payment of dividends only out of distributable profits determined in accordance with the accounting standards and regulations in China, which differ in many aspects from generally accepted accounting principles in other jurisdictions. WFOE is required to allocate certain percentages of any accumulated profits after tax each year to their statutory common reserve fund as required under the PRC Company Law, until the aggregate accumulated statutory common reserve funds exceed 50% of our registered capital. These reserve funds cannot be distributed as cash dividends. In addition, if WFOE incurs debt on its own or enters into certain agreements in the future, the instruments governing the debt or such other agreements may restrict our ability to pay dividends or make other distributions to us. Therefore, these restrictions on the availability and usage of our major source of funding may materially and adversely affect our ability to pay dividends to our shareholders.

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The PRC government’s control over currency conversion may limit our foreign exchange transactions, including dividend payments on our Shares.

The RMB is not presently a freely convertible currency, and current conversion and remittance of foreign currencies are subject to PRC foreign exchange regulations. There is no assurance that, under a certain exchange rate, we will have sufficient foreign currencies to meet our foreign exchange requirements. Under the current PRC foreign exchange control system, foreign exchange transactions under the current account conducted by us, including the payment of dividends following completion of the public offering, do not require prior approval from the SAFE, but we are required to present documentary evidence of such transactions and conduct such transactions at designated foreign exchange banks within China that have the requisite licenses to carry out foreign exchange business. Foreign exchange transactions under the capital account conducted by us, however, must be approved or subject to registration in advance by the SAFE, its branches, or competent banks. There is no assurance that we will be able to receive these approvals or complete the registration in time, or at all. This could restrict the ability of our PRC subsidiary to obtain debt or equity financing in foreign currencies.

The existing foreign regulations allow WFOE, following completion of this offering, to pay dividends in foreign currencies without prior approval from the SAFE by complying with certain procedural requirements. However, there is no assurance that the PRC Government will continue to adopt this policy going forward. The PRC government may also restrict our access to foreign currencies for current account transactions at our discretion. Any insufficiency of foreign currencies may impair WFOE’s ability to obtain sufficient foreign currencies for dividend payments to us or to satisfy any other foreign exchange requirements.

PRC laws and regulations establish more complex procedures for some acquisitions of PRC companies by foreign investors, which could make it difficult for us to pursue growth through acquisitions in China.

A number of PRC laws and regulations, including the M&A Rules, the Anti-Monopoly Law, and the Rules of Ministry of Commerce on Implementation of Security Review System of Mergers and Acquisitions of Domestic Enterprises by Foreign Investors promulgated by MOFCOM on August 25, 2011 and effective from September 1, 2011 (“Security Review Rules”), have established procedures and requirements that are expected to make the review of certain merger and acquisition activities by foreign investors in China more time consuming and complex. These include requirements in some instances to notify MOFCOM in advance of any transaction in which foreign investors take control of a PRC domestic enterprise, or to obtain approval from MOFCOM before overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies. PRC laws and regulations also require certain merger and acquisition transactions to be subject to merger control or security review.

There is no assurance that future audit reports will be prepared by auditors able to be inspected or investigated completely by the PCAOB, and if they are not, our ordinary shares may be prohibited from being traded on a national exchange under the HFCAA. The delisting of our ordinary shares, or the threat of being delisted, may materially and adversely affect the value of your investment.

Auditors of companies that are registered with the Securities and Exchange Commission (the “SEC”) and traded publicly in the United States, including our independent registered public accounting firm, must be registered with the PCAOB, and are subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess their compliance with the relevant professional standards.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act (“HFCAA”) requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national securities exchange or in the over-the-counter trading market in the U.S. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law.

On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the Act. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC will implement a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and will also require disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant.

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On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), and the U.S. House of Representatives introduced the AHFCAA on December 14, 2021 and referred to the House Committee on Financial Services. The AHFCAA was enacted on December 29, 2022 and reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two and, thus, would reduce the time before our securities may be prohibited from trading or delisted.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the Holding Foreign Companies Accountable Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, PCAOB announced the PCAOB Holding Foreign Companies Accountable Act determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in Mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

On August 26, 2022, the SEC announced that the PCAOB signed a Statement of Protocol with the CRSC and the Ministry of Finance of the PRC, which sets out specific arrangements on conducting inspections and investigations by both sides over relevant audit firms within the jurisdiction of both sides, including the audit firms based in Mainland China and Hong Kong. This agreement marks an important step towards resolving the audit oversight issue that concern mutual interests, and sets forth arrangements for both sides to cooperate in conducting inspections and investigations of relevant audit firms, and specifies the purpose, scope and approach of cooperation, as well as the use of information and protection of specific types of data.

On December 15, 2022, the PCAOB announced that it has secured complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate the previous 2021 determination report to the contrary. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China to the PCAOB for inspection or investigation, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in mainland China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate, then such lack of inspection could cause our ordinary shares to be delisted from the stock exchange. On December 29, 2022, the Consolidated Appropriations Act was signed into law. The Consolidated Appropriations Act contains, among other things, an identical provision to AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two.

Our auditor is currently subject to PCAOB inspections and the PCAOB is able to inspect our auditor. Our auditor, Marcum Asia CPAs LLP (“Marcum Asia”), is headquartered in New York City, New York, and has been inspected by the PCAOB on a regular basis. Our auditor is not headquartered in Mainland China or Hong Kong. Marcum Asia was not subject to the determinations announced by the PCAOB on December 16, 2021. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit Marcum Asia to provide audit documentation located in Mainland China or Hong Kong to the PCAOB for inspection or investigation, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on a national securities exchange and quotations by “over-the-counter” markets, may be prohibited under the HFCAA Act.

However, the recent developments would add uncertainties to our offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. It remains unclear what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange (including a national security exchange or over-the-counter stock market). In addition, any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our ordinary shares could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time.

Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may influence our growth in China.

International trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and could have a material adverse effect on us and our customers and other partners. International trade disputes could result in tariffs and other protectionist measures which may materially and adversely affect our business.

The PRC and other countries, including the surrounding Asian countries may potentially have economic effects. In particular, there is significant uncertainty about the future relationship between the United States and the PRC with respect to trade policies, treaties, government regulations and tariffs. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and policies and the expected or perceived overall economic growth rate in China.

Uncertainty surrounding international trade disputes and the potential of the escalation to trade war and global recession could have a negative effect on customer confidence. We may have also access to fewer business opportunities, and our operations may be negatively impacted as a result. In addition, the current and future actions or escalations by either the United States or the PRC that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, our business, or our results of operations, as well as the financial condition of our clients, and we cannot provide any assurances as to whether such actions will occur or the form that they may take.

Risks Related to Our Corporate Structure and Operations

We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

Upon completion of this initial offering, we will become a public company in the United States. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act and rules and regulations implemented by the SEC and The Nasdaq Capital Market require significantly heightened corporate governance practices for public companies. We expect that these rules and regulations will increase our legal, accounting and financial compliance costs and will make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized foreign private issuers. If we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us and the market price of our ordinary shares could decline.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

Upon completion of this offering, we will be a publicly listed company in the United States. As a publicly listed company, we will be required to file periodic reports with the SEC upon the occurrence of matters that are material to our company and shareholders. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S.-listed public company, we will be governed by U.S. laws that our non-publicly traded competitors are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.

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We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

We are a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime.

As a foreign private issuer, we will also be exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

As a foreign private issuer, we are permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to U.S. issuers, including the requirement that a majority of an issuer’s directors consist of independent directors. If we opt to rely on such exemptions in the future, such decision might afford less protection to holders of our ordinary shares.

Section 5605(b)(1) of the Nasdaq Listing Rules requires listed companies to have, among other things, a majority of its board members to be independent, and Section 5605(d) and 5605(e) require listed companies to have independent director oversight of executive compensation and nomination of directors. As a foreign private issuer, however, we are permitted to follow home country practice in lieu of the above requirements. Our Board of Directors could make such a decision to depart from such requirements by ordinary resolution.

The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our Board to consist of independent directors or the implementation of a nominating and corporate governance committee. Since a majority of our Board of Directors would not consist of independent directors if we relied on the foreign private issuer exemption, fewer Board members would be exercising independent judgment and the level of Board oversight on the management of our company might decrease as a result. In addition, we could opt to follow Cayman Islands law instead of the Nasdaq requirements that mandate that we obtain shareholder approval for certain dilutive events, such as an issuance that will result in a change of control, certain transactions other than a public offering involving issuances of 20% or greater interests in the company and certain acquisitions of the shares or assets of another company.

As a “controlled company” under the rules of The Nasdaq Capital Market, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public Class A shareholders.

Our founding shareholder and Chief Executive Officer, Shaozhang Lin, beneficially owns more than 55.72% of our total voting power through his ownership of 5,605,727 Class B Shares, which have 20 votes per share, compared with 1 vote per share for our Class A Shares. Upon the closing of this offering, Mr. Lin will continue to own a controlling interest in our company, and we will meet the definition of a “controlled company” under the corporate governance standards for Nasdaq listed companies. As such, we will be eligible to utilize certain exemptions from the corporate governance requirements of The Nasdaq Stock Market. We are a “controlled company” within the meaning of Nasdaq Listing Rule 5615(c). As a controlled company, we qualify for, and our Board of Directors, the composition of which is and will be controlled by this shareholder, may rely upon exemptions from several of Nasdaq’s corporate governance requirements, including requirements that:

●	a majority of the board of directors consist of independent directors;

●	compensation of officers be determined or recommended to the board of directors by a majority of its independent directors or by a compensation committee comprised solely of independent directors; and

●	director nominees be selected or recommended to the board of directors by a majority of its independent directors or by a nominating and corporate governance committee that is composed entirely of independent directors.

As long as our officers and directors, either individually or in the aggregate, own at least 50% of the voting power of our company, we are a “controlled company” as defined under Nasdaq Marketplace Rules.

Accordingly, to the extent that we may choose to rely on one or more of these exemptions, our shareholders would not be afforded the same protections generally as shareholders of other Nasdaq-listed companies for so long as these shareholders are collectively able to control the composition of our Board and our Board determines to rely upon one or more of such exemptions.

Purchasers of our Class A Shares will be unable to elect any directors of our company or participate in our corporate governance.

We do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules for at least 1 year following completion of this offering. However, we may elect to avail ourselves of these exemptions in the future.

Risks Related to Our Initial Public Offering and Ownership of Our Ordinary Shares

Our dual-class ordinary shares structure may negatively impact the market price of its ordinary shares.

We cannot predict whether the dual-class ordinary shares structure of our company, combined with the concentrated voting power of Mr. Shaozhang Lin as the ultimate holder of 5,605,727 Class B Shares (via his shareholding in Anxin Youxin Capital Ltd), will result in a lower or more volatile market price of our company’s Class A Shares, or other adverse consequences.

For example, certain stock index providers, such as S&P Dow Jones, exclude companies with multiple classes capital structure from being included in certain stock indices, including the S&P 500, the S&P MidCap 400 and the S&P SmallCap 600. In addition, several stockholder advisory firms and large institutional investors oppose the use of multiple class structures. As a result, the dual class structure of the ordinary shares of our company may prevent the inclusion of our company’s Class A Shares in such indices, may cause stockholder advisory firms to publish negative commentary about our company’s corporate governance practices or otherwise seek to cause our company to change its capital structure, and may result in large institutional investors not purchasing our Class A Shares. Any exclusion from stock indices could result in a less active trading market for our Class A Shares. Any actions or publications by stockholder advisory firms or institutional investors critical of our company’s corporate governance practices or capital structure could also adversely affect the value of our Class A Shares.

The holders of Class A Shares are entitled to 1 vote per share and the holders of the Class B Shares are entitled to 20 votes per share. Each Class B Share is convertible into one Class A Share under certain circumstances. The difference in the voting rights between Class A Shares and Class B Shares could also harm the value of our Class A Shares to the extent that any investor or potential future purchaser of our company’s Class A Shares ascribes value to the right of holders of its Class B Shares to twenty votes per share of Class B Shares, or could potentially result in the Class B Shares receiving higher consideration in a sale of such company than that paid to holders of our Class A Shares. The existence of two classes of ordinary shares could also result in less liquidity for our Class B Shares than if there were only one class of ordinary shares. See “Description of Share Capital” for more information on our securities.

We are an “emerging growth company,” and we cannot be certain whether the reduced reporting requirements applicable to emerging growth companies will make our ordinary shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues reach $1.235 billion, if we issue $1.0 billion or more in non-convertible debt in a three year period, or if the market value of our ordinary shares held by non-affiliates exceeds $700 million as of any December 31 before that time, in which case we would no longer be an emerging growth company as of the following June 30. We cannot predict if investors will find our ordinary shares less attractive because we may rely on these exemptions. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares and our share price may be more volatile. Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies.

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Because we have elected to use the extended transition period for complying with new or revised accounting standards for an “emerging growth company”, our financial statements may not be comparable to companies that comply with these accounting standards as of the public company effective dates.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 107(b) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with these accounting standards as of the public company effective dates. Consequently, our financial statements may not be comparable to companies that comply with public company effective dates. Because our financial statements may not be comparable to companies that comply with public company effective dates, investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our ordinary shares. We cannot predict if investors will find our ordinary shares less attractive because we plan to rely on this exemption. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares and our share price may be more volatile.

If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our ordinary shares may decline.

Prior to this offering, we were a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in preparing our consolidated financial statements as of and for the years ended September 30, 2021 and 2022, we and our independent registered public accounting firm identified material weaknesses in our internal control over financial reporting, as defined in the standards established by the PCAOB and other control deficiencies. The material weaknesses that have been identified relate to (i) failure to maintain an effective control environment of internal control over financial reporting; and (ii) lack of sufficient and competent financial reporting and accounting personnel with appropriate knowledge of U.S. GAAP and reporting requirements set forth by the SEC to address complex U.S. GAAP technical accounting issues, and to prepare and review consolidated financial statements and related disclosures in accordance with U.S.GAAP and SEC reporting requirements.

Following the identification of the material weaknesses and control deficiencies, we have taken and planned to continue to take remedial measures, including hiring Serious Financial Management & Consulting (Shenzhen) Co. Ltd as our consultant which has the requisite training and experience in the preparation of financial statements in compliance with applicable SEC requirements, and implementing regular and continuous U.S. GAAP accounting and financial reporting training programs for our accounting and financial reporting personnel. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting, we will need to expend significant resources and provide significant management oversight. We plan to adopt measures to improve our internal file management procedures and an effective recognition procedure by (i) establishing clear roles and responsibilities for accounting and financial reporting staff to address accounting and financial reporting issues, and adding additional professionals for our financial reporting team; and (ii) continuing to further expedite and streamline our reporting process and develop our U.S. GAAP and SEC reporting process to allow early detection, prevention and resolution of potential financial reporting and U.S. GAAP issues, and have established an ongoing program to provide sufficient and appropriate training for financial reporting and accounting personnel, especially training related to U.S. GAAP and SEC reporting requirement.

However, the implementation of these measures may not fully address the material weaknesses in our internal control over financial reporting. Our failure to correct the material weaknesses or our failure to discover and address any other material weaknesses or control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud.

As a public company, we will be required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. In addition, beginning with annual report on Form 20-F for the year ending September 30, 2023, we will be required to furnish a report by management on the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We are in the process of designing, implementing, and testing the internal control over financial reporting required to comply with this obligation, which process is time consuming, costly, and complicated.

In addition, our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting beginning with our annual report on Form 20-F following the date on which we are no longer an “emerging growth company,” which may be up to five full years following the date of this offering. If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our ordinary shares could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the SEC, or other regulatory authorities, which could require additional financial and management resources.

Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial conditions and results of operations

Our current management team lacks experience in managing a U.S. publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to U.S. public companies. Prior to the completion of this offering, we mainly operate our businesses as a private company in the PRC. As a result of this offering, our company will become subject to significant regulatory oversight and reporting obligations under the federal securities laws and the scrutiny of securities analysts and investors, and our management currently has no experience in complying with such laws, regulations and obligations. Our management team may not successfully or efficiently manage our transition to becoming a U.S. public company. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial conditions and results of operations.

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The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the securities exchange on which we list, and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results. In addition, as long as we are listed on The Nasdaq Capital Market, we are also required to file semi-annual financial statements.

We expect these rules and regulations to increase our legal, accounting and financial compliance costs and to make certain corporate activities more time-consuming and costly. In addition, we will incur additional costs associated with our public company reporting requirements. While it is impossible to determine the amounts of such expenses in advance, we expect that we will incur expenses of between $500,000 and $1 million per year that we did not experience prior to commencement of this offering.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, brand and reputation and results of operations.

We also expect that being a public company and these rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our Board of Directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

The market price of our ordinary shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

The initial public offering price for our ordinary shares will be determined through negotiations between the underwriters and us and may vary from the market price of our ordinary shares following our initial public offering. If you purchase our ordinary shares in our initial public offering, you may not be able to resell those Shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our ordinary shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. The market price of our ordinary shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

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In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

We have broad discretion in the use of the net proceeds from our initial public offering and may not use them effectively.

If this offering prices above the assumed price per Class A Share or if we increase the aggregate offering size with an immediately effective post-effective amendment, we could raise more funds than currently assumed. To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our initial public offering. However, we will advise shareholders as required in our annual reports on Form 20-F of any changes in application of funds and will file a current report on Form 6-K to the extent we determine such changes in application must be disclosed more quickly.

Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may not spend or invest these proceeds in a way with which our shareholders agree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our initial public offering in a manner that does not produce income or that loses value.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our ordinary shares if the market price of our ordinary shares increases.

There may not be an active, liquid trading market for our ordinary shares.

Prior to this offering, there has been no public market for our ordinary shares. An active trading market for our ordinary shares may not develop or be sustained following this offering. You may not be able to sell your shares at the market price, if at all, if trading in our shares is not active. The initial public offering price was determined by negotiations between us and the underwriters based upon a number of factors which are described in the “Underwriting” section. The initial public offering price may not be indicative of prices that will prevail in the trading market.

Shares eligible for future sale may adversely affect the market price of our ordinary shares, as the future sale of a substantial amount of outstanding ordinary shares in the public marketplace could reduce the price of our ordinary shares.

The market price of our shares could decline as a result of sales of substantial amounts of our shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our ordinary shares. An aggregate of 31,250,000 Class A Shares and Class B Shares will be outstanding before the consummation of this offering. All of the Class A Shares sold in the offering will be freely transferable without restriction or further registration under the Securities Act. The remaining shares will be “restricted securities” as defined in Rule 144. These shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act. See “Shares Eligible for Future Sale.”

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You will experience immediate and substantial dilution.

The initial public offering price of our shares is substantially higher than the pro forma as adjusted net tangible book value per share of our ordinary shares. If you purchase shares in this offering, you will incur immediate dilution of approximately $3.84 or in the pro forma as adjusted net tangible book value per ordinary share from the price per share that you pay for the ordinary shares. Accordingly, if you purchase shares in this offering, you will incur immediate and substantial dilution of your investment. See “Dilution.”

We are subject to liability risks stemming from our foreign status, which could make it more difficult for investors to sue or enforce judgments against our company.

Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a Cayman Islands company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The Cayman Islands courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law; and to impose liabilities against us, in original actions brought in the Cayman Islands, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

Lastly, under the law of the Cayman Islands, there is little statutory law for the protection of minority shareholders. The principal protection under statutory law is that shareholders may bring an action to enforce the constituent documents of the corporation, our Memorandum and Articles of Association. Shareholders are entitled to have the affairs of the company conducted in accordance with the general law and the Memorandum and Articles of Association.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law since the common law of the Cayman Islands for business companies is limited. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s Memorandum and Articles of Association, then the courts will grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders, which are more limited than the rights afforded minority shareholders under the laws of many states in the United States.

Our Board of Directors may decline to register transfers of ordinary shares in certain circumstances.

Our Board of Directors may refuse to register the transfer of our company’s ordinary shares to any person. They may do so in their absolute discretion, without giving any reason for their refusal, and irrespective of whether the share is fully paid or our company has no lien over it.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may be suspended and the register closed at such times and for such periods as our Board of Directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any calendar year.

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You may be unable to present proposals before general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles of Association allow our shareholders holding shares representing in aggregate not less than 10% of our voting share capital in issue, to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting.

Our Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. Advance notice of at least five (5) clear days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least one or more shareholders present in person or by proxy, representing not less than one-third of the outstanding shares carrying the right to vote at such general meeting. In the event we do not have quorum within 15 minutes of the time appointed for the meeting, or if at any time during the meeting it becomes inquorate, then: (a) if the meeting was requisitioned by the shareholders, it shall be cancelled; (b) in any other case, the meeting shall stand adjourned to the same time and place seven days hence, or to such other time or place as is determined by the directors. If a quorum is not present within 15 minutes of the time appointed for the adjourned meeting, then the shareholders present in person or by proxy shall constitute a quorum.

There may be difficulties in protecting your interests under the laws of the Cayman Islands.

Our corporate affairs are governed by, among other things, our Memorandum of Association, Articles of Association, the Cayman Islands Companies Act and common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. The laws of the Cayman Islands relating to the protection of the interests of minority shareholders differ in some respects from those in other jurisdictions. Such differences may mean that the remedies available to the minority shareholders may be different from those they would have under the laws of other jurisdictions.

Certain facts, forecasts and statistics contained in this prospectus are derived from a third-party report and publicly available official sources and they may not be reliable.

Certain facts, forecasts and other statistics contained in this prospectus relating to China, the PRC economy and the industry in which we operate have been derived from various official government publications or other third-party reports. We have taken reasonable care in the reproduction or extraction of the official government publications or other third-party reports for the purpose of disclosure in this prospectus, however, we cannot guarantee the quality or reliability of such source materials. They have not been prepared or independently verified by us, the underwriters or any of their respective affiliates or advisers and, therefore, we make no representation as to the accuracy of such statistics, which may not be consistent with other information compiled within or outside the PRC. Due to possibly flawed or ineffective collection methods or discrepancies between published information and market practice, such statistics in this prospectus may be inaccurate or may not be comparable to statistics produced with respect to other economies. Further, there is no assurance that they are stated or compiled on the same basis or with the same degree of accuracy as the case may be in other jurisdictions. In all cases, investors should give consideration as to how much weight or importance they should attach to or place on such facts.

General risks

Our business is sensitive to general economic conditions, and any severe or prolonged downturn in the global or PRC economy could materially and adversely affect our business and financial condition.

Economic conditions in China are sensitive to global economic conditions. Because our current revenue is derived largely from China, our business and prospects may be affected by economic conditions in China. The sale of our products is dependent upon the consumption of goods in the retail industry, which may in turn depend on the level of disposable income, perceived future earnings and willingness to spend. Due to uncertain global economic conditions, particularly the current trade tension between the U.S. and China, our clients may reduce the amount they spend on cloud services, like ours. In addition, financial turmoil, banking systems or currency exchange rates may significantly restrict our ability to obtain financing in the capital markets or from financial institutions on commercially reasonable terms, or at all, which could also materially and adversely affect our business, results of operations and prospects.

The effects of the COVID-19 pandemic and related public health measures have materially affected how we and our clients are operating our businesses, and have in the past materially affected our operating results and cash flows; the duration and extent to which this will impact our future results of operations and cash flows remain uncertain.

The COVID-19 pandemic and related public health measures have materially affected how we operate, and have in the past materially affected our operating results and cash flows. The duration and extent to which this will impact our future results remain uncertain. During the lock down, we operated on a work-from-home basis which adversely impacted the productivity of certain employees, and these conditions may persist and harm our business, including our future sales and operating results. As long as the pandemic continues, our employees may be exposed to health risks. Working on site could expose our employees, clients and business partners to health risks and us to associated liability; and will involve additional financial burdens.

Moreover, the conditions caused by COVID-19 initially affected many clients’ willingness to spend on IT service and may in the future adversely affect our clients’ ability or willingness to purchase our cloud computing services. These conditions delayed and may in the future delay prospective clients’ purchasing decisions, and reduced and may in the future reduce the value or duration of our clients’ professional service contracts and affect attrition rates, all of which could adversely affect our future sales and operating results.

Our operations have been negatively affected by a range of external factors related to the COVID-19 pandemic that are not within our control, and COVID-19 cases (including the spread of variants or mutant strains) continue to exist in certain parts of Mainland China, which could impact the operations of our business infrastructure and service providers in such parts and delay our business processes, product development. Authorities throughout China have implemented numerous preventative measures to contain or mitigate further spread of the virus, such as travel bans and restrictions, limitations on business activity, quarantines, work-from-home directives and shelter-in-place orders. These public health measures have caused, and are continuing to cause, business slowdowns or shutdowns in affected areas, which have impacted our business and results of operations and cash flows. As we continue to monitor the situation and public health guidance throughout China, we may adjust our current policies and practices, and existing and new precautionary measures could negatively affect our operations.

The extent of the impact of COVID-19 on our operational and financial performance will depend on certain developments, including the duration and spread of the pandemic, future spikes of COVID-19 infections resulting in additional preventative measures to contain or mitigate the spread of the virus, the severity of the economic decline attributable to the pandemic and timing and nature of a potential economic recovery, impact on our clients and our sales cycles, our ability to generate new business leads, impact on our client, employee and industry events, and effects on our vendors, all of which are uncertain and cannot be predicted. The long-term impact of the COVID-19 pandemic on our financial condition or results of operations remains uncertain. In addition, uncertainty regarding the impact of COVID-19 on our future operating results and financial condition may result in our taking cost-cutting measures, reducing the level of our capital investments, and delaying or canceling the implementation of strategic initiatives, any of which may negatively impact our business and reputation. If the COVID-19 pandemic has a substantial impact on our employees’, partners’ or clients’ business and productivity, our results of operations and overall financial performance may be harmed. The global macroeconomic effects of the COVID-19 pandemic and related impacts on our clients’ business operations and their demand for our products and services may persist for an indefinite period, even after the COVID-19 pandemic has subsided. In addition, the effects of the COVID-19 pandemic may heighten other risks described in this “Risk Factors” section.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We do not undertake to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations, other than required by the federal securities laws or other applicable laws.

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USE OF PROCEEDS

We expect to receive net proceeds of approximately $6,160,000 assuming an initial public offering price of $4.00 per share, after deducting underwriting discounts and commissions and estimated offering expenses. We will not receive any proceeds from the sale of the Class A Shares by the Selling Shareholders.

Each $1.00 increase (decrease) in the public offering price per share would increase (decrease) our net proceeds, after deducting underwriting discounts and commissions, by $1,840,000. Similarly, each increase (decrease) of 1.0 million shares in the number of shares offered by us would increase (decrease) the net proceeds to us from this offering by $3,680,000, assuming that the assumed initial public offering price remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses. We do not expect that a change in the initial public offering price or the number of shares by these amounts would have a material effect on our uses of the proceeds from this offering.

The net proceeds from this offering must be remitted to China before we can use the funds to grow our business. We are permitted under PRC laws and regulations to provide funding to our PRC subsidiary, through capital contributions or foreign loans, subject to approvals, registrations or submission with relevant PRC government authorities. We plan to use the capital contribution or foreign loans to fund our PRC subsidiary. We expect that a properly submitted application will be approved and relevant registration and submission could be completed in the ordinary course of business; however, we cannot guarantee such approval, registration and submission will occur or be timely.

We anticipate using the net proceeds of this offering as follows:

●	approximately $3,080,000 million or 50% of the net proceeds for research and development, including development of our SaaS standard product and further investment in our cloud services;

●	approximately $1,232,000 million or 20% of the net proceeds for investment in our sales and marketing, including expanding distribution channels for existing and future market; and

●	approximately $1,848,000 million or 30% of the net proceeds for general corporate purposes, which may include capital expenditures, potential strategic investments and acquisitions, although we have not identified any specific investments or acquisition opportunities at this time.

If the underwriters exercise their over-allotment option, we anticipate using all of such proceeds for working capital and general corporate purposes.

Pending use of the net proceeds, we intend to invest our net proceeds in short-term, interest bearing, investment-grade obligations. These investments may have a material adverse effect on the U.S. federal income tax consequences of an investment in our ordinary shares. It is possible that we may become a passive foreign investment company for U.S. federal income taxpayers, which could result in negative tax consequences to you. These consequences are discussed in more detail in “Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares.”

The foregoing represents our current intentions with respect of the use and allocation of the net proceeds of this offering based upon our present plans and business conditions. However, our management will have significant flexibility and discretion in applying the net proceeds of this offering. Unforeseen events or changes in business conditions may result in the proceeds of this offering being applied in a manner other than as described in this prospectus.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our ordinary shares. We anticipate that we will retain the earnings to support operations and to finance the growth and development of our business. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the Board of Directors may deem relevant.

Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either its profit or share premium account, but a dividend may not be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Dividends can be declared and paid out of funds lawfully available to us, which include the share premium account. According to our Articles of Association, except as otherwise provided by the rights attached to our ordinary shares, all dividends must be declared and paid according to the amounts paid up on the ordinary shares on which the dividend is paid. All dividends must be apportioned and paid proportionately to the amount paid up on the ordinary shares during the time or part of the time in respect of which the dividend is paid. However, if an ordinary share is issued on terms providing that it will rank for dividend as from a particular date, then that ordinary share will rank for dividend accordingly. For further information, see “Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares — Cayman Islands Taxation.”

If we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will be dependent on receipt of funds from our operations in overseas subsidiaries.

EXCHANGE RATE INFORMATION

The functional currency of our company’s operations in the PRC is the Chinese Yuan or Renminbi (“RMB”). The consolidated financial statements are translated to U.S. dollars using the period end rates of exchange for assets and liabilities, equity is translated at historical exchange rates, and average rates of exchange (for the period) are used for revenues and expenses and cash flows. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income loss. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

All of our company’s revenue transactions are transacted in its functional currency. We do not enter into any material transaction in foreign currencies. Transaction gains or losses have not had, and are not expected to have, a material effect on the results of operations of our company.

The exchange rates as of and for the years ended September 30, 2022 and 2021, and the six months ended March 31, 2023 and March 31, 2022, are as follows:

	As of September 30,		For the years ended September 30,
	2022	2021	2022	2021
Foreign currency	Balance Sheet	Balance Sheet	Profits/Loss	Profits/Loss
RMB:1USD	7.1135	6.4434	6.5532	6.5072

	As of		For the six months ended March 31,
	March 31, 2023	September 30, 2022	2023	2022
Foreign currency	Balance Sheet	Balance Sheet	Profits/Loss	Profits/Loss
RMB:1USD	6.8676	7.1135	6.9761	6,3694

We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all. The foreign currency reserves in the PRC are in part managed through direct regulation of the conversion of RMB into foreign exchange and through restrictions on foreign trade. We do not currently engage in currency hedging transactions.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2023:

●

on an actual basis, giving effect to (i) the change to the authorized share capital and the adoption of our amended and restated articles of association on April 11, 2023 and (ii) the issuance of the Class A Shares and Class B Shares effected on April 11, 2023 and April 21, 2023 (together, the “Reorganization”). Before the Reorganization, our authorized share capital was US$50,000 divided into 50,000,000 ordinary shares with a par value of US$0.001 per share and there were 3 ordinary shares in the issued share capital. After the Reorganization, the authorized share capital of the Company became US$50,000 divided into 400,000,000 Class A Shares and 100,000,000 Class B Shares, with a par value of $0.0001 per share. On April 11, 2023, following the subdivision of shares and redesignation of shares, the issued share capital becomes 30 Class B Shares and on April 21, 2023, we issued further shares reflecting the total number of issued shares as 22,304,693 Class A Shares and 8,945,307 Class B Shares;

●	on a pro forma basis, reflecting the redemption of preferred equities in Guangzhou Youxin on April 28, 2023; and

●

on a pro forma as adjusted basis, reflecting (i) the redemption of preferred equities in Guangzhou Youxin on April 28, 2023; and (ii) the issuance and sale of 2,000,000 Class A Shares by us in this offering at an assumed initial public offering price of US$4.00 per Class A Shares, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table in conjunction with the sections titled “Use of Proceeds,” “Description of Share Capital,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

	As of March 31, 2023
		Pro	Pro Forma As
U.S. dollars	Actual	Forma	Adjusted
MEZZANINE EQUITY
Series Seed Redeemable Preferred Equity, issued and outstanding	$189,651	-	-
Series A Redeemable Preferred Equity, issued and outstanding	2,443,829	-	-
Series B Redeemable Preferred Equity, issued and outstanding	9,529,839	-	-
Total mezzanine equity	12,163,319	-	-

SHAREHOLDERS’ DEFICIT
Class A Shares (par value $0.0001 per share), 400,000,000 shares authorized and 22,304,693 shares issued and outstanding, actual and pro forma; 24,304,693 shares issued and outstanding, pro forma, as adjusted, assuming the over-allotment option is not exercised	2,230	2,230	2,430
Class B Shares (par value $0.0001 per share), 100,000,000 shares authorized and 8,945,307 shares issued and outstanding, actual and pro forma; no shares issued and outstanding, pro forma as adjusted	895	895	895
Share subscription receivables(1)	(3,125)	-	-
Additional paid-in capital	-	12,160,194	18,319,994
Accumulated deficit	(13,430,452)	(13,430,452)	(13,430,452)
Accumulated other comprehensive income	523,043	523,043	523,043
Total shareholders’ (deficit ) equity	(12,907,409)	(744,090)	5,415,910
Total capitalization	(744,090)	(744,090)	5,415,910

(1)	The share issuance is shown as a subscription receivable because our company expects to receive the payment for the shares at a later date following the completion of this offering.

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DILUTION

If you invest in our ordinary shares, your interest will be diluted to the extent of the difference between the public offering price per ordinary share you will pay in this offering and the pro forma as adjusted net tangible book value per ordinary share after this offering. Dilution results from the fact that the per ordinary share offering price is substantially in excess of the net tangible book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares. On March 31, 2023 our net tangible book value attributable to shareholders was $(744,090), corresponding to a net tangible book value of $(0.02) per ordinary share outstanding as of March 31, 2023.

Net tangible book value per ordinary share represents the amount of our total tangible assets less our total liabilities, divided by the total number of ordinary shares issued and outstanding.

Without taking into account any other changes in such net tangible book value after March 31, 2023, other than to give effect to i) the redemption of preferred equities in Guangzhou Youxin on April 28, 2023; and (ii) the issuance and sale of 2,000,000 ordinary shares by us in this offering at an assumed initial public offering price of $4.00 per ordinary share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2023 would have been approximately $5.42 million, or $0.16 per ordinary share. This represents an immediate increase in pro forma as adjusted net tangible book value of $0.18 per ordinary share to the existing shareholders and an immediate dilution in pro forma as adjusted net tangible book value of $3.84 per ordinary share to new investors in this offering.

The following table sets forth the estimated net tangible book value per ordinary share after the offering and the dilution to persons purchasing ordinary shares based on the foregoing offering assumptions:

Post-Offering
Assumed initial public offering price per ordinary share	$4.00
Net tangible book value per ordinary share as of March 31, 2023	$(0.02)
Increase in pro forma as adjusted net tangible book value per ordinary share attributable to this offering	$0.18
Pro forma as adjusted net tangible book value per ordinary share after this offering	$0.16
Dilution per ordinary share to new investors in this offering	$3.84

The dilution information set forth in the table above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

A $1.00 increase or decrease in the assumed initial public offering price of $4.00 per ordinary share would increase or decrease our pro forma as adjusted net tangible book value per ordinary share after this offering by $0.06 and the dilution per ordinary share to new investors by $0.94, assuming the number of ordinary shares offered by us, as set forth on the cover page of this prospectus, remains the same. We may also increase or decrease the number of ordinary shares we are offering.

Post-Offering Ownership

The following table summarizes, on a pro forma as adjusted basis as of March 31, 2023, the differences between the number of ordinary shares acquired from us under this offering, the total amount paid and the average price per ordinary share paid by the existing holders of our ordinary shares and by investors in this offering and based upon an assumed public offering price of $4.00 per ordinary share.

	Shares		Total Consideration		Average Price Per Ordinary
	Number	Percent	Amount	Percent	Share
Existing shareholders	31,250,000	93.99%	$12,163,319	60.32%	$0.3892
New investors	2,000,000	6.01%	$8,000,000	39.68%	$4.0000
Total	33,250,000	100%	$20,163,319	100.00%	$0.6064

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear in this prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors” and elsewhere in this prospectus. See “SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.” All amounts in included in the fiscal years ended September 30, 2022 and 2021 (“Annual Financial Statements”) are derived from our audited consolidated financial statements included elsewhere in this prospectus. All amounts in interim financial statements included in the six months ended March 31, 2023 and 2022 (“Interim Financial Statements”) are derived from our unaudited condensed interim consolidated financial statements included elsewhere in this prospectus. These Annual Financial Statements and Interim Financial Statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles, or US GAAP.

Overview

We are a SaaS and PaaS provider committed to helping retail enterprises digitally transform their businesses using our cloud-based SaaS product and PaaS platform to develop, use, and control business applications without the need to purchase complex IT infrastructure. Our PaaS platform and SaaS product enhance transaction-related activities in the retail sector, such as recording distributions, tracking store-related transactions, and e-commerce clouds and giving our retail clients a comprehensive view of their business operations in real-time on multiple interfaces, allowing them to make critical business decisions anytime and anywhere. In the immediate future, we intend to focus on our SaaS standard product, Yunzhuidan, which we developed by leveraging the technologies used to develop our highly customized PaaS platform. This allows us to provide a standardized CRM services product that our clients can use to connect all levels of the retail chain seamlessly and cost-effectively from management teams to customers in real-time.

We believe our Company is uniquely positioned to meet the need of mid-tier brands in Mainland China. In particular, we specialize in supporting mid-tier brands that heavily rely on offline direct distribution with high volume IT update requirements. We provide a customized, comprehensive, fast-deployment omnichannel digital solutions that unify all aspects of commerce with store innovations, distributed inventory management, cross-channel data integration, and a rich set of ecommerce capabilities that encompass mobile applications, social media, and web-based applications.

Since our inception in 2018, we have achieved significant product and customer milestones. Within two years, we launched the interface engine, settlement engine, integration engine, and our own PaaS platform, Youxin Cloud, and started collaborating with large brands. We continued to develop Youxin Cloud. All of our professional service customers have also been payment channel customers. There were 33 customers who purchased both our professional services and our payment channel services for the fiscal year ended September 30, 2022, primarily in the fast-moving consumer goods, cosmetics, and food and drink sectors. Typically, our customers first execute our one-year contracts for professional services. Under the professional services contract, we would develop the customized CRM system for the customer’s use. Our customers have the option to use other service providers for the payment channel services. Generally, our customers select us as the service provider for the payment channel services. As a result, the same customers purchased our payment channel services.

For the six months ended March 31, 2023, we saw a slight decrease with 22 customers using our professional services and payment channel services. Between November 13, 2022 and November 30, 2022, Guangzhou city, where our company is headquartered, was locked down due to a COVID-19 outbreak in another part of China. During this period, the company shifted its operations to remote work. After the PRC government loosened its earlier COVID-19 control policies, COVID-19 outbreaks spread and affected our personnel. A majority of the company’s staff continued with remote work until after Chinese New Year festivities through the end of January 2023. The company’s operations resumed normally following the second week of February 2023.

Although the number of customers did not materially change, the company continued to see a decrease in revenue from the customized CRM system development service and additional function development service for the six months ended March 31, 2023, as compared to the same period for March 31, 2022, as previously disclosed. This may be attributed to our initial implementation of the new third-generation PaaS platform and ongoing efforts to increase distributors and new customers to use the third-generation PaaS platform. We anticipate our revenue will grow as new distributors and customers purchase licenses and professional services for the third-generation PaaS platform.

Because of the company’s shift to developing and marketing its third-generation PaaS platform during the lockdown period beginning November 2022, fewer personnel was required to implement its third-generation PaaS platform because PaaS products generally have embedded more functionalities compared to the more hands-on personnel efforts for customized CRM development services. Accordingly, the number of employees decreased over a one-year period from 143 for fiscal year ended September 30, 2021 to 84 for fiscal year ended September 30, 2022.

In addition, for the third-generation PaaS platform, the company has sought to increase partnerships with distributors. Under the distribution agreements, the company grants a license for its third-generation PaaS platform to the distributors who then handle customer acquisition, sales, implementation, and delivery. Thus, the company anticipates gradual growth without substantially increasing costs or employee headcount. Because of the business model for PaaS systems with less personnel requirement for the third-generation PaaS platform, the company does not intend to increase the employee headcount to meet increasing customer demand and the company believes its current headcount is sufficient to meet such demand for the near term.

PaaS Platform

Our PaaS cloud platform is architected specifically to enable mid-tier brands to operate their businesses in a flexible and distributed manner. Compared to traditional software enterprise service providers, our underlying software infrastructure is relatively distinct, and we maximize the total code efficiency for our clients by conducting private deployments on multiple clouds. We believe that Youxin Cloud is one of the few domestic cloud services in Mainland China that can build millions of complex external digital applications, especially transaction-related distribution, store, and e-commerce clouds. With our simple and lightweight build applications, retail chain participants, such as distributors, stores, resellers can view data in real time on one screen. The general customized applications developed by our PaaS platform can be delivered to the clients in approximately two months based on the client’s operation and specific needs.

We generate revenue from development and service fees. Services revenue is dependent upon the customer’s continued usage of the PaaS platform. The PaaS services include process design, project management, system deployment and implementation, and launch to trial operation and acceptance. We charge an annual service fee as long as the customer continues using the system and is based on the number of user accounts over the subscription period.

SaaS Product

Based on the technology and knowledge gained from our PaaS platform, we have designed a more standardized Yunzhuidan SaaS product for our customers, which launched in February 2023. Yunzhuidan is designed to meet the needs of the mid-tier brands in the Chinese retail industry. Our SaaS product is delivered ready-to-use, allowing clients to concentrate on building applications without having to worry about other components like operation systems, storage, and infrastructure. Yunzhuidan allows brands to interact with its stores across multiple digital channels, bouncing between mobile, web and social interfaces before completing a purchase.

We currently sell our SaaS product at a fixed retail price. We also derive ongoing revenue from our SaaS product, including providing database maintenance, system accessing, function updates, and other subsequent support to SaaS product users. Revenue from subscription services increased by $57,046 or 103% from $55,636 for the six months ended March 31, 2022, to $112,682 for the six months ended March 31, 2023, and increased by $65,832 or 135% from $48,601 for the year ended September 30, 2021 to $114,433 for the year ended September 30, 2022.

We do not plan to launch new SaaS products until our Yunzhuidan product generates sustainable and stable revenue but will continue to optimize our Yunzhuidan product functions based on its operation.

In the second quarter of 2023, we completed the reconstruction of our third-generation PaaS platform which we believe will help our Yunzhuidan product to achieve better commercialization. We continue our efforts to expand our service area, such as establishing an oversea channel management system of Chinese brands, and to build a customer and project management integrated system for law firms. In the last two quarters of 2023, we will continue to improve applicability and scalability of the PaaS platform, which will support some new functions, like refreshing sandbox, issuing complex financial reports, multi-cloud deployment and visual integration. In 2024, we plan to connect the PaaS platform with mainstream AI products.

For more information, see “Business—Our Products and Services.”

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COVID-19 Effect on Our Operations

Since December 2019, the outbreak of COVID-19 has resulted in prolonged mandatory quarantines, lockdowns, closures of businesses and facilities, travel restrictions and social distancing guidelines imposed by the governments worldwide.

In March 2020, the World Health Organization (“WHO”) declared COVID-19 a pandemic. Governments in affected countries have imposed travel bans, quarantines, and other emergency public health measures, which have caused material disruption to businesses globally resulting in an economic slowdown. We followed the recommendations of local health authorities to minimize exposure risk for our employees, including the temporary closure of our offices from February 2022 to June 2022 and having employees work remotely. Due to the nature of our business, the impact of the closure on our operational capabilities was not significant, as most of our workforce continued working offsite during such closure. We did not incur any material changes in our operating expenses because of the COVID-19 pandemic.

Due to the COVID-19 pandemic and the related nationwide precautionary and control measures that were adopted in China, we suspended most of the offline work that we expected to host or plan and execute between February and June 2022 according to restrictions on large in-person gatherings imposed by the governmental authorities. We also suffered a decrease in the marketing business because of the sluggish demand for advertising and marketing activities.

The outbreak has been under relative control in China since June 2022 and the restrictions on public events and gatherings have been gradually lifted, and we resumed our offline event planning and execution in July 2022. Many of the restrictive measures previously adopted by the PRC governments at various levels to control the spread of the COVID-19 virus have been revoked or replaced with more flexible measures. However, between November 13, 2022 and November 30, 2022, Guangzhou city was locked down due to a COVID-19 outbreak in another part of China. During this period, the Company shifted its entire operations to remote work. After the PRC government loosened its earlier COVID-19 control policies, COVID-19 outbreaks spread and affected our personnel. A majority of the company’s staff continued with remote work until after Chinese New Year festivities through the end of January 2023. The Company’s operations resumed normally following the second week of February 2023. During the lockdown period of Guangzhou city, we lost some customers because we were unable to meet some of the customers’ renewal and maintenance needs in a timely manner which caused some of our customers to terminate their services with us. See “Risk Factors—General risks—The effects of the COVID-19 pandemic and related public health measures have materially affected how we and our clients are operating our businesses, and have in the past materially affected our operating results and cash flows; the duration and extent to which this will impact our future results of operations and cash flows remain uncertain.”

Factors Affecting Our Performance

Market Adoption of PaaS Platform

The market acceptance and adoption of PaaS technology is a critical factor that can significantly impact our company’s performance. We are closely monitoring market trends and adjusting our strategy to respond to changing customer needs. We regularly conduct market research and solicit feedback from existing customers to ensure that our platform remains relevant and competitive in the market. As PaaS technology becomes more widely adopted within our target market, it becomes easier for us to establish ourselves as a leading provider in the space. This can lead to increased brand recognition, stronger customer relationships, and better pricing power over time.

Between November 13, 2022 and November 30, 2022, Guangzhou city, where the company is headquartered, was locked down due to a COVID-19 outbreak in another part of China. During this period, the company shifted its operations to remote work. During the lockdown period, the company implemented its third-generation PaaS platform. For the third-generation PaaS platform, the company has sought to increase partnerships with distributors. Under the distribution agreements, the company grants a license for its third-generation PaaS platform to the distributors who then handle customer acquisition, sales, implementation, and delivery. Thus, the company anticipates gradual growth without substantially increasing costs or employee headcount. Because of the business model for PaaS systems with less personnel requirement for the third-generation PaaS platform, the company does not intend to increase the employee headcount to meet increasing customer demand and the company believes its current headcount is sufficient to meet such demand for the near term.

Lost Customers

From time to time, our operating results will be impacted by lost customers who represent customers that purchased both professional services and payment channel services. For fiscal years ended September 30, 2021 and 2022, we lost 5 and 8 customers, respectively, because they generally no longer required our professional or payment channel services. Of the 8 lost customers for the fiscal year ended September 30, 2022, one customer shut down their business entirely and 3 customers adjusted their business models which did not require our professional services or our payment channel services. For the six months ended March 31, 2023, we had 13 lost customers using our professional services or our payment channel services. During the lockdown period of Guangzhou city, where we are headquartered, we lost some customers because we were unable to meet some of the customers’ renewal and maintenance needs in a timely manner which caused some of our customers to terminate their services with us. Of the 13 lost customers during this period, 3 customers entirely shut down their businesses and 2 customers adjusted their business models which no longer required our professional or payment channel services. Other lost customers opted to use standard SaaS products to service their business operations than pay for our customized CRM services.

	For the year ended September 30, 2021	For the year ended September 30, 2022	For the six months ended March 31, 2022	For the six months ended March 31, 2023
Lost Customers	5	8	8	13

Expanding Usage by Existing Customers

Expanding usage by existing customers is equally important as new customer acquisition for our performance. We are committed to building strong relationships with our customers and equipping them with the necessary tools to succeed. We work closely with each customer, and arrange our customer service department, known as the Youxin Customer Success Department, to collect their unique needs, and provide tailored solutions that helps them achieve their goals for the program department. By providing high-quality and stable support, we foster customer loyalty, which can lead to increased usage and additional revenue opportunities.

Customer Churn Rate

Our churn rate, which is calculated by dividing the number of lost customers during a period by the total number of customers at the start of the time period, increased slightly by 1%, from 31% for the year ended September 30, 2021, to 32% for the year ended September 30, 2022. For the six months ended March 31, 2023 and 2022, our churn rate was 39% and 32%, with approximately 7% growth.

Rate	For the year ended September 30, 2021	For the year ended September 30, 2022	For the six months ended March 31, 2022	For the six months ended March 31, 2023
Churn Rate	31%	32%	32%	39%

Customer Renewal Rate

We also measure the company’s ability to maintain customers and generate long-term revenue using the customer renewal rate. For all periods presented, all of our professional service customers have also been payment channel customers. Typically, our customers first execute one-year contracts for professional services. Under the professional services contract, we would develop the customized CRM system for the customer’s use. Our customers have the option to use other service providers for the payment channel services. To date, all of our customers have selected us as the service provider for the payment channel services. As a result, the same customers purchased our payment channel services. All of our contract terms are one-year with the option to renew for additional one-year terms prior to the expiration of the contract term. Customers who purchase our professional services must renew their contracts at the end of the contract term to continue to access our CRM system and payment channel. Our CRM systems display online prompts to customers about renewing services to continue access 30 days prior to the expiration of the contract term. Additionally, members of our Youxin Customer Success Department proactively communicates with customers about renewals prior to contract expiration. Customers who “must renew” are customers who purchased our customized CRM development services and who must renew their contracts during the period being measured to maintain access to our CRM system during the period being measured. No contract terms, either initially or upon renewal, extend beyond one year.

Our customer renewal rate is calculated by dividing the number of customers who choose to renew their professional and payment channel services by the customers who must renew their contracts during the period being measured to maintain access to the professional services and payment channel services. The customer base included in the customer renewal rate calculation includes all professional service customers and payment channel service customers. Our customer renewal calculations do not include customers with existing contracts whose terms do not expire during the period being measured because it is unnecessary for them to renew their contracts during the period to continue using our CRM system. New customers, for instance, are excluded from the customer renewal rate calculation for the fiscal year in which they initially begin service because these customers do not need to be renewed during the initial fiscal year in which they begin service. The customer renewal rate, accounts for 83% for the fiscal year ended September 30, 2022, up nearly 10% from 73% for the year ended September 30, 2021. For the six months ended March 31, 2023, our customer renewal rate was 88%, compared with 92% for the six months ended March 31, 2022.

Rate	For the year ended September 30, 2021	For the year ended September 30, 2022	For the six months ended March 31, 2022	For the six months ended March 31, 2023
Renewal Rate	73%	83%	92%	88%

Net Expansion Rate

We also invest heavily in product development and innovation. We regularly solicit feedback from our customers and incorporate their feedback to improve our platform by adding new features and functionality that address their evolving needs. Our net dollar expansion rate is calculated by taking the revenue generated from customers who renewed during the stated period and dividing by revenue generated from all customers from the previous period end (including those customers who did not renew for the stated period). Renewing customers are customers who still utilize both our professional and payment channel services in the stated period. Revenue generated from renewing customers is the total revenue generated by customers in the stated period. The calculation is based on the entire customer base which includes all professional service customers (i.e., customized CRM system development, additional function development and subscription service customers) and payment channel customers. The net dollar expansion rate for the fiscal year ended September 30, 2022 was 61%, compared to 64% for the fiscal year ended September 30, 2021. For the six months ended March 31, 2023 and 2022, respectively, the net dollar expansion rates were 73% and 84%.

Rate	For the year ended September 30, 2021	For the year ended September 30, 2022	For the six months ended March 31, 2022	For the six months ended March 31, 2023
Net Dollar Expansion Rate	64%	61%	84%	73%

We expect to use cases to expand selling opportunities and continue to invest in sales and marketing and customer success activities to achieve additional revenue growth from existing customers. We believe that these efforts will have a long-term, positive impact on our business and results of operations.

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New Customer Acquisition

Our operating results and growth prospects will depend in part on our ability to attract new customers. We are intensely focused on growing our customer base. We continue to invest in our sales and marketing efforts and developer community outreach, actively participate in industry summits to gain more partnership opportunities which are critical to driving customer acquisition. We have built a retail partner network through our effective marketing efforts and continue to launch new functions and products to satisfy our customers’ needs, which continuously raises awareness of our PaaS and SaaS offerings, and generating word-of-mouth referrals that not only attract more brands, developers and partners, but also lead to growing end user demand, better user insights and a more vibrant service ecosystem. As a result, we had 33 customers using professional and payment channel services for the fiscal years ended September 30, 2022, compared to 25 customers using professional services and payment channel services for the fiscal year ended September 30, 2021. However, for six months ended March 31, 2023, we only had 22 customers using our professional services and payment channel services, which mainly resulted from the Company’s remote work during the lockdown of Guangzhou city for nearly three months. Because of the Company’s shift to entirely remote work, we were unable to meet some of the customers’ renewal and maintenance needs in a timely manner which caused some of our customers to terminate their services with us.

We use the following measures to quantify new customer acquisitions: (1) leveraging our cloud-tracking solutions to guide customers to explore our other products; (2) providing stable, high performance and highly personalized customization development with our PaaS platform; and (3) collecting sales lead and channel sales leads and referring them to our pre-sales solutions department. Such leads may come from referrals from existing and prior customers or from engagement with industry summits.

Investment for Growth

We are committed to delivering industry-leading products to maintain and build credibility in the global PaaS and SaaS communities. We believe that the comprehensiveness of our product offerings and our continued efforts to introduce new features and capabilities on our platform provides us with a significant competitive advantage.

We plan to improve our platform by expanding the functionality of current products, developing new products, and exploring different verticals and use cases to support the growth of our business. Additionally, we will invest heavily in our engineering capabilities and marketing capabilities to maintain our strong position in the developer community.

Effect of Currency Translation

The majority of our revenues are currently derived from our SaaS product, which comes primarily from our contracts with the retail sector located in the PRC. These revenues are predominantly denominated in RMB. Our reporting and functional currency is the U.S. dollar. The financial statements of our subsidiaries and consolidated affiliated entities using functional currencies other than the U.S. dollar, such as RMB, are translated to the U.S. dollar. As a result, as RMB depreciates or appreciates against the U.S. dollar, our revenue presented in U.S. dollars will be negatively or positively affected. See “Quantitative and Qualitative Disclosure about Market Risk—Foreign exchange risk.”

Taxation

Cayman Islands

We are incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, we are not subject to income, corporation, or capital gains tax in the Cayman Islands. In addition, our payment of dividends, if any, is not subject to withholding tax in the Cayman Islands.

British Virgin Islands

Youxin BVI is incorporated in the British Virgin Islands and is not subject to tax on income or capital gains under current British Virgin Islands law. In addition, upon payments of dividends by these entities to their shareholders, no British Virgin Islands withholding tax will be imposed.

Hong Kong

Our subsidiaries in Hong Kong, including Youxin Cloud (HK) Limited, our wholly-owned subsidiary, are subject to Hong Kong profits tax on their activities conducted in Hong Kong at a uniform tax rate of 16.5%. Under Hong Kong tax law, our subsidiaries in Hong Kong are exempted from income tax on their qualified foreign-derived income and there is no withholding tax in Hong Kong on remittance of dividends. No provision for Hong Kong profits tax was made as we had no estimated taxable income that was subject to Hong Kong profits tax during 2020 and 2021.

PRC

Our subsidiaries in China are companies incorporated under PRC law and, as such, are subject to PRC enterprise income tax on their taxable income in accordance with the relevant PRC income tax laws. Pursuant to the PRC Enterprise Income Tax Law, or PRC EIT Law, which became effective on January 1, 2008, and was last amended on December 29, 2018, a uniform 25% enterprise income tax rate is generally applicable to both foreign-invested enterprises and domestic enterprises, except where a special preferential rate applies.

We are subject to VAT on the products sold and services provided. We are also subject to surcharges on VAT payments in accordance with PRC law.

As a Cayman Islands holding company, we may receive dividends from our PRC subsidiaries through Youxin Cloud (HK) Limited. The PRC EIT Law and its implementing rules provide that dividends paid by a PRC entity to a nonresident enterprise for income tax purposes are subject to PRC withholding tax at a rate of 10%, and may be subject to reduction by an applicable tax treaty with China.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, the withholding tax rate in respect of the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10% if the Hong Kong enterprise (i) directly holds at least 25% of the PRC enterprise, (ii) is a tax resident in Hong Kong and (iii) could be recognized as a Beneficial Owner of the dividend from PRC tax perspective. Pursuant to the Notice of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements issued on February 20, 2009 by the SAT, or Guoshuihan [2009] 81, a Hong Kong resident enterprise must meet the following conditions, among others, in order to apply the reduced withholding tax rate: (i) it must be a company; (ii) it must directly own the required percentage of equity interests and voting rights in the PRC resident enterprise; and (iii) it must have directly owned such required percentage in the PRC resident enterprise throughout the 12 months prior to receiving the dividends.

Based on the Announcement of the State Administration of Taxation on Issues Concerning “Beneficial Owners” in Tax Treaties, which was promulgated on February 3, 2018 and came into effect on April 1, 2018, if the business activities conducted by the nonresident enterprise do not constitute substantive business activities, the nonresident enterprise may not be considered as a “beneficiary owner”, and thus may not enjoy the reduced tax rate under applicable tax treaties.

In October 2019, the State Administration of Taxation issued Announcement of the State Taxation Administration on Issuing the Measures for Non-resident Taxpayers’ Enjoyment of Treaty Benefits, or SAT Circular 35, which became effective on January 1, 2020. SAT Circular 35 provides that nonresident enterprises are not required to obtain pre-approval from the relevant tax authority in order to enjoy the reduced withholding tax. Instead, nonresident enterprises and their withholding agents may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and file necessary forms and supporting documents when performing tax filings, which will be subject to post-tax filing examinations by the relevant tax authorities. Accordingly, Youxin Cloud (HK) Limited may be able to benefit from the 5% withholding tax rate for the dividends it receives from its PRC subsidiaries, if it satisfies the conditions prescribed under Guoshuihan [2009] 81 and other relevant tax rules and regulations. However, according to Guoshuihan [2009] 81 and SAT Circular 35, if the relevant tax authorities consider the primary purpose of our transactions or arrangements to be achieving favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future.

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If our holding company in the Cayman Islands or any of our subsidiaries outside of China were deemed to be a “resident enterprise” under the PRC EIT Law, it would be subject to enterprise income tax on its worldwide income at a rate of 25%. See “Risk Factors—Risks Related to Doing Business in China—If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.”

Critical Accounting Estimates

We prepare our consolidated financial statements in conformity with U.S. GAAP, which requires us to make judgments, estimates and assumptions. We continually evaluate these estimates and assumptions based on the most recently available information, our own historical experiences and various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from our expectations as a result of changes in our estimates. We evaluate these estimates on an ongoing basis.

An accounting policy is considered critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time such an estimate is made and if different accounting estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur, could materially impact the consolidated financial statements. Out of our significant accounting policies, which are described in “Note 3—Summary of Significant Accounting Policies” of our consolidated financial statements included elsewhere in this Form F-1, accounting policies for allowance for doubtful accounts, impairment of long-lived assets and valuation allowance for deferred tax asset are deemed “critical”, as they require management’s highest degree of judgment, estimates and assumptions. The descriptions of critical accounting policies, judgments and estimates should be read in conjunction with our consolidated financial statements and other disclosures included in this annual report. We believe that the following critical accounting estimates involve the most significant judgments used in the preparation of our financial statements.

Allowance for doubtful accounts

Accounts receivable, net are stated at the original amount less an allowance for doubtful accounts. Accounts receivable are recognized in the period when we have provided services to our customers and when our right to consideration is unconditional. We review the accounts receivable periodically and make specific allowances when there is doubt as to the collectability of individual balances. We consider many factors in assessing the collectability of the receivables, such as the age of the amounts due, the customer’s payment history, credit-worthiness and other specific circumstances related to the accounts. An allowance for doubtful accounts is recorded in the period in which a loss is determined to be probable. Accounts receivable balances are written off after all collection efforts have been exhausted. There was no allowance for doubtful accounts for the six months ended March 31, 2023 and 2022, and for the years ended September 30, 2022 and 2021, respectively.

Impairment of long-lived assets

We review our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, we assess the recoverability of the long-lived assets by comparing the carrying value of the long-lived assets or asset group to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition when the estimated undiscounted future cash flows is lower than the carrying value, an impairment loss is recognized in the consolidated statements of operations and comprehensive loss for the difference between the fair value, using the expected future discounted cash flows, and the carrying value of the assets. There was no impairment for long-lived assets for the six months ended March 31, 2023 and 2022, and for the years ended September 30, 2022 and 2021, respectively.

Valuation allowance for deferred tax asset

We record a valuation allowance to reduce our deferred tax assets to the amount that is more likely than not to be realized. Significant judgment is required in determining the valuation allowance. In assessing the need for a valuation allowance, we consider all sources of taxable income, including projected future taxable income, reversing taxable temporary differences and ongoing tax planning strategies. If it is determined that we are able to realize deferred tax assets over the net carrying value or to the extent we are unable to realize a deferred tax asset, we would adjust the valuation allowance in the period in which such a determination is made, with a corresponding increase or decrease to earnings. As of March 31, 2023, September 30, 2022 and 2021, we have made full valuation allowance to deferred tax assets with amount of $2.90 million, $2.41 million and $1.80 million, respectively.

Results of Operations

Comparison of Results of Operations for the Years Ended September 30, 2022 and 2021

The following table summarizes the results of our operations for the years ended September 30, 2022 and 2021, respectively, and provides information regarding the dollar and percentage increase or decrease during such periods.

	For the years ended September 30,
	2022		2021
	Amount	% of Revenues	Amount	% of Revenues
REVENUES	$1,277,066	100%	$1,106,860	100%
COST OF REVENUES	(581,339)	(46)%	(457,343)	(41)%
GROSS PROFIT	695,727	54%	649,517	59%
OPERATING EXPENSES
Selling expenses	(934,744)	(73)%	(670,970)	(61)%
General and administrative expenses	(1,276,127)	(100)%	(1,073,326)	(97)%
Research and development expenses	(5,257,256)	(411)%	(3,150,740)	(285)%
Total operating expenses	(7,468,127)	(584)%	(4,895,036)	(443)%
LOSS FROM OPERATIONS	(6,772,400)	(530)%	(4,245,519)	(384)%
OTHER INCOME, NET
Other income	349,797	27%	83,220	8%
Other expense	(34,280)	(3)%	(8,585)	(1)%
Total other income, net	315,517	24%	74,635	7%
NET LOSS BEFORE INCOME TAXES	(6,456,883)	(506)%	(4,170,884)	(377)%
Income tax expense	-	-	-	-
NET LOSS	$(6,456,883)	(506)%	$(4,170,884)	(377)%

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Revenues

The following table presents revenues by service categories for the years ended September 30, 2022, and 2021, respectively:

	For the years ended September 30,
	2022		2021		Variance
Service Category	Amount	% of revenues	Amount	% of revenues	Amount	%
Professional services	$1,004,670	79%	$805,232	73%	$199,438	25%
Customized CRM system development service	818,257	64%	589,656	53%	228,601	39%
Additional function development service	71,980	6%	166,975	15%	(94,995)	(57)%
Subscription service	114,433	9%	48,601	4%	65,832	135%
Payment channel services	224,171	18%	227,321	21%	(3,150)	(1)%
Others	48,225	4%	74,307	7%	(26,082)	(35)%
Total revenues	$1,277,066	100%	$1,106,860	100%	$170,206	15%

Our total revenues increased by $170,206 or 15%, from $1,106,860 for the year ended September 30, 2021, to $1,277,066 for the year ended September 30, 2022, primarily due to an increase in professional services provided to our customers during fiscal year 2022. Revenue from professional services accounted for $1,004,670 or 79% of total revenues for the year ended September 30, 2022, as compared to $805,232 or 73% for the year ended September 30, 2021.

The professional services include customized CRM system development services, additional function development services and subscription services. Revenue from customized CRM system development services increased $228,601 or 39% from $589,656 for the year ended September 30, 2021, to $818,257 for the year ended September 30, 2022. The increase was mainly due to technical improvements that shortened the development period. Revenue from the additional function development services decreased $94,995 or 57% from $166,975 for the year ended September 30, 2021, to $71,980 for the year ended September 30, 2022. Revenue from subscription services increased $65,832 or 135% from $48,601 for the year ended September 30, 2021, to $114,433 for the year ended September 30, 2022. The increase was in line with the accumulated quantity of delivered customized CRM systems, 16 and 24 for the years ended September 30, 2021, and 2022, respectively.

Existing Customers and New Customers Comparison

The following table presents revenues by existing and new customers for the years ended September 30, 2022 and 2021, respectively:

	For the years ended September 30,
	2022		2021		Variance
	Amount	% of revenues	Amount	% of revenues	Amount	%
Existing Customers	$679,399	53%	$839,000	76%	(159,601)	(19)%
New Customers	$597,667	47%	$267,860	24%	329,807	123%
Total revenues	$1,277,066	100%	$1,106,860	100%	$170,206	15%

Revenues by existing customers decreased $159,601 or 19% from $839,000 for the year ended September 30, 2021, to $679,399 for the year ended September 30, 2022. The decrease of revenue by existing customers is mainly due to more customized CRM system development services completed and more customers lost during the year ended September 30, 2022. Revenues by new customers increased $329,807 or 123% from $267,860 for the year ended September 30, 2021, to $597,667 for the year ended September 30, 2022. The increase of revenue by new customers mainly in line with the increase of customized CRM system development services, as the new customers with higher contract amount during the year ended September 30, 2022.

Cost of Revenues

The following table presents cost of revenue by service categories for the years ended September 30, 2022 and 2021, respectively:

	For the years ended September 30,
	2022		2021		Variance
Service Category	Amount	% of cost	Amount	% of cost	Amount	%
Professional fee	$545,011	94%	$409,645	90%	$135,366	33%
Customized CRM system development service	438,410	75%	314,441	69%	123,969	39%
Additional function development service	30,466	5%	62,264	14%	(31,798)	(51)%
Subscription service	76,135	13%	32,940	7%	43,195	131%
Payment channel fee	-	-	-	-	-	-
Others	36,328	3%	47,698	4%	(11,370)	(24)%
Total cost	$581,339	100%	$457,343	100%	$123,996	27%

57

Our service costs primarily include (1) labor costs (including salaries, social insurance and benefits) for employees involved with our operations and product support, (2) third-party service fee including cloud computing and data usage, (3) lease expense and (4) related costs of outsourcing contractor conducting system implementation and support services to customers. Cost of revenues for the year ended September 30, 2022, was $581,339, an increase of $123,996, or 27%, from $457,343 for the year ended September 30, 2021. The following table shows information by different categories of services we provided for the year ended September 30, 2022, in USD:

Service category	Professional fee	Payment channel fee	Others	Total
Revenue	1,004,670	224,171	48,225	1,277,066
Cost of revenue	545,011	-	36,328	581,339
Gross profit	459,659	224,171	11,897	695,727
Gross margin	46%	100%	25%	54%

The following table shows information by different categories of services we provided for the year ended September 30, 2021 in USD:

Service category	Professional fee	Payment channel fee	Others	Total
Revenue	805,232	227,321	74,307	1,106,860
Cost of revenue	409,645	-	47,698	457,343
Gross profit	395,587	227,321	26,609	649,517
Gross margin	49%	100%	36%	59%

As a result of the foregoing, we had gross profits of $695,727 and $649,517 with gross margins of 54% and 59% for the years ended September 30, 2022, and 2021, respectively. The overall gross profit as margin decreased by 5%, the gross margin has been and will continue to be affected by a number of factors, including the timing and extent of our investments in our operation, our ability to manage server costs, the ability to manage the usage of third-party software and the extent to which we periodically choose to pass on the cost savings from lower pricing and higher utilization to our customers in the form or lower prices as well as our efforts to drive greater usage of our products through attractive pricing and improve the serviceability of our PaaS platform by developing more customers.

Operating Expenses

The following table sets forth the breakdown of our operating expenses for the years ended September 30, 2022 and 2021:

	For the years ended September 30,				Change
	2022	%	2021	%	Amount	%

Selling expenses	$934,744	13%	$670,970	14%	$263,774	39%
General and administrative expenses	1,276,127	17%	1,073,326	22%	202,801	19%
Research and development expenses	5,257,256	70%	3,150,740	64%	2,106,516	67%
Total operating expenses	$7,468,127	100%	$4,895,036	100%	$2,573,091	53%

58

Selling Expenses

Our selling expenses increased by $263,774 or 39% from $670,970 for the year ended September 30, 2021 to $934,744 for the year ended September 30, 2022. The increase was mainly due to increases in salaries and welfare, advertising and promotion and entertainment.

The increase of salaries and welfare by $209,284 or 42% was primarily due to an increase in headcount and pay raises in fiscal year 2022 compared to fiscal year 2021. The increases in advertising and promotion and entertainment of $18,272 or 19% and $14,493 or 96% were due to increased advertising expenses for promoting the business in 2022.

General and Administrative Expenses

Our general and administrative expenses increased by $202,801 or 19%, from $1,073,326 for the year ended September 30, 2021 to $1,276,127 for the year ended September 30, 2022.

The increase in fiscal year 2022 was primarily due to (i) the increase in headcount increased salaries and welfare of $218,790 or 33% compared to fiscal year 2021, (ii) an increase of $52,318 or 72% in professional fees for the year ended September 30, 2022, compared to the same period in 2021, resulting from the employment of more professional agents for the listing process, and (iii) a decrease in renovation expenses of $47,640 or 100% from September 30, 2021 to September 30, 2022.

Research and Development Expenses

Research and development costs for September 30, 2022 of $5,257,256 increased $2,106,516 or 67% compared to $3,150,740 for September 30, 2021. The increase was primarily attributed to the increase in personnel related costs including salary and welfare by 1,854,704 or 70% in fiscal year 2022 compared to fiscal year 2021. Payment made to cloud services and other related research and development costs increased $251,813 during fiscal year 2022.

Other Income (Expense), Net

Total net other income was $315,517 for the year ended September 30, 2022, compared to $74,635 for the year ended September 30, 2021. The increase was primarily due to an increase in interest income of $71,286 and a government grant increase of $102,069.

Net Loss

As a result of the foregoing, we reported a net loss of $6,456,883 for the year ended September 30, 2022, compared to a net loss of $4,170,884 for the year ended September 30, 2021.

59

Liquidity and Capital Resources

Cash Flows and Working Capital

To date, we have financed our operations primarily through cash flows from operations and additional capital contributions from shareholders. We received an aggregate capital contribution by our shareholders of $665,504 for the year ended September 30, 2021. We plan to support our future operations primarily from cash generated from our operations and cash on hand.

As of September 30, 2022, our cash was $2,218,346 compared to $7,038,326 as of September 30, 2021. We derive our ongoing revenue mainly from our SaaS product, which includes providing database maintenance, system accessing, function updates, and other subsequent support to SaaS product users. Revenue from subscription services increased by $65,832 or 135% from $48,601 for the year ended September 30, 2021 to $114,433 for the year ended September 30, 2022.

We expect to continue to generate operating losses and operating cash outflows for the next 12 months. Our working capital is mainly derived from, (i) our current position of cash, and (ii) cash flows provided by operating activities, and is insufficient to meet and maintain our operating requirement which amounts to approximately $0.8-1 million for the next 12 months. However, because we have positive net current assets and no long-term debt, if we are unable to obtain sufficient financing, the management will implement the following plans to relieve negative cash flow by pursuing a public offering of its ordinary shares to fund future operations. If we are unable to complete a public offering for a sufficient amount in a timely manner, we would need to pursue alternative financing options such as private debt or equity financing, or collaboration agreements. There can be no assurances, however, that the current operating plan will be achieved or that additional funding will be available on terms acceptable to us, or at all. If we are unable to obtain sufficient funding, we may need to delay our development efforts, limit activities and reduce research and development costs. This could adversely affect our business prospects. Due to our recurring losses and negative cash flows from operations since our inception, as well as the expectation of continuing operating losses and negative cash flows in the foreseeable future, our management has concluded that, without additional capital, there is substantial doubt about our ability to continue as a going concern within one year after the issuance date of the consolidated financial statements. We will need to raise additional capital to finance our future operations and will rely on the proceeds of this offering to help finance our operations for the next 12 months. We have calculated our minimum dollar amount of funding required to remain in business for at least the next 12 months to be approximately $2,415,000.

We do not plan to launch new SaaS products until our Yunzhuidan product generates sustainable and stable revenue but will continue to optimize our Yunzhuidan product functions based on its operation. In the second quarter of the year ended September 30, 2023, we will complete the reconstruction of our third-generation PaaS platform which we believe will help our Yunzhuidan product to achieve better commercialization. We also plan to expand our service area, such as establishing an oversea channel management system of Chinese brands, and to build a customer and project management integrated system for law firms. Such plans for expansion are based on the existing functions of the PaaS platform and will not require us to recruit more staff and invest greater resources other than expected within the ordinary course of our operating business. In the last two quarters of the year ended September 30, 2023, we will continue to improve the applicability and scalability of the PaaS platform, which will support some new functions, such as refreshing sandbox, issuing complex financial reports, multi-cloud deployment and visual integration. In 2024, we plan to connect the PaaS platform with mainstream AI products. In total, we estimate that achieving all of these milestones will require US$1.72 million of working capital.

Substantially all of our operations are conducted in the PRC, and all of our revenues and the vast majority of our expenses, cash are denominated in RMB. As of September 30, 2022, 100% of our cash and restricted was held in China.

Cash Flows for the Year Ended September 30, 2022, compared to the Year Ended September 30, 2021

The following table summarizes our cash flows for the years ended September 30, 2022, and 2021:

	For the years ended September 30,
	2022	2021
Net cash used in operating activities	$(5,273,756)	$(4,607,453)
Net cash provided by (used in) investing activities	766,762	(808,786)
Net cash provided by financing activities	-	9,926,096
Effect of foreign exchange rate on cash	(312,986)	157,888
Net (decrease) increase in cash and cash equivalents and restricted cash	$(4,819,980)	$4,667,745

Operating Activities

Net cash used in operating activities was $5,273,756 for the year ended September 30, 2022, as compared to $4,607,453 net cash used in operating activities for the year ended September 30, 2021. The net cash used in operating activities for the year ended September 30, 2022, reflects our net loss of $6,456,883, partially offset by an increase in payroll payable of $1,040,790 and an increase in contract liabilities of $217,491. The net cash used in operating activities for the year ended September 30, 2021 reflects our net loss of $4,170,884, a decrease in accrued expenses and other current liabilities of $669,757, partially offset by an increase in payroll payable of $484,023.

Investing Activities

Net cash provided by investing activities was $766,762 for the year ended September 30, 2022, as compared to $808,786 net cash used in investing activities for the year ended September 30, 2021. The net cash provided by investing activities for the year ended September 30, 2022, was mainly attributable to the repayment of a related party loan by a shareholder and offset by the purchase of property and equipment. The net cash used in investing activities for the year ended September 30, 2021, was mainly attributable to the loan to a shareholder and the purchase of property and equipment.

Financing Activities

Net cash provided by financing for the year ended September 30, 2022, was nil, as compared to $9,926,096 net cash provided by financing activities for the year ended September 30, 2021. For the year ended September 30, 2021, we obtained funds from issuance of preferred equity of $9,260,592 and capital contributions from shareholders of $665,504.

60

Contractual Obligations

Lease Commitment

We entered into leases for office spaces and computers and printers. The following table sets forth our contractual obligations as of September 30, 2022.

	Payment due by period
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Contractual Obligations
Operating Lease Obligations	$164,842	162,032	2,810		-

We believe that our current cash and financing from our existing shareholders are adequate to support operations for at least the next 12 months. We may, however, in the future, require additional cash resources due to changed business conditions, implementation of our strategy to expand our business, or other investments or acquisitions we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as of September 30, 2022.

Concentrations

(a) Customer

The following table sets forth information as to each customer that accounted for 10% or more of net revenue for the years ended September 30, 2022 and 2021.

	For the years ended September 30,
	2022		2021
Customer	Amount	%	Amount	%
Customer A	$140,856	11%	$316,768	28%
Customer B	208,085	16%	195,159	18%
Customer C	233,846	19%	-	-
Total	$582,787	46%	$511,927	46%

The following table sets forth information as to each customer that accounted for 10% or more of total gross accounts receivable as of September 30, 2022 and 2021.

	As of September 30,
	2022		2021
Customer	Amount	% of Total	Amount	% of Total
Customer A	$-	-	$65,281	19%
Customer B	107,333	32%	73,955	21%
Customer C	215,434	65%	-	-
Customer D	-	-	73,882	21%
Customer E	-	-	41,904	12%
Customer F	-	-	37,095	11%
Total	$322,767	97%	$292,117	84%

(b) Suppliers

The following table sets forth information as to each supplier that accounted for 10% or more of total accounts payable as of September 30, 2022 and 2021.

	As of September 30,
	2022		2021
Supplier	Amount	% of Total	Amount	% of Total
Supplier A	$34,266	51%	$-	-
Supplier B	17,572	26%	-	-
Supplier C	7,029	10%	-	-
Supplier D	-	-	38,799	83%
Total	$58,867	87%	$38,799	83%

Contingencies

We may be involved in various legal proceedings, claims and other disputes arising from the commercial operations, projects, employees and other matters which, in general, are subject to uncertainties and in which the outcomes are not predictable. We determine whether an estimated loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. As of September 30, 2022, we were not aware of any litigations or lawsuits against us.

Inflation

Inflation does not materially affect our business or the results of our operations.

Seasonality

The nature of our business does not appear to be affected by seasonal variations.

61

Results of Operations

Comparison of Results of Operations for the Six Months Ended March 31, 2023 and 2022

The following table summarizes the results of our operations for the six months ended March 31, 2023 and 2022, respectively, and provides information regarding the dollar and percentage increase or decrease during such periods.

	For the six months ended March 31,
	2023		2022
	(Unaudited)		(Unaudited)
	Amount	% of Revenues	Amount	% of Revenues
REVENUES	$407,037	100%	$551,842	100%
COST OF REVENUES	(168,268)	(41)%	(257,807)	(47)%
GROSS PROFIT	238,769	59%	294,035	53%
OPERATING EXPENSES
Selling expenses	(128,957)	(32)%	(569,881)	(103)%
General and administrative expenses	(457,668)	(112)%	(802,448)	(145)%
Research and development expenses	(1,366,388)	(336)%	(2,914,033)	(528)%
Total operating expenses	(1,953,013)	(480)%	(4,286,362)	(776)%
LOSS FROM OPERATIONS	(1,714,244)	(421)%	(3,992,327)	(723)%
OTHER INCOME, NET
Other income	57,945	14%	277,071	50%
Other expense	(21,430)	(5)%	(515)	-
Total other income, net	36,515	9%	276,556	50%
NET LOSS BEFORE INCOME TAXES	(1,677,729)	(412)%	(3,715,771)	(673)%
Income tax expense	-	-	-	-
NET LOSS	$(1,677,729)	(412)%	$(3,715,771)	(673)%

Revenues

The following table presents revenues by service categories for the six months ended March 31, 2023, and 2022, respectively:

	For the six months ended March 31,
	2023		2022		Variance
	(Unaudited)		(Unaudited)
Service Category	Amount	% of revenues	Amount	% of revenues	Amount	%
Professional services	$230,763	57%	$398,880	72%	$(168,117)	(42)%
Customized CRM system development service	118,081	29%	271,263	49%	(153,182)	(56)%
Additional function development service	-	-	71,980	13%	(71,980)	(100)%
Subscription service	112,682	28%	55,637	10%	57,045	103%
Payment channel services	146,358	36%	125,417	23%	20,941	17%
Others	29,916	7%	27,545	5%	2,371	9%
Total revenues	$407,037	100%	$551,842	100%	$(144,805)	(26)%

Our total revenues decreased by $144,805 or 26%, from $551,842 for the six months ended March 31, 2022, to $407,037 for the six months ended March 31, 2023. The professional services include customized CRM system development services, additional function development services and subscription services. Revenue from professional services accounted for $230,763 or 57% of total revenues for the six months ended March 31, 2023, as compared to $398,880 or 72% for the six months ended March 31, 2022. Revenue from customized CRM system development services decreased $153,182 or 56% from $271,263 for the six months ended March 31, 2022, to $118,081 for the six months ended March 31, 2023. Revenue from the additional function development services decreased $71,980 or 100% from $71,980 for the six months ended March 31, 2022, to nil for the six months ended March 31, 2023. The decrease was mainly due to the Company’s remote work during the lockdown of Guangzhou city for nearly three months. Because of the Company’s shift to entirely remote work, we were unable to meet some of the customers’ renewal and maintenance needs in a timely manner which caused some of our customers to terminate their services with us. Revenue from subscription services increased $57,045 or 103% from $55,637 for the six months ended March 31, 2022, to $112,682 for the six months ended March 31, 2023. The increase was in line with the numbers of customers serviced, 11 and 14 for the six months ended March 31 2022, and 2023, respectively.

Existing Customers and New Customers Comparison

The following table presents revenues by existing and new customers for the six months ended March 31, 2023 and 2022, respectively:

	For the years ended March 31,
	2023		2022		Variance
	Amount	% of revenues	Amount	% of revenues	Amount	%
Existing Customers	$403,374	99%	$442,577	80%	$(39,203)	(9)%
New Customers	$3,663	1%	$109,265	20%	(105,602)	(97)%
Total revenues	$407,037	100%	$551,842	100%	$(144,805)	(26)%

Revenues by existing customers decreased $39,203 or 9% from $442,577 for the six months ended March 31 2022, to $403,374 for the six months ended March 31 2023. The decrease of revenue by existing customers is mainly due to more customized CRM system development services completed and more customers lost during the six months ended March 31 2023. Revenues by new customers decreased $105,602 or 97% from $109,265 for the six months ended March 31 2022, to $3,663 for the six months ended March 31 2023. The decrease of revenue by new customers mainly due to negative effect by the Guangzhou city lockdown. We were unable to meet some of the customers’ renewal and maintenance needs in a timely manner and almost not explore new customers during the six months ended March 31 2023.

Cost of Revenues

The following table presents cost of revenue by service categories for the six months ended March 31, 2023 and 2022, respectively:

	For the six months ended March 31,
	2023		2022		Variance
	(Unaudited)		(Unaudited)
Service Category	Amount	% of cost	Amount	% of cost	Amount	%
Professional fee	$149,765	89%	$236,046	92%	$(86,281)	(37)%
Customized CRM system development service	93,049	55%	168,451	65%	(75,402)	(45)%
Additional function development service	-	-	30,466	12%	(30,466)	(100)%
Subscription service	56,716	34%	37,129	15%	19,587	53%
Others	18,503	11%	21,761	8%	(3,258)	(15)%
Total cost	$168,268	100%	$257,807	100%	$(89,539)	(35)%

Our service costs primarily include (1) labor costs (including salaries, social insurance and benefits) for employees involved with our operations and product support, (2) third-party service fees including cloud computing and data usage, (3) lease expenses and (4) related costs of outsourcing contractor conducting system implementation and support services to customers. Cost of revenues for the six months ended March 31, 2023, was $168,268, a decrease of $89,539, or 35%, from $257,807 for the six months ended March 31, 2022.

62

The following table shows information by different categories of services we provided for the six months ended March 31, 2023, in USD:

Service category	Professional fee	Payment channel fee	Others	Total
Revenue	230,763	146,358	29,916	407,037
Cost of revenue	149,765	-	18,503	168,268
Gross profit	80,998	146,358	11,413	238,769
Gross margin	35%	100%	38%	59%

The following table shows information by different categories of services we provided for the six months ended March 31, 2022 in USD:

Service category	Professional fee	Payment channel fee	Others	Total
Revenue	398,880	125,417	27,545	551,842
Cost of revenue	236,046	-	21,761	257,807
Gross profit	162,834	125,417	5,784	294,035
Gross margin	41%	100%	21%	53%

As a result of the foregoing, we had gross profits of $238,769 and $294,035 with gross margins of 59% and 53% for the six months ended March 31, 2023, and 2022, respectively. The overall increase in gross profit as margin by 5% was primarily attributable to our success in expanding our high margin payment channel service as well as implementing effective cost control measures such as salary reductions to address market changes and competitive pressures. The gross margin has been and will continue to be affected by a number of factors, including the timing and extent of our investments in our operation, our ability to manage server costs, the ability to manage the usage of third-party software and the extent to which we periodically choose to pass on the cost savings from lower pricing and higher utilization to our customers in the form or lower prices as well as our efforts to drive greater usage of our products through attractive pricing and improve the serviceability of our PaaS platform by developing more customers.

Operating Expenses

The following table sets forth the breakdown of our operating expenses for the six months ended March 31, 2023 and 2022:

	For the six months ended March 31,				Change
	2023	%	2022	%	Amount	%
	(Unaudited)		(Unaudited)
Selling expenses	$128,957	7%	$569,881	13%	$(440,924)	(77)%
General and administrative expenses	457,668	23%	802,448	19%	(344,780)	(43)%
Research and development expenses	1,366,388	70%	2,914,033	68%	(1,547,645)	(53)%
Total operating expenses	$1,953,013	100%	$4,286,362	100%	$(2,333,349)	(54)%

Selling Expenses

Our selling expenses decreased by $440,924 or 77% from $569,881 for the six months ended March 31, 2022 to $128,957 for the six months ended March 31, 2023. The decrease was mainly due to decreases in salaries and welfare, advertising and promotion and entertainment.

The decrease of salaries and welfare by $280,181 or 70% was primarily due to a decrease in headcount and pay cuts for the six months ended March 31, 2023 compared to the six months ended March 31, 2022. The decreases in advertising and promotion and entertainment of 104,959 or 100% and $24,819 or 99% were due to reduced advertising activities for promoting the business in 2023.

General and Administrative Expenses

Our general and administrative expenses decreased by $344,780 or 43%, from $802,448 for the six months ended March 31, 2022 to $457,668 for the six months ended March 31, 2023.

The decrease for the six months ended March 31, 2023 was primarily due to (i) a decrease in salaries and welfare of $441,623 or 76% compared to the six months ended March 31, 2022 as decrease in headcount and pay cuts, (ii) an increase of $172,689 or 317% in professional fees for the six months ended March 31, 2023, compared to the same period in 2022, resulting from the employment of more professional agents for the listing process, and (iii) a decrease in rental and property management fee of $22,891 or 40% from the six months ended March 31, 2022 to 2023 as one of the office facilities terminated during the six months ended March 31, 2023.

Research and Development Expenses

Research and development costs for the six months ended March 31, 2023 of $1,366,338 decreased $1,547,645 or 53% compared to $2,914,033 for the six months ended March 31, 2022. The decrease was primarily attributed to the decrease in labor related costs including salary and welfare by 1,294,060 or 53% for the six months ended March 31, 2023 compared to the six months ended March 31, 2022. Payment made to cloud services and other related research and development costs decreased $164,910 or 57% for the six months ended March 31, 2023, which is in line with the operating of business of reducing of CRM development services.

Other Income (Expense), Net

Total net other income was $36,515 for the six months ended March 31, 2023, compared to $276,556 for the six months ended March 31, 2022. The decrease was primarily due to a decrease in interest income of $170,379 and a decrease in government grants of $50,876.

Net Loss

As a result of the foregoing, we reported a net loss of $1,677,729 for the six months ended March 31, 2023, compared to a net loss of $3,715,771 for the six months ended March 31, 2022.

63

Liquidity and Capital Resources

Cash Flows and Working Capital

To date, we have financed our operations primarily through cash flows from operations and additional capital contributions from shareholders. We plan to support our future operations primarily from cash generated from our operations and cash on hand.

As of March 31, 2023, our cash and cash equivalent was $912,483 compared to $1,802,236 for the six months ended March 31 as of September 30, 2022. We derive our ongoing revenue mainly from our SaaS product, which includes providing database maintenance, system accessing, function updates, and other subsequent support to SaaS product users. Revenue from subscription services increased by $57,045 or 103% from $55,637 for the six months ended March 31, 2022 to $112,682 for the six months ended March 31, 2023.

We expect to continue to generate operating losses and operating cash outflows for the next 12 months. Our working capital is mainly derived from, (i) our current position of cash, and (ii) cash flows provided by operating activities, and is insufficient to meet and maintain our operating requirement which amounts to approximately $2.5-3 million for the next 12 months. However, because we have positive net current assets and no long-term debt, if we are unable to obtain sufficient financing, the management will implement the following plans to relieve negative cash flow by pursuing a public offering of its ordinary shares to fund future operations. If we are unable to complete a public offering for a sufficient amount in a timely manner, we would need to pursue alternative financing options such as private debt or equity financing, or collaboration agreements. There can be no assurances, however, that the current operating plan will be achieved or that additional funding will be available on terms acceptable to us, or at all. If we are unable to obtain sufficient funding, we may need to delay our development efforts, limit activities and reduce research and development costs. This could adversely affect our business prospects. Due to our recurring losses and negative cash flows from operations since our inception, as well as the expectation of continuing operating losses and negative cash flows in the foreseeable future, our management has concluded that, without additional capital, there is substantial doubt about our ability to continue as a going concern within one year after the issuance date of the unaudited condensed consolidated financial statements. We will need to raise additional capital to finance our future operations and will rely on the proceeds of this offering to help finance our operations for the next 12 months. We have calculated our minimum dollar amount of funding required to remain in business for at least the next 12 months to be approximately $2,521,000.

We do not plan to launch new SaaS products until our Yunzhuidan product generates sustainable and stable revenue but will continue to optimize our Yunzhuidan product functions based on its operation. In the second quarter of the year ended September 30, 2023, we completed the reconstruction of our third-generation PaaS platform which we believe will help our Yunzhuidan product to achieve better commercialization. We also continue our efforts to expand our service area, such as establishing an oversea channel management system of Chinese brands, and to build a customer and project management integrated system for law firms. Such plans for expansion are based on the existing functions of the PaaS platform and will not require us to recruit more staff and invest greater resources other than expected within the ordinary course of our operating business. During the second half of fiscal year 2023, we will continue to improve the applicability and scalability of the PaaS platform, which will support some new functions, such as refreshing sandbox, issuing complex financial reports, multi-cloud deployment and visual integration. In 2024, we plan to connect the PaaS platform with mainstream AI products. In total, we estimate that achieving all of these milestones will require US$3.33 million of working capital.

Substantially all of our operations are conducted in the PRC, and all of our revenues and the vast majority of our expenses, cash are denominated in RMB. As of March 31, 2023, 100% of our cash was held in China.

Cash Flows for the Six Months Ended March 31, 2023, Compared to the Six Months Ended March 31, 2022

The following table summarizes our cash flows for the six months ended March 31, 2023, and 2022:

	For the six months ended March 31,
	2023	2022
	(Unaudited)	(Unaudited)
Net cash used in operating activities	$(1,554,219)	$(2,441,834)
Net cash provided by (used in) investing activities	299	(1,415)
Net cash provided by financing activities	190,165	-
Effect of foreign exchange rate on cash	57,892	103,962
Net decrease in cash and cash equivalents	$(1,305,863)	$(2,339,287)

Operating Activities

Net cash used in operating activities was $1,554,219 for the six months ended March 31, 2023, as compared to $2,441,834 net cash used in operating activities for the six months ended March 31, 2022. The net cash used in operating activities for the six months ended March 31, 2023, reflects our net loss of $1,677,729, a decrease in operating lease liabilities of $147,459, a decrease in contract liabilities of $119,168, partially offset by an increase in payroll payable of $81,799 and a decrease in accounts receivable of $101,729. The net cash used in operating activities for the six months ended March 31, 2022 reflects our net loss of $3,715,771, a decrease in operating lease liabilities of $205,307, partially offset by an increase in payroll payable of $787,389 and an increase in contract liabilities of $375,084.

Investing Activities

Net cash provided by investing activities was $299 for the six months ended March 31, 2023, as compared to $1,415 net cash used in investing activities for the six months ended March 31, 2022. The net cash provided by investing activities for the six months ended March 31, 2023, was mainly attributable to the disposal of property and equipment. The net cash used in investing activities for the six months ended March 31, 2022, was mainly attributable the purchase of property and equipment.

Financing Activities

Net cash provided by financing for the six months ended March 31, 2023, was 190,165, as compared to nil net cash provided by financing activities for the six months ended March 31, 2022. For the six months ended March 31, 2023, we obtained funds from related parties of $190,165.

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Contractual Obligations

Lease Commitment

We entered into leases for office spaces and computers and printers. The following table sets forth our contractual obligations as of March 31, 2023.

	Payment due by period
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Contractual Obligations
Operating Lease Obligations	$16,997	16,132	865	-	-

We believe that our current cash and financing from our existing shareholders are adequate to support operations for at least the next 12 months. We may, however, in the future, require additional cash resources due to changed business conditions, implementation of our strategy to expand our business, or other investments or acquisitions we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as of March 31, 2023.

Concentrations

(a)	Customer

The following table sets forth information as to each customer that accounted for 10% or more of net revenue for the six months ended March 31, 2023 and 2022.

	For the six months ended March 31,
	2023		2022
	Amount	%	Amount	%
	(Unaudited)		(Unaudited)
Customer
Customer A	$-	-	$119,928	22%
Customer B	133,359	32%	99,737	18%
Customer C	-	-	90,534	16%
Customer D	76,820	19%	-	-
Total	$210,179	51%	$310,199	56%

(b)	The following table sets forth information as to each customer that accounted for 10% or more of total gross accounts receivable as of March 31, 2023 and September 30, 2022.

	Six months ended March 31, 2023		Year ended September 30, 2022
	Amount	% of Total	Amount	% of Total
	(Unaudited)
Customer
Customer A	$151,566	63%	$215,434	65%
Customer B	81,430	34%	-	-
Customer C	1,499	*	107,333	32%
Total	$234,495	97%	$322,767	97%

* Indicates below 10%.

(c)	Suppliers

The following table sets forth information as to each supplier that accounted for 10% or more of total accounts payable as of March 31, 2023 and September 30, 2022.

	Six months ended March 31, 2023		Year ended September 30, 2022
	Amount	% of Total	Amount	% of Total
	(Unaudited)
Supplier
Supplier A	$57,650	61%	$34,266	51%
Supplier B	13,833	15%	17,572	26%
Supplier C	10,921	12%	7,029	10%
Total	$82,404	88%	$58,867	87%

Contingencies

We may be involved in various legal proceedings, claims and other disputes arising from the commercial operations, projects, employees and other matters which, in general, are subject to uncertainties and in which the outcomes are not predictable. We determine whether an estimated loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. As of March 31, 2023, we were not aware of any litigations or lawsuits against us.

Inflation

Inflation does not materially affect our business or the results of our operations.

Seasonality

The nature of our business does not appear to be affected by seasonal variations.

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Market Opportunities for the Retail Cloud Services

The Government Emphasis on the Cloud Services

In December 2021, the Chinese Ministry of Industry and Information Technology issued the “Fourteenth Five-Year Plan for the Development of Intensive Integration of Informatization and Industrialization”, proposing that by 2025, informatization and industrialization will achieve integrated development in a broader, deeper, and higher level. In response to this five-year plan, local governments and regulators have issued some technical specifications and application standards for cloud computing platforms, actively promoted the all-around and in-depth integration of digital technology and social development, and accelerated the application and implementation of digital technology across multiple industries.

Effect of COVID-19

After two years of adjusting to life during a COVID-19 pandemic, we believe that consumers’ expectations for online and offline purchasing experiences have increased. This has bolstered retailer resolve to digitize and accelerate the digital transformation of the enterprise data-based services market, requiring retailers to respond rapidly to changing consumer needs and behaviors or risk falling behind. To remain competitive, we believe that retailers must invest in human power, business process optimization, and technology to create seamless and consistent shopping experiences across all customer and distributor touchpoints. The surge in demand for digitalization has fueled the expansion of the public cloud.

The Strong Consumption Market Potential for Retail industry

China has the largest consumer market and the greatest consumption potential in the world. From 2017 to 2022, the GDP per capita in China increased at a CAGR of 7.5% from RMB 59,592.2 to RMB 85,698.1. It is anticipated that there will be a further increase with a CAGR of 6.7%, reaching RMB 118,360.7 in 2027. The rising purchasing power in China is anticipated to increase business opportunities for retailers and drive demand for cloud-based business service solutions.

Huge Potential Enterprises and Growing Demand for SaaS Cloud Services

Source: China Insights Consultancy

According to CIC, the penetration rate of SaaS cloud service in retail business rose from 5.1% to 11.3% from 2017 to 2022 and is expected to rise to 16.4% by 2027. A consistent demand for cloud-based commerce services is generated by China’s enormous enterprises. By the end of 2022, about 4.9 million online and offline legal entities offered Chinese consumers a vast selection of retail goods and services, according to CIC. As business operations expand, integrating consumer data and optimizing business procedures becomes crucial. The change to digital commerce also poses new issues, such as engaging customers in an increasingly multi-channel purchasing environment, building their knowledge of consumer behavior based on data and interacting with consumers through more channels. Providers of cloud-based business services play a crucial role in alleviating the difficulties associated with digitizing merchant operations.

Omni Channel Retail and Unified Commerce

Omnichannel retailing allows clients to interact with multiple sales and media channels at once with their information retained by the retailers as they move between channels. For example, omnichannel retailing allows clients to browse on a desktop or mobile phone, compare prices on mobile devices, then visit brick-and-mortar store location to finalize a purchase — all without having to restart their customer journey. The omnichannel retailing links together all channels, combining the showroom and the website to create a single, unified experience.

Unified commerce relies on cloud technology to integrate all business functions, channels, and client data onto a single platform. Rather than allowing customers to move seamlessly across multiple channels, unified commerce gives them the opportunity to stay within a single channel — one that incorporates all other channels and data.

Those two unified selling modes create a more customer-centric business model. By eliminating restrictions on how, when, and where a customer can shop, customers gain freedom and flexibility, resulting in an unparalleled experience.

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BUSINESS

Overview

We are a SaaS and PaaS provider committed to helping retail enterprises digitally transforming their businesses to develop, use and control business applications without the need to purchase complex IT infrastructure. We leverage the technologies used to develop our PaaS platform to standardize a highly customized customer relationship management, or CRM, services to our clients that seamlessly connect all levels of the retail chain from management teams to customers. Our products give our retail clients a comprehensive view of their business operations in real time on multiple interfaces, allowing them to make critical business decisions anytime and anywhere.

Currently, we believe we are one of the few domestic SaaS or PaaS providers in Mainland China with a strong focus on mid-tier brands. In 2022, the percentage of retail sales in China by mid-tier brands was approximately 35% to 50% of all retail sales, according to CIC. Our products allow mid-tier brand retailers using offline direct distribution to connect the management team, distributors, salespersons, stores and end customers across systems, apps, and devices, providing retailers with a comprehensive suite of tools to instantly address issues using real-time sales data. Our products optimize the overall supply chain by streamlining the decision-making process, boosting efficiency and profitability.

We believe that there is substantial market opportunity for our SaaS product and PaaS platform in China. According to CIC, the market for retail public cloud services in China, including ours, has experienced rapid growth over the past five years and is projected to maintain this steady rate of expansion for the next five years. As the demand for cloud-based solutions continues to rise, we believe retailers will increasingly turn to public cloud services to streamline their operations, reduce costs, and enhance their overall performance. Yet, the penetration rate of SaaS in the Chinese retail industry was only 11.3% in 2022, and lower than 5% for PaaS.

For many mid-tier brands, traditional IT solutions cause their data to be scattered across various systems, making it difficult to get an overall view of their operations. The need for data integration and unified operation increases the demand for personalized integrated systems in which all software or terminals are fully interconnected, offering multiple data interfaces, and eliminating the problem of data silos. These larger, faster, and more complex systems capable of handling massive amounts of data and hybrid online and offline business management are needed to meet the retailers’ increasing IT demands and to streamline their operations, reduce redundancy, and increase productivity and profitability.

To meet the demands for customized and personalized SaaS products, traditional IT service companies in China must devote substantial resources because they lack standardized platforms capable of delivering personalized data integration and unified operations. Such traditional approaches can often be inefficient due to poor product replicability, heavy delivery and operation modes, and a significant drain on resources.

We believe our company is uniquely positioned to meet these needs for mid-tier brands in Mainland China. We specialize in supporting mid-tier brands that heavily rely on offline direct distribution with high volume IT update requirements. We provide a customized, comprehensive, fast-deployment omnichannel digital solutions that unify all aspects of commerce with store innovations, distributed inventory management, cross-channel data integration, and a rich set of ecommerce capabilities that encompass mobile applications, social media, and web-based applications.

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Our products are all powered by the flexibility and agility of the public cloud. We have developed one of the few PaaS platforms in Mainland China that can build complex external digital applications (especially transaction-related distribution, store, and e-commerce clouds). Moreover, contrary to traditional IT service providers in Mainland China, we make sure our clients conduct the deployment of our products in one single cloud.

Since our inception in 2018, we have achieved significant growth. We had 33 customers purchase our professional services and the payment channel services in fiscal year 2022, primarily in the fast-moving consumer goods, cosmetics, and food and drink sectors. Typically, our customers first execute our one-year contracts for professional services. Under the professional services contract, we would develop the customized CRM system for the customer’s use. Our customers have the option to use other service providers for the payment channel services. Generally, our customers select us as the service provider for the payment channel services. As a result, the same customers purchased our payment channel services. For the same period, our PaaS platform empowered us to develop highly customized CRM SaaS products for some leading brands such as P&G Guangzhou and Lancang Ancient Tea. Our revenues increased by 15% from RMB7.20 million ($1.11 million) in fiscal year 2021 to RMB8.37 million ($1.28 million) in fiscal year 2022 and our gross profit increased from RMB4.25 million ($0.65 million) in fiscal year 2021 to RMB4.58 million ($0.70 million) in fiscal year 2022.

We generate revenue from professional services, payment channel services, and other revenues. Professional Services revenue are mostly derived from CRM system development services, additional function development services and subscription services. The CRM system development services include process design, project management, system deployment and implementation, and launch to trial operation and acceptance. Additional function development services are based on fulfilling the additional needs of customers for customized CRM systems. Subscription revenues are derived from subsequent maintenance or update services to the customer. Our company charges an annual service fee as long as the customer is still using the constructed CRM system based on the number of user accounts over the subscription period. Contracts are generally one year and full payment is generally collected in advance. Our company also collects payment channel service fees when the user makes funds related business such as top up, withdraw or transaction established through Unipay, Yiqi pay, Alipay or WeChat pay based on its CRM system, for which our company charges an agreed proportion of the transaction to the payment channel party. Lastly, our company charges a license fee to companies who provide services to their own customers based on our SaaS products.

Our Strengths

End to End Unified Enterprise Solutions

As one of the few providers of domestic applications that can support external digitization in Mainland China, we provide a comprehensive enterprise SaaS product and PaaS platform, with solutions across sales, marketing, and service for a variety of industries and business. Our solutions begin with our clients and end with our clients. Our customized service enables retailers to manage their business operations digitally and intellectually by covering online shop operation, marketing, online product window display, order fulfillment, multi-channel marketing, customer relationship management, and membership program management all on the same platform. We also enable merchants to build a 360- degree view of their customers, allowing them to see everything from sales and marketing to commerce. For sales, intelligent automations on the platform put relevant customer information in the hands of stores which enables them to resolve simple queries from customers without even speaking to distributors or another store. In the delivery process, each store can process sales and inventory information simply by using the platform on their mobile phones rather than making timely internal phone calls.

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Below is an example that illustrates the digitalization of the overall business process of Lancang Ancient Tea using our PaaS platform.

Best-in-Class Features and Functionality

We stay at the forefront of cloud technology development and have built prominent research and development capabilities to maintain our technology leadership and upgrade our cloud solutions continuously. We have a strategy and a vision for how the platform can transform the client’s organization and provide one of the few domestic SaaS products and PaaS platforms in Mainland China that can support external digital applications (especially transaction-related distribution, stores and e-commerce clouds), with a high degree of support for customization and using the client’s own domain-specific language (“DSL”) while also supporting the implementation of a small amount of code in special scenarios, thereby reducing the difficulty of operational implementation for clients.

The following diagram illustrates how domain-specific language is utilized on the Youxin Cloud PaaS Platform.

Abundant Retail Industry Experience

Our business founders and management team have the business experience and insight to provide comprehensive and efficient solutions to meet the needs of our clients. The core team’s expertise in technology development and deep understanding of the retail business comes from their experience in big tech companies like Tencent Holdings Ltd (“Tencent”) and DiDi Global Inc., as well as fast-moving consumer goods companies like P&G Guangzhou and Unilever China Co Ltd. With technical expertise and business experience gained from years of work in internet-related industries, our visionary management team with its entrepreneurial spirit has been leading us since our establishment in achieving rapid and continued growth of our business. Combining a solid technology background with an in-depth understanding of industry verticals, we provide our service through distributors to various offline end customers. Our management team relentlessly pursues innovative solutions to bring greater value to customers.

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Reduced Costs

Retailers using our SaaS product and PaaS platform can save on the heavy investment of setting up and maintaining complex IT infrastructure and multiple SaaS products. By outsourcing complex retail business requirements to us, our clients are able to adopt the latest technologies with purpose-built capabilities for security, compliance and interoperability. This allows our clients to enjoy the same features of high-quality standard SaaS product for a fraction of the price.

Strong Synergies with Our Partners

As one of 38 member companies in the world selected for Tencent’s Cloud Native Accelerator, we can leverage cooperation in multiple dimensions, such as technology, business, community and funding, to accelerate ecological system construction. Tencent is China’s leading cloud-native enabler. Tencent Cloud reported at the 2020 Cloud Native Technology Conference that cloud native product application programing interfaces, or APIs, which enable companies to open their applications’ data and functionality to external third-party developers, are used 10 billion times daily by over 1 million developers and 500,000 customers. Tencent Cloud Native Accelerator will export Tencent’s capabilities and technologies and collaborate with ecological partners to build a cloud native ecology. As a member of the Tencent Cloud Native Accelerator, we have and will continue to collaborate with Tencent on technology, business, community, and investment. For example, in May 2022, we leveraged our relationship with Tencent to develop an online application to facilitate the resumption of work and production in Minhang District, Shanghai after COVID-19.

Our Strategies

The key elements of our growth strategy include the followings, which we believe to empower us, further achieve greater growth and strengthen our market position:

Optimizing PaaS platform and SaaS service

We have fostered strong loyalty with existing customers as a result of the high-quality customized PaaS platform service and solutions we offer, as well as our ability to deliver tangible value to customers by effectively addressing their specific business needs. We intend to leverage the technologies and knowledge gained from creating customized platforms for our clients to create products that are approximately 90% standardized to meet the needs to mid-tier brands in China while also allowing for additional customization to meet the unique demands of any client. By doing so, we anticipate the ability to offer products that offer a customized level of service at a cost affordable to the mid-tier brand market.

Continue to Invest in Infrastructure and Technology

Our cloud platform relies heavily on infrastructure and technology. We allocate a substantial portion of our operating expenses to research and development, including upgrading our infrastructure, improving our cloud technology and developing new products and solutions. We incurred RMB20.50 million ($3.15 million) and RMB34.45 million ($5.26 million) of research and development expenses in fiscal year 2021 and fiscal year 2022 respectively. And the R&D expenses accounts for $2.91 million and $1.37 million for the six months ended March 31, 2022 and 2023, respectively. We intend to continue investing in our infrastructure to provide higher-quality cloud services and improve operation efficiency. Our leadership in technology is built by our highly innovative and dedicated research and development staff. We had a team of approximately 60 engineers, researchers, programmers and computer and data scientists as of September 30, 2022, approximately 98 % of whom hold a bachelor’s degree or above. As of March 31, 2023, our research and development team accounted for 43 staffs because of our product strategy. The SaaS standard product – Yunzhuidan has already launched and the company didn’t require some of R&D staffs for new product development for the next 12 months. As a technology-driven cloud service provider, we want to improve our research and development activities to enhance our technological capabilities to provide a suite of software products that can be delivered rapidly, affordably, flexibly, and iteratively to address the needs of mid-tier brands in China.

Enhance Our Strategic Partner Ecosystem

We value the cooperation with our strategic partners and seek to further enhance our strategic partner ecosystem. Our SaaS product and PaaS platform are delivered on a public cloud platform, and we need our vendors to work with us to meet customers’ individualized requirements. Our current strategic partners include Beijing Jiujiatong Technology Co. Ltd., for SMS service; Ali Could for Cloud storage; CICC Financial Technology (Changsha) Co, Ltd. for payment services and Tencent Cloud Computing Beijing Co, Ltd. for network services. We intend to form additional strategic partner relationships with our suppliers, and to accelerate efficient growth via our partners.

Industry Overview

Overview of the Retail Industry

In the past several years, China’s retail market has experienced steady growth driven by its continued economic growth which increased per capita disposable income and enhanced mobile technology. According to China Insights Consultancy (“CIC”), China’s overall retail sales of consumer goods surpassed RMB 44.0 trillion in 2022, with a CAGR of 4.8% from 2017 to 2022.The CAGR from 2022 to 2027 is expected to be 5.0%, according to CIC. The consumer goods market in China encompasses both direct distribution and indirect distribution. Direct distribution includes online direct distribution where consumers buy directly from the manufacturer through e-commerce platforms like Tmall, JD.com, and offline direct distribution where consumers purchase goods directly from the brand’s brick-and-mortar retail stores. Indirect distribution includes online indirect distribution where the brand moves products from the manufacturer to customers through various online intermediaries and offline indirect distribution where the brand has its own distributors distributing the brand’s products to the retail stores and selling to customers. Our clients primarily use offline distribution methods.

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Source: National Bureau of Statistics of China, China Insights Consultancy

According to CIC, offline retail sales of consumer goods comprised 68.6% of overall retail sales of consumer goods in 2022 and indirect distribution accounted for over 80% of offline retail sales of non-alcoholic drinks, apparel and footwear; over 75% of offline retail sales of alcoholic drinks, snack food, dairy products and alternatives, and over 65% of offline retail sales of cosmetics and home care.

Mid-Tier Consumer Goods Brands

Chinese consumer goods brands can be classified by annual sales volume. According to CIC, top tier brands are those brands with annual sales volume in the top 1 percent. Bottom-tier brands are those brands with an annual sales volume in the bottom 90th percent. Mid-tier brands are those brands with an annual sales volume from the top 1 percent down to the top 10 percent. Taken as a whole, mid-tier brands in China generate approximately RMB 15-20 trillion in annual revenue. Mid-tier brands typically have a sales force with over 50 individuals, divided into two to four management levels, a docking service of 500 to 1000 dealers and goods distribution to 50,000 to 200,000 terminal stores. Mid-tier brands cover practically all retail categories and are primarily comprised of regional brands.

The Challenge of Mid-Tier Brands

Consumer goods retail in China can further be categorized into two general business models, the “Pull Model” and “Push Model.” In the Pull Model the brand identity and recognition influences consumer spending with the effect of driving goods from the brand to the retail stores. In the Push Model, by contrast, the brand’s management drives sales by pushing the products to the distributors, who then distribute the products to the retail outlets. Because the mid-tier brands do not have the same resources as top-tier brands to pay for the high labor and management costs often associated with building a strong brand name and customer deep connection, the Push Model is the core business model typically adopted by mid-tier brands.

In the traditional Push Model used by mid-tier brands, critical business information must pass through several layers to reach the brand. Specifically, the brand relies heavily on the intermediate layer of management to indirectly convey information and instructions between its salesforce, and distributors A mid-tier brand with thousands of salespersons and hundreds of distributors dispersed across multiple regions, provinces, and cities, business leaders and headquarters can have difficulty obtaining timely and accurate information critical to its business due to the multilayer communication channels. The process can be time-consuming, expensive and result in significant information loss during the multi-level communication process.

Mid-tier brands using the Push Model can benefit from a fast and dependable digital tool to reduce communication layers by establishing a more direct connection between the mid-tier brands and front-line salespersons. However, because different brands have different organizational structures, sales regions, products, prices, promotions, orders, payments, etc., software service providers have had difficulty adequately effectively serving mid-tier brands. Traditional on-premise IT solutions for mid-tier brands typically have high customization costs, low delivery efficiency, and low business fit. We notice a significant opportunity for a new productivity system that is customizable to various business sectors yet more affordable to mid-tier brands.

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Overview of China’s Cloud Service Market

We believe that a successful IT solution for mid-tier brands requires a system that is complex and flexible. The system must be complex enough to handle the complexity of corporate systems, data, processes, and personalization which allow developers to conduct infinite extension through open components, plug-ins, and models based on the specific needs of organizations for rapid customization development. The system must also be flexible enough to address the need for frequent updates that require a high level of code structure and ease of maintenance to meet the increasing demand for corporate data integration and unified operation, which necessitates a comprehensive connection between software/business nodes, the provision of numerous data interfaces, and the elimination of data silos.

High Growth of China’s Cloud Market

Source: China Insights Consultancy

Cloud services enable successful IT solutions that are both complex and flexible by providing on-demand access to a shared pool of configurable computing and storage resources and data that can be instantaneously deployed and scaled, providing enterprises with a variety of advantages over the traditional on-premise IT solutions.

Cloud services can either be private or public. Private clouds, also known as data centers, reside on a company’s own infrastructure, which is typically protected by a firewall and physically secured. Public clouds are on-demand and share infrastructure and resources provided by a third party. In a public cloud deployment, an organization uses one or more cloud services, such as software-as-a-service (“SaaS”), platform-as-a-service (“PaaS”), or infrastructure-as-a-service (“IaaS”), from a public cloud service provider such as AWS or Azure, without relying on private cloud (on-premises) infrastructure.

Retail integration in China is encouraging more offline merchants to adopt cloud based online store operations and management, thereby reducing the offline merchants’ reliance on human intervention and enhancing business efficiency. According to CIC, the market size of China’s cloud services increased from RMB 69.2 billion in 2017 to RMB 442.7 billion in 2022, representing a CAGR of 44.9%. This trend is anticipated to keep growing and is expected to reach RMB 1,466.8 billion in 2027, representing a CAGR of 27.1% from 2022 to 2027.

Globally, the market size of cloud services in terms of revenue grows from $146.7 billion to $397.4 billion from 2017 to 2022, China’s cloud services market size only takes 7.0% in 2017 and 16.6% in 2022 despite being the second-largest economy in the world, China’s cloud service market is still at an early stage. However, there has been a significant increase in the spending on cloud services as a percentage of total IT spending in China with a percentage of total IT spending rising from 2.8% in 2017 to 12.9% in 2022, indicating a growing demand for cloud-based solutions. Given this trend, it is projected that the spending on cloud services as a percentage of total IT spending in China will continue to rise and reach 32.6% by 2027, representing a significant shift towards cloud-based solutions.

Source: Ministry of Industry and Information Technology, China Insights Consultancy

Public cloud services have experienced high growth since 2017. According to CIC, the market size of public cloud services in China has increased from RMB 26.5 billion in 2017 to RMB 309.9 billion in 2022, representing a CAGR of 63.5% from 2017 to 2022, and is expected to reach RMB 1,155 billion in 2027, representing a CAGR of 30.1% from 2022 to 2027.2

Despite this growth, the spending on public cloud services as a percentage of total IT spending in the retail industry in China is still low, measuring 12.1% in 2022 and creating a large market opportunity for public cloud service in the retail industry.

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Subsectors for Public Cloud Service

Source: China Academy of Information and Communication Technology, China Insights Consultancy

The market for public cloud services can be further segmented into IaaS, PaaS, and SaaS. We believe that China’s cloud service development is still in its infancy, with enterprises migrating from on-premise IT models to cloud services. We believe that SaaS and PaaS are the future growth drivers of China’s public cloud market as the transition from infrastructure to platform continues. In 2022, SaaS and PaaS comprised 25.7% of public cloud service revenue. PaaS has a CAGR of 92.8% from 2017 to 2022 and estimated CAGR of 31.9% from 2022 to 2027. Similarly, SaaS experienced a CAGR of 36.1% from 2017 to 2022 and is expected to have a CAGR of 29.8% from 2022 to 2027.

Our Solutions, Products and Development

Common Characteristics of Our PaaS Ecological Platform and SaaS Standard Product

Currently, our suite of products includes our high-quality PaaS cloud service and our SaaS standard product, Yunzhuidan, each specifically designed to address the needs of mid-tier brands. To date, we have designed over 80 PaaS cloud solutions covering a wide spectrum of the retail industry. Our SaaS standard product -Yunzhuidan, was just launched in February 2023. All of our products benefit from the following characteristics:

●Scalability. The services are scalable to handle business applications for a higher number of users, both automatically and manually. We use several techniques to ensure the smooth operation of our system (not including scheduled maintenance). Our servers have no disks and can boot immediately from cloud-based online storage. Microservice backend applications are spaceless, which makes it possible to deliver services in a production environment by creating a new server and allocating a set of microservice nodes.

●Accessibility. By utilizing enterprise applications running on PaaS platform and SaaS standard product, our clients’ internal employees can conduct business at any time and from any location, while external users and partner companies can use Youxin Cloud’s terminals, such as a retailer side application or distributor application, to generate business activities easily and quickly.

●Data Security. We use ISO27001 accreditation, Level 3 Equal Protection certification, hierarchical permissions for browsing at the application level, and real-time encryption and decryption modules for sensitive data to assure data security. These security measurements consist of industry-standard components and solutions. For security, Youxin Cloud uses AliCloud’s fortress machine, web application firewall and several security measures at the application level, to prevent unauthorized access to our customers’ data and avoid security threats or data leakage. We adhere to the concept of least privilege and restrict access to programs and databases. Before accessing our systems, all users must be approved, authenticated, and validated. To have access to our business services, users must have a valid user ID and password. Our flexible security paradigm enables various user groups to have varying degrees of system access. To safeguard data in transit, we demand the usage of Secure Socket Layer version 3, or SSL3, or Transport Layer Security, or TLS, between the user’s browser and our server, which we believe are the industry leading security protocols designed to facilitate privacy and data security for communications over the Internet. Additionally, Youxin Cloud enables corporate clients to include critical information in their storage tables, and each corporate client has their own encryption key. Before being written to the database, the key encrypts the sensitive data, and the database saves only the ciphertext, not the plaintext. Customers must pass through the decryption module to access the sensitive information. Operations and developers cannot access the database to get the critical information in plaintext.

Our PaaS Platform Benefits

Our core PaaS development platform offers the following benefits to our clients:

●	Cutting-edge cloud experience. Our cloud platform is architected specifically to enable mid-tier brands to operate their business in a flexible and distributed manner. Compared to traditional software enterprise service providers, our underlying software infrastructure is relatively distinct, and we maximize the total code efficiency for our clients by conducting private deployments on multiple clouds. We believe that Youxin Cloud is one of the few domestic cloud services in China for complex business systems based on PaaS that can build millions of complex external digital applications (especially transaction-related distribution, store, and e-commerce clouds). Traditional software vendors only customize and develop systems with simple internal applications that require little to no coding and cannot support complex external applications.

●	Drive revenue with efficiency and flexibility. With our simple and lightweight build applications, retail chain participants, such as distributors, stores, resellers can view data in real time on one screen. The communications stay up-to-date and accurate, avoiding repetition regardless of how a customer chooses to interact. To quickly react to the client’s IT need, the general customized applications developed by our PaaS platform can be delivered to the clients in approximately two months based on the client’s operation and specific needs.

●	Seamless end-to-end service. With a PaaS platform, retailers can be better connected to transactional data and customer history, enabling service agents to consistently deliver high-quality interactions. Based on the variety of cloud products, we have designed various industry-specific solutions that can unleash the full potential of our infrastructure resources and add value to our customers.

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Highly Secured Multi-Tenant System. The Youxin Cloud system uses multi-tenant-oriented cloud services resource-sharing scheme, with good isolation design so that the resources seen from the tenant’s perspective are exclusive to it even though the underlying layer is shared by multiple tenants. The solution allows Youxin Cloud-based tenant-built corporate applications to operate on shared infrastructure servers or dedicated servers through configuration routing. This design enables simple tenant hierarchy, lowers the risk of infrastructure failures for big tenants, enhances system scalability and security, and enables deployment in a variety of locations.

Industry Standard Components and Solutions. We use industry-standard servers and network components for our Youxin Cloud. Our default operating systems and databases are Linux and MySQL, which are portable across a variety of platforms, including Microsoft Windows, Microsoft SQL Server, and Oracle databases. Youxin Cloud provides a Spring Cloud microservices system based on the Java ecosystem, Git distributed code management, Kubernetes container cluster management, RabbitMQ queue, and Redis cache. Youxin Cloud also employs Web 2.0 technologies such as AJAX and HTML to provide users with a consistent UI experience across multiple terminals.

Micro Cloud Service Architecture. We have established a micro cloud service architecture for our PaaS platform allowing large applications to be separated into smaller independent parts that when combined is capable of building millions of sophisticated external digital applications (particularly transaction-related distribution, stores, and e-commerce clouds) and can rapidly execute customized project deployments for our customers.

●	High concurrency: Includes over 60 microservices, 400 builds per week. Our platform can significantly minimize system requirements and server load via large-scale and concurrent cloud computing, which in turn provides a Kubernetes, an open-source container-orchestration system for service discovery, load balancing, high availability, cluster fault tolerance, scheduling, and deployment.

●	High Stability: We offer sophisticated fault isolation and failure analysis techniques based on Spring Cloud’s mechanism.

●	High adaptability: Distributed tracking and traffic control based on AliCloud ecology - service governance and service unbundling based on a thorough business domain understanding.

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The chart below illustrates how Micro Cloud Service Architecture works for our PaaS platform.

Micro-service Architecture - Powerful componentization, agile development, continuous delivery

The Micro-service architecture is built on domain layer of "people, goods, money, field and bill order" and flexible extension of the PaaS middleware layer

Browser
APP
Mini-programs
Git Code Management
Continuous integration/release
Mirror Center
Mirror Repository
CI / CD
Webhook
Common Components
Load balancing Nginx Ingress
Authority
Open API Gateway
Kubernetes
Scheduler
Controller
ARMS Monitor
Encryption and decryption module
Domain service layer
User
Goods
Money
Store
Order
Marketing
Content
User
Goods
Order
Others
Data Engine
Eureka Service Detection
ADB
BI Table
PaaS middleware layer
Metadata
Object Engine
Process Engine
Interface Engine
Integration Engine
Physical table
AI Recommendation

PaaS Sections. We developed the PaaS platform to facilitate technology-driven product interconnectivity suited for China’s vast retail enterprise customers. While low-code development platforms allow businesses to develop software quickly with minimal coding, we believe that they are not suitable for supporting the complex applications needed to meet the needs of mid-tier brands. After years of experimenting and adaptation, we created our own development language for the Youxin Cloud that supports the following distinct PaaS sections:

●	Applications. We have pre-built four core applications into Youxin Cloud:

Distribution Cloud

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Store Cloud

E-Commerce Cloud

Customer Cloud

Each of these core applications can be downloaded and used immediately. New applications can also be developed and added to the platform. Each of our core applications consist of several sub applications which allow brand administrators, distributors, stores, and customers to log into separate personalized sites. Our product logic and development path are similar that of the Salesforce.com platform; however, the development platform accommodates more functions tailored to the Chinese retail market:

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●	Object Engine. Available options include pre-built “complicated” domain-level objects, such as items, orders, stores, etc., and bespoke objects. The benefit of pre-built objects is that developers no longer need to construct sophisticated data storage and related logic from start, and they can extend these objects independently.

●

Interface Engine. The highly configurable front-end interface includes a component layer, a container layer, and a code layer. The majority of our competitors have only a single component layer and lack container and code layers. The component layer is pre-configured with dozens of components, including standard product listings and rotations. The container layer allows a user to drag-and-drop a container box and create a Photoshop-like interface within. With the code layer, we provide a low-code language that allows developers to write customized business code on the platform and expand functions as needed. This page’s front-end is developed and published in APP, Official Account, Mini Program, enterprise WeChat and other mobile terminals.

Below is an example of our interface:

●	Process Engine. Visualizes e-commerce flow, including order flow and shipment flow. Process visualization choreography, which is intuitive, clear, and powerful. We will visualize these processes out to make it understandable to enterprise managers. Youxin has one of the few platforms in China capable of visualizing the essential components of e-commerce flow and modifying the engine in a flexible manner.

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●	All-user Communication. The engine links employees, partners, distributors and clients. The management portal and partner portal are pre-configured, and all applications can be provided to users with distinct identities or responsibilities. Permissions can be configured by functional module (application, menu, object, field, button, etc.) and allocated to various individuals and identities via data line and rule.

●	Integration Engine. Our PaaS applications are not isolated, and for large organizations, they must be integrated with the enterprise’s original systems. Visually interacting with each other’s application programming interface is an advantage of the integration engine.

●	Data Engine. Visualization of data, an essential module for large systems. We offer data factories that can assemble diverse forms of data and enable peers to analyze them using a unified format. Our data factories are built on the PaaS platform’s data integration services, which create data-driven workflows to move and convert data, facilitating its display and sharing across multiple systems. Moreover, we offer robust charting components that cater to the diverse visualization requirements of our customers. With our services, customers can access a comprehensive data management solution that enables them to streamline their workflows, minimize data redundancy, and enhance productivity.

●	Data and Security. We have full data import, export, and printing capabilities, and data encryption procedures to suit the data security requirements of major clients.

●	Exap Domain Language. By providing Exap domain language, we can reduce the threshold requirements for client to use code to modify software. For example, java-based systems can require over 5 years of java experience, whereas the Exap code in our platform allows one to operate with a simple syntax through the visualization process.

PaaS service User Experience. Our PaaS platform allows us to deliver an improved in-depth experience to all users, including brands, distributors, stores and consumers.

External Omni-channel Digital Solutions
Front Entrance
B2B applets: Owner Agent Sales Management
B2B2C applets: Shopkeeper Sales clerks Consumers
Brands
distributors
Stores
Consumers
Complimentary marketing
Discount marketing
Price reduction
Bundle sales
Distribution discounts
Lighting deal/ group buying
Marketing Management
Brands
Credit management
Integrated service provider
Marketing and sales events
Incentives/ Commissions
Member consumption amount
Member stored value amount
Empower training
Marketing and sales
Order online
Credit limit + balance - order amount > 0
Lancang Shipping
Service provider stores
Direct sales stores
Affiliate stores
Franchise
Guided store assistant
Merchandise management
Cashier order placement
Inventory counting
Commodity transfer
Sales returns
Purchase order
Uniform membership across stores
Member management
Bronze elite
Silver elite
Gold elite
Diamond elite
Stores marketing events
Store consumption
Membership reward points
Savings card
Tea room service
Light pros
O2O mall
Shopping
Coupons
Sharing
Orders
Credit points
After sales
Merchandise Management
Multipackage unit management
Purchase management
Box
Bundle
Piece
Different level of distributors
Limited categories
Limited categories
One item, one code
Inventory Management
Lancang's inventory
Inventory by store
Interfacing to ERP System
ERP Product Information
ERP Inventory Information
ERP Store Information
ERP Shopping Guide Information
ERP Member

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●	Brand Experience. Our marketing section in our development platform empowers marketers to improve targeting and refine segmentation as well as removing manual processes to improve marketing efficiency. Decision makers gain access to actionable insights that allow data-driven decisions to improve business operations. They have greater visibility into the pipeline, they can assess the performance of different teams, and they can determine where things stand in the sales process, which offers them enhanced ability to build reports and dashboards and analyze data. The brand marketers may conduct complimentary marketing, discount marketing, price reduction, bundle sales, distribution discounts, lighting deal and group buying based on the customer data collected and perform online marketing activity through the platform.

●	Distributor Experience. Our platform allows distributors to automate their processes and move away from analog. With real time data, distributors are able to react more quickly to insights and make better decisions to improve inventory and ordering efficiencies. The integrated service provider is able to carry on credit management, and target credit sales events. The distributor team can keep records for their numbers of sales for incentives and commissions on the platform. This innovative process reduces unplanned downtime.

●	Store Experience. Our system provides stores with the data and platform needed to effectively manage all aspect of store operations including merchandise inventory, order placement, merchandise transfer and sales returns. For the order processing, data insights encourage improvements to inventory and ordering efficiencies. Offline store sales staff can engage with customers in-store in new ways which enhances their experiences with more seamless interactions. Store operators have critical information at their fingertips to help them operate more efficiently and with more flexibility and accuracy.

●	Customer Experience. We provide improved customer management throughout the ordering process, including pre-order, in-order and post-order. Our platform brings together disparate data sources and captures new data to create a complete profile of customers so stores can personalize and tailor their customer communications. Upon finishing a purchase, the consumers can receive membership reward points along with additional marketing materials through membership. Our online customer system creates deeper client connections with the brand through. Increased omnichannel retailing on our platform enables the customers to experience better data integrity.

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Our SaaS Standard Product- Yunzhuidan

Based on the technology and knowledge gained from our PaaS platform, we have designed a more standardized SaaS product for our customers called Yunzhuidan, which launched in February 2023. Yunzhuidan is designed to meet the needs of the mid-tier brands in the Chinese retail industry. Our Yunzhuidan product is delivered ready-to-use, allowing clients to concentrate on building applications without having to worry about other components like operation systems, storage, and infrastructure. Our Yunzhuidan product allows brands to interact with its stores across multiple digital channels, bouncing between mobile, web and social interfaces before completing a purchase. It helps drive channel sales and partner performance by allowing a user to easily manage resellers, distributors and brokers all in one place. Users can conveniently communicate and retrieve various data files such as pictures, audio, video and text, etc.

Features:

Yunzhuidan provides the following features:

●	Acceleration of real-time online communication. Yunzhuidan features high availability, reliability, flexibility, and ease of use for real-time online communication between distribution chain participants. A manager may utilize the real time information to immediately understand the front-line company condition, identify issues, and allocate duties. A salesperson and supervisor can use Yunzhuidan to collaborate to discover solutions, identify the appropriate distributor to place an order and facilitate an immediate response to instructions. For example, if a certain distributor needs an incentive policy that the brand did not previously provide, based on Yunzhuidan, they can quickly initiate an application to the corresponding manager. The manager will review and approve it at the same time as the information is synchronized. The platform’s benefits are not limited to just incentive policy communication; traditionally, the communication of frontline information about consumer goods has been a time-consuming process with numerous intermediate layers and delayed message transmission. Our core capability is to make business communication possible anytime, anywhere through mobile devices. We believe that Yunzhuidan can continuously and sustainably boosts the efficiency of employees within a business, resulting in observable performance and financial improvements for the organization.

●	Satisfaction of the customized demands. Yunzhuidan is tailored to match the specific demands of all mid-tier brands. The application can be built from zero by eco-partners or Our implementation engineers using our PaaS platform; or on Youxin Cloud’s existing mature SaaS products, through our low code language or object engine plus process engine, expanding the existing functions to meet the customization needs of enterprise clients.

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●	Adaption to organizational changes. If changes occur within a company, such as organizational restructuring, staff transfer, regional mergers and splits, promotion policy adjustment, product up/down, pricing adjustment, etc., Yunzhuidan can be modified to meet the new requirements within a few hours or in one day.

●	User Friendly. The system is easy to use and can be mastered with almost no learning cost.

●	Affordable price. We believe our Yunzhuidan SaaS product allows our customers to enjoy product features found on much more expensive products for a fraction of the price.

●	Easily capture orders and data. Using mobile order capturing capabilities, Yunzhuidan can capture orders during a store visit and collect important data on product type, quantity, and pricing. This allows company management to receive an accurate and complete view of each customer visit.

Application Scenarios:

Yunzhuidan provides the following application Scenarios:

●	Precise Insight. Using real time sales data and business intelligence, Yunzhuidan gives business leaders precise insights into the company’s retail operations. In the first half of each month, priority can be given to displaying outstanding performance departments and individuals, sorting by order amount from high to low, identifying performance pacesetters, and quickly replicating the sales mode. In the second half of each month, the data can be displayed in terms of performance achievement rate (from low to high), and unbilled sales representatives and other vulnerable dimensions, and the performance status will be displayed. Users gain access to key performance indicators, trends and are able to drill down to determine the causes of performance issues.

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●	Tracing the Origin. All actions or information tracked by users is synched in real-time to level-by-level managers; direct leaders are informed of the information, and give real-time care and guidance to help sales representatives quickly improve performance.

●	Every Track Leads to Results. Tracked personnel receive information and are able to adjust their work plan in real time, and reply quickly to the tracker; their reply is copied to the managers at each level in real time.

●	Order Tracking Effectiveness. Each tracking action is managed in a closed loop by month, with people as independent units and aggregated by various work dynamics. The performance of a department (region) or an individual can be ranked before order tracking (in the first half of the month) and performance compared to targets can be measured at the end of the month.

Our Customers

We primarily focus on providing service to mid-tier brands that rely on offline distribution strategies with significant IT upgrading needs. Our typical customer possesses over 50 sales personnel, divided into two to four management levels, a docking service of 500 to 1,000 dealers, goods distribution to 50,000 to 200,000 terminal stores; with annual sales between RMB100 million and 1 billion. These mid-tier brands primarily consist of retailers in the fast-moving consumer goods, cosmetics, and food and drink sectors.

Our platform has gathered a broad and diverse customer base, which has expanded rapidly since our inception. We generally enter annual cloud service contracts with our PaaS cloud service customers. For our enterprise PaaS cloud service customers, we enter into service contracts on a project basis. As of September 30, 2022, we had 34 PaaS cloud service customers across an array of industry verticals. We also expand coverage of our standard SaaS product to more end customers through agent channels. The total of our customers increased from 31 in fiscal year 2021 to 50 in fiscal year 2022.

The following table sets forth information as to each customer that accounted for 10% or more of net revenue for the years ended September 30, 2022 and 2021.

	For the years ended September 30,
	2022		2021
Customer	Amount	%	Amount	%
Customer A	$140,856	11%	$316,768	28%
Customer B	208,085	16%	195,159	18%
Customer C	233,846	19%	-	-
Total	$582,787	46%	$511,927	46%

The following table sets forth information as to each customer that accounted for 10% or more of total gross accounts receivable as of September 30, 2022 and 2021.

	As of September 30,
	2022		2021
Customer	Amount	% of Total	Amount	% of Total
Customer A	$-	-	$65,281	19%
Customer B	107,333	32%	73,955	21%
Customer C	215,434	65%	-	-
Customer D	-	-	73,882	21%
Customer E	-	-	41,904	12%
Customer F	-	-	37,095	11%
Total	$322,767	97%	$292,117	84%

Sales, Marketing and Branding

To promote our cloud products and solutions, we either directly contact our customers or cooperate with third-party agents. Direct sales conducted by our experienced industry-focused sales team is the primary sales approach of our products. To promote our cloud products and solutions, particularly when we enter into a new vertical, we cooperate with industry leaders to complete lighthouse projects to demonstrate our technological capabilities and the advantages of our cloud products and solutions. We then leverage such lighthouse projects to develop and offer products and solutions for other customers, further penetrating the vertical. We seek to generate recurring revenues through after-sale services and cross-sell new solutions after we gain insights into customer needs.

Intellectual Property

We develop and protect our intellectual property portfolio by registering our patents, trademarks, copyrights and domain names. We have also adopted a comprehensive set of internal rules for intellectual property management. These guidelines set the obligations of our employees and create a reporting mechanism in connection with our intellectual property protection. We have entered into standard employee agreements and confidentiality and non-compete agreements with our full-time R&D staff, which provide that the intellectual property created by them in connection with their employment with us is our intellectual property.

As of the date of this prospectus, we have registered 2 patents, 12 trademarks, 27 software copyrights, and 15 domain names in China and overseas. We intend to vigorously protect our technology and proprietary rights, but there can be no assurance that our efforts will succeed. Even if our efforts succeed, we may incur significant costs in defending our rights. See “Risk Factors – Legal and Regulatory Risks– Any failure to obtain registration or protection of our intellectual property rights could impair our ability to protect our proprietary technology and our brand, causing us to incur significant expenses and harm our business.”

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Patent Information

Guangzhou Youixn owns 2 patents granted in the PRC:

Type	Title	Patent Number	Expiration Date	Audit Status
Invention	A Configurable Commission Settlement Method, Device, and Computer-Readable Storage Medium	ZL202110547220.6	2041-05-18	Certified
Invention	A quantity synchronization method and synchronization device based on a synchronization frame	ZL202110949465.1	2041-08-17	Certified

Guangzhou Youixn owns 8 pending patents in the PRC:

Type	Title	Patent Number	Application Date	Audit Status
Invention	Computer task execution method, device, equipment and storage medium	202210565732.X	2022-05-19	Substantive examination stage
Invention	Restricted method, device, equipment and storage medium for order operations	202210383377.4	2022-04-14	Substantive examination stage
Invention	A hybrid cloud-based data access system and public cloud server	202110834771.0	2022-05-19	Substantive examination stage
Invention	A multi-tenant Restful API interface management method and device	202210392323.4	2022-04-14	Substantive examination stage
Invention	A BPMN business process conversion method and device	202210490437.2	2022-05-06	Substantive examination stage
Invention	Multi-tenant data processing method and device based on metadata table	2021109236522	2021-08-12	Request for reexamination
Invention	A task abnormality alarm method, device, terminal equipment and storage medium	2021105468963	2021-05-19	Request for reexamination
Invention	General method, device and terminal equipment for connecting third-party service system interface	2021105370931	2021-05-17	Request for reexamination

Software Copyright Information

We have a total of 32 copyrights, including software copyright and literary work copyright. Copyright for software includes applications, platforms, and system software. Guangzhou Youxin owns 27 of those software copyrights and Guangxi Yousen owns 3 software copyrights. Guangzhou Youxin owns 2 literary copyrights.

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Software copyrights owned by Guangzhou Youxin:

Type	Full Name of Software	Registration Number	First Publication Date	Registration Approval Date
Software Copyright	E-Commerce Network Sales Service Platform V1.0	2019SR1379484	2018-12-25	December 31 of the 50th Year after the First Publication
Software Copyright	E-Commerce New Retail Cloud Service Platform V1.0	2019SR1379477	2018-12-20	December 31 of the 50th Year after the First Publication
Software Copyright	Youxin E-Commerce Management Backend System V1.0	2019SR1274969	2019-05-23	December 31 of the 50th Year after the First Publication
Software Copyright	Youxin Community Grouping System V1.0	2019SR1266142	2019-03-18	December 31 of the 50th Year after the First Publication
Software Copyright	Youxin Social New Retail System V1.0	2019SR1275038	2019-05-13	December 31 of the 50th Year after the First Publication
Software Copyright	Youxin Tankebao System V1.0	2019SR1257745	2019-05-21	December 31 of the 50th Year after the First Publication
Software Copyright	Youxin Social Mall System V1.0	2019SR1250418	2019-08-03	December 31 of the 50th Year after the First Publication
Software Copyright	Youxin Chain Store Management System V1.0	2019SR1270054	2019-08-21	December 31 of the 50th Year after the First Publication
Software Copyright	Youxin Distribution Management System V1.0	2019SR1257532	2019-09-16	December 31 of the 50th Year after the First Publication
Software Copyright	Youxin Social Distribution Platform V1.0	2020SR1760239	2020-07-01	December 31 of the 50th Year after the First Publication
Software Copyright	Youxin Omnichannel Business System V1.0	2020SR1768184	2020-07-31	December 31 of the 50th Year after the First Publication
Software Copyright	Youxin Omnichannel Data System V1.0	2020SR1739430	2020-09-22	December 31 of the 50th Year after the First Publication
Software Copyright	Youxin Store Shopping Guide Management Platform V1.0	2020SR1739465	2020-10-12	December 31 of the 50th Year after the First Publication
Software Copyright	Youxin Consumer Marketing Platform V1.0	2020SR1739431	2020-10-29	December 31 of the 50th Year after the First Publication
Software Copyright	Youxin Mobile Marketing Management System V1.0	2021SR1642266	2020-07-16	December 31 of the 50th Year after the First Publication
Software Copyright	Youxin D2b Distribution Cloud Service System V1.0	2021SR1638327	2020-08-12	December 31 of the 50th Year after the First Publication

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Type	Full Name of Software	Registration Number	First Publication Date	Registration Approval Date

Software Copyright	Youxin D2c Retail Cloud Service System V1.0	2021SR1638326	2020-09-09	December 31 of the 50th Year after the First Publication
Software Copyright	Youxin Cloud Store Management System V1.0	2021SR1638677	2020-10-21	December 31 of the 50th Year after the First Publication
Software Copyright	Youxin Enterprise Wechat Management System V1.0	2021SR1642393	2020-11-12	December 31 of the 50th Year after the First Publication
Software Copyright	Youxin Paas Platform System V1.0	2021SR1638325	2020-12-17	December 31 of the 50th Year after the First Publication
Software Copyright	Youxin Marketing Policy Management System V1.0	2021SR1638224	2021-03-11	December 31 of the 50th Year after the First Publication
Software Copyright	Youxin Kuaidoutong Live Management System V1.0	2021SR1638121	2021-04-12	December 31 of the 50th Year after the First Publication
Software Copyright	Youxin Open Platform Management System V1.0	2021SR1638122	2021-05-19	December 31 of the 50th Year after the First Publication
Software Copyright	Youxin One Item One Code Management System V1.0	2021SR1642267	2021-06-10	December 31 of the 50th Year after the First Publication
Software Copyright	Youxin Warehouse Shipping Management System V1.0	2021SR1638324	2021-07-10	December 31 of the 50th Year after the First Publication
Software Copyright	Youxin Service Card Item Management System V1.0	2021SR1638176	2021-08-12	December 31 of the 50th Year after the First Publication
Software Copyright	Youxin Smart Marketing Integrated Operation Management Software V1.0	2022SR0760579	2021-06-18	December 31 of the 50th Year after the First Publication

Software Copyright owned by Guangxi Yousen Network Technology Co., Ltd.:

Type	Full Name of Software	Registration Number	Registration Date	Expiration Date	Status
Software Copyright	Usentao Social Mall System [abbreviation: Usentao] V1.0	2022SR0367457	2022-03-21	December 31 of the 50th Year after the First Publication	Unpublished
Software Copyright	Youxin Cloud Broadcasting Software [abbreviation: Youxin Cloud Broadcasting] V1.0	2020SR0771585	2020-07-14	December 31 of the 50th Year after the First Publication	Unpublished
Software Copyright	Yousen Live Streaming System [abbreviation: Yousen Live Streaming] V1.0	2020SR0495731	2022-05-22	December 31 of the 50th Year after the First Publication	Unpublished

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Literary Work copyright owned by Guangzhou Youxin:

Type	Full Name of Work	Registration Number	Completion date	Status	Valid Period
Literary Work	Youxin Cloud	National Work List-2022-F-10163958	2021-01-29	Unpublished	December 31 of the 50th Year after the First Publication
Literray Work	Youxin Technology Enterprise Logo	National Work List-2022-F-10163959	2021-01-29	Unpublished	December 31 of the 50th Year after the First Publication

Trademark Information

Trademarks owned by Guangzhou Youxin:

Registration Number	List of Goods / Services	Trademark	Status	Valid Period
52279866	Class 35: Retail or wholesale services of medical supplies	Youxinyundian	Registered	2021-10-21 through 2031-10-20

52281671	Category 9: face recognition equipment; mobile phone pattern inspection; office punching machine; painting machine; blueprint equipment	Tankebao	Registered	2021-10-21through 2031-10-20

52284041	Class 35: Retail or wholesale services of medical supplies	Youxinyunshang	Registered	2021-10-21through 2031-10-20

52290823	Class 9: Data processing equipment; computers; computer software (recorded); downloadable computer application software; computer hardware; recorded or downloadable computer software platforms; downloadable mobile phone application software; connectors (data processing devices); personal digital assistants (PDAs); facial recognition devices	Huiguantong	Registered	2021-08-14 through 2031-08-13

52297031	Class 35: Advertising; market analysis; advertising; marketing; personnel management consulting; management services for the relocation of commercial enterprises; systematization of computer database information; accounting; seeking sponsorship; retail or wholesale services for medical supplies	Huiguantong	Registered	2021-08-14 through 2031-08-13

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Registration Number	List of Goods / Services	Trademark	Status	Valid Period

52299260	Class 42: Technical research	Huiguantong	Registered	2021-10-07 through 2031-10-06

52299861	Class 35: Retail or wholesale services of medical supplies	Youxinyunbo	Registered	2021-10-21 through 2031-10-20

40645375	Class 35: Retail or wholesale services of medical supplies	Youxinyun	Registered	2020-06-14 through 2030-06-13

40623355	Category 9: Face recognition equipment	Youxinyunfu

40623355	Category 9: Face recognition equipment	Youxinyunfu	Registered	2020-06-14 through 2030-06-13

40638648	Class 35: Retail or wholesale services of medical supplies		Registered	2020-06-14 through 2030-06-13

61707357

Class 9: Slide projection equipment; optical film for adjusting the clarity of the image attached to the display of electronic products; face recognition equipment

Equipment; automatic sprinklers for fire fighting; industrial radiation equipment (cut-off)

		Youxinkeji	Registered	2022-09-14 Through 2032-09-13

61739964	Class 42: Seismic analysis services; provision of scientific information on climate change; handwriting analysis (handwriting science); mapping services; naming Services (cut-off)	Youxinkeji	Registered	2022-09-14 Through 2032-09-13

61728248	Class 35: Retail or wholesale services of medical supplies		Registered	2022-10-28 Through 2032-10-27

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Domain Name Information

Guangzhou Youxin has 14 domain names, Guangxi Yousen has 1 domain name:

Domain Name	Registration Date	Expiration date	Domain Owner	Website record / license number
youxindata.com	2019-04-26	2019-04-26	Guangzhou Youxin	Yue ICP 18029216-11
youxin.plus	2018-01-31	2018-01-31	Guangzhou Youxin	Yue ICP 18029216-6
youxin.live	2020-03-01	2020-03-01	Guangzhou Youxin	Yue ICP 18029216-7
youxindece.com	2019-06-26	2019-06-26	Guangzhou Youxin	Yue ICP 18029216-12
youxintiao.com	2019-07-25	2019-07-25	Guangzhou Youxin	Yue ICP 18029216-3
youxin.biz	2018-02-11	2018-02-11	Guangzhou Youxin	Yue ICP-18029216-8
youxinpaas.com	2019-08-05	2019-08-05	Guangzhou Youxin	Yue ICP-18029216-10
youxin.cloud	2020-03-01	2020-03-01	Guangzhou Youxin	Yue ICP-18029216-5
rongxintech.cn	2018-01-12	2018-01-12	Guangzhou Youxin	Yue ICP-18029216-2
youxincloud.com	2019-06-26	2019-06-26	Guangzhou Youxin	Yue ICP-18029216-4
youxin.shop	2018-01-31	2018-01-31	Guangzhou Youxin	Yue ICP-18029216-13
rongxin.tech	2020-03-31	2020-03-31	Guangzhou Youxin	Yue ICP-20002118-1
youxinpaas.cn	2019-04-26	2019-04-26	Guangzhou Youxin	Yue ICP-18029216-9
youxintiao.cn	2018-01-31	2018-01-31	Guangzhou Youxin	Yue ICP-18029216-3
yousen.cloud	2020-03-01	2020-03-01	Guangxi Yousen	Gui ICP-20002118-1

Data Privacy and Protection

When providing our solutions, we may have access to certain data of our customers and of end users of our customers. We have designed strict data protection policies to ensure that the collection, use, storage, transmission and dissemination of such data comply with applicable laws and with prevalent industry practice.

When we are providing our solutions, we may have access to certain data of our customers and end users of our customers. We have designed strict data protection policies to ensure that the collection, use, storage, transmission and dissemination of such data comply with applicable laws and with prevalent industry practice, and we regularly review these policies and their implementation. We have established an Information Security Committee that is responsible for ensuring our compliance with our internal policies and the applicable laws and regulations on data privacy and security. In addition, since it is our customers instead of us that directly collect and use the data of end users, we have required each of our customers to implement strict data protection policies with respect to its collection and use of such data.

We have established an all-round information system in compliance with all data security requirements. Our information system applies safeguards, including double-firewalls, antivirus walls and web application firewalls. We encrypt data to enhance data security. Our database can only be accessed through computers designated for authorized use. These computers cannot be connected to the internet, and no data can be exported to an external device. Only authorized staff can access these computers for designated purposes. We also have clear and strict authorization and authentication procedures and policies in place. Our employees have access to data that is directly relevant only and necessary for their job responsibilities, and they must verify authorization upon every access attempt. We have established a data backup system to encrypt and store data, and we conduct data restoration tests to examine the status of the backup system on a regular basis. We also have a comprehensive system in place to handle data security matters that may arise in the course of our operation in order to minimize the risk of data loss. We do not share any data in any form with any third parties without the permission of our customers. Besides, when a customer discontinues using our services, we will delete all data of that customer and its end users that is stored on our cloud.

We provide data privacy trainings to employees on a periodic basis to increase their compliance awareness. In addition, employees are required to sign a confidentiality agreement with us, which prohibits them from disclosing any confidential information relating to their work without our consent.

We have obtained certifications demonstrating that our information security systems conform to domestic and international standards, including ISO 27001 (with respect to information security management activities related to computer software development and maintenance) and the Certificate of Hierarchical Security Protection of the Information System issued by the public security authority pursuant to which our information security system was certified as Grade III under applicable PRC laws and regulations. As of this prospectus, we have received no claim from any third party against us on the ground of infringement of such party’s right to data protection as provided by the PRC General Principles of Civil Law or any laws and regulations in other jurisdictions, and we have experienced no material data loss or breach incidents.

Competition

In China, our competitors for our PaaS platforms include Yongyou （“用友”） and Xuanwu Cloud （“玄武云”). With respect to our SaaS products, our competitors include Force.com, ClickPaas, Mingdao Cloud, Youzan, etc. Compared to other industry competitors, we believe our products offer the following distinct advantages:

●	ability to support comprehensive communication between employees, partners, customers;

●	low code integration of external services, authentication, interface configuration and data mapping nodes, complex application integration, and tool panel integration;

●	platform performance, interoperability, scalability, and reliability;

●	pre-configured “complex” domain-level standard objects, such as products, orders, stores, etc.;

●	ability to build a supply retail chain ecosystem, including workflow, business flow, e-commerce flow (orders/merchandise, etc.);

●	fully supports internal and external applications, especially external digital applications, including distribution cloud, store cloud, e-commerce cloud, and customer cloud, etc.

●	highly customizable front-end interface with dozens of pre-built components, and a container box to create an interface like photoshop;

●	full support for APP, Official Account, Mini Program, enterprise WeChat and other mobile terminals; and

●	support for secondary development, with its own DSL language and custom code.

See the section titled “Risk Factors” for a more comprehensive description of risks related to competition.

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Our Company’s Employees

As of the date of this prospectus, Guangzhou Youxin employed a total of 63 full-time employees. Guangzhou Youxin had 143 and 84 full-time employees as of September 30, 2021 and 2022, respectively. As of September 30, 2022, all of our employees were located in Mainland China.

Department	September 30, 2022	September 30, 2021
General Manager Office	4	4
Sales and Marketing	15	26
Human Resources & Administration	3	7
Accounting	1	2
R&D Department	61	104
Total	84	143

All of Guangzhou Youxin’s employees are employed in Mainland China. Guangzhou Youxin’s employees are not represented by a labor organization or covered by a collective bargaining agreement. Guangzhou Youxin has not experienced any work stoppages.

Guangzhou Youxin is required under PRC law to make contributions to employee benefit plans at specified percentages of our after-tax profit. In addition, we are required by PRC law to cover employees in China with various types of social insurance and housing funds. In fiscal 2022, we contributed in aggregate approximately $736,130 to the employee benefit plans, social insurance and housing funds. In fiscal 2021, Guangzhou Youxin contributed in aggregate approximately $1,320,272 to the employee benefit plans, social insurance and housing funds. Although the effect on our liquidity by the payments for these contributions is immaterial, Guangzhou Youxin believes that it is in material compliance with the relevant PRC employment laws.

Description of Facilities

There is no private land ownership in China. Individuals and entities are permitted to acquire land use rights for specific purposes. The land use rights to the property on which our facilities are situated are held by third parties from which we lease such property.

Guangzhou Youxin leases two office spaces from Huixin Lin. One is located at Room 802, No.1, No.13 Haian Road, Tianhe District, Guangzhou. Another is located at Room 803, No.1, No.13 Haian Road, Tianhe District, Guangzhou. The total leased area spans 691.36 square meters. The lease commenced on April 11, 2023, and the expiration date is April 10, 2024. The property is leased without any pledge/mortgage as of the date of this prospectus.

Guangzhou Youxin leases office space from Zhongyu Chen. The total leased area spans 108.96 square meters and is located at Room 2002, No.2, No.11 Haian Road, Tianhe District, Guangzhou. The lease commenced on August 13, 2021 and expired on August 10, 2023. As of the date of this prospectus, the property has been leased without any pledge/mortgage.

Recent Capital Expenditures

Our capital expenditures are incurred primarily in connection with lease of property, equipment and software. Our capital expenditures were $1,618 and $40,406, respectively, in the year ended September 2022 and 2021. We intend to fund our future capital expenditures with our existing cash balance and proceeds from this offering. We will continue to make capital expenditures to meet the expected growth of our business.

	September 30,	September 30,
	2022	2021
Office furniture	$-	$7,502
Electronic equipment	1,618	32,904
Total capital expenditures	$1,618	$40,406

Legal Proceedings

From time to time, our company has been involved in litigation relating to contract disputes and other matters in the ordinary course of our business. We are not currently a party to any material legal or administrative proceedings.

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REGULATIONS

Principal Regulatory Authorities

We operate our business in the PRC under a legal regime consisting of the National People’s Congress, which is the country’s highest legislative body, the State Council, which is the highest authority of the executive branch of the PRC central government, and several ministries and agencies under its authority, including but not limited to the SAFE, the MOFCOM, the MIIT, the NDRC, and the SAMR, formerly known as the State Administration for Industry and Commerce, or the SAIC, the Ministry of Civil Affairs, or the MCA, the Cyberspace Administration of China, or the CAC, and their respective authorized local counterparts.

With respect to our operations in Hong Kong, pursuant to the Basic Law of the Hong Kong Special Administrative Region, or the “Basic Law,” which is a national law of the PRC and the constitutional document for Hong Kong, national laws and regulations of the PRC shall not apply to Hong Kong except for those listed in Annex III of the Basic Law (which is limited to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong).

Regulation Relating to Corporation and Foreign Investment Restrictions

The establishment, operation and management of companies in China are mainly governed by the Company Law of the People’s Republic of China (the “Company Law”), as most recently amended in 2018, which applies to both PRC domestic companies and foreign-invested companies. on December 24, 2021, the Standing Committee of the National People’s Congress issued the Company Law of the People’s Republic of China (Draft for Comments) (the “Revised Company Law”), which is now open for public comments. The Revised Company Law further stipulates the establishment and withdrawal of the company, the organizational structure and the capital system of the company and strengthens the responsibilities of shareholders and management personnel and Corporate Social Responsibility.

Investments activities in China by foreign investors are principally governed by the Encouraged Industries Catalog for Foreign Investment (2020 version) (the “Catalog”) which was promulgated by the MOFCOM and the NDRC on December 27, 2020 and became effective on January 27, 2021 and the Special Administrative Measures for Foreign Investment Access (Negative List 2021) (the “Negative List (2021)”), which was promulgated by the MOFCOM and the NDRC on December 27, 2021 and became effective on January 1, 2022. The Catalog and the Negative List (2021) set forth the industries in which foreign investments are encouraged, restricted and prohibited. Industries that are not listed in the Negative List (2021) are generally open to foreign investment unless otherwise specifically restricted by other PRC rules and regulations. Article 6 of the Interpretation Note of the Negative List (2021) provides that, where a domestic enterprise engaged in the business in the prohibited areas of the Negative List (2021) seeks to issue and list its shares overseas, it shall complete the examination process and obtain approval of the relevant competent authorities of the State, the foreign investor shall not participate in the operation and management of the enterprise, and its shareholding percentage shall be subject to the relevant provisions on the administration of domestic securities investment by foreign investors. On January 18, 2022, the NDRC held a press conference to further clarify the position of Article 6, during which the spokesman made it clear that Article 6 shall only be applicable to the situations where domestic enterprises were seeking a direct overseas issuance and listing.

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On March 15, 2019, the National People’s Congress approved the Foreign Investment Law of the PRC (the “Foreign Investment Law”), which took effect on January 1, 2020 and replaced the Sino-Foreign Equity Joint Venture Enterprise Law of the PRC, the Sino-Foreign Cooperative Joint Venture Enterprise Law of the PRC and the Wholly Foreign-Invested Enterprise Law of the PRC and became the legal foundation for foreign investment in the PRC. On December 26, 2019, the State Council issued the Regulations on Implementing the Foreign Investment Law of the PRC (the “Implementation Rules”) which took effect on January 1, 2020 and replaced the Regulations on Implementing the Sino-Foreign Equity Joint Venture Enterprise Law of the PRC, Provisional Regulations on the Duration of Sino-Foreign Equity Joint Venture Enterprise Law, the Regulations on Implementing the Wholly Foreign-Invested Enterprise Law of the PRC and the Regulations on Implementing the Sino-foreign Cooperative Joint Venture Enterprise Law of the PRC. Pursuant to the Foreign Investment Law and the Implementation Rules, the existing foreign-invested enterprises established prior to the effective date of the Foreign Investment Law are allowed to keep their corporate organization forms for five years from the effectiveness of the Foreign Investment Law before such existing foreign-invested enterprises change their organization forms and organization structures in accordance with the Company Law, the Partnership Enterprise Law of the PRC and other applicable laws. Pursuant to the Foreign Investment Law, foreign investment means the investment activities within the PRC directly or indirectly conducted by foreign natural persons, enterprises, and other organizations (the “foreign investor”), including the following circumstances: (1) a foreign investor, individually or collectively with other investors, establishes a foreign-invested enterprise within PRC; (2) a foreign investor acquires any shares, equities, portion of property, or other similar interest in an enterprise within the PRC; (3) a foreign investor, individually or collectively with other investors, invests in a new project within the PRC; and (4) foreign investors invest in the PRC through any other methods under laws, administrative regulations, or provisions prescribed by the State Council of the PRC.

Since our current business does not involve any of the industries listed in the Negative List (2021), to the best of our knowledge, the laws and regulations set forth above will not create any material adverse effect on our business.

Regulations Relating to Cybersecurity, Data Security and Privacy Protection

Regulations on Cyber Security

On December 28, 2000, the Standing Committee of the National People’s Congress, or the SCNPC enacted the Decision on the Protection of Internet Security, as amended on August 27, 2009, which provides that the following activities conducted through the internet are subject to criminal liabilities: (1) gaining improper entry into any of the computer information networks relating to state affairs, national defensive affairs, or cutting-edge science and technology; (2) violation of relevant provisions of the State in the form of unauthorized interruption of any computer network or communication service, as a result of which the computer network or communication system cannot function normally; (3) spreading rumor, slander or other harmful information via the internet for the purpose of inciting subversion of the state political power; (4) stealing or divulging state secrets, intelligence or military secrets via internet; (5) spreading false or inappropriate commercial information; or (6) infringing on the intellectual property.

On December 13, 2005, the Ministry of Public Security issued the Provisions on the Technical Measures for Internet Security Protection, which took effect on March 1, 2006. These regulations require internet service providers to take proper measures including anti-virus, data back-up, keeping records of certain information such as the log-in and exit time of users, and other related measures, and to keep records of certain information about their users for at least 60 days.

On June 22, 2007, the Ministry of Public Security, State Secrecy Bureau, State Cryptography Administration and the Information Office of the State Council jointly promulgated the Administrative Measures for the Multi-level Protection of Information Security, under which the security protection grade of an information system may be classified into five grades. Companies operating and using information systems shall protect the information systems and any system equal to or above level II as determined in accordance with these measures, a record-filing with the competent authority is required.

The Cybersecurity Law of the PRC (the “Cybersecurity Law”), as adopted by the SCNPC on November 7, 2016, has come into force on June 1, 2017. Regarded as the fundamental law in the area of cybersecurity in China, the Cybersecurity Law regulates network operators and others from the following perspectives: the principle of Cyberspace sovereignty, security obligations of network operators and providers of network products and services, protection of personal information, protection of critical information infrastructure, data use and cross-border transfer, network interoperability and standardization. Network operators shall, according to the requirements of the rules for graded protection of cybersecurity, fulfill security protection obligations to ensure that the network is free from interference, damage or unauthorized access, and prevent network data from being divulged, stolen or falsified. In addition, any network operator to collect personal information shall follow the principles of legitimacy, rationality and necessity and shall not collect or use any personal information without due authorization of the person whose personal information is collected. Each individual is entitled to require a network operator to delete his or her personal information if he or she finds that collection and use of such information by such operator violate the laws, administrative regulations or the agreement by and between such network operator and such individual; and is entitled to require any network operator to make corrections if he or she finds errors in such information collected and stored by such network operator. Such network operator shall take measures to delete the information or correct the error.

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Since we provide our services through the internet in the PRC, we are subject to the PRC laws and regulations in relation to cyber security. To comply with these laws and regulations, we have adopted security policies and measures to protect our cyber system and customer information.

Regulations on Cybersecurity Review

On December 28, 2021, the CAC and certain other PRC regulatory authorities promulgated the Measures for Cybersecurity Review (the “Cybersecurity Review Measures”), which provides that (i) network platform operators holding over one million users’ personal information shall apply with the Cybersecurity Review Office for a cybersecurity review when listing in a foreign country, and (ii) operators of “critical information infrastructure” that intend to purchase network products and services that will or may affect national security shall apply for a cybersecurity review, and (iii) network platform operators carrying out data processing that will affect or may affect national security shall apply for a cybersecurity review. The Cybersecurity Review Measures took effect on February 15, 2022, and the Measures for Cybersecurity Review which took effect on 1 June 2020 was abolished at the same time.

Regulations on Data Security

On June 10, 2021, the SCNPC promulgated the Data Security Law of the PRC (the “Data Security Law”), which took effect on September 1, 2021. According to the Data Security Law, the enterprises conducting data processing activities shall establish and improve their data security management systems, organize data security trainings and adopt corresponding technical measures and other necessary measures, with a view to guaranteeing the data security. Chapter 4 of the Data Security Law provides for the obligations of general data processing and data security protection, including: (1) establishing and improving the whole-process data security management system; (2) strengthening risk monitoring and properly handling data security incidents; and (3) legally and properly collecting and using data. The Data Security Law further provides that “Data processing” includes but is not limited to the collection, storage, use, processing, transmission, provision, and public disclosure of data. Further, remedial measures shall be taken immediately upon discovery of any data security defects or bugs, and users shall be timely notified and competent authorities shall be informed in accordance with relevant provisions if any data security incident occurs. If an enterprise conducting data processing activities fails to meet such requirements, it would be subject to regulatory penalties, including fine, suspension of the relevant business, close of business for rectification and revocation of the relevant business permit or business license.

On December 8, 2022, the MIIT issued the Measures for Data Security Administration in the Industry and Information Technology Field (Trial Implementation) (the “Administration Measures”), which become effective on January 1, 2023. In accordance with the Administration Measures, the industrial and telecommunication data handlers shall classify data firstly based on the data’s category and then based on its security level on a regular basis, to classify and identify data based on the industry requirements, business needs, data sources and purposes and other factors, and to make a data classification list. In addition, the industrial and telecommunication data handlers shall establish and improve a sound data classification management system, take measures to protect data based on the levels, carry out key protection of important data, implement stricter management and protection of core data on the basis of important data protection, and implement the protection with the highest level of requirement if different levels of data are processed at the same time. The Administration Measures also impose certain obligations on industrial and telecommunication data handlers in relation to, among others, the implementation of data security work system, the administration of key management, data collection, data storage, data usage, data transmission, provision of data, publicity of data, data destruction, safety audit and emergency plans, etc.

Since our business involves data processing as defined under the Data Security Law, we are subject to the Data Security Law, the Administration Measures and other applicable laws and regulations in the PRC. To comply with these laws and regulations, we have designed strict data protection policies to ensure that the collection, use, storage, transmission and dissemination of such data comply with applicable laws and with prevalent industry practice.

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On July 7, 2022, the CAC promulgated the Measures on Security Assessment of Cross-border Data Transfer, which became effective on 1 September 2022. These Measures outline the requirements and procedures for security assessments on export of important data or personal information collected within the territory of Mainland China. More specifically, these Measures provide that any of the circumstances below will require security assessment before any cross-border data transfer out of Mainland China can occur: (i) a data handler provides important data out of Mainland China; (ii) a critical information infrastructure operator or a data handler processing the personal information of more than one million individuals provides personal information out of Mainland China; (iii) a data handler, who has cumulatively provided personal information of 100,000 individuals or sensitive personal information of 10,000 individuals out of Mainland China since January 1 of the previous year, provides personal information out of Mainland China; or (iv) under other circumstances as stipulated by the CAC. The data processing entities need to carry out a self-assessment before they can apply through provincial CACs for a security assessment to be carried out and approved by the CAC at the central level. Since our business do not involve any cross-border data transfer, we believe that the Measures on Security Assessment of Cross-border Data Transfer will not have any material impact on our business.

On November 14, 2021, the CAC commenced to publicly solicit comments on the Regulations on the Administration of Cyber Data Security (Draft for Comments) (the “Draft Cyber Data Security Regulation”). The Draft Cyber Data Security Regulation has not been officially enacted as of the date of this prospectus. According to the Draft Cyber Data Security Regulation, data processors shall apply for a cybersecurity review when carrying out the following activities: (1) the merger, reorganization or division of internet platform operators that have acquired a large number of data resources related to national security, economic development or public interests, which affect or may affect national security; (2) data processors that handle personal information of more than one million people contemplating to list their securities “in a foreign country”; (3) data processors contemplating to list its securities on a stock exchange in Hong Kong, which affects or may affect national security; (4) other data processing activities that affect or may affect national security. According to the PRC National Security Law, “national security” refers to a status in which the regime, sovereignty, unity, territorial integrity, welfare of the people, sustainable economic and social development, and other vital interests of the state are relatively not in danger and not threatened internally or externally and the ability to maintain a sustained security status. However, the criteria for determining the circumstances that “affect or may affect national security” for the purpose of the Draft Cyber Data Security Regulation remain unclear and are subject to further clarification by the CAC.

We are of the view that we comply with the Cybersecurity Review Measures and will be able to comply with the Draft Cyber Data Security Regulation (if adopted in its current form) in all material aspects, and these regulations would not have material adverse impact on our business and our offering, for the following reasons: (i) as of the date of this prospectus, we have not been required to proactively apply for a cybersecurity review and we have not received any investigation, notice, warning or sanction from the CAC or any other PRC governmental authority with respect to national security issues or any other issues relating to cybersecurity review; (ii) we have implemented internal rules and procedures as appropriate and necessary on cybersecurity, data security and personal information protection, to ensure we will be able to comply with the Cybersecurity Review Measures and the Draft Cyber Data Security Regulation (if adopted in its current form) in all material aspects; (iii) as of the date of this prospectus, we have not experienced any leakage or loss of material data or personal information, or other events that violate applicable laws and regulations on cybersecurity and data protection and have a material adverse impact on our business operation; (iv) as of the date of this prospectus, we have not been subject to any material fines, penalties or other regulatory sanctions imposed by competent regulatory authorities, or involved in any judicial litigation or arbitration (whether closed or ongoing), based on our actual or alleged violation of applicable laws and regulations on cybersecurity and data protection; (v) as the criteria for determining the circumstances that “affect or may affect national security” remain unclear, we have been closely monitoring legislations and regulatory developments and have prudently assessed all circumstances surrounding such determination; we believe that the risk of being identified as “affecting or may affect national security” is relatively low, mainly because: (a) we have not involved or been informed to involve in a cybersecurity review proactively initiated by competent authorities alleging us affect or may affect national security; (b) we have obtained various certifications relating to information security and privacy compliance to ensure the security of information and network related to our business; (c) as of the date of this prospectus, we have not been subject to material regulatory sanction or dispute relating to national security; (d) we were not aware of any determination by any governmental authority that our offering would constitute a threat to, or endanger, national security; and (vi) we have been and will continue monitoring legislations and regulatory developments in cybersecurity, data security and personal information protection and ensure our compliance with the latest regulatory requirements.

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Regulations on Privacy Protection

The PRC Constitution states that PRC law protects the freedom and privacy of communications of citizens and prohibits infringement of such rights. In recent years, PRC government authorities have enacted legislation on internet use to protect personal information from any unauthorized disclosure.

On May 28, 2020, the National People’s Congress of the PRC approved Civil Code of the PRC, which took effect on January 1, 2021. Pursuant to the Civil Code of the PRC, the personal information of a natural person shall be protected by the laws. Any organization or individual shall legally obtain such personal information of others when necessary and ensure the safety of such information, and shall not illegally collect, use, process or transmit personal information of others, or illegally purchase or sell, provide or make public personal information of others.

On December 28, 2012, the SCNPC promulgated the Decision on Strengthening Network Information Protection to enhance the legal protection of information security and privacy on the internet. The Provisions on Protection of Personal Information of Telecommunications and Internet Users promulgated by the MIIT on July 16, 2013 contains detailed requirements on the use and collection of personal information as well as the security measures to be taken by internet service providers. Specifically, (1) the users’ personal information shall not be collected without prior consent; (2) the personal information shall not be collected other than those necessary for internet service providers to provide services; (3) the personal information shall be kept strictly confidential; and (4) a series of detailed measures shall be taken to prevent any divulge, damage, tamper or loss of personal information of users.

The Administrative Provisions on Security Vulnerability of Network Products (the “Provisions”) was jointly promulgated by the MIIT, the CAC and the Ministry of Public Security, or the MPS on July 12, 2021 and took effect on September 1, 2021. Network product providers, network operators as well as organizations or individuals engaging in the discovery, collection, release and other activities of network product security vulnerability are subject to the Provisions and shall establish channels to receive information of security vulnerability of their respective network products and shall examine and fix such security vulnerability in a timely manner. Network product providers are required to report relevant information of security vulnerability of network products with the MIIT within two days and to provide technical support for network product users. Network operators shall take measures to examine and fix security vulnerability after discovering or acknowledging that their networks, information systems or equipment have security loopholes. According to the Provisions, the breaching parties may be subject to administrative penalty as regulated in accordance with the Cyber Security Law. Since the Provisions is relatively new, uncertainties still exist in relation to its interpretation and implementation.

Pursuant to the Notice of the Supreme People’s Court, the Supreme People’s Procuratorate and the Ministry of Public Security on Legally Punishing Criminal Activities Infringing upon the Personal Information of Citizens, issued in April 23, 2013, and the Interpretation of the Supreme People’s Court and the Supreme People’s Procuratorate on Several Issues regarding Legal Application in Criminal Cases Infringing upon the Personal Information of Citizens, which was issued on May 8, 2017 and took effect on June 1, 2017, the following activities may constitute the crime of infringing upon a citizen’s personal information: (1) providing a citizen’s personal information to specified persons or releasing a citizen’s personal information online or through other methods in violation of relevant national provisions; (2) providing legitimately collected information relating to a citizen to others without such citizen’s consent (unless the information is processed, not traceable to a specific person and not recoverable); (3) collecting a citizen’s personal information in violation of applicable rules and regulations when performing a duty or providing services; or (4) collecting a citizen’s personal information by purchasing, accepting or exchanging such information in violation of applicable rules and regulations. Pursuant to the Civil Code of the PRC, the collection, storage, use, process, transmission, provision and disclosure of personal information shall follow the principles of legitimacy, properness and necessity.

The Cybersecurity Law provides that network operators shall obtain the individual’s prior consent before collecting the personal information of such individual and take necessary technical measures or other appropriate measures to protect the personal information, and shall not provide the personal information to any third-party without the individual’s prior consent unless such personal information has been processed in a proper way that a specific person will not be identified.

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On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law of the PRC (the “Personal Information Protection Law”), which took effect on November 1, 2021. The Personal Information Protection Law aims to protect the rights and interests of personal information and regulate the processing of personal information. The Personal Information Protection Law stipulates certain important concepts with respect to personal information processing: (1) “personal information” refers to all kinds of information related to identified or identifiable natural persons recorded by electronic or other means, excluding the information processed anonymously; (2) “processing of personal information” includes the collection, storage, use, processing, transmission, provision, disclosure and deletion, etc. of personal information; and (3) “personal information processor” refers to an organization or individual that independently determines the purpose and method of the processing in the processing of personal information. The Personal Information Protection Law also stipulates the obligations in the circumstance of entrusted processing. Where a personal information processor entrusts others with the processing of personal information, 1) the personal information processor shall agree with the agent on substantial matters like purpose, term, method of entrusted processing, type of information and protection measures, as well as supervise the processing activities of the agent; 2) the agent shall process personal information strictly within the scope as agreed, and ensure the security of the personal information processed and assist the personal information processor to perform his legal obligations.

On August 22, 2019, the CAC issued the Regulation on Cyber Protection of Children’s Personal Information, effective on October 1, 2019. Network operators are required to establish special policies and user agreements to protect children’s personal information, and to appoint special personnel in charge of protecting children’s personal information. Network operators who collect, use, transfer or disclose personal information of children are required to, in a prominent and clear way, notify and obtain consent from children’s guardians.

On November 28, 2019, the Secretary Bureau of the CAC, the General Office of the MIIT, the General Office of the MPS and the General Office of the SAMR promulgated the Method for Identifying the Illegal Collection and Use of Personal Information by Apps, taking effect on November 28, 2019, which provides guidance for the regulatory authorities to identify the illegal collection and use of personal information through mobile applications, and for the app operators to conduct self-examination and self-correction and for other participants to voluntarily monitor compliance. The Method for Identifying the Illegal Collection and Use of Personal Information by Apps lists six types of illegal collection and usage of personal information, including “failure to publish rules on the collection and usage of personal information”, “failure to expressly state the purpose, manner and scope of the collection and usage of personal information”, “collecting and using personal information without obtaining consents from users”, “collecting personal information irrelevant to the services provided”, “providing personal information to other parties without obtaining consent” and “failure to provide the function of deleting or correcting personal information as required by law or failure to publish the methods for complaints and reports or other information”.

Since when providing our solutions, we may have access to certain data of our customers and of end users of our customers, we are subject to the PRC laws and regulations in relation to privacy protection as outlined above. We have designed strict data protection policies to ensure that the collection, use, storage, transmission and dissemination of such information comply with applicable laws and regulations and with prevalent industry practice.

Regulations Relating to Product Quality

Products made in Mainland China are subject to the Product Quality Law of the PRC (the “Product Quality Law”), which was promulgated on February 22, 1993, last amended on December 29, 2018. According to the Product Quality Law, a manufacturer of a product is responsible to compensate for the damages to any person or property caused by the defect of such a product, unless the manufacturer is able to prove that: (1) it has not circulated the product; (2) the defect did not exist at the time when the product was circulated; or (3) scientific or technological knowledge at the time when the product was circulated was not such that it allowed the defect to be discovered.

The Consumer Rights and Interests Protection Law of the PRC (the “Consumers Protection Law”) was promulgated on October 31, 1993 and became effective on January 1, 1994. The Consumers Protection Law has been further revised on August 27, 2009 and October 25, 2013. According to the Consumers Protection Law, unless otherwise provided by this law, an operator that provides products or services may bear civil liability in accordance with the Product Quality Law and other relevant laws and regulations.

As of the date of this prospectus, we have not been subject to any material fines, penalties or other regulatory sanctions imposed by competent regulatory authorities, or involved in any judicial litigation or arbitration (whether closed or ongoing), based on our actual or alleged violation of applicable laws and regulations on product quality.

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Regulations Relating to Advertising

The Advertising Law of the People’s Republic of China (the “Advertising Law”), promulgated by the SCNPC on October 27, 1994 and amended on April 24, 2015 and October 26, 2018. The Advertising Law regulates contents of advertisements, codes of conduct for advertising, and the supervision and administration of advertising industry. It also stipulates that advertisers, advertising operators, and advertisement publishers shall abide by the Advertising Law and other laws and regulations, be honest and trustworthy, and compete in a fair manner in advertising business. According to the Advertising Law, advertising operators and advertisement publishers shall examine the relevant certification documents and verify the contents of advertisements in accordance with laws and regulations. According the Advertising Law, if advertising operators know or should have known the content of the advertisements is false or deceptive but still provide advertising design, production and agency services in connection with the advertisements, they might be subject to penalties, including confiscation of revenue and fines, and the competent PRC authority may suspend or revoke their business licenses.

On July 4, 2016, the SAIC promulgated the Interim Measures for the Administration of Internet Advertising, or Interim Measures on Internet Advertising to regulate advertising activities conducted via the internet. According to the Interim Measures on Internet Advertising, advertisements published or distributed via the internet shall not interfere with users’ normal use of the internet. For example, advertisements published on web page pop-up windows or in other forms shall be clearly marked with a “close” sign to ensure a “Click to Close.” No entity or individual may induce users to click on the contents of an advertisement through deception. An internet advertisement publisher or advertising operator, shall establish and maintain an acceptable registration, examination and file management system for its advertisers; examine, verify and record the identity information of each advertiser. The Interim Measures on Internet Advertising also require internet advertisement publishers and advertising operators to verify related supporting documents, check the contents of the advertisement and prohibits them from designing, producing, providing services or publishing any advertisement if the content and the supporting documents do not match each other or the documentary evidence thereof are insufficient.

As of the date of this prospectus, we have not been subject to any material fines, penalties or other regulatory sanctions imposed by competent regulatory authorities, or involved in any judicial litigation or arbitration (whether closed or ongoing), based on our actual or alleged violation of applicable laws and regulations on advertising in the PRC.

Regulations Relating to Intellectual Property Rights

Regulation on Patents

The SCNPC adopted the Patent Law of the PRC in 1984 and amended it in 1992, 2000, 2008 and 2020, respectively. A patentable invention or utility model must meet three conditions: novelty, inventiveness and practical applicability. Patents cannot be granted for scientific discoveries, rules and methods for intellectual activities, methods used to diagnose or treat diseases, animal and plant breeds methods of nuclear transformation or substances obtained by means of nuclear transformation. The Patent Office under the State Intellectual Property Office is responsible for receiving, examining, and approving patent applications. A patent is valid for a twenty-year term for an invention and a ten-year term for a utility model and a fifteen-year term for a design, starting from the application date. Except under certain specific circumstances provided by law, any third-party user must obtain consent or a proper license from the patent owner to use the patent, or else the use will constitute an infringement of the rights of the patent holder.

Regulation on Copyright

In accordance with the Copyright Law of the PRC which was promulgated by the SCNPC on September 7, 1990 and last amended on November 11, 2020, and took effect on June 1, 2021, Chinese citizens, legal persons or other entities own the copyright in their works whether published or not, including written works; oral works; music, comedy arts of talking and singing, dance and acrobatics; work of art and architecture work; photographic works; cinematographic work and work created by the method similar to the film production method; engineering design drawing, product design drawing, map, sketch and other graphic works and model works; computer software and other works specified by laws and administrative regulations. The rights a copyright owner has include but not limited to the following rights of the person and property rights: the right of publication, right of authorship, right of modification, right of integrity, right of reproduction, distribution right, rental right, right of network communication, translation right and right of compilation.

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In accordance with the Regulations on the Protection of Computer Software promulgated by the State Council on June 4, 1991 and last amended on January 30, 2013, Chinese citizens, legal persons or other entities own the copyright, including the right of publication, right of authorship, right of modification, right of reproduction, distribution right, rental right, right of network communication, translation right and other right software copyright owners shall have in software developed by them, regard less of whether it has been published.

In accordance with the Measures for the Registration of Computer Software Copyright promulgated by the National Copyright Administration on February 20, 2002, software copyrights, exclusive licensing contracts for software copyrights and software copyright transfer contracts shall be registered, and the National Copyright Administration shall be the competent authority for the administration of software copyright registration and designates the Copyright Protection Center of China as a software registration authority. The Copyright Protection Center of China shall grant a registration certificate to a computer software copyright applicant who complies with regulations.

Regulation on Trademark

Trademarks are protected by the Trademark Law of the PRC (Revised in 2019) (the “Trademark Law”) which was promulgated on August 23, 1982 and last amended on April 23, 2019 and come into effect on November 1, 2019, respectively as well as the Implementation Regulation of Trademark Law of the PRC adopted by the State Council on August 3, 2002 (Revised in 2014). In China, registered trademarks include commodity trademarks, service trademarks, collective marks and certification marks. The Trademark Office of China National Intellectual Property Administration handles trademark registrations and grants a term of ten years to registered trademarks. Trademarks are renewable every ten years where a registered trademark needs to be used after the expiration of its validity term. A registration renewal application shall be filed within six months prior to the expiration of the term. A trademark registrant may license its registered trademark to another party by entering into a trademark license contract. Trademark license agreements must be filed with the Trademark Office to be recorded. The licensor shall supervise the quality of the commodities on which the trademark is used, and the licensee shall guarantee the quality of such commodities. The Trademark Law has adopted a “first come, first file” principle with respect to trademark registration. Where trademark for which a registration application has been made is identical or similar to another trademark which has already been registered or been subject to a preliminary examination and approval for use on the same kind of or similar commodities or services, the application for registration of such trademark may be rejected. Any person applying for the registration of a trademark may not prejudice the existing right first obtained by others, nor may any person register in advance a trademark that has already been used by another party and has already gained a “sufficient degree of reputation” through such party’s use. Trademarks are granted for a term of ten years. 12 months prior to the expiration of the ten-year term, the trademark registrant shall apply for the renewal of registration; if the trademark registrant does not make the renewal during the foregoing period, another six months extension can be granted.

Regulation on Domain Name

In accordance with the Measures for the Administration of Internet Domain Names which was promulgated by the MIIT on August 24, 2017 and took effect on November 1, 2017, whoever engages in Internet domain name services and its operation and maintenance, supervision and administration and other related activities within the territory of the People’s Republic of China shall abide by these Measures.

Our intellectual property rights are subject to the PRC laws and regulations as outlined above. As of the date of this prospectus, we have not been subject to any material fines, penalties or other regulatory sanctions imposed by competent regulatory authorities, or involved in any judicial litigation or arbitration (whether closed or ongoing), based on our actual or alleged violation of applicable laws and regulations on intellectual property rights in the PRC.

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Regulation Related to Employment, Social Insurance and Housing Fund

Pursuant to the PRC Labor Law and the PRC Labor Contract Law, employers must execute written labor contracts with full-time employees. All employers must comply with local minimum wage standards. Violations of the PRC Labor Contract Law and the PRC Labor Law may result in the imposition of fines and other administrative and criminal liability in the case of serious violations.

In addition, according to the PRC Social Insurance Law and the Regulations on the Administration of Housing Funds, employers in China must provide employees with welfare schemes covering pension insurance, unemployment insurance, maternity insurance, work-related injury insurance, and medical insurance and housing funds.

As of the date of this prospectus, we have not been subject to any material fines, penalties or other regulatory sanctions imposed by competent regulatory authorities, or involved in any judicial litigation or arbitration (whether closed or ongoing), based on our actual or alleged violation of applicable laws and regulations on employment, social insurance or housing fund.

Regulation on Foreign Exchange

In 1996, China published The Foreign Currency Administration Regulations, and late on amended on January 14, 1997 and August 5, 2008. This Regulation has been the major one governing the foreign exchange activities in China. Under this Regulation, the Renminbi is convertible for foreign currency account items, including the distribution of dividends, interest payments and trade and service-related foreign exchange transactions. Conversion of Renminbi into foreign currency for capital account items, such as, loans, investment in securities and repatriation of investments, however, is subject to the registration of the Sate Administration of Foreign Exchange (“SAFE”) or its local counterparts.

In recent years, China has become more open to foreign currency exchange. Individual persons are allowed to buy $50,000 each year, but for companies there are still control policies. Under the Regulation and relevant rules, foreign-invested enterprises may buy, sell and remit foreign currencies at banks authorized to conduct foreign exchange transactions for settlement of currency account transactions after providing valid commercial documents and, in the case of capital account item transactions, only after registration with the SAFE and, as the case may be, other relevant PRC government authorities as required by law.

According to the Overseas Investment Regulation which was issued in 2014, capital investments directed outside of China by domestic or foreign-invested enterprises are also subject to restrictions, which include registration filing with Ministry of Commerce, even though the Notice on Further Improving and Adjusting the Foreign Exchange Management Policy for Capital Account (“No. 2 Notice”) passed in February of 2014 by SAFE has made domestic enterprises much easier releasing foreign currency overseas to foreign companies including connected companies.

The conversion of Renminbi into foreign currencies, including U.S. dollars, has been based on rates set by the People’s Bank of China. On July 21, 2005, the PRC government changed its policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi will be permitted to fluctuate within a band against a basket of certain foreign currencies. We receive a significant portion of our revenue in Renminbi, which is not a freely convertible currency. Under our current structure, our income will be primarily derived from dividend payments from our subsidiary in China. Even though we may remit the income from China to anywhere we want, the fluctuation of exchange rate may be a disadvantage to us if Renminbi depreciated.

On January 26, 2017, the SAFE promulgated the Notice on Improving the Check of Authenticity and Compliance to Further Promote Foreign Exchange Control (the “SAFE Circular 3”), which stipulates several capital control measures with respect to the outbound remittance of profit from domestic entities to offshore entities, including (i) under the principle of genuine transaction, banks shall check board resolutions regarding profit distribution, the original version of tax filing records and audited financial statements; and (ii) domestic entities shall hold income to account for previous years’ losses before remitting the profits. Moreover, pursuant to the SAFE Circular 3, domestic entities shall make detailed explanations of the sources of capital and utilization arrangements, and provide board resolutions, contracts and other proof when completing the registration procedures in connection with an outbound investment.

On October 23, 2019, the SAFE promulgated the Circular of the State Administration of Foreign Exchange on Further Promoting Cross-border Trade and Investment Facilitation (the “SAFE Circular 28”), which expressly allows foreign-invested enterprises that do not have equity investments in their approved business scope to use their capital obtained from foreign exchange settlement to make domestic equity investments as long as there is a truthful investment and such investment is in compliance with the foreign investment-related laws and regulations.

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Regulation on Foreign Exchange Registration of Offshore Investment by PRC Residents

In October of 2005, SAFE promulgated a Notification known as “Notification 75”, in which SAFE requires PRC residents to register their direct establishment or indirect control of an offshore entity (referred to in Notification as “special purpose vehicle.”), where such offshore entity is established for the purpose of overseas financing, provided that PRC residents contribute their legally owned assets or equity into such entity. In July of 2014, this Notification was replaced by Notification 37, “Notification on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Returning Investment through Special Purpose Vehicles”, which expanded SAFE oversight scope to include overseas investment registration as well. Meanwhile, Notification 37 also covers more areas such as PRC residents paying capital contribution with overseas assets or equity. Furthermore, Notification 37 requires amendment to the registration where any significant changes with respect to the special purpose vehicle capitalization or structure of the PRC resident itself  (such as capital increase, capital reduction, share transfer or exchange, merger or spin off). On February 13, 2015, the SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or Notice 13, which became effective on June 1, 2015 and was amended on December 30, 2019. Under Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under Notification 37, will be filed with qualified banks instead of SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE. Our shareholders including natural persons or legal persons/institutes are undergoing such registration.

Regulation on Dividend Distributions

Our PRC subsidiary, WFOE, is wholly foreign-owned enterprises under the PRC law. The principal regulations governing the distribution of dividends paid by wholly foreign-owned enterprises include: Corporate Law (1993) as lastly amended in 2018; the Foreign Investment Law and its Implementing Regulations; and the Enterprise Income Tax Law (2007) as lastly amended in 2018 and its Implementation Regulations (2007) as lastly amended in 2019.

Under these requirements, foreign-invested enterprises may pay dividends only out of their accumulated profit, if any, as determined in accordance with PRC accounting standards and regulations. A PRC company is required to allocate at least 10% of their respective accumulated after-tax profits each year, if any, to fund certain capital reserve funds until the aggregate amount of these reserve funds have reached 50% of the registered capital of the enterprises. A PRC company is not permitted to distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year.

On March 16, 2007, the National People’s Congress enacted the Enterprise Income Tax Law, and on December 6, 2007, the State Council issued the Implementation Regulations on the Enterprise Income Tax Law, both of which became effective on January 1, 2008. The Enterprise Income Tax Law was lately amended on December 29, 2018 and the Implementation Regulations on the Enterprise Income Tax Law was lately amended on April 23, 2019. Under this law and its implementation regulations, dividends payable by a foreign-invested enterprise in the PRC to its foreign investor who is a non-resident enterprise will be subject to a 10% (5% for Hong Kong residents) withholding tax, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a lower withholding tax rate.

Regulation Related to Stock Incentive Plans

In February 2012, SAFE promulgated the Notice on Foreign Exchange Administration of PRC Residents Participating in Share Incentive Plans of Offshore Listed Companies, or the Stock Option Rules, replacing the previous rules issued by SAFE in March 2007. Under the Stock Option Rules and other relevant rules and regulations, domestic individuals, which means the PRC residents and non-PRC citizens residing in China for a continuous period of not less than one year, subject to a few exceptions, who participate in a stock incentive plan in an overseas publicly-listed company are required to register with SAFE or its local branches and complete certain other procedures. Participants of a stock incentive plan who are PRC residents must retain a qualified PRC agent, which could be a PRC subsidiary of the overseas publicly-listed company, or another qualified institution selected by the PRC subsidiary, to conduct the SAFE registration and other procedures with respect to the stock incentive plan on behalf of its participants. The participants must also retain an overseas entrusted institution to handle matters in connection with their exercise of stock options, the purchase and sale of corresponding stocks or interests and fund transfers. In addition, the PRC agent is required to amend the SAFE registration with respect to the stock incentive plan if there is any material change to the stock incentive plan, the PRC agent or the overseas entrusted institution or other material changes. The PRC agents must, on behalf of the PRC residents who have the right to exercise the employee share options, apply to SAFE or its local branches for an annual quota for the payment of foreign currencies in connection with the PRC residents’ exercise of the employee share options. The foreign exchange proceeds received by the PRC residents from the sale of shares under the stock incentive plans granted and dividends distributed by the overseas listed companies must be remitted into the bank accounts in the PRC opened by the PRC agents before distribution to such PRC residents. In addition, SAFE Circular 37 provides that PRC residents who participate in a share incentive plan of an overseas unlisted special purpose company may register with SAFE or its local branches before exercising rights.

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Regulation Related to Tax

Enterprise Income Tax

Under the Enterprise Income Tax Law of the PRC, or the EIT Law, which became effective on January 1, 2008 and was subsequently amended on February 24, 2017 and December 29, 2018, and its implementing rules, enterprises are classified as resident enterprises and non-resident enterprises. PRC resident enterprises typically pay an enterprise income tax at the rate of 25% while non-PRC resident enterprises without any branches in the PRC should pay an enterprise income tax in connection with their income from the PRC at the tax rate of 10%. An enterprise established outside of the PRC with its “de facto management bodies” located within the PRC is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a PRC domestic enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define a de facto management body as a managing body that in practice exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. Enterprises qualified as “High and New Technology Enterprises” are entitled to a 15% enterprise income tax rate rather than the 25% uniform statutory tax rate. The preferential tax treatment continues as long as an enterprise can retain its “High and New Technology Enterprise” status.

The EIT Law and the implementation rules provide that an income tax rate of 10% should normally be applicable to dividends payable to investors that are “non-resident enterprises,” and gains derived by such investors, which (a) do not have an establishment or place of business in the PRC or (b) have an establishment or place of business in the PRC, but the relevant income is not effectively connected with the establishment or place of business to the extent such dividends and gains are derived from sources within the PRC. Such income tax on the dividends may be reduced pursuant to a tax treaty between China and other jurisdictions. Pursuant to the Arrangement Between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation on Income, or the Double Tax Avoidance Arrangement, and other applicable PRC laws, if a Hong Kong resident enterprise is determined by the competent PRC tax authority to have satisfied the relevant conditions and requirements under such Double Tax Avoidance Arrangement and other applicable laws, the 10% withholding tax on the dividends the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5% upon receiving approval from in-charge tax authority. However, based on the Notice on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties issued on February 20, 2009 by the SAT, if the relevant PRC tax authorities determine that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment; and based on the Announcement on Relevant Issues Concerning the “Beneficial Owners” in Tax Treaties issued on February 3, 2018 by the SAT and effective from April 1, 2018, which replaces the Notice on the Interpretation and Recognition of Beneficial Owners in Tax Treaties and the Announcement on the Recognition of Beneficial Owners in Tax Treaties by the SAT, comprehensive analysis based on the stipulated factor therein and actual circumstances shall be adopted when recognizing the “beneficial owner” and agents and designated wire beneficiaries are specifically excluded from being recognized as “beneficial owners.”

Value-added Tax and Business Tax

Pursuant to applicable PRC tax regulations, any entity or individual conducting business in the service industry is generally required to pay a business tax at the rate of 5% on the revenues generated from providing such services. However, if the services provided are related to technology development and transfer, such business tax may be exempted subject to approval by the relevant tax authorities. Whereas, pursuant to the Provisional Regulations on Value-Added Tax of the PRC and its implementation regulations, unless otherwise specified by relevant laws and regulations, any entity or individual engaged in the sales of goods, provision of processing, repairs and replacement services and importation of goods into China is generally required to pay a value-added tax, or VAT, for revenues generated from sales of products, while qualified input VAT paid on taxable purchase can be offset against such output VAT.

In November 2011, the Ministry of Finance and the State Administration of Taxation promulgated the Pilot Plan for Imposition of Value-Added Tax to Replace Business Tax. In March 2016, the Ministry of Finance and the State Administration of Taxation further promulgated the Notice on Fully Promoting the Pilot Plan for Replacing Business Tax by Value-Added Tax, which became effective on May 1, 2016. Pursuant to the pilot plan and relevant notices, VAT is generally imposed in lieu of business tax in the modern service industries, including the VATS, on a nationwide basis. VAT of a rate of 6% applies to revenue derived from the provision of some modern services. Certain small taxpayers under PRC law are subject to reduced value-added tax at a rate of 3%. Unlike business tax, a taxpayer is allowed to offset the qualified input VAT paid on taxable purchases against the output VAT chargeable on the modern services provided.

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On April 4, 2018, the Ministry of Finance and the State Administration of Taxation issued the Notice on Adjustment of VAT Rates, which came into effect on May 1, 2018. According to the abovementioned notice, the taxable goods previously subject to VAT rates of 17% and 11%, respectively, become subject to lower VAT rates of 16% and 10%, respectively, starting from May 1, 2018. Furthermore, according to the Announcement on Relevant Policies for Deepening Value-added Tax Reform jointly promulgated by the Ministry of Finance, the State Administration of Taxation and the General Administration of Customs, which became effective on April 1, 2019, the taxable goods previously subject to VAT rates of 16% and 10%, respectively, become subject to lower VAT rates of 13% and 9%, respectively, starting from April 1, 2019.

M&A Rules and Overseas Listings

On August 8, 2006, six PRC regulatory agencies, Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, CSRC and SAFE, jointly adopted the Regulation on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or so called the M&A Rules and amended it on June 22, 2009. The M&A Rules purport, among other things, to require that offshore SPVs that are controlled by PRC companies or individuals and that have been formed for overseas listing purposes through acquisitions of PRC domestic interests held by such PRC companies or individuals, obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. After the FIL and its implementation regulations became effective on January 1, 2020, the provisions of the M&A Rules remain effective to the extent they are not inconsistent with the FIL and its implementation regulations.

Restriction on Foreign Ownership

The principal regulation governing foreign ownership of businesses in the PRC is Guidance Catalogue for Industrial Structure Adjustments (2019 edition), effective as of January 1, 2020 (the “Catalogue”) and was revised on December 30, 2021. The Catalogue classifies the various industries into three categories: encouraged, restricted and prohibited. Risks and uncertainties relating to PRC regulation of internet businesses include new laws, regulations or policies may be promulgated or announced that will regulate internet activities, including mobile advertising businesses. If these new laws, regulations or policies are promulgated, additional licenses may be required for our operations. If our operations do not comply with these new regulations after they become effective, or if we fail to obtain any licenses required under these new laws and regulations, we could be subject to penalties and our business operations could be disrupted.

The NDRC and MOFCOM periodically jointly revise the Negative List. As such, there is a possibility that our company’s business may fall outside the scope of the definition of a permitted industry in the future. Should this occur, we would no longer benefit from such designation.

Regulations on Offshore Parent Holding Companies’ Direct Investment in and Loans to Their PRC Subsidiaries

China has been open to foreign direct and indirect investments. An offshore company may invest in a PRC company. Such investment is subject to the FIL. Under the FIL, foreign investments no longer need to be approved by Chinese government, but only need to register the investment with Chinese regulatory agency.

However, the Chinese government still has foreign exchange control policy. The money transfer in or out of China is still under tight control. So, shareholder loans made by offshore parent holding companies to their PRC subsidiaries are regarded as foreign debts in China for regulatory purposes, which debts are subject to a number of PRC laws and regulations, including the PRC Foreign Exchange Administration Regulations, Administration Rules on the Settlement, Sale and Payment of Foreign Exchange, Administration of Foreign Debts Tentative Procedures, the Statistical Monitoring of Foreign Debts Tentative Provisions, the Detailed Rules for the Implementation of Provisional Regulations on Statistics and Supervision of External Debt and the Provisional Measures on Administration of Foreign Debt.

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Pursuant to the Provisional Measures on Administration of Foreign Debt (the “Foreign Debt Measures”) issued by the State Development Planning Commission (revised), Ministry of Finance and SAFE in January 2003 and became effective on March 1, 2003, any loans provided by us to our PRC subsidiary in foreign currencies shall be classified as foreign debt under the Foreign Debt Measures. According to the Foreign Debt Measures, the sum of cumulative accrued amounts of medium-term to long-term foreign loans and balance amounts of short-term foreign loans taken by a foreign investment enterprise shall be limited to the difference between the total project investment amount approved by the government and the amount of registered capital. Foreign investment enterprises may take foreign loans freely within the scope of difference.

On January 12, 2017, the PBOC issued the Notice of People’s Bank of China on Matters Concerning Macro-Prudential Management on All-round Cross-border Financing (the “No. 9 Notice”), which improved the policy framework of the cross-border financing. The No. 9 Notice clarifies the new calculation methods of the upper limit of the risk-weighted balance for all types of cross-border financing, in particular, the upper limit for risk-weighted balance for cross-border financing equals to the capital or the net assets multiplied by the leverage rate of cross-border financing and the macro-prudential adjustment parameters. In the case of our PRC subsidiary, the capital or the net assets is calculated at the net assets of each subsidiary, the leverage rate for cross-border financing for an enterprise is 2, and the macro-prudential adjustment parameter is 1 (the “All-Round Mode”). On March 11, 2020, the PBOC and SAFE promulgated the Circular of the People’s Bank of China and the State Administration of Foreign Exchange on Adjusting the Macro-prudential Regulation Parameter for Full-covered Cross-border Financing, which provides that based on the current macro economy and international balance of payments, the macro-prudential regulation parameter as set forth in the Notice 9 is updated from 1 to 1.25. On January 7, 2021, the PBOC and SAFE promulgated the Notice of PBC and SAFE on Adjusting the Macro-prudential Adjustment Parameter for Cross-border Financing of Companies, which provides that the macro-prudential regulation parameter of companies is updated from 1.25 to 1. Currently, the implementation of the foregoing methodologies in cross-border financing have not been formally determined by the PBOC and the SAFE. In the practice, according to the Q&A on Macro-prudential Regulation Parameter for Full-Covered Cross-border Financing (Phase I) (the “Q&A”) issued by the SAFE on May 27, 2017, FIEs shall submit a written filing report to the local foreign exchange bureau when they handle the foreign debt signing filing (registration) for the first time after the issuance of the Q&A, so as to clarify the cross-border financing management mode they choose during the transition period. If the All-Round Mode is selected, the latest audited net assets data shall be reported at the same time. Once the cross-border financing management mode is determined, it shall not be changed. Alternatively, if we choose to use the All-Round Mode, the amount of loans we can make to our PRC subsidiary as calculated according to the No. 9 Notice and the Notice of PBC and SAFE on Adjusting the Macro-prudential Adjustment Parameter for Cross-border Financing of Companies will not be more than 2 times of the net assets of such entities.

Moreover, as the debtors of cross-border financing, our PRC subsidiary is also required to comply with certain registration formalities for execution of foreign debt contracts with the foreign exchange bureau at the locality within fifteen working days after signing the contracts according to the Notice of State Administration of Foreign Exchange on Promulgation of the Administrative Measures on Registration of Foreign Debt which was promulgated by the SAFE in April 2013 and revised in May 2015.

Pursuant to the Circular of the National Development and Reform Commission on Promoting the Administrative Reform of the Record-filing and Registration System for the Issuance of Foreign Debts by Enterprises promulgated on September 14, 2015 (“Circular 2044”), before the issuance of foreign loans, enterprises shall first apply to the NDRC for record-filing and registration procedures and shall report the information on the issuance to NDRC within 10 business days after completion of each issuance. The term “foreign loan” shall mean RMB-denominated or foreign currency-denominated debt instruments with a maturity of one year or more which are issued overseas by domestic enterprises and their controlled overseas enterprises or branches and for which the principal and interest are repaid as agreed, including bonds issued overseas and long- and medium-term international commercial loans, and so forth. In February 2020, the NDRC circulated the Guide to the Registration of Foreign Debt Issued by Enterprises on its official website, according to which, domestic companies (and their controlled overseas companies or branches) who borrowed from foreign companies (including overseas shareholders) a loan for more than one year need to apply to the NDRC. However, the NDRC has not issued any other further explanation for the implementation of the Circular 2044. In the practice, the NDRC’s attitude on whether foreign-invested enterprises with foreign loans with a term of more than one year need to register is still not completely unified, and it is generally determined on a case-by-case basis.

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Regulations Relating to Anti-Monopoly, Anti-Corruption and Anti-Bribery

On August 30, 2007, the SCNPC promulgated the Anti-Monopoly Law which was amended on June 24, 2022 and took effect on August 1, 2022 stipulated the regulation of market monopoly. In February 2021, the Anti-Monopoly Commission of the State Council promulgated the Guidelines to Anti-Monopoly in the Field of Internet Platforms, or the Anti-Monopoly Guidelines for Internet Platforms. The Anti-Monopoly Guidelines for Internet Platforms is consistent with the Anti-Monopoly Law and prohibits monopoly agreements, abuse of a dominant position and concentration of undertakings that may have the effect to eliminate or restrict competition in the field of platform economy. More specifically, the Anti-Monopoly Guidelines for Internet Platforms outlines certain practices that may, if without justifiable reasons, constitute abuse of a dominant position, including without limitation, tailored pricing using big data and analytics, actions or arrangements deemed as exclusivity arrangements, using technological means to block competitors’ interface, using bundle services to sell services or products, and compulsory collection of user data. In addition, the Anti-Monopoly Guidelines for Internet Platforms expressly provides that concentrations will also be subject to antitrust filing requirements. The Anti-Monopoly Law newly revised proposes to increase the fines on business operators liable for illegal concentration to “no more than ten percent of the preceding year’s sales revenue of the business operators if the concentration of business operators has or may have an effect of excluding or limiting competition; or a fine of up to RMB5 million if the concentration of business operators does not have an effect of excluding or limiting competition.” Furthermore, the relevant authority may require business operators to declare where there is evidence that the resulting concentration has or may have the effect of eliminating or restricting competition, even if the level of such concentration does not reach the filing threshold. If the business operators fail to make a declaration, the relevant authority shall conduct an investigation according to law.

Pursuant to the Anti-Unfair Competition Law of the PRC promulgated by the SCNPC on September 1, 1993 and last amended on April 23, 2019, a business operator shall not resort to bribery to seek a transaction opportunity or competitive advantage by offering money or goods or by any other means, to (i) any employee of the counterparty in a transaction, (ii) any entity or individual entrusted by the counterparty in a transaction to handle relevant affairs, or (iii) any other entity or individual that takes advantage of powers or influence to influence a transaction. A business operator may expressly offer a discount to the counterparty or pay commissions to the intermediaries of a transaction in the course of transaction activities, which shall be properly recorded at both parties’ accounting books. Any commercial bribery committed by an employee of a given business operator will be deemed as conduct of such business operator unless evidence shows that such act is not related to such business operator’s efforts in seeking a transaction opportunity or competitive advantage.

Regulations Relating to overseas listing.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Administrative Measures, which has become effective on March 31, 2023. On the same date of the issuance of the Trial Administrative Measures, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Administrative Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Trial Administrative Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Draft Rules Regarding Overseas Listing by providing substantially the same requirements for filings of overseas offerings and listing by domestic companies, yet made the following updates compared to the Draft Rules Regarding Overseas Listing: (a) further clarification of the circumstances prohibiting overseas issuance and listing; (b) further clarification of the standard of indirect overseas listing under the principle of substance over form, and (c) adding more details of filing procedures and requirements by setting different filing requirements for different types of overseas offering and listing. Under the Trial Administrative Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Administrative Measures within three working days following its submission of initial public offerings or listing application. The companies that have already been listed on overseas stock exchanges or have obtained approval from overseas supervision administrations or stock exchanges for its offering and listing and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing yet need to make filings for subsequent offerings in accordance with the Trial Administrative Measures. The companies that have already submitted an application for an initial public offering to overseas supervision administrations prior to the effective date of the Trial Administrative Measures but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing may arrange for the filing within a reasonable time period and should complete the filing procedure before such companies’ overseas issuance and listing.

Pursuant to the Trial Administrative Measures, the CSRC will conclude the filing procedures and publish the filing results on the CSRC website within 20 working days after receiving the filing documents if the filing documents are complete and in compliance with stipulated requirements. However, during the filing process, the CSRC may request our company to supply additional documents or may consult with competent authorities, the time for which will not be counted in the 20 working days.

According to the Trial Administrative Measures, if a domestic company fails to fulfill filing procedures, or offers and lists securities on an overseas market in violation of the measures, the CSRC shall order rectification, issue warnings to such domestic company, and impose a fine of between RMB1,000,000 and RMB10,000,000. Directly liable persons-in-charge and other directly liable persons shall be warned and each imposed a fine of between RMB500,000 and RMB5,000,000. Controlling shareholders and actual controllers of the domestic company that organize or instruct the aforementioned violations shall be imposed a fine of between RMB1,000,000 and RMB10,000,000.

On February 24, 2023, the CSRC promulgated the Confidentiality and Archives Administration Provisions, which also became effective on March 31, 2023. According to the Confidentiality and Archives Administration Provisions, domestic companies that seek overseas offering and listing (either in direct or indirect means) and the securities companies and securities service (either incorporated domestically or overseas) providers that undertake relevant businesses shall institute a sound confidentiality and archives administration system, and take necessary measures to fulfill confidentiality and archives administration obligations. They shall not leak any state secret or working secret of government agencies, or harm national security and public interests. Therefore, a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to laws, and file with the secrecy administrative department at the same level. The above-mentioned documents and materials that, if leaked, will be detrimental to national security or public interest, therefore, the domestic company shall strictly fulfill relevant procedures stipulated by applicable regulations.

Furthermore, the Confidentiality and Archives Administration Provisions stipulates that a domestic company that provides accounting archives or copies of accounting archives to any entities, including securities companies, securities service providers and overseas regulators and individuals, shall fulfill due procedures in compliance with applicable regulations. Working papers produced in Mainland China by securities companies and securities service providers in the process of undertaking businesses related to overseas offering and listing by domestic companies shall be retained in Mainland China. Where such documents need to be transferred or transmitted to areas outside of Mainland China, relevant approval procedures stipulated by regulations shall be followed.

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MANAGEMENT

The following table provides information regarding our executive officers and directors as of December 19, 2023:

Name	Age	Position(s)
Jinhou Sun	31	Chairman of Board of Directors
Shaozhang Lin	39	Chief Executive Officer and Director
Xirui Guo	38	Chief Financial Officer
Qing Gao	52	Independent Director
Richard Wee Yong Seow	61	Independent Director
Edward C. Ye	41	Independent Director

The business address of all such senior management and directors is Rooms 802 and 803, No. 13, Hai’an Road, Tianhe District, Guangzhou, Guangdong province, PRC 510000.

Jinhou Sun

Mr. Sun is one of the co-founders of our company and has served as Chairman of our Board of Directors since April 2023. Mr. Sun joined our company with four years of experience in product managing in 2018. Mr. Sun has worked for Beijing Xiaoju Technology Co., Ltd., which was the company behind the popular ride-hailing platform DiDi Chuxing for four years, where he participated in a series of important product developments, such as “DiDi Cab”, “DiDi Express”, and “DiDi Premier”. Mr. Sun led the certification product of DiDi’s special car service. He has led the “Blitzkrieg” activity for online registration of drivers. He was responsible for the development of taxi driver products and the launch of DiDi scanning function. Mr. Sun attended from Beijing University of Posts and Telecommunications between 2011 and 2013 before he joined Beijing Xiaoju Technology Co., Ltd. We have chosen Mr. Sun to serve as a director because of his expertise and experience in product development and management.

Shaozhang Lin

Mr. Lin has served as our Chief Executive Officer since April 2023. Mr. Lin founded our company in Guangzhou and has more than 15 years of experience in the technology R&D. From July 2016 to February 2018, he was the CTO & Vice President of Beijing Wuqiong Information Technology Co. Ltd., and CTO of Guangzhou Fifteen Minutes E-Commerce Co. Ltd. from December 2015 to June 2016. Mr. Lin was the former technical leader of WeCom and Tencent Enterprise Mailbox. In 2006, he joined Tencent Holdings Ltd, a world-leading internet and technology company, where he was senior engineer. Mr. Lin obtained a B.S. degree from South China University of Technology and an M.S. degree from Sun Yat-sen University. We have chosen Mr. Lin to serve as a director because of his expertise and experience in the technology industry.

Xirui Guo

Xirui Guo has served as our Chief Financial Officer since April 2023. Mr. Guo has also served as an Executive Director for Fern Win Group from July 2021 to February 2023. From January 2021 to July 2021, Mr. Guo served as the Deputy General Manager and CFO of Shenzhen Chuang Fei Ge (CFG) Environmental Ltd. Mr. Guo was fully responsible for helping the company prepare for an initial public offering and set up a legal compliance and internal control system. Mr. Guo also served as Finance Controller of Pure Fiji Australia Pty Ltd from September 2014 to May 2017; Managing Director of Legal and Compliance of Huarong (HK) Industrial & Financial Investment Ltd from June 2017 to September 2018; Assistant President of Yong Cheng Ying Fu (YCYF) Asset Management Ltd from September 2018 to December 2020. Mr. Guo obtained a B.S. degree from Sichuan University with a Bachelor of Law and M.A. degree from Macquarie University. Mr. Guo is a member of the Chinese Institute of Certified Public Accountants and also has the Legal Professional Qualification. We have chosen Mr. Guo to serve as a CFO because of his expertise and experience in the accounting and management.

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Qing Gao

Ms. Gao has been a member of the board of directors of our company since April 2023. Ms. Gao served as the VP, Corporate Controller and Director of multiple regional and international companies including International Visa, Inc., where she was a director and was responsible for technical accounting and SEC reporting. She also has served as Corporate Controller of Linden Research, Inc., also known as Second Life, since December 2021. From September 2017 to November 2021, she worked for International Data Group, starting as Assistant Controller from September 2017 to November 2018 and was promoted to Controller, where she led purchase accounting valuation and M&A integration of a SaaS company, and led due diligence for the acquisition of IDG by Blackstone. Ms. Gao currently serves as a Vice President and is responsible for the Financial Planning and Analysis of International Data Group, a Blackstone portfolio company. Ms. Gao obtained a Bachelor’s degree in Business in International Finance from Nankai University in 1973 and a Master of Science in Accounting & Finance from London School of Economics and Political Science. We chose Ms. Gao to be a member of our Board of Directors because we believe we will benefit from her broad experience in financial reporting, accounting, auditing, tax, business management and corporate control.

Richard Wee Yong Seow

Mr. Seow has been a member of the board of directors of our company since April 2023. Since August 2022, Mr. Seow has served as the Head of High-Performance Computing and AI Sales of Lenovo (HKSE: 992) (ADR: LNVGY), a $60 billion revenue Fortune Global 500 company serving customers in 180 markets around the world. Mr. Seow is also the CEO and Founder of Frontier Capital Advisory Pte Ltd, where he has served since July 2009, providing extensive clients and business alliance partners across China, Taiwan, Hong Kong, the United States, Europe and Southeast Asia. Mr. Seow has also served in the following roles: the business development director of Atos Information Technology, a company engaged in digital transformation with over 120,000 employees in 72 countries and annual revenue of over €12 billion and listed on CAC40 Paris Stock Index, from September 2019 to June 2022; (ii) the Business Development Director of SBI E2 Family Advisory Company Limited, a member of the Stock Exchange of Hong Kong Limited and registered with the Securities and Futures Commission, from June 2017 to September 2019; (iii) Vice President of Asia-Pacific of Rycal Asia-Pacific Group, a United Kingdom real estate investment company headquartered in Wiltshire, England, from March 2016 to May 2017; (iv) Executive Director and board member of Hin Fah Medical Company Limited from December 2012 to May 2019 and Alternate Executive Director and alternate board member from May 2019 to present. In 1988, Mr. Seow obtained a Bachelor’s degree in electrical engineering from the California State University – Fresno and obtained an MBA from Oklahoma City University in 1997. Mr. Seow is an admitted member of The Institution of Engineers, Singapore, The Institute of Electrical and Electronics Engineers (IEEE) in the United States and The Institution of Engineering and Technology (IET) in the United Kingdom. Mr. Seow was also elected as an Active Member of The New York Academy of Sciences in 1944. Mr. Seow was selected to be a member of our Board of Directors due to his distinguished background in technology and engineering as well as his extensive experience in serving as a director of public companies.

Edward C. Ye

Mr. Ye has been a member of the board of directors of our company since April 2023. From 2008 to 2013, Mr. Ye served in the Alan C. Liu, CPA Accounting Office as Senior Manager, where he was responsible for planning and executing audits in the manufacturing, venture capital, life science and automobile industries with revenue upwards of $5 billion. He led teams to deliver U.S. GAAP audit services. From 2013 to 2017, Mr. Ye was CFO of Bibi Global, where he implemented formal budgeting, forecasting and reporting systems, managed all day-to-day banking, treasury, and operating cash flow for effective financial planning, analyzed and established product line gross profit margins, reduced SG&A expenses and head count, evaluated and established new and profitable business opportunities as a key member of the management team. Since 2018, Mr. Ye has served as Vice President of Finance of Wimi Hologram Cloud Inc. (Nasdaq: WIMI). Mr. Ye oversaw Wimi’s initial public offering process and coordinated capital financing, ensuring the company’s financial compliance. Mr. Ye obtained a B.S. degree in Business Administration in 2005 from California State University Los Angeles with a major in Finance and a minor in Economics. Mr. Ye was selected to be a member of our Board of Directors due to his expertise in finance and business, management, and his professionalism in providing strategic advice to management in both the United States and Asia.

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Election of Officers

Our executive officers are elected by, and serve at the discretion of, our Board of Directors. There are no familial relationships among any members of the executive officers.

Board of Directors and Board Committees

Our Board of Directors will consist of five (5) directors. We expect that all current directors will continue to serve after this offering. A majority of our directors namely, Qing Gao, Richard Wee Yong and Edward C. Ye, are independent, as such term is defined by The Nasdaq Capital Market. The independent directors were appointed on April 6, 2023 and will continue to serve following the effectiveness of the registration statement.

A director may vote in respect of any contract or transaction in which he is interested, provided, however that the nature of the interest of any director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote on that matter. A general notice or disclosure to the directors or otherwise contained in the minutes of a meeting or a written resolution of the directors or any committee thereof of the nature of a director’s interest shall be sufficient disclosure and after such general notice, it shall not be necessary to give special notice relating to any particular transaction. A director may be counted for a quorum upon a motion in respect of any contract or arrangement which he shall make with our company, or in which he is so interested and may vote on such motion.

Mr. Sun currently holds the position of Chairman of the Board, Mr. Lin holds both the positions of Chief Executive Officer and Director. We do not have a lead independent director, and we do not anticipate having a lead independent director because we will encourage our independent directors to freely voice their opinions on a relatively small company board. We believe this leadership structure is appropriate because we are a relatively small company in the process of listing on a public exchange. Our Board of Directors plays a key role in our risk oversight. The Board of Directors makes all relevant Company decisions. As a smaller company with a small board of directors, we believe it is appropriate to have the involvement and input of all of our directors in risk oversight matters.

Board Committees

We will establish three standing committees under the board: the audit committee, the compensation committee and the nomination and corporate governance committee. Each committee will have three members, and each member is independent, as such term is defined by The Nasdaq Capital Market. The audit committee is responsible for overseeing the accounting and financial reporting processes of our company and audits of the financial statements of our company, including the appointment, compensation and oversight of the work of our independent auditors. The compensation committee of the board of directors reviews and makes recommendations to the board regarding our compensation policies for our officers and all forms of compensation, and also administers and has authority to make grants under our incentive compensation plans and equity-based plans (but our board will retain the authority to interpret those plans). The nomination and corporate governance committee of the board of directors is responsible for the assessment of the performance of the board, considering and making recommendations to the board with respect to the nominations or elections of directors and other governance issues. The nomination and corporate governance committee considers diversity of opinion and experience when nominating directors. Upon completion of this offering, the Board Committees will be established.

The members of the audit committee, the compensation committee and the nomination and corporate governance committee are set forth below. All such members qualify as independent under the rules of The Nasdaq Capital Market.

Director Name	Audit Committee	Compensation Committee	Nomination and Corporate Governance Committee
Edward C. Ye	(1)(2)(3)	(1)	(1)
Richard Wee Yong Seow	(1)	(1)(2)	(1)
Qing Gao	(1)	(1)	(1)(2)
Shaozhang Lin
Jinhou Sun

(1)	Committee member
(2)	Committee chair
(3)	Audit committee financial expert

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Duties of Directors

As a matter of Cayman Islands law, a director of a Cayman Islands company is considered a fiduciary of the company. Accordingly, directors owe fiduciary duties to their companies to act in accordance with the best interests of the company, to exercise their powers for the purposes for which they are conferred and not to place themselves in a position where there is a conflict between their personal interests and their duty to the company. Accordingly, a director owes a company a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so) and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interests or his or her duties to a third party. However, a company’s articles of association may permit a director to vote on a matter in which he or she has a personal interest if he or she has disclosed the nature of his or her interest to the board of directors. Our Articles of Association provide that a director must disclose the nature and extent of any material interests in any contract or arrangement, and that he or she may not vote at any meeting on any resolution concerning an interested matter.

A director of a Cayman Islands company also owes to the company duties to exercise independent judgment in carrying out his functions and to exercise reasonable skill, care and diligence, which has both objective and subjective elements. Recent Cayman Islands case law confirmed that directors must exercise the care, skill and diligence that would be exercised by a reasonably diligent person having the general knowledge, skill and experience reasonably to be expected of a person acting as a director. Additionally, a director must exercise the knowledge, skill and experience that he or she actually possesses.

Interested Transactions

A director may vote, attend a board meeting or, presuming that the director is an officer and that it has been approved, sign a document on our behalf with respect to any contract or transaction in which he or she is interested. We require directors to promptly disclose the interest to all other directors after becoming aware of the fact that he or she is interested in a transaction we have entered into or are to enter into. A general notice or disclosure to the board or otherwise contained in the minutes of a meeting or a written resolution of the board or any committee of the board that a director is a shareholder, director, officer or trustee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company will be sufficient disclosure, and, after such general notice, it will not be necessary to give special notice relating to any particular transaction.

Compensation and Borrowing

The directors may receive such remuneration as our Board of Directors may determine or change from time to time. The compensation committee will assist the directors in reviewing and approving the compensation structure for the directors. Our Board of Directors may exercise all the powers of the company to borrow money and to mortgage or charge our undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party.

Qualification

A majority of our Board of Directors is required to be independent. There are no membership qualifications for directors. Further, there are no share ownership qualifications for directors unless so fixed by us in a general meeting, and this has not been so fixed as of the date of this prospectus. There are no other arrangements or understandings pursuant to which our directors are selected or nominated.

Director Compensation

All directors hold office until the next annual meeting of shareholders at which they are re-elected and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the Board of Directors. Employee directors do not receive any compensation for their services. Non-employee directors will be entitled to receive such remuneration as our Board of Directors may determine or change from time to time for serving as directors and may receive incentive option grants from our Company. In addition, each non-employee director is entitled to be repaid or prepaid all travel, hotel and incidental expenses reasonably incurred or expected to be incurred in attending meetings of our Board of Directors or committees of our Board of Directors or shareholder meetings or otherwise in connection with the discharge of his or her duties as a director.

For so long as we qualify as a foreign private issuer, we will not be required to comply with the proxy rules applicable to U.S. domestic companies regarding disclosure of the compensation of certain executive officers on an individual basis.

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Limitation of Director and Officer Liability

Under Cayman Islands law, each of our directors and officers, in performing his or her functions, is required to act honestly and in good faith with a view to our best interests and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Cayman Islands law does not limit the extent to which a company’s Memorandum and Articles of Association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Under our Memorandum and Articles of Association, we may indemnify our directors, officers and liquidators against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with civil, criminal, administrative or investigative proceedings to which they are party or are threatened to be made a party by reason of their acting as our director, officer or liquidator. To be entitled to indemnification, these persons must have acted honestly and in good faith with a view to the best interest of the company and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. These provisions will not limit the liability of directors under United States federal securities laws.

The decision of our Board of Directors as to whether the director acted honestly and in good faith with a view to our best interests and as to whether the director had no reasonable cause to believe that his or her conduct was unlawful, is in the absence of fraud sufficient for the purposes of indemnification, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entry of no plea does not, by itself, create a presumption that a director did not act honestly and in good faith and with a view to our best interests or that the director had reasonable cause to believe that his or her conduct was unlawful. If a director to be indemnified has been successful in defense of any proceedings referred to above, the director is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the director or officer in connection with the proceedings.

We may purchase and maintain insurance in relation to any of our directors or officers against any liability asserted against the directors or officers and incurred by the directors or officers in that capacity, whether or not we have or would have had the power to indemnify the directors or officers against the liability as provided in our Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers or persons controlling our company under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Related Party Transactions,” our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Business Conduct and Ethics

Upon completion of this offering, the Board of Directors will adopt a code of business conduct and ethics applicable to our directors, officers and employees in connection with our application to list on The Nasdaq Capital Market. Our Code of Business Conduct and Ethics will require us to comply with applicable laws, regulations and rules; keep accurate corporate records; avoid conflicts of interest; maintain corporate confidentiality; refrain from insider trading, corruption, harassment and other inappropriate behavior; and encourage reporting of any known or suspected violations without fear of reprisal.

We currently do not have a code of business conduct and ethics applicable to our directors, officers and employees. However, we intend to adopt one in the near future in connection with our application to list on The Nasdaq Capital Market.

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EXECUTIVE COMPENSATION

We currently do not have a compensation committee approving our salary and benefit policies. Our Board of Directors determined the compensation to be paid to our executive officers based on our financial and operating performance and prospects, and contributions made by the officers to our success. Following this offering, each of the named officers will be measured by a series of performance criteria by the Board of Directors, or by the compensation committee, acting pursuant to a written charter, on a yearly basis. Such criteria will be set forth based on certain objective parameters such as job characteristics, required professionalism, management skills, interpersonal skills, related experience, personal performance and overall corporate performance.

Our Board of Directors has not adopted or established a formal policy or procedure for determining the amount of compensation paid to our executive officers. Upon completion of this offering, the Board of Directors will establish a code of business conduct and ethics; set up and adopt a charter for a compensation committee.

Summary Compensation Table

The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of the named executive officers for services rendered to us for the years ended September 30, 2022 and 2021.

Name and Principal Position	Fiscal Year	Salary	Bonus(1)	All Other Compensation(2)	Total ($)
Shaozhang Lin	2021	$79,296	$-	$-	$79,296
Chief Executive Officer	2022	$72,636	$-	$-	$72,636
Xirui Guo(3)	2021	$-	$-	$-	$-
Chief Financial Officer	2022	$-	$-	$-	$-

(1)	No officer received a bonus in the year ended 2021 and 2022.

(2)	Consists of social security payments required under Chinese law. Although we also reimburse the referenced individuals for reasonable expenses, such reimbursements do not, in the aggregate, exceed $10,000 for any individual in any year presented and are not considered perquisites because they are integrally and directly related to the performance of such recipients’ jobs.

(3)	Xirui Guo joined our company in February 2023 and was appointed as Chief Financial Officer (Principal Financial Offier) effective April 6, 2023.

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Employment Agreements

Each employee is required to enter into an employment agreement. Accordingly, all of our employees, including management, have executed their employment agreements. Our employment agreements with our executives provide the amount of each executive officer’s salary, to be paid monthly, and establish their eligibility to receive a bonus. The agreements also provide that executive officers are to work full time for our company are entitled to all legal holidays as well as other paid leave in accordance with PRC laws and regulations and internal work policies. The employment agreements also provide that we will pay for all mandatory social security programs for its executive officers in accordance with PRC regulations. Our executive officers are subject to keep trade secrets confidential. In addition, our employment agreements with our executive officers prevent them from rendering services for our competitors for so long as they are employed.

Other than the salary, bonuses, equity grants and necessary social benefits required by the government, which are defined in the employment agreements, we currently do not provide other benefits to the officers. Our executive officers are not entitled to severance payments upon the termination of their employment agreement or following a change in control.

We have not provided retirement benefits (other than a state pension scheme in which all of its employees in China participate) or severance or change of control benefits to our named executive officers.

Under Chinese law, we may terminate an employment agreement without penalty by providing the employee thirty days’ prior written notice or one month’s wages in lieu of notice and pay the employee one month’s salary for each year we have employed the employee if the employee is incompetent or remains incompetent after training or adjustment of the employee’s position in other limited cases. If we wish to terminate an employment agreement in the absence of cause, then it is obligated to pay the employee two month’s salary for each year we have employed the employee. We are, however, permitted to terminate an employee for cause without penalty to the company, where the employee has committed a crime or the employee’s gross neglect of duty or corruptive actions have resulted in a material adverse effect to us.

Shaozhang Lin

We entered into an employment agreement with our Chief Executive Officer, Mr. Shaozhang Lin, effective April 6, 2023. Under the terms of Mr. Lin’s employment, he is entitled to base compensation of $96,000 per year.

Mr. Lin’s initial term of employment is for three years, which commenced on April 6, 2023 unless terminated earlier pursuant to cause or at any time by the company without cause upon presentation of thirty (30) days’ prior written notice. The Executive may also terminate the Employment without cause at any time with thirty (30) days’ prior written notice, if (1) there is a material reduction in the Executive’s authority, duties and responsibilities unless such reduction was made with Executive’s consent, or (2) there is a material reduction in the Executive’s annual salary (the occurrences in (1) and (2) being referred to as “Good Reason”)

Xirui Guo

We entered into an employment agreement with our Chief Financial Officer, Mr. Xirui Guo, effective April 6, 2023. Under the terms of Mr. Guo’s employment, he is entitled to base compensation of $96,000 per year.

Mr. Guo’s initial term of employment is for three years, which commenced on April 6, 2023 unless terminated earlier pursuant to cause or at any time by the company without cause upon presentation of thirty (30) days’ prior written notice. The Executive may also terminate the Employment notice without cause at any time with thirty (30) days’ prior written, if (1) there is a material reduction in the Executive’s authority, duties and responsibilities unless such reduction was made with Executive’s consent, or (2) there is a material reduction in the Executive’s annual salary (the occurrences in (1) and (2) being referred to as “Good Reason”).

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RELATED PARTY TRANSACTIONS

In addition to the executive officer and director compensation arrangements discussed in “Executive Compensation,” above we describe transactions in the past three fiscal years, to which we have been a participant, in which the amount involved in the transactions is material to us or the related party.

Loan Agreement

Our company made a short-term loan of $775,988 (RMB5,000,000) to Jinhou Sun, one of the founders and major shareholder of our company, at a rate of 3% per annum on September 16, 2021. For the year ended September 30, 2022 and 2021, the interest amounted to $21,637 and nil, respectively. As of September 30, 2022, the principal and interest had been fully repaid.

On October 17, 2022. Baiyan and Jinhou Sun agreed to loan the Company up to $1,456,113 (RMB 10,000,000) to be used for a portion of the expenses of the Proposed Public Offering. These loans are non-interest bearing, unsecured and are due at the earlier of October 16, 2024 or the closing of the Proposed Public Offering.

Future Related Party Transactions

After completion of this offering, the audit committee of our Board of Directors (which we will establish and which will consist solely of independent directors) must approve all related party transactions. All related party transactions will be made or entered into on terms that are no less favorable to us than can be obtained from unaffiliated third parties. Related party transactions that we have previously entered into were not approved by independent directors, as we had no independent directors at that time.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to beneficial ownership of our Class A and Class B Shares of December 19, 2023, by:

●	Each person who is known by us to beneficially own 5% or more of our outstanding ordinary shares;

●	Each of our directors and named executive officers; and

●	All of our directors and named executive officers as a group.

	Shares Beneficially Owned Before Offing(1)		Percentage of Voting Power Before Offering(2)	Shares Beneficially Owned After Offering		Percentage of Voting Power After Offering
Name of Beneficial Owner	Number	Percent		Number	Percent
Executive Officers and Directors:
Shaozhang Lin(3)	7,971,494	20.46%	56.90%				%
Jinhou Sun(4)	2,458,549	7.87%	17.00%				%
Xirui Guo	-	-%	-%		-		%
Qing Gao	-	-%	-%		-		%
Richard Wee Yong Seow	-	-%	-%		-		%
Edward C. Ye	-	-%	-%		-		%
Directors and executive officers as a group (6 persons)	10,430,043	28.33%	73.90%		-		%
5% or Greater Shareholders:
Youxin XHB Capital Ltd(5)	3,942,945	12.62%	1.96%				%
Youxin HW Capital Ltd (6)	2,261,950	7.24%	1.12%				%
Suzhou GSR Zhaohua Ventures III Partnership (Limited Partnership) (7)	3,207,610	10.26%	1.59%				%
Kaitai YL-I Ltd (8)	1,673,438	5.36%	0.83%				%
SHENGKAI Capital Ltd (9)	1,875,000	6.00%	0.93%				%
BAIYAN Capital Ltd (10)	1,875,000	6.00%	0.93%				%
WXING (BVI) LIMITED (11)	1,875,000	6.00%	0.93%				%
WonderFerns Capital Co., Ltd (12)	2,343,750	7.50%	1.17%				%
Anxin Youxin Capital Ltd (13)	5,605,727	17.94%	55.72%				%
FWZ Youxin Capital Ltd (14)	1,669,790	5.34%	16.60%				%
Hope Youxin Captial Ltd (15)	1,669,790	5.34%	16.60%				%

(1) Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the ordinary shares. All shares represent only Class A Shares and Class B Shares held by shareholders as no options are issued or outstanding.

(2) Pursuant to our company’s Amended and Restated Memorandum and Articles of Association, the share capital of the company is $ 50,000 divided into 400,000,000 Class A Shares with a par value of $ 0.0001 per share, and 100,000,000 shares Class B Shares with a par value of $ 0.0001 per share. Class A Shares are entitled to 1 vote per share and our Class B Shares are entitled to 20 votes per share.

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(3) Consists of (i) 5,605,727 Class B Shares held by Anxin Youxin Capital Ltd for which our CEO, Mr. Lin serves as director and is deemed to hold voting and dispositive power and (ii) 2,365,767 Class A Shares held by Youxin XHB Capital Ltd for which Mr. Lin serves as director and is deemed to hold voting and dispositive power.

(4) Consists of (i) 1,669,790 Class B Shares held by Hope Youxin Capital Ltd for which our director, Mr. Sun serves as director and is deemed to hold voting and dispositive power and (ii) 788,759 Class A Shares held by Youxin XHB Capital Ltd for which Mr. Sun serves as a shareholder and is deemed to hold voting and dispositive power.

(5) The address of Youxin XHB Capital Ltd is Start Chambers, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands. Hainan Youxin Small Partner Investment Partnership (Limited Partnership) is the sole shareholder of Youxin XHB Capital Ltd. Our CEO, Mr. Lin is the general partner of Hainan Youxin Small Partner Investment Partnership (Limited Partnership) and is deemed to hold voting and dispositive power over the shares held by Youxin XHB Capital Ltd.

(6) The address of Youxin HW Capital Ltd is Start Chambers, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands. Hainan Chengmai Youxin Mutual Investment Partnership (Limited Partnership) is the sole shareholder of Youxin HW Capital Ltd. Yanling Xu is the general partner of Hainan Chengmai Youxin Mutual Investment Partnership (Limited Partnership) and is deemed to hold voting and dispositive power over the shares held by Youxin HW Capital Ltd.

(7) The address of Suzhou GSR Zhaohua Ventures III Partnership (Limited Partnership) is Room 401, Building 14, Dongshahu Equity Investment Center, No. 183 Suhong East Road, Suzhou Industrial Park, Suzhou, Jiangsu Province, PRC. Xiaohu Zhu, the ultimate beneficial owner of Suzhou GSR Zhaohua Ventures III Partnership (Limited Partnership) is deemed to hold voting and dispositive power over the shares held by Suzhou GSR Zhaohua Ventures III Partnership (Limited Partnership).

(8) The address of Kaitai YL-I Ltd is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. Xiamen Yilian Kaitai AI Venture Capital Partnership (Limited Partnership) is the sole shareholder of Kaitai YL-I Ltd. Yonghong Xu is the ultimate beneficial owner of Xiamen Yilian Kaitai AI Venture Capital Partnership (Limited Partnership) and is deemed to hold voting and dispositive power over the shares held by Kaitai YL-I Ltd.

(9) The address of SHENGKAI Capital Ltd is Start Chambers, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands. Shengkai (Guangzhou) Investment Partnership (Limited Partnership) is the sole shareholder of SHENGKAI Capital Ltd. Kaixiong Lin is the ultimate beneficial owner of Shengkai (Guangzhou) Investment Partnership (Limited Partnership) and is deemed to hold voting and dispositive power over the shares held by SHENGKAI Capital Ltd.

(10) The address of BAIYAN Capital Ltd is Ritter House, Wickhams Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands. Baiyan (Guangzhou) Investment Partnership (Limited Partnership) is the sole shareholder of BAIYAN Capital Ltd. Huaen Guo is the ultimate beneficial owner of Baiyan (Guangzhou) Investment Partnership (Limited Partnership) and is deemed to hold voting and dispositive power over the shares held by BAIYAN Capital Ltd.

(11) The address of WXING (BVI) LIMITED is Ritter House, Wickhams Cay II, P.O. Box 3170, Road Town, Tortola VG 1110, British Virgin Islands. Xing Wang, the director of WXING (BVI) LIMITED is deemed to hold voting and dispositive power over the shares held by WXING (BVI) LIMITED.

(12) The address of WonderFerns Capital Co., Ltd is Morgan & Morgan Building, Pasea Estate, Road Town, Tortola, British Virgin Islands. Fern Win Capital Ltd, the sole shareholder of WonderFerns Capital Co., Ltd. Siqi Cao is director of Fern Win Capital Ltd and is deemed to hold voting and dispositive power over the shares held by WonderFerns Capital Co., Ltd.

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(13) The address of Anxin Youxin Capital Ltd is Start Chambers, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands. Our Chief Executive Officer, Shaozhang Lin, a director of Anxin Youxin Capital Ltd is deemed to hold voting and dispositive power over the shares held by Anxin Youxin Capital Ltd.

(14) The address of FWZ Youxin Capital Ltd is Start Chambers, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands. Weizhao Feng, a director of FWZ Youxin Capital Ltd is deemed to hold voting and dispositive power over the shares held by FWZ Youxin Capital Ltd.

(15) The address of Hope Youxin Captial Ltd is Start Chambers, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands. One of our directors, Jinhou Sun, a director of Hope Youxin Captial Ltd is deemed to hold voting and dispositive power over the shares held by Hope Youxin Captial Ltd.

Controlled Company

Prior to the completion of this offering, and as long as our officers and directors, either individually or in the aggregate, own at least 50% of the voting power of our Company, we are a “controlled company” as defined under Nasdaq Marketplace Rule 5615(c)(1).

For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our Board of Directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules for at least one year after the initial public offering, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our Board of Directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. See “Risk Factor — As a “controlled company” under the rules of The Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.”

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DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability duly registered with the Cayman Islands Registrar of Companies. Our affairs are governed by our Memorandum and Articles of Association, the Companies Act (as revised) of the Cayman Islands, which is referred to as the Companies Act below, and the common law of the Cayman Islands. Our corporate purposes are unrestricted and we have the authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Act.

The authorized share capital of our company is $ 50,000 divided into 500,000,000 ordinary shares, par value $ 0.0001 consisting of 400,000,000 Class A Shares and 100,000,000 Class B Shares. As of December 19, 2023, our company had 22,304,693 Class A Shares and 8,945,307 Class B Shares, issued and outstanding, respectively.

Ordinary Shares

General

All our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form and are issued when registered in our register of members. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Class A Shares and Class B Shares. Our Memorandum and Articles of Association do not permit us to issue bearer shares.

Holders of Class A Shares and Class B Shares vote together as one class on all matters submitted to a vote by the shareholders at any general meeting of our company and have the same rights except each Class A Share is entitled to 1 vote and each Class B Share is entitled to 20 votes. The Class A Shares are not convertible into shares of any other class. Upon any direct or indirect sale, transfer, assignment or disposition, the Class B Shares will be automatically and immediately convertible into Class A Shares on a one-to-one basis.

At the completion of this offering, there will be (assuming the sale of newly issued Class A Shares) Class A Shares issued and outstanding held by at least 300 shareholders and beneficial owners which is the minimum requirement by The Nasdaq Capital Market. Shares sold in this offering will be delivered against payment from the escrow agent upon the closing of the offering.

Listing

We have applied to list the Class A Shares for trading on The Nasdaq Capital Market under the symbol “YAAS.” We will not list Class B Shares on The Nasdaq Capital Market. We cannot guarantee that we will be successful in listing the Class A Shares; however, we will not complete this offering unless we are so listed.

Transfer agent and registrar

The transfer agent and registrar for the Class A Shares is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, NY 11598, and its telephone number is +1 (212)-828-8436.

Issuance of Shares

Our Board of Directors has general and unconditional authority to grant options over, offer or otherwise deal with or dispose of any unissued shares in our capital without further action by our shareholders (whether forming part of the original or any increased share capital), either at a premium or at par, with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, on such terms and conditions, and at such times as the directors may decide, but so that no share shall be issued at a discount, except in accordance with the provisions of the Companies Act. We will not issue bearer shares.

Fiscal Year

Our fiscal year ends on September 30 of the calendar year.

Record Dates

The Board of Directors may determine that the shareholders entitled to receive notice of a meeting or the dividend are those persons entered on the register of members at the close of business on a day determined by the Board of Directors.

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General Meetings of Shareholders

As a condition of admission to a shareholders’ meeting, a shareholder must be duly registered as our shareholder at the applicable record date for that meeting and all calls or installments then payable by such shareholder to us in respect of our ordinary shares must have been paid.

Subject to any special rights or restrictions as to voting then attached to any shares, at any general meeting every shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative not being himself or herself a shareholder entitled to vote) shall have the same voting rights at a meeting or adjourned meeting as the Member would have had except to the extent that the instrument appointing him limits those rights.

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call annual general meetings; For any general meeting of shareholders the notice of a general meeting shall specify (a) the place, date and hour of the meeting; (b) if the meeting is to be held in two or more places, the technology that will be used to facilitate the meeting; (c) the general nature of the business to be transacted and (d) if a resolution is proposed as a special resolution, the text of that resolution. Also, we may, but are not required to (unless required by the Act), in each year hold any other extraordinary general meeting.

The Companies Act of the Cayman Islands provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Articles of Association provide that upon the requisition of shareholders representing not less than 10% of the voting rights entitled to vote at general meetings, our Board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting.

Subject to regulatory requirements, our annual general meeting and any extraordinary general meetings must be called by not less than 5 clear days’ notice prior to the relevant shareholders meeting and convened by a notice discussed below. But a meeting may be convened on shorter notice with the consent of the Member or Members who, individually or collectively, hold at least 90% of the voting rights of all those who have a right to vote at that meeting.

We will give notice of each general meeting of shareholders by publication on our website, in a Cayman Islands daily newspaper with national distribution and in any other manner that we may be required to follow in order to comply with Cayman Islands law, Nasdaq Capital Market and SEC requirements. The holders of registered shares may be convened for a shareholders’ meeting by means of letters sent to the addresses of those shareholders as registered in our shareholders’ register, or, subject to certain statutory requirements, by electronic means. We will observe the statutory minimum convening notice period for a general meeting of shareholders.

A quorum for a general meeting consists of any two or more persons holding or representing by proxy not less than one-third of our outstanding shares carrying the right to vote at such general meeting.

A resolution put to the vote of the meeting shall be decided on a poll. An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote present in person or by proxy and voting at the meeting. A special resolution requires the affirmative vote of no less than two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our Articles of Association.

Pursuant to our Articles of Association, the chairman of a general meeting shall be the chairman of the Board or such other director as the directors have nominated to chair Board meetings in the absence of the chairman of the Board. Absent any such person being present within 15 minutes of the time appointed for the meeting, the directors present shall elect one of them to chair the meeting. If no director is present within 15 minutes of the time appointed for the meeting, or if no director is willing to act as chairman, the shareholders present in person or by proxy and entitled to vote shall choose one of them to chair the meeting.

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Liquidation Rights

Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation applicable to any class or classes of shares (1) if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu among our shareholders in proportion to the amount paid up at the commencement of the winding up on the shares held by them, respectively, and (2) if we are wound up and the assets available for distribution among our shareholders as such are insufficient to repay the whole of the paid-up capital, those assets shall be distributed so that, as nearly as may be, the losses shall be borne by our shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively.

If we are wound up, the liquidator may with the sanction of a special resolution and any other sanction required by the Companies Act, divide among our shareholders in specie the whole or any part of our assets and may, for such purpose, value any assets and may determine how such division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may also, with the sanction of a special resolution, vest any part of these assets in trustees upon such trusts for the benefit of our shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Changes to Capital

Pursuant to our Articles of Association, we may from time to time by shareholders resolution passed by a simple majority of the voting rights entitled to vote at a general meeting:

●	increase our share capital by new Shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

●	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

●	convert all or any of its paid-up shares into stock and reconvert that stock into paid up shares of any denomination;

●	sub-divide our existing shares, or any of them, into shares of smaller amounts than is fixed pursuant to our Memorandum of Association; and

●	cancel any shares which at the date of the passing of the ordinary resolution have not been taken or agreed to be taken by any person, and diminish the amount of our share capital by the amount of the shares so cancelled, subject to the provisions of the Companies Act.

In addition, subject to the provisions of the Companies Act and our Articles of Association, we may:

●	issue shares on terms that they are to be redeemed or are liable to be redeemed;

●	purchase our own shares (including any redeemable shares); and

●	make a payment in respect of the redemption or purchase of our own shares in any manner authorized by the Companies Act, including out of our capital.

Transfer of Shares

Subject to any applicable restrictions set forth in our Articles of Association, any of our shareholders may transfer all or a portion of their ordinary shares by an instrument of transfer in the usual or common form or in the form prescribed by The Nasdaq Capital Market or in any other form which our Board of Directors may approve.

We have applied to have our Shares listed on The Nasdaq Capital Market. If approved, our Shares will be traded in book-entry form and may be transferred in accordance with Articles of Association and the rules and regulations of such exchange.

The directors may in their absolute discretion decline to register any transfer of shares which is not fully paid up or on which our company has a lien. The directors may also, but are not required to, decline to register any transfer of any share unless:

(a)	the instrument of transfer is lodged with our company, accompanied by the certificate for the Class A Shares or Class B Shares to which it relates and such other evidence as our Board of Directors may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of shares;

(c)	the instrument of transfer is properly stamped, if required;

(d)	the Class A Share or Class B Share transferred is fully paid and free of any lien in favor of us;

(e)	any fee related to the transfer has been paid to us; and

(f)	the transfer is not to more than four joint holders.

If our directors refuse to register a transfer, they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our Board of Directors may from time to time determine. The registration of transfers, however, may not be suspended, and the register may not be closed, for more than 30 days in any year.

In addition, upon any sale, transfer, assignment, or disposition of Class B Shares by a holder to a non-affiliate, the Class B Shares shall be immediately and automatically converted into such number of Class A Shares based on a one-to-one basis. It is clarified that the sale, transfer, assignment, or disposition shall be deemed effective only upon the registration of such transaction in our company’s register of members. The creation of a pledge, charge, encumbrance, or other third-party right on any Class B Shares shall not be considered as a sale, transfer, assignment, or disposition unless and until it is enforced and the third party holds full ownership interest in the Class B Shares. In such a case, the Class B Shares shall be converted automatically into Class A Shares upon the registration of the third party or its designee as a shareholder holding an equal number of Class A Shares in the register of members.

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Share Repurchase

We are empowered by the Companies Act and our Articles of Association to purchase our own shares, subject to certain restrictions and requirements under the Companies Act and our Articles of Association. Our Board of Directors may only exercise this power on our behalf, subject to the Companies Act, our Articles of Association and to any applicable requirements imposed from time to time by the SEC, The Nasdaq Capital Market, or by any recognized stock exchange on which our securities are listed.

Dividends and Capitalization of Profits

Subject to the Companies Act, our company may by ordinary resolution declare dividends in accordance with the respective rights of the shareholders, but no dividend shall exceed the amount recommended by the directors of our company. Our Board of Directors may pay interim dividends or declare final dividends in accordance with the respective rights of the shareholders if it appears to them that they are justified by the financial position of our company and that such dividends may lawfully be paid. Subject to the provisions of the Act, in relation to the distinction between interim dividends and final dividends, the following applies: (a) upon determination to pay a dividend or dividends described as interim by the directors in the dividend resolution, no debt shall be created by the declaration until such time as payment is made; and (b) upon declaration of a dividend or dividends described as final by the directors in the dividend resolution, a debt shall be created immediately following the declaration, the due date to be the date the dividend is stated to be payable in the resolution. If the resolution fails to specify whether a dividend is final or interim, it shall be assumed to be interim.

In relation to Shares carrying differing rights to dividends or rights to dividends at a fixed rate, the following applies: (a) If the share capital is divided into different classes, the directors may pay dividends on Shares which confer deferred or non-preferred rights with regard to dividends as well as on Shares which confer preferential rights with regard to dividends but no dividend shall be paid on Shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears; (b) The directors may also pay, at intervals settled by them, any dividend payable at a fixed rate if it appears to them that there are sufficient funds of our company lawfully available for distribution to justify the payment and; (c) If the directors act in good faith, they shall not incur any liability to the Members holding Shares conferring preferred rights for any loss those Members may suffer by the lawful payment of the dividend on any Shares having deferred or non-preferred rights.

Except as otherwise provided by the rights attached to Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares on which the dividend is paid. All dividends shall be apportioned and paid proportionately to the amount paid up on the Shares during the time or part of the time in respect of which the dividend is paid. But if a Share is issued on terms providing that it shall rank for dividend as from a particular date, that Share shall rank for dividend accordingly. The directors may deduct from a dividend or any other amount payable to a person in respect of a Share any amount due by that person to our Company on a call or otherwise in relation to a Share.

Unless provided for by the rights attached to a Share, no dividend or other monies payable by our Company in respect of a Share shall bear interest.

If a dividend cannot be paid to a member or remains unclaimed within six weeks after it was declared or both, the directors may pay it into a separate account in our Company’s name. If a dividend is paid into a separate account, our Company shall not be constituted trustee in respect of that account and the dividend shall remain a debt due to the Member. A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, our Company.

Appointment, Disqualification and Removal of Directors

We may by ordinary resolution, from time to time, fix the maximum and minimum number of directors to be appointed. Under the Articles, we are required to have a minimum of one director and the maximum number of directors shall be unlimited.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director. Any director appointed by the board of directors of our company shall, if still a director, retire at the next annual general meeting after his appointment and be eligible to stand for election as a director at such meeting.

A director may be removed by ordinary resolution. Upon the completion of the offering, our Board of Directors will have in place an audit committee. See “Management — Board Committee.”

A director may at any time resign or retire from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

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Grounds for Removing a Director

Subject to the provisions of the articles, the office of a director may be terminated forthwith if:

(a)	he is prohibited by the law of the Cayman Islands from acting as a director;

(b)	he is made bankrupt or makes an arrangement or composition with his creditors generally;

(c)	he resigns his office by notice to us;

(d)	he only held office as a director for a fixed term and such term expires;

(e)	in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director;

(f)	he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director);

(g)	he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

(h)	without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Proceedings of the Board of Directors

Our Articles of Association provide that our business is to be managed and conducted by our Board of Directors. The quorum necessary for the Board meeting may be fixed by the Board and, unless so fixed at another number, will be two and business at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a casting vote.

Subject to the provisions of the Articles of Association, our Board of Directors may regulate their proceedings as they determine is appropriate.

Subject to the provisions of the Articles of Association, to any directions given by the affirmative vote of a simple majority of the votes cast on the resolution by the shareholders entitled to vote who are present in the meeting and the listing rules of The Nasdaq Capital Market, our Board of Directors may from time to time at its discretion exercise all powers of our company, including to raise capital or borrow money, to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of our company and, subject to the Companies Act, issue debentures, bonds and other securities of our company, whether outright or as collateral security for any debt, liability or obligation of our company or of any third party.

Inspection of Books and Records

Holders of ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than the memorandum and articles of association, our register of mortgages and charges and special resolutions of our shareholders). However, our Board of Directors may determine from time to time whether our accounting records and books shall be open to the inspection of our shareholders not members of our Board of Directors. Notwithstanding the above, our Articles of Association provide our shareholders with the right to receive annual audited financial statements. Such right to receive annual audited financial statements may be satisfied by filing such annual reports as we are required to file with the SEC.

Register of Shareholders

Under Cayman Islands law, we must keep a register of shareholders that includes:

●	the names and addresses of the shareholders, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

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Exempted Company

We are an exempted company with limited liability under the Companies Act of the Cayman Islands. The Companies Act in the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

●	an exempted company’s register of shareholders is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company need not issue par value, negotiable or bearer shares;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of our company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil). Upon the closing of this offering, we will be subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers.

Anti-Takeover Provisions in our Articles of Association

Some provisions of our Articles of Association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that:

●	limit the ability of shareholders to requisition and convene general meetings of shareholders;

●	limit the ability of our shareholders to elect and remove our directors, and to fill any vacancy on our Board of Directors; and

●	limit the ability of our shareholders to amend our Articles of Association.

However, under Cayman Islands law, our Board of Directors may only exercise the rights and powers granted to them under our Articles of Association, for what they believe in good faith to be in the best interests of our company.

Protection of Minority Shareholders

The Grand Court of the Cayman Islands may, on the application of shareholders holding not less than one fifth of our shares in issue, appoint an inspector to examine our affairs and report thereon in a manner as the Grand Court shall direct.

Subject to the provisions of the Companies Act, any shareholder may petition the Grand Court of the Cayman Islands which may make a winding up order, if the court is of the opinion that it is just and equitable that we should be wound up.

Notwithstanding U.S. securities laws and regulations applicable to us, general corporate claims against us by our shareholders must, as a general rule, be based on the general laws of contract or tort applicable in the Cayman Islands or their individual rights as shareholders as established by our Articles of Association.

The Cayman Islands courts ordinarily would be expected to follow English case law precedents, which permit a minority shareholder to commence a representative action against us, or derivative actions in our name, to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority and the wrongdoers themselves control us, and (3) an irregularity in the passing of a resolution that requires a qualified (or special) majority.

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Differences in Corporate Law

The Companies Act is modelled after similar laws in England and Wales but does not follow recent statutory enactments in England and Wales. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies.

For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies in the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by either (a) a special resolution of the shareholders of each constituent company; and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies together with a declaration as to: (1) the solvency of the consolidated or surviving company, (2) the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the constituent companies; (3) no petition or other similar proceeding has been filed and remains outstanding and no order or resolution to wind up the company in any jurisdiction, (4) no receiver, trustee, administrator or similar person has been appointed in any jurisdiction and is acting in respect of the constituent company, its affairs or property, (5) no scheme, order, compromise or similar arrangement has been entered into or made in any jurisdiction with creditors; (6) a list of the assets and liabilities of each constituent company; (7) the non-surviving constituent company has retired from any fiduciary office held or will do so; (8) that the constituent company has complied with any requirements under the regulatory laws, where relevant; and (9) an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and published in the Cayman Islands Gazette.

Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, may be determined by the Cayman Islands’ court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement. Those provisions provide that if a majority in number representing 75% in value of the creditors or class of creditors (as the case may be) present and voting either in person or by proxy at the meeting, agree to any compromise or arrangement, the compromise or arrangement shall, if sanctioned by the Grand Court of the Cayman Islands, be binding on all the creditors or the class of creditors, as the case may be, and also on the company or, where a company is in the course of being wound up, on the liquidator and contributories of the company. Alternatively, if 75% in value of the members or class of members (as the case may be) present and voting either in person or by proxy at the meeting, agree to any compromise or arrangement, the compromise or arrangement shall, if sanctioned by the Grand Court of the Cayman Islands, be binding on all the members or the class of members, as the case may be, and also on the company or, where a company is in the course of being wound up, on the liquidator and contributories of the company. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

●	we are not proposing to act illegally or ultra vires and the statutory provisions as to majority vote have been complied with;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

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The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection may be made to the Grand Court of the Cayman Islands but is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.

If the arrangement and reconstruction by way of a scheme of arrangement is thus approved an sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which might otherwise ordinarily be available to dissenting shareholders of U.S. corporations and allow such dissenting shareholders to receive payment in cash for the judicially determined value of their shares.

Shareholders’ Suits

Class actions are not recognized in the Cayman Islands, but groups of shareholders with identical interests may bring representative proceedings, which are similar. However, a class action suit could nonetheless be brought in a U.S. court pursuant to an alleged violation of U.S. securities laws and regulations.

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to apply and follow the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto, which limits the circumstances in which a shareholder may bring a derivative action on behalf of the company or a personal action to claim loss which is reflective of loss suffered by the company) which permit a minority shareholder to commence a class action against, or derivative actions in the name of, a company to challenge the following:

●	a company acts or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholder;

●	an irregularity in the passing of a resolution which requires a qualified majority;

●	an act purporting to abridge or abolish the individual rights of a member; and

●	an act which constitutes a fraud on the minority where the wrongdoers are themselves in control of the company.

In the case of a company (not being a bank) having its share capital divided into shares, the Grand Court may, on the application of members holding not less than one fifth of the shares of the company in issue, appoint an inspector to examine the affairs of the company and to report thereon in such manner as the Grand Court shall direct.

Corporate Governance

Cayman Islands law restricts transactions with directors unless there are provisions in the Articles of Association which provide a mechanism to alleviate possible conflicts of interest. Additionally, Cayman Islands law imposes on directors’ duties of care and skill and fiduciary duties to the companies which they serve. Under our Articles of Association, a director must disclose the nature and extent of his material interest in any contract or arrangement, and the interested director may not vote at any meeting on any resolution concerning the interested matter. The interested director shall be counted in the quorum at such meeting and the resolution may be passed by a majority of the disinterested directors present at the meeting, even if the disinterested directors constitute less than a quorum.

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Indemnification of Directors and Executive Officers and Limitation of Liability

The Companies Act does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent that it may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Articles of Association provides that we shall indemnify and hold harmless our directors and officers against all actions, proceedings, costs, charges, expenses, losses, damages, liabilities, judgments, fines, settlements and other amounts incurred or sustained by such directors or officers, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we entered into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company. Accordingly, directors owe fiduciary duties to their companies to act bona fide in what they consider to be the best interests of the company, to exercise their powers for the purposes for which they are conferred and not to place themselves in a position where there is a conflict between their personal interests and their duty to the company. Accordingly, a director owes a company a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so) and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. In addition, directors of a Cayman Islands company must not therefore place themselves in a position in which there is a conflict between their duty to the company and their personal interests. However, this obligation may be varied by the company’s articles of association, which may permit a director to vote on a matter in which he has a personal interest provided that he has disclosed that nature of his interest to the Board of Directors. Our Articles of Association provides that a director must disclose the nature and extent of his material interest in any contract or arrangement, and such director may not vote at any meeting on any resolution concerning such interested matter.

A director of a Cayman Islands company also owes to the company duties to exercise independent judgment in carrying out his functions and to exercise reasonable skill, care and diligence. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. A general notice may be given at a meeting of the Board of Directors to the effect that (1) the director is a member or officer of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the notice in writing be made with that company or firm; or (2) he is to be regarded as interested in any contract or arrangement which may after the date of the notice in writing to the Board of Directors be made with a specified person who is connected with him or her, will be deemed sufficient declaration of interest. This notice shall specify the nature of the interest in question. Following the disclosure being made pursuant to our Articles of Association and subject to any separate requirement under applicable law or the listing rules of The Nasdaq Capital Market, a director may not vote in respect of any contract or arrangement in which he or she is interested but may be counted in the quorum at the meeting. However, even if a director discloses his interest and is therefore permitted to vote, he must still comply with his duty to act bona fide in the best interest of our company.

In comparison, under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

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Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the Board of Directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act of the Cayman Islands provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Articles of Association provide that upon the requisition of shareholders representing not less than 10% of the voting rights entitled to vote at general meetings, our Board will convene a general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under our Articles of Association, any of our directors may be removed by ordinary resolution of our shareholders. A director will be removed from office automatically if, among other things, he or she (1) becomes prohibited by law from being a director, (2) becomes bankrupt or makes an arrangement or composition with his creditors, (3) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director (4) is made subject to any law relating to mental health or incompetence, whether by court order or otherwise or (5) he is absent from meetings of directors for a continuous period of six months without the consent of the other directors.

Transactions with Interested Shareholders

The Delaware General Corporation Law provides that; unless the corporation has specifically elected not to be governed by this statute, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that this person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting shares or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which the shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that these transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

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Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. If the dissolution is initiated by the board of directors, it may be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Companies Act, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its shareholders or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its shareholders. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of that class, unless the certificate of incorporation provides otherwise. Under our Articles of Association, if our share capital is divided into more than one class of shares, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Companies Act, our Articles of Association may only be amended by special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

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QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Interest Rate Risk

Our exposure to interest rate risk primarily relates to excess cash invested in short-term instruments with original maturities of less than a year and long-term held-to-maturity securities with maturities of greater than a year. Investments in both fixed rate and floating rate interest earning instruments carry a degree of interest rate risk. Fixed rate securities may have their fair market value adversely impacted due to a rise in interest rates, while floating rate securities may produce less income than expected if interest rates fall. Due in part to these factors, our future investment income may fall short of expectations due to changes in interest rates, or we may suffer losses in principal if we have to sell securities that have declined in market value due to changes in interest rates. We have not been, and do not expect to be, exposed to material interest rate risks, and therefore have not used any derivative financial instruments to manage our interest risk exposure.

Foreign Exchange Risk

Our functional currency is the RMB, and our financial statements are presented in U.S. dollar. The RMB has appreciated against the U.S. dollar, reaching a three-year high in May 2021. The appreciation in the value of the RMB relative to the U.S. dollar may affect our financial results reported in the U.S., dollar terms without giving effect to any underlying change in our business or results of operation.

Currently, all of our assets, liabilities, revenues and costs are denominated in RMB. However, we may generate revenues denominated in U.S. dollar, and our offering will be in U.S. dollar. Therefore, a portion of our cash and cash equivalents and short-term financial assets may be denominated in U.S. dollar in the future. Our exposure to foreign exchange risk will primarily relate to those financial assets denominated in U.S. dollars. Any significant revaluation of RMB against U.S. dollar may materially affect our earnings and financial position, and the value of, and any dividends payable on, our ordinary shares in U.S. dollars in the future. See “Risk Factors — Risks Related to Doing Business in China — Fluctuations in exchange rates could adversely affect our business and the value of our securities.

SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our ordinary shares. Future sales of substantial amounts of shares of our ordinary shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our ordinary shares to fall or impair our ability to raise equity capital in the future. Assuming that the underwriters do not exercise in full its option to purchase additional Class A Shares with respect to this offering, we will have an aggregate of 24,304,693 Class A Shares outstanding upon the closing of this offering. Of these shares, the Class A Shares sold in this offering by us and Class A Shares sold by the Selling Shareholders will be freely tradable without restriction or further registration under the Securities Act, unless purchased by “affiliates” (as that term is defined under Rule 144 of the Securities Act, or Rule 144), who may sell only the volume of shares described below and whose sales would be subject to additional restrictions described below.

The remaining Class A Shares will be held by our existing shareholders and will be deemed to be “restricted securities” under Rule 144. Subject to certain contractual restrictions, including the lock-up agreements described below, restricted securities may only be sold in the public market pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under Rule 144, Rule 701 or Rule 904 under the Securities Act. These rules are summarized below. Sales of these shares in the public market after the restrictions under the lock-up agreements lapse, or the perception that those sales may occur, could cause the prevailing market price of our Ordinary Shares to decrease or to be lower than it might be in the absence of those sales or perceptions.

Eligibility of Restricted Shares for Sale in the Public Market

We have registered an aggregate of 1,750,000 Class A Shares for resale by the Selling Shareholders by means of a separate prospectus. The Selling Shareholders and their affiliates that hold an aggregate of 1,750,000 are subject to the contractual restrictions arising under the lock-up agreements described below.

The Selling Shareholders may also sell their Class A Shares under Rule 144 or any other exemption from registration under the Securities Act, if available.

All of the Class A Shares sold in this offering will be eligible for immediate sale upon the closing of this offering. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters may determine to sell more, less or no Class A Shares in this offering to any of these shareholders, or any of these shareholders may determine to purchase more, less or no Class A Shares in this offering. The underwriters will receive the same underwriting discount on any Class A Shares purchased by these shareholders as they will on any other shares sold to the public in this offering.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person is entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

●	1% of the number of ordinary shares then outstanding, which will equal 332,500 shares immediately after our initial public offering if the underwriters do not exercise their over-allotment option, or shares immediately after our initial public offering if the underwriters exercise their overallotment option in full,

●	the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

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Rule 701

In general, under Rule 701 as currently in effect, any of our employees, consultants or advisors who purchase shares from us in connection with a compensatory shares or option plan or other written agreement in a transaction before the effective date of our initial public offering that was completed in reliance on Rule 701 and complied with the requirements of Rule 701 will be eligible to resell such shares 90 days after the date of this prospectus in reliance on Rule 144, but without compliance with certain restrictions, including the holding period, contained in Rule 144.

Selling Shareholders Resale Prospectus

As described in the Explanatory Note to the registration statement of which this prospectus forms a part, the registration statement also contains the Resale Prospectus to be used in connection with the potential resale by the Selling Shareholders of our Class A Shares held by them. These Class A Shares are being registered to permit public resale of such shares by the Selling Shareholders, and the Selling Shareholders may offer the shares for resale from time to time pursuant to the Resale Prospectus. The Selling Shareholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. No sales of the shares covered by the Resale Prospectus shall occur until the Class A Shares sold in our initial public offering begin trading on The Nasdaq Capital Market. Thereafter, any sales will occur at prevailing market prices or in privately negotiated prices.

Registration on Form S-8

We intend to file a registration statement on Form S-8 under the Securities Act as soon as practicable after the closing of this offering to register up to of our ordinary shares subject to outstanding share options or reserved for issuance under our share incentive plan, such amount being equal to 10% of the number of ordinary shares issued and outstanding after the closing of the offering. This registration will permit the resale of these ordinary shares by nonaffiliates in the public market without restriction under the Securities Act. Ordinary shares registered pursuant to the Form S-8 held by affiliates will be subject to Rule 144 volume limitations. As of the date of this Prospectus, we have not issued any options to purchase our ordinary shares.

Lock-up Agreements

Our officers, directors and substantially all of our company’s pre-offering shareholders have agreed, subject to certain exceptions, to a 6-month “lock-up” period from the date of this prospectus with respect to the ordinary shares that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that are currently outstanding or which may be issued. This means that, for a period of 6-months from the effective date of the registration statement of which this prospectus is a part, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the representative.

The representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of and demand for, our securities in general.

Summary of Shares Available for Future Sale

The following table summarizes the total shares potentially available for future sale.

Post-Offering

Shares	Date Available for Sale
Currently Outstanding Class A Subject to Lock-Up Agreements: [●]	After six (6) months after the date of this prospectus, subject to registration or compliance with an exemption from registration statement.
Class A in Incentive Securities Pool: [●]	From vesting dates through expiration of grants.
Shares Offered in this Offering: [●]	After the date of this prospectus, these shares will be freely tradable.

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MATERIAL TAX CONSEQUENCES APPLICABLE TO U.S. HOLDERS OF OUR ORDINARY SHARES

The following sets forth the material Cayman Islands, Chinese and U.S. federal income tax consequences related to an investment in our Class A Shares. It is directed to U.S. Holders (as defined below) of our ordinary shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under state, local and other tax laws. Unless otherwise noted in the following discussion, this section is the opinion of Kaufman & Canoles, P.C., our U.S. counsel, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law, and of Jingtian & Gongcheng, our PRC counsel, insofar as it relates to legal conclusions with respect to matters of Chinese tax law.

The following brief description applies only to U.S. Holders (defined below) that hold ordinary shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of shares and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

WE URGE POTENTIAL PURCHASERS OF OUR SHARES TO CONSULT THEIR OWN TAX

ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX

CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR SHARES.

Generally

We are a tax-exempt company incorporated in the Cayman Islands. Our company’s subsidiary in the PRC and Hong Kong are subject to the income tax laws of the PRC and Hong Kong.

People’s Republic of China Enterprise Taxation

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside the PRC with “de facto management bodies” within the PRC is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. Under the implementation rules to the EIT Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise.

Our PRC subsidiary are companies incorporated under PRC law and, as such, are subject to PRC enterprise income tax on their taxable income in accordance with the relevant PRC income tax laws. Pursuant to the EIT Law, which became effective on January 1, 2008, a uniform 25% enterprise income tax rate is generally applicable to both foreign-invested enterprises and domestic enterprises, except where a special preferential rate applies. The enterprise income tax is calculated based on the entity’s global income as determined under PRC tax laws and accounting standards.

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In addition, the SAT Circular 82 issued by the SAT in April 2009 specifies that certain offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if the following are located or resident in the PRC: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision making bodies; key properties, accounting books, company seal, minutes of board meetings and shareholders’ meetings; and half or more of the senior management or directors having voting rights. Further to SAT Circular 82, the SAT issued the SAT Bulletin 45, which took effect in September 2011 and was amended in June, 2018, to provide more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 provides for procedures and administration details of determination on resident status and administration on post-determination matters. We are a company incorporated outside the PRC. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its Board of Directors and the resolutions of its shareholders) are maintained, outside the PRC. As such, we do not believe that we meet all of the conditions above or are PRC resident enterprises for PRC tax purposes. For the same reasons, we believe our other entities outside of China are not PRC resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with us. If the PRC tax authorities determine that our Cayman Islands holding company is a PRC resident enterprise for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. One example is that a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders and with respect to gains derived by our non-PRC enterprise shareholders from transferring our shares and potentially a 20% of withholding tax would be imposed on dividends we pay to our non-PRC individual shareholders and with respect to gains derived by our non-PRC individual shareholders from transferring our shares. See “Risk Factors — Risks Related to Doing Business in China — We may be deemed a PRC resident enterprise for PRC Enterprise Income Tax (“EIT”) purposes under the EIT Law and be subject to PRC taxation on our global income.”

As a Cayman Islands holding company, we may receive dividends from our PRC subsidiary through offshore subsidiaries. The EIT Law and its implementing rules provide that dividends paid by a PRC entity to a non-resident enterprise for income tax purposes is subject to PRC withholding tax at a rate of 10%, subject to reduction by an applicable tax treaty with China. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the PRC enterprise. Pursuant to the Notice of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or SAT Circular 81, a Hong Kong resident enterprise must meet the following conditions, among others, in order to apply the reduced withholding tax rate: (i) it must be a company; (ii) it must directly own the required percentage of equity interests and voting rights in the PRC resident enterprise; and (iii) it must have directly owned such required percentage in the PRC resident enterprise throughout the 12 months prior to receiving the dividends. In October 2019, the SAT promulgated the Administrative Measures for Entitlement to Treaty Benefits for Non-resident Taxpayers, or SAT Circular 35, which became effective on January 1, 2020. SAT Circular 60 provides that non-resident enterprises are not required to obtain pre-approval from the relevant tax authority in order to enjoy the reduced withholding tax. Instead, non-resident enterprises and their withholding agents may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and file necessary forms and supporting documents when performing tax filings, which will be subject to post-tax filing examinations by the relevant tax authorities. Accordingly, we may be able to benefit from the 5% withholding tax rate for the dividend, if we satisfy the conditions prescribed under SAT Circular 82 and other relevant tax rules and regulations. However, according to SAT Circular 82 and SAT Circular 35, if the relevant tax authorities consider the transactions or arrangements, we have are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty or withholding tax applicable to us or to any holder of ordinary shares. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on transfers of shares of Cayman Islands companies except those which hold interests in land in the Cayman Islands. The Cayman Islands is a party to a double tax treaties entered with the United Kingdom in 2010 but is otherwise is not party to any double tax treaty which are applicable to any payments made by or to our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax. There is no income tax treaty or convention currently in effect between the United States and the Cayman Islands.

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United States Federal Income Taxation

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	traders that elect to mark-to-market;

●	U.S. expatriates;

●	tax-exempt entities;

●	persons liable for alternative minimum tax;

●	persons holding our ordinary shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 10% or more of our voting shares;

●	persons who acquired our ordinary shares pursuant to the exercise of any employee share option or otherwise as consideration; or

●	persons holding our ordinary shares through partnerships or other pass-through entities.

Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. Federal tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our ordinary shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the ordinary shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the ordinary shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Under U.S. Internal Revenue Service authority, ordinary shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on The Nasdaq Capital Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our ordinary shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our ordinary shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

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Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the ordinary shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the ordinary shares for more than one year, you will be eligible for (a) reduced tax rates of 0% (for individuals in the 10% or 15% tax brackets), (b) higher tax rates of 20% (for individuals in the 39.6% tax bracket) or (c) 15% for all other individuals. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes.

Passive Foreign Investment Company

Based on our current and anticipated operations and the composition of our assets, we do not expect to be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for our current taxable year. Our actual PFIC status for the current taxable year ending will not be determinable until the close of such taxable year and, accordingly, there is no guarantee that we will not be a PFIC for the current taxable year. Because PFIC status is a factual determination for each taxable year which cannot be made until the close of the taxable year. A non-U.S. corporation is considered a PFIC for any taxable year if either:

●	at least 75% of its gross income is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

We must make a separate determination each year as to whether we are a PFIC. As a result, our PFIC status may change from no to yes. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our ordinary shares, our PFIC status will depend in large part on the market price of our ordinary shares. Accordingly, fluctuations in the market price of the ordinary shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. If we are a PFIC for any year during which you hold ordinary shares, we will continue to be treated as a PFIC for all succeeding years during which you hold ordinary shares. However, if we cease to be a PFIC, you may avoid some of the adverse effects of the PFIC regime by making a “deemed sale” election with respect to the ordinary shares.

If we are a PFIC for any taxable year during which you hold ordinary shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the ordinary shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ordinary shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the ordinary shares;

●	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

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The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ordinary shares cannot be treated as capital, even if you hold the ordinary shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the ordinary shares, you will include in income each year an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of your taxable year over your adjusted basis in such ordinary shares. You are allowed a deduction for the excess, if any, of the adjusted basis of the ordinary shares over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the ordinary shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the ordinary shares, as well as to any loss realized on the actual sale or disposition of the ordinary shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such ordinary shares. Your basis in the ordinary shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including The Nasdaq Capital Market. If the ordinary shares are regularly traded on The Nasdaq Capital Market and if you are a holder of ordinary shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold ordinary shares in any year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 regarding distributions received on the ordinary shares and any gain realized on the disposition of the ordinary shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our ordinary shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our ordinary shares and proceeds from the sale, exchange or redemption of our ordinary shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding at a current rate of 28%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders.

Under the Hiring Incentives to Restore Employment Act of 2010, certain United States Holders are required to report information relating to ordinary shares, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold ordinary shares. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are registered under the laws of the Cayman Islands as an exempted company with limited liability. We are registered in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. Our directors, Jinhou Sun, who serves as our Chairman of our Board of Directors, and Shaozhang Lin, who concurrently serves as our Chief Executive Officer and director, are PRC residents. Our Chief Financial Officer, Xirui Guo is a PRC resident. One of our independent directors, Richard Wee Yong Seow, is a Singapore resident; Qing Gao and Edward C. Ye are U.S. residents. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed CT Corporation System (The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801) as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States.

We have been advised by Jingtian & Gongcheng, our PRC legal counsel, that there is uncertainty as to whether the courts of the PRC would enforce judgments of United States courts or Cayman courts obtained against us or these persons predicated upon the civil liability provisions of the United States federal and state securities laws. Jingtian & Gongcheng has further advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

Our Cayman Islands counsel has informed us that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands’ company. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands. Our Cayman Islands counsel has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands under the common law doctrine of obligation.

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UNDERWRITING

In connection with this offering, we expect to enter into an underwriting agreement with Univest Securities, LLC, the representative of the underwriters named in this prospectus (“Univest” or “Representative”), with respect to the offering of the Class A Shares described in this prospectus. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally and not jointly agreed to purchase, at the initial public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of Class A Shares listed next to its name in the following table:

Underwriter	Number of Class A Shares
Univest Securities, LLC	[●]

Total

The underwriters are committed to purchase all the Class A Shares offered by us other than those covered by the option to purchase additional Class A Shares described below, if they purchase any Class A Shares. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

The underwriters are offering the Class A Shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters propose to offer the Class A Shares directly to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at such price less a concession not in excess of $[●] per Class A Share. After the initial offering of the Class A Shares to the public, if all of the Class A Shares are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms.

Some of the underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. All sales of Class A Shares in the United States will be made by broker-dealers registered with the SEC. Sales of any Class A Shares made outside of the United States may be made by affiliates of the underwriters who are registered with FINRA.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and to contribute to payments the underwriters may be required to make in respect thereof.

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Discounts, Commissions and Reimbursement

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Class A	Total
	Share	No Exercise	Full Exercise
Initial public offering price
Underwriting discounts and commissions (7%):
Non-accountable expense allowance (1%)(1)
Proceeds, before expenses, to us

(1) We have agreed to pay Univest a non-accountable expense allowance equal to 1% of the gross proceeds of this offering.

We have also agreed to pay Univest for certain accountable expenses including, but not limited to, travel, due diligence expenses, reasonable fees and expenses of its legal counsel, roadshow and background check on the company’s principal, in connection with the performance of its services hereunder not to exceed an aggregate of $250,000. We have agreed to pay Univest an advanced expense of $100,000 (the “Advance”), which is included within the aforementioned $250,000 accountable expense allowance. If the offering is terminated or does not occur, the Advance will be refunded to the extent not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $950,000.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

Our officers and directors and principal stockholders (defined as owners of 5% who or that own any of our company’s securities (including warrants, options, convertible securities, and ordinary shares of our company)) as of the effective date of prospectus shall agree in writing, in a form satisfactory to Univest, not to sell, transfer or otherwise dispose of any such securities (or underlying securities) of our company for a period of six months from the effective date of prospectus without the express written consent of Univest, which consent may be given or withheld in the sole discretion of Univest.

Representative’s Warrants

The Company has agreed to issue to Univest or its designees warrants to purchase up to a total of 5% of the aggregate number of Class A Shares sold in this offering for nominal consideration of $0.01 per warrant. The warrants are exercisable at an exercise price equal to 150% of the public offering price of the Class A Shares sold in this offering. The representative’s warrants will be exercisable upon issuance, will have a cashless exercise provision and will terminate on the fifth anniversary of the commencement date of sales in this offering. The representative’s warrants are not exercisable or convertible for more than five years from the commencement date of sales in this offering. The representative’s warrants provide for customary anti-dilution provisions, a single demand registration right, and immediate “piggyback” registration rights with respect to the registration of the Class A Shares underlying the warrants, with a term of such demand and “piggyback” registration rights not to exceed five years and seven years from the commencement of sales in the offering, respectively, in accordance with FINRA Rule 5110(g). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The representative’s warrants and the Class A Shares issuable upon exercise thereof are registered on the registration statement of which this prospectus forms a part.

The warrants have been deemed compensation by FINRA and are therefore subject to a six-month lock-up pursuant to FINRA Rule 5110(e). The underwriters, or their permitted assignees, will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from effectiveness. The warrants may be exercised as to all or a lesser number of Class A Shares and will provide for cashless exercise in the event there is not an effective registration statement for the underlying shares.

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Right of First Refusal

We have granted Univest a right of first refusal for a period of 18 months from the closing of this offering to provide investment banking services to us on an exclusive basis, which includes (i) acting as lead or joint-lead manager for any underwritten public offering and (ii) acting as lead or joint-lead book runner and/or lead or joint placement agent or initial purchaser in connection with any private offering of securities of our company.

Tail Financing

Univest will be entitled to success fees from our company with respect to any public or private offering by our company to the extent that such financing is provided to our company by investors whom Univest had introduced to our company during the engagement period, if such tail financing is consummated at any time within the six-month period following the expiration or termination of the letter of engagement between Univest and our company.

Electronic Offer, Sale and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of Class A Shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representative of the underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

Listing

We have applied to list our Class A Shares for trading on The Nasdaq Capital Market under the symbol “YAAS.”

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling Class A Shares in the open market for the purpose of preventing or retarding a decline in the market price of the Class A Shares while this offering is in progress. These stabilizing transactions may include making short sales of Class A Shares, which involves the sale by the underwriters of a greater number of Class A Shares than they are required to purchase in this offering, and purchasing Class A Shares on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional Class A Shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising the option to purchase additional Class A Shares, in whole or in part, or by purchasing Class A Shares in the open market. In making this determination, the underwriters will consider, among other things, the price of Class A Shares available for purchase in the open market compared to the price at which the underwriters may purchase Class A Shares through the option to purchase additional Class A Shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A Shares in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase Class A Shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the Class A Shares, including the imposition of penalty bids. This means that if the representative of the underwriters purchases Class A Shares in the open market in stabilizing transactions or to cover short sales, the representative can require the underwriters that sold those Class A Shares as part of this offering to repay the underwriting discount received by them.

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These activities may have the effect of raising or maintaining the market price of the Class A Shares or preventing or retarding a decline in the market price of the Class A Shares, and, as a result, the price of the Class A Shares may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on The Nasdaq Capital Market, in the over-the-counter market or otherwise.

Pricing of the Offering

Prior to this offering, there has been no public market for our Class A Shares. The initial public offering price will be determined by negotiations between us and the representative of the underwriters. In determining the initial public offering price, we and the representative of the underwriters expect to consider a number of factors including:

●	the information set forth in this prospectus and otherwise available to the representative;

●	our prospects and the history and prospects for the industry in which we compete;

●	an assessment of our management;

●	our prospects for future earnings;

●	the general condition of the securities markets at the time of this offering;

●	the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

●	other factors deemed relevant by the representative and us.

Neither we nor the underwriters can assure investors that an active trading market will develop for our Class A Shares, or that the Class A Shares will trade in the public market at or above the initial public offering price.

Other Relationships

Certain of the underwriters and their affiliates may provide from time-to-time certain commercial banking, financial advisory, investment banking and other services for us and our affiliates in the ordinary course of their business, for which they may receive customary fees and commissions. However, we have not yet had, and have no present arrangements with any of the underwriters for any further services.

Selling Restrictions

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the Class A Shares or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the Class A Shares may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the Class A Shares may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Peoples’ Republic of China

This prospectus may not be circulated or distributed in the PRC and the Class A Shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC includes the special administrative regions of Hong Kong and Macau, but excludes Taiwan.

Hong Kong

No Class A Shares have been, may be or will be offered or sold in Hong Kong, by means of any document. This document has not been and will not be registered with the Registrar of Companies in Hong Kong. Accordingly, this document may not be issued, circulated or distributed in Hong Kong, and the Class A Shares may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the Class A Shares will be required, and is deemed by the acquisition of the Class A Shares, to confirm that he is aware of the restriction on offers of the Class A Shares described in this document and the relevant offering documents and that he is not acquiring, and has not been offered any Class A Shares in circumstances that contravene any such restrictions.

137

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting fee and commissions and underwriting expenses that we and the Selling Shareholders expect to incur in connection with this offering. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq listing fee, all amounts are estimates.

SEC Registration Fee	$1,900
Nasdaq Capital Market Listing Fee	50,000
FINRA Filing Fee	5,000
Legal Fees and Expenses	470,000
Industry Consultant Expense	30,000
Accounting Fees and Expenses	350,000
Printing and Engraving Expenses	13,995
Transfer Agent Fee	20,000
Miscellaneous Expenses	9,105
Total Expenses	$950,000

In addition to the underwriting accountable expenses (estimated at $250,000) and above expenses (estimated at $950,000), we will pay our underwriters and their dealers an aggregate underwriting fee equal to $560,000 (or 7% of the aggregate offering). In addition, we will pay our underwriters an aggregate a non-accountable expense allowance equal to $80,000 (1% of our offering excluding the over-allotment option).

LEGAL MATTERS

Kaufman & Canoles, P.C. is acting as counsel to our company regarding U.S. securities law. Ogier is acting as counsel to our company regarding Cayman Islands law. The validity of the Class A Shares offered hereby will be passed upon for us by Ogier. Certain legal matters as to PRC law will be passed upon for us by Jingtian & Gongcheng. Kaufman & Canoles, P.C. may rely upon Jingtian & Gongcheng with respect to matters governed by PRC law and on Ogier with respect to matters governed by Cayman law.

Olshan Frome Wolosky LLP is acting as counsel to the underwriters with respect to U.S. securities law. Certain legal matters as to PRC law will be passed upon for the underwriters by Allbright Law Offices (Fuzhou). Olshan Frome Wolosky LLP may rely upon Allbright Law Offices (Fuzhou) with respect to matters governed by PRC law.

The current address of Kaufman & Canoles, P.C. is Two James Center, 14th Floor, 1021 E. Cary St., Richmond, Virginia 23219. The current address of Jingtian & Gongcheng is 34th Floor, Tower 3, China Central Place, 77 Jianguo Road, Chaoyang District, Beijing, China 100025. The current address of Ogier is 11th Floor Central Tower, 28 Queen’s Road Central, Central, Hong Kong. The current address of Olshan Frome Wolosky LLP is 1325 Avenue of the Americas, 15th Floor, New York, New York 10019. The current address of Allbright Law Offices (Fuzhou) is 37/F, International Financial Center, No. 1 Wanglong 2nd Avenue, Taijiang District, Fuzhou, Fujian, 350005, PRC.

EXPERTS

Marcum Asia CPAs LLP, an independent registered public accounting firm, has audited our consolidated financial statements as of September 31, 2022 and 2021 and each of the years in the two-year period ended September 30, 2022. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Marcum Asia CPAs LLP’s report, which contains an explanatory paragraph relating to substantial doubt about the our ability to continue as a going concern as described in Note 2 of the financial statements, given on their authority as experts in accounting and auditing. The current address of Marcum Asia CPAs LLP is Seven Penn Plaza, Suite 830, New York, NY 10001.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Class A Shares was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

138

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this offering of our Class A Shares. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC. The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at www.sec.gov.

In connection with this offering, we will become subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements are filing reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and will submit to the SEC, on Form 6-K, unaudited quarterly financial information.

139

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

of Youxin Technology Ltd

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Youxin Technology Ltd (the “Company”) as of September 30, 2022 and 2021, the related consolidated statements of operations and comprehensive loss, shareholders’ deficit, and cash flows for each of the years in the two-year period ended September 30, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the two-year period ended September 30, 2022, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum Asia CPAs llp

Marcum Asia CPAs llp

We have served as the Company’s auditor since 2022.

New York, NY

June 2, 2023

Firm ID#: 5395

NEW YORK OFFICE • 7 Penn Plaza • Suite 830 • New York, New York • 10001

Phone 646.442.4845 • Fax 646.349.5200 • www.marcumasia.com

F-2

YOUXIN TECHNOLOGY LTD

CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2022 AND 2021

	As of September 30,
	2022	2021
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,802,236	$7,038,326
Restricted cash	416,110	-
Accounts receivable, net	333,266	351,468
Due from a related party	-	775,988
Deferred contract costs	29,936	25,743
Prepaid expenses and other current assets	213,321	146,431
Total current assets	2,794,869	8,337,956

NON-CURRENT ASSETS
Property and equipment, net	24,639	40,523
Operating lease right-of-use assets	158,223	664,386
Other non-current assets	56,392	86,798
Total non-current assets	239,254	791,707

TOTAL ASSETS	$3,034,123	$9,129,663

LIABILITIES

CURRENT LIABILITIES
Accounts payable	$67,682	$46,757
Contract liabilities	437,535	261,840
Operating lease liabilities - current	157,940	412,879
Payroll payable	1,401,579	488,816
Accrued expenses and other current liabilities	39,608	48,336
Total current liabilities	2,104,344	1,258,628

Operating lease liabilities - non-current	2,835	280,785
Total non-current liabilities	2,835	280,785

TOTAL LIABILITIES	$2,107,179	$1,539,413

COMMITMENTS AND CONTINGENCIES

MEZZANINE EQUITY
Series Seed Redeemable Preferred Equity, issued and outstanding as of September 30, 2022 and 2021	$153,755	$66,330
Series A Redeemable Preferred Equity, issued and outstanding as of September 30, 2022 and 2021	2,333,722	2,450,878
Series B Redeemable Preferred Equity, issued and outstanding as of September 30, 2022 and 2021	9,073,569	9,540,347
Total mezzanine equity	11,561,046	12,057,555

SHAREHOLDERS’ DEFICIT
Class A Shares, $0.0001 par value, 400,000,000 shares authorized, 22,304,693 shares issued and outstanding as of September 31, 2022 and 2021*	2,230	2,230
Class B Shares, $0.0001 par value, 100,000,000 shares authorized, 8,945,307 shares issued and outstanding as of September 30, 2022 and 2021*	895	895
Share subscription receivables	(3,125)	(3,125)
Additional paid-in capital	-	298,517
Accumulated deficit	(11,469,029)	(4,697,725)
Accumulated other comprehensive income (loss)	834,927	(68,097)
Total shareholders’ deficit	(10,634,102)	(4,467,305)

TOTAL LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ DEFICIT	$3,034,123	$9,129,663

*Giving retroactive effect to the issuance of shares effected on April 21, 2023

The accompanying notes are an integral part of these consolidated financial statements.

F-3

YOUXIN TECHNOLOGY LTD

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEARS ENDED SEPTEMBER 30, 2022 AND 2021

	Years Ended September 30,
	2022	2021

REVENUES	$1,277,066	$1,106,860

COST OF REVENUES	(581,339)	(457,343)

GROSS PROFIT	695,727	649,517

OPERATING EXPENSES
Selling expenses	(934,744)	(670,970)
General and administrative expenses	(1,276,127)	(1,073,326)
Research and development expenses	(5,257,256)	(3,150,740)
Total operating expenses	(7,468,127)	(4,895,036)

NET LOSS FROM OPERATIONS	(6,772,400)	(4,245,519)

OTHER INCOME, NET
Other income	349,797	83,220
Other expense	(34,280)	(8,585)
Total other income, net	315,517	74,635

NET LOSS BEFORE TAXES	(6,456,883)	(4,170,884)

Income tax expense	-	-

NET LOSS	(6,456,883)	(4,170,884)

Accretion to redeemable preferred equity	(605,659)	(366,987)
Net loss attributable to ordinary shareholders	(7,062,542)	(4,537,871)

NET LOSS	(6,456,883)	(4,170,884)

Other comprehensive income (loss)
Foreign currency translation income (loss)	895,745	(68,664)

TOTAL COMPREHENSIVE LOSS	$(5,561,138)	$(4,239,548)

Basic and diluted loss per share	$(0.23)	$(0.15)

*Weighted average number of ordinary shares outstanding - basic and diluted	31,250,000	31,250,000

*Giving retroactive effect to the issuance of shares effected on April 21, 2023.

The accompanying notes are an integral part of these consolidated financial statements.

F-4

YOUXIN TECHNOLOGY LTD

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE YEARS ENDED SEPTEMBER 30, 2022 AND 2021

	Class A*		Class B*		Share subscription	Additional Paid-in	Accumulated	Accumulated other comprehensive	Total shareholders’
	Shares	Amount	Shares	Amount	receivables	Capital	Deficit	income (loss)	deficit
Balance, September 30, 2020	22,304,693	$2,230	8,945,307	$895	$(3,125)	$-	$(526,841)	$567	$(526,274)
Net loss	-	-	-	-	-	-	(4,170,884)	-	(4,170,884)
Capital contribution	-			-	-	665,504	-	-	665,504
Accretion to redeemable preferred equity	-	-	-	-	-	(366,987)	-	-	(366,987)
Foreign currency translation adjustment	-	-	-	-	-	-	-	(68,664)	(68,664)

Balance, September 30, 2021	22,304,693	2,230	8,945,307	895	(3,125)	298,517	(4,697,725)	(68,097)	(4,467,305)

Net loss	-	-	-	-	-	-	(6,456,883)	-	(6,456,883)
Accretion to redeemable preferred equity	-	-	-	-	-	(291,238)	(314,421)	-	(605,659)
Foreign currency translation adjustment	-	-	-	-	-	(7,279)	-	903,024	895,745
Balance, September 30, 2022	22,304,693	$2,230	8,945,307	$895	$(3,125)	$-	$(11,469,029)	$834,927	$(10,634,102)

*Giving retroactive effect to the issuance of shares effected on April 21, 2023.

The accompanying notes are an integral part of these consolidated financial statements.

F-5

YOUXIN TECHNOLOGY LTD

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED SEPTEMBER 30, 2022 AND 2021

	Years Ended September 30,
	2022	2021

Cash flows from operating activities
Net loss	$(6,456,883)	$(4,170,884)
Adjustments to reconcile net loss to cash used in operating activities:
Amortization of right-of-use assets	481,504	229,443
Depreciation of property and equipment	14,717	7,441
Changes in assets and liabilities
Accounts receivable	(16,181)	(54,520)
Prepaid expenses and other current assets	(87,583)	(81,199)
Deferred contract costs	(7,184)	2,124
Other non-current assets	24,131	(59,329)
Accounts payable	27,495	(16,613)
Operating lease liabilities	(507,521)	(230,618)
Payroll Payable	1,040,790	484,023
Accrued expenses and other current liabilities	(4,532)	(669,757)
Contract liabilities	217,491	(47,564)
Net cash used in operating activities	(5,273,756)	(4,607,453)

Cash flows from investing activities
Purchase of property and equipment	(1,618)	(40,406)
Repayment (loan to) a related party	768,380	(768,380)
Net cash provided by (used in) investing activities	766,762	(808,786)

Cash flows from financing activities
Proceeds from issuance of redeemable preferred equity	-	9,260,592
Capital contribution from shareholders	-	665,504
Net cash provided by financing activities	-	9,926,096

Effect of exchange rates on cash and cash equivalents and restricted cash	(312,986)	157,888

Net (decrease) increase in cash and cash equivalents and restricted cash	(4,819,980)	4,667,745

Cash and cash equivalents at beginning of year	7,038,326	2,370,581

Cash and cash equivalents and restricted cash at end of year	$2,218,346	$7,038,326

Cash and cash equivalents	1,802,236	7,038,326
Restricted cash	416,110	-
Cash and cash equivalents and restricted cash at end of year	$2,218,346	$7,038,326

Cash paid for interest expenses	$-	$-
Cash paid for income tax	$-	$-
Supplemental disclosure of non-cash financing activities:
Accretion to redeemable preferred equity	$605,659	$366,987
Operating lease right-of-use asset obtained in exchange for operating lease liabilities	$-	$559,908

*Giving retroactive effect to the issuance of shares effected on April 21, 2023.

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Youxin Technology Ltd

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2022 AND 2021

(In USD)

Note 1 - Description of Business and Organization

a. Company and Background

Youxin Technology Ltd. (“Youxin Technology”, or “Youxin Cayman”) was incorporated under the laws of the Cayman Islands on October 21, 2022 as an exempted company with limited liability. The Company and its subsidiaries (collectively referred to as “the Company”) are principally engaged in a professional and highly intelligent PaaS (Platform as a Service) provider capable of providing customized system development services and subsequent services to its customers. The Company provides a comprehensive suite of product to give our retail clients an all-round view of their business operations in real time on multiple interfaces, allowing them to make critical business decisions anytime and anywhere. The Company’s products optimize the overall supply chain by streamlining the decision-making process, boosting efficiency and profitability.

Youxin Cayman is a holding company, the Company has no substantial operations other than holding all of the outstanding share capital of Youxin Cloud (BVI) Ltd (“Youxin BVI”) established under the laws of the British Virgin Islands on November 10, 2022. Youxin BVI is also a holding company holding all of the outstanding share capital of Youxin Cloud (HK) Limited (“Youxin HK”) which was incorporated on December 13, 2022 under the laws of Hong Kong. Youxin HK is a holding company holding all of the equity of Hainan Youxin Mutual Enterprise Management Co., Ltd. (“WFOE”), which was incorporated on February 17, 2023 under the law of the People’s Republic of China (“the PRC”). The WFOE holds all of the equity of Guangzhou Youxin Technology Co., Ltd., (“Guangzhou Youxin”) the operating subsidiary which was established on March 12, 2018 under the law of the PRC.

Disposal of Subsidiary

On November 17, 2022, the Company transferred 100% of the equity interest and contribution obligation it held in Guangxi Yousen Network Technology Co., Ltd., (“Guangxi Yousen”) a former wholly-owned subsidiary of the Company to an unrelated individual person Lin Shaofen with no consideration. Yousen had no actual business and the net liabilities of Yousen were $1,596 as of November 17, 2022.

Reorganization

In anticipation of an initial public offering (“IPO”) of its equity securities, the Company undertook the following steps to effect a reorganization (the “Reorganization”):

Step 1: Formation of Youxin Cayman, Youxin BVI, Youxin HK, and WFOE.

Step 2: WFOE obtained 100.00% of the equity interests of Guangzhou Youxin on April 28th, 2023.

Immediately before and after the Reorganization as described above, Youxin Cayman together with its subsidiaries were effectively controlled by the same controlling shareholders; therefore, the Reorganization was accounted for as a recapitalization, and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time, the entities under common control are presented on a consolidated basis for all periods to which such entities were under common control. Since all of the subsidiaries were under common control for the entirety of the years ended September 30, 2021 and 2022, the results of these subsidiaries are included in the financial statements for both periods, and the equity has been restated to reflect the change as well.

F-7

As of, the issuance date of the financial statements, the details of the Company’s subsidiaries are as follows

Name of Entity	Incorporation Date	Background	Ownership	Principle activities
Youxin Cloud (BVI) Ltd (“Youxin BVI”)	November 10, 2022	British Virgin Islands (“BVI”) Company	Youxin Cayman (100% Hold)	Holding company

Youxin Cloud (HK) Limited (“Youxin HK”)	December 13, 2022	Hong Kong (“HK”) Limited Company	Youxin BVI (100% Hold)	Holding company

Hainan Youxin Mutual Enterprise Management Co., Ltd. (“WFOE”)	February 17, 2023	The People’s Republic Of China (“PRC”) Company	Youxin HK (100% Hold)	Holding company

Guangzhou Youxin Technology Co., Ltd. (“Guangzhou Youxin”)	March 12, 2018	The People’s Republic Of China (“PRC”) Company	WFOE (100% Hold)	PaaS and SaaS products

Note 2 - Going Concern

The Company has incurred recurring negative operating cash flows since inception and has funded its operations primarily from private placement of equity. The Company had an accumulated deficit of approximately $4.70 million and $11.47 million as of September 30, 2021 and September 30, 2022, respectively. The Company had net losses of approximately $4.17 million for the year ended September 30, 2021 and approximately $6.46 million for the year ended September 30, 2022.

The Company’s ability to continue as a going concern is highly contingent on the ability to raise additional capital for ongoing research and development as the Company expects to continue incurring losses for the foreseeable future.

The Company intends to pursue a public offering of its Class A Shares to fund future operations. If the Company is unable to complete a public offering for a sufficient amount in a timely manner, it would need to pursue other financing alternatives such as private financing of debt or equity or collaboration agreements. There can be no assurances, however, that the current operating plan will be achieved or that additional funding will be available on terms acceptable to the Company, or at all. If the Company is unable to obtain sufficient funding, it could be required to delay its development efforts, limit activities and reduce research and development costs, which could adversely affect its business prospects. Based on the Company’s recurring losses and negative cash flows from operations since inception, expectation of continuing operating losses and negative cash flows from operations for the foreseeable future and the need to raise additional capital to finance its future operations, the Company’s management concluded that there is substantial doubt about the Company’s ability to continue as a going concern within one year after the issuance date of the consolidated financial statements.

The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Accordingly, the consolidated financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

F-8

Note 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Basis of Presentation

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and applicable rules and regulations of the United States Securities and Exchange Commission (“SEC”).

b. Basis of consolidation

The consolidated financial statements include the financial statements of the Company and all the subsidiaries of the Company and all inter-company balances and transactions have been eliminated upon consolidation. A subsidiary is an entity in which (i) the Company directly or indirectly controls more than 50% of the voting power; or (ii) the Company has the power to appoint or remove a majority of the members of the board of directors or to cast a majority of votes at the meeting of the board of directors or to govern the financial and operating policies of the investee pursuant to a statute or under an agreement among the shareholders or equity holders.

c. Use of Estimates

The preparation of these consolidated financial statements in conformity with U.S. GAAP requires management of the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, costs and expenses, and related disclosures. On the going concern basis, the Company evaluates its estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Significant estimates required to be made by management, include, but are not limited to, revenue recognition, the assessment of a provision for doubtful accounts, the useful lives of property and equipment, the impairment for long lived assets and valuation of deferred tax assets. Actual results may differ from those estimates under different assumptions or conditions.

d. Fair value measurements

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 - inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - inputs to the valuation methodology include quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value. Unobservable inputs are valuation technique inputs that may reflect the Company’s own assumptions that cannot be corroborated with observable market data.

Management of the Company is responsible for considering the carrying amount of cash and cash equivalents, accounts receivable, due from a related party, prepaid expenses and other current assets, accounts payable, contract liabilities, operating lease liabilities -current, payroll payable and accrued expenses and other current liabilities based on the short-term maturity of these instruments to approximate their fair values because of their short-term nature.

The Company’s non-financial assets, such as property and equipment would be measured at fair value only if they were determined to be impaired.

F-9

e. Foreign Currency Translation and transaction

The reporting currency of the Company is the United States Dollars (“USD”). Guangzhou Youxin conducts its business in the local currency, Chinese Yuan (“RMB”), as its functional currency. Except for Guangzhou Youxin, the Company and its subsidiaries in Cayman Islands, BVI and HK use USD as their functional currency. An entity’s functional currency is the currency of the primary economic environment in which it operates; normally, that is the currency of the environment in which the entity primarily generates and expends cash. Management’s judgment is essential to determine the functional currency by assessing various indicators, such as cash flows, sales price and market, expenses, financing and inter-company transactions and arrangements.

Foreign currency transactions denominated in currencies other than the functional currency are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are re-measured at the applicable rates of exchange in effect at that date. Gains and losses resulting from foreign currency re-measurement are included in the consolidated statements of operations and comprehensive loss.

The consolidated financial statements are presented in USD. Assets and liabilities are translated into USD at the current exchange rate in effect at the balance sheet date, and revenues and expenses are translated at the average of the exchange rates in effect during the reporting period. Shareholders’ equity accounts, except for the change in retained earnings, are translated using the historical exchange rates at the date of entry to shareholder equity; the change in retained earnings uses historical exchange rates of each period’s statement of income. Differences resulting from translating functional currencies to the reporting currency are recorded in accumulated other comprehensive income (loss) in the consolidated balance sheets.

Translation of amounts from RMB into USD has been made at the following exchange rates from Board of Governors of the Federal Reserve System：

Balance sheet items, except for equity accounts
September 30, 2022	RMB	7.1135 to $1
September 30, 2021	RMB	6.4434 to $1

Statement of income and comprehensive income, and cash flows items
For the year ended September 30, 2022	RMB	6.5532 to $1
For the year ended September 30, 2021	RMB	6.5072 to $1

f. Cash and cash equivalents

Cash and cash equivalents consist of cash in bank with no restrictions including highly liquid investments which are unrestricted as to withdrawal or use, and of which have remaining maturities of three months or less when initially purchased. The Company’s highly liquid investments as financial products consisting of non-restrictive money market mutual funds purchased from China Merchants Bank with annual interest rates ranging from 2.11% to 3.50%. As of September 30, 2022 and 2021, the Company’s highly liquid investments were amounted nil and $6,215,242, respectively. Cash were held in accounts at financial institutions located in the PRC‚ which is not freely convertible into foreign currencies.

	September 30, 2022	September 30, 2021
Cash in bank	$1,802,236	$823,084
Liquid investments	-	6,215,242
Cash and cash equivalents	$1,802,236	$7,038,326

g. Restricted Cash

Restricted cash mainly represents cash in bank that was frozen by court orders due to a lawsuit between one of the Company’s clients and its regulator. As of September 30, 2022, the Company’s restricted cash balance was $416,110. The restricted cash balance was released as the lawsuits was settled on February 15, 2023.

h. Accounts Receivable, Net

Accounts receivable include trade accounts due from clients. The credit terms given to customers are generally 90 days. Management reviews its receivables on a regular basis to determine if the provision for doubtful accounts is adequate, and makes provision when necessary. The provision is based on management’s best estimates of specific losses on individual client exposures, as well as the historical trends of collections. Account balances are charged off against the provision after all means of collection have been exhausted and the likelihood of collection is remote. As of September 30, 2022 and 2021, allowance for doubtful accounts was nil.

F-10

i. Property and Equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment, if any. Depreciation is provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service, after considering the estimated residual value which is 5% of costs. The estimated useful lives are as follows:

Estimated useful lives
Electronic equipment	3 years
Office furniture	5 years

The cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Expenditures for maintenance and repairs are charged to earnings as incurred, while major additions and enhancements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income/loss in the year of disposition. The Company examines the possibility of decreases in the value of its property and equipment when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

j. Impairment of Long-lived Assets

For the long-lived assets, including property and equipment with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the non-discounted future cash flows generated from the assets and recognizes an impairment loss when estimated discounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. No impairment was recorded by the Company for the years ended September 30, 2022 and 2021.

F-11

k. Lease

On October 1, 2020, the Company adopted Accounting Standards Update (“ASU”) 2016-02. Under this guidance, the Company determines if an arrangement is a lease or contains a lease at inception, operating lease liabilities are recognized based on the present value of the remaining lease payments, discounted using the discount rate for the lease at the commencement date. As the rate implicit in the lease is not readily determinable for the operating lease, the Company generally uses an incremental borrowing rate based on information available at the commencement date to determine the present value of future lease payments. Operating lease right-of-use (“ROU assets”) assets represent the Company’s right to control the use of an identified asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets are generally recognized based on the amount of the initial measurement of the operating lease liabilities. Lease expense is recognized on a straight-line basis over the lease term. The Company elected the package of practical expedients permitted under the transition guidance to combine the lease and non-lease components as a single lease component for operating lease associated with the Company’s office space lease, and to keep leases with an initial term of 12 months or less off the balance sheet and recognize the associated lease payments in the consolidated statements of operations and comprehensive loss on a straight-line basis over the lease term.

The Company has operating lease for office and equipment, including an option to renew which is not at the Company’s sole discretion. The renewal to extend the lease term is not included in the Company’s ROU assets and operating lease liabilities as they are not reasonably certain of exercise. The Company regularly evaluates the renewal option, and, when it is reasonably certain of exercise, the Company will include the renewal period in its lease term. New lease modifications result in re-measurement of the ROU assets and operating lease liabilities. The Company’s lease agreement does not contain any material residual value guarantees or material restrictive covenants.

The operating lease is included in operating lease right-of-use assets, operating lease liabilities-current and operating lease liabilities-non-current on the consolidated balance sheets.

The Company has elected to not recognize right-of-use assets and lease liabilities for short-term leases that have a lease term of 12 months or less. Lease payments associated with these leases are expensed as incurred.

l. Revenue Recognition

The Company accounts for revenue in accordance with Accounting Standards Codification (ASC) Topic 606, Revenue From Contracts With Customers (ASC 606) for all periods presented. According to ASC 606, revenue is recognized when control of the promised goods or services is transferred to the customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. The Company determines revenue recognition through the following steps:(1) identify the contract(s) with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when (or as) the entity satisfies a performance obligation. The Company assesses its revenue arrangements against specific criteria in order to determine if it is acting as principal or agent. Revenue arrangements with multiple performance obligations are divided into separate distinct goods or services. The Company allocates the transaction price to each performance obligation based on the relative standalone selling price of the goods or services provided. Revenue is recorded net of value-added tax.

F-12

1) Revenue stream

Revenues from professional services

The Company delivers customized cloud solutions to customers through its highly flexible PaaS platform. The professional fee normally consists of three types of revenue: (i) CRM system implementation services and cloud-based connectivity services; (ii) additional function development service and (iii) subscription services.

(i) Customized CRM system development and cloud-based connectivity services

The Company provides customized CRM system development services and cloud-based connectivity to its customers with tailored functionalities and interfacing capabilities suitable to meet the operation needs of its customers and provides continuous access to the customized CRM through the Company’s platform which represent a single promise. The provision of customized CRM platform accessing, and function updates is considered as one performance obligation as the services provided are not distinct within the context of the contract whereas the customer can only obtain benefit when the services are provided together. The Company has continuous obligation to ensure the performance of the customized CRM system through the Company’s platform over the contract service period. As the Company provide the customers with the right to use customized CRM system, the Company has the right to recognize revenue over the contractual service period by using input method. Contract service period is generally one year and payment term is generally 90 days. Contract generally do not contain significant financing components or variable consideration. Customers do not have the right to a refund of paid fees for customized CRM system development and cloud-based connectivity services which the Company had earned and recognized as revenue. Customized CRM contracts generally contain cancellation terms which provide for an enforceable right to payment for performance completed to date.

(ii) Additional function development service

For the revenue of the additional function development based on the completed customized CRM system, the revenue should be recognized at a point in time when completed of the additional function is delivered to the customer. This typically occurs when the additional function is delivered, and the customer obtains the ability to use and benefit from it. Customers do not have the right to refund of paid fees for additional function development services after the additional function is delivered. Additional function development contracts generally do not contain contract cancellation terms except when the Company failed to develop the additional function.

(iii) Subscription services

Since its second year of the development, the Company also derives subscription revenues from providing cloud-based connectivity platform service and the continued obligation to ensure the performance of the platform over the service period. The transaction price is the observable standalone selling price of subscription service. The performance periods generally are six months to one year, and pursuant to the contracts, full payment is generally collected in advance. Contracts generally do not contain significant financing components or variable consideration. In conclusion, due to the fact that the customer simultaneously receives and consumes the benefits provided by the Company’s performance, the Company has the right to recognize revenue ratably over the contractual subscription period, beginning on the date when the service is made available to the customers. Customers do not have the right to a refund of paid fees for subscription services which the Company had earned and recognized as revenue, Subscription services contracts generally contain contract cancellation terms which provide an enforceable right to payment for performance completed to date.

Revenues from payment channel Services

This segment of revenue is mainly derived from payment channel services the Company enables the user to make with payment services through its CRM system, such as top up, withdraw or transaction etc., through third-party payment channels as Unionpay, Yiqi pay, Alipay or WeChat pay. The performance obligation is to give third-party payment channels access to its CRM system to facilitate the payment. The Company charges a non-refundable fee for the payment channel services, the pricing of which is based on the pre-determined rates specified in the contract. The Company recognizes for payment channel service revenues at the time a user completes a payment transaction via a payment channel and is entitled to payment. Related fees are generally billed monthly, based on a per-transaction basis. As such, the Company is not the primary obligor and does not have the ability to establish the price, and therefore, the Company records revenue on a net basis and the revenue is recognized at a point in time when the amount is verified by both parties via reconciliation.

Revenues presented as follows:

	Years Ended September 30,
	2022	2021
Customized CRM system development service	$818,257	$589,656
Additional function development service	71,980	166,975
Subscription service	114,433	48,601
Subtotal of Professional services	1,004,670	805,232
Payment channel services	224,171	227,321
Others	48,225	74,307
Total	$1,277,066	$1,106,860

F-13

Revenue by recognition over time vs point in time

	Years Ended September 30,
	2022	2021
Revenue by recognition over time	$932,690	$638,257
Revenue by recognition at a point in time	344,376	468,603
Total	$1,277,066	$1,106,860

2) Contract liabilities

Contract liabilities is recognized when the Company has an obligation to transfer goods or services to a customer for which the Company has received consideration from the customer, or for which an amount of consideration is due from the customer.

Changes in contract liabilities as follows:

	For the Years Ended September 30,
	2022	2021

Contract liabilities, beginning of the period	$261,840	$294,075
Revenue deferred during the period	281,454	236,201
Recognition of revenue deferred in prior periods	(105,759)	(268,436)
Contract liabilities, end of the period	$437,535	$261,840

3) Deferred contract costs

Changes in deferred contract costs as follows:

	For the Years Ended September 30,
	2022	2021

Deferred contract costs, beginning of the period	$25,743	$26,466
Cost deferred during the period	29,936	25,743
Recognition of cost deferred in prior periods	(25,743)	(26,466)
Deferred contract costs, end of the period	$29,936	$25,743

F-14

m. Cost of Revenues

Cost of revenue includes (1) labor costs (including salaries, social insurance and benefits) for employees involved with the Company’s operations and product support, (2) third party service fees including cloud computing and data usage, (3) rental and (4) related costs of outsourcing to contractors conducting system implementation and support services to customers.

n. Selling expenses

Selling expense mainly are mainly consist of salaries and welfare, rental and advertising costs and market promotion expenses.

o. General and administrative expenses

General and administrative expenses are mainly consist of salaries and welfare, rental, depreciation, professional service fees and other corporate expenses.

p. Research and development expenses

Research and development expenses are mainly salary and benefits for in-house software engineers and payments made to outside cloud providers.

q. Government Grants

Government grants are recognized as other income, net, or as a reduction of specific costs and expenses for which the grants are intended to compensate. Such amounts are recognized in the consolidated statements of operations and comprehensive loss upon receipts as all conditions attached to the grants are fulfilled. Government grants included as other income, net in the consolidated statements of operations and comprehensive loss amounted to $105,124 and $3,055 for the years ended September 30, 2022 and 2021, respectively.

r. Employee Benefit

The Company is required under PRC laws and regulations to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contributes to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of its employees up to a maximum amount specified by the local government from time to time at locations where the Company operates its businesses. Social benefits included as expenses in the accompanying consolidated statements of operations and comprehensive loss amounted to $1,320,272 and $736,130 for the years ended September 30, 2022 and 2021, respectively.

s. Statutory Reserve

In accordance with the PRC Regulations on Enterprises with Foreign Investment and its articles of association, a foreign-invested enterprise established in the PRC is required to provide certain statutory reserves, namely the general reserve fund, the enterprise expansion fund and the staff welfare and bonus fund which are appropriated from net profit as reported in the enterprise’s PRC statutory accounts. A foreign-invested enterprise is required to allocate at least 10% of its annual after-tax profit to the general reserve until such reserve has reached 50% of its respective registered capital based on the enterprise’s PRC statutory accounts. Appropriations to the enterprise expansion fund and staff welfare and bonus fund are at the discretion of the board of directors for all foreign-invested enterprises. The aforementioned reserves can only be used for specific purposes and are not distributed as cash dividends. If the Company has accumulated loss from prior periods, the Company is able to use the current period net income after tax to offset against the accumulate loss.

t. Value Added Tax (“VAT”)

The Company was subject to VAT at the rate of 6% and related surcharges on revenues generated from provided services for the years ended September 30, 2022 and 2021. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. The Company reports revenues net of PRC VAT for all the periods presented in the consolidated statements of operations and comprehensive loss.

F-15

u. Income Tax

The Company accounts for income taxes under ASC 740. Current income taxes are provided on the basis of net income (loss) for financial reporting purposes, adjusted for income and expense items which are not assessable or deductible for income tax purposes, in accordance with the regulations of the relevant tax jurisdictions.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. The Company does not believe that there was any uncertain tax position for the years ended September 30, 2022 and 2021.

v. Comprehensive Loss

Comprehensive loss consists of two components, net loss and other comprehensive loss. Other comprehensive loss refers to revenue, expenses, gains and losses that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Comprehensive loss for the periods presented includes net loss and foreign currency translation adjustments.

w. Loss per share

Basic loss per share is computed by dividing net loss attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the period.

Diluted loss per share is calculated by dividing net loss attributable to ordinary shareholders as adjusted for the effect of dilutive ordinary equivalent shares, if any, by the weighted average number of ordinary and dilutive ordinary equivalents shares outstanding during the year. Dilutive equivalent shares are excluded from the computation of diluted loss per share if their effects would be anti-dilutive. Ordinary share equivalents consist of the ordinary shares issuable in connection with the Company’s ordinary shares issuable upon the conversion of the share-based awards, using the treasury stock method.

x. Segment Reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major clients in financial statements for details on the Company’s business segments. The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance. The Company’s CODM has been identified as the CEO, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company. Based on the management’s assessment, the Company determined that it has only one operating segment and therefore one reportable segment as defined by ASC 280. The Company’s assets are substantially all located in the PRC and substantially all of the Company’s revenues and expenses are derived in the PRC. Therefore, no geographical segments are presented.

y. Mezzanine equity

Mezzanine equity represents the Series Seed, Series A and Series B redeemable preferred equities (collectively, the “Preferred Equity” issued by the Company. Preferred Equity are contingently redeemable upon the occurrence of an event that is outside of the Company’s control. Therefore, the Company classifies the Preferred Equity as mezzanine equity. See “Note 12-Mezzanine Equity”.

F-16

z. Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management, and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all significant related party transactions in Note 9.

aa. Recent Accounting Pronouncements

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company does not opt out of extended transition period for complying with any new or revised financial accounting standards. Therefore, the Company’s financial statements may not be comparable to companies that comply with public company effective dates.

In May 2019, the FASB issued ASU 2019-05, which is an update to ASU Update No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments—Credit Losses, and made several consequential amendments to the Codification. Update 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments— Credit Losses—Available-for-Sale Debt Securities. The amendments in this ASU address those stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in Update 2016-13 while still providing financial statement users with decision-useful information. ASU 2019-05 is effective for the Company for annual and interim reporting periods beginning December 15, 2022 after FASB delayed the effective date for non-public companies with ASU 2019-09. The Company is currently evaluating the impact of this new standard on its consolidated financial statements and related disclosures.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which removes certain exceptions to the general principles in Topic 740, and improves consistent application of and simplify U.S. GAAP for other areas of Topic 740 by clarifying and amending existing guidance. For public business entities, the amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. For all other entities, the amendments in this update are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption of the amendments is permitted, including adoption in any interim period for (i) public business entities for periods for which financial statements have not yet been issued and (ii) all other entities for periods for which financial statements have not yet been made available for issuance. An entity that elects to early adopt the amendments in an interim period should reflect any adjustments as of the beginning of the annual period that includes that interim period. Additionally, an entity that elects early adoption must adopt all the amendments in the same period. The Company does not expect the adoption of this standard to have a material impact on its consolidated financial statements and related disclosures.

In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. The amendments in this update are effective for all entities as of March 12, 2020 through December 31, 2022. The amendments in this update provide optional expedients and exceptions for applying generally accepted accounting principles (“GAAP”) to contracts, hedging relationships, and other transactions affected by reference rate reform if certain criteria are met. The Company believes the adoption of this new standard will not have a material impact on Company’s consolidated financial statements and related disclosures.

F-17

In October 2020, the FASB issued ASU 2020-10, “Codification Improvements”. The amendments in this Update represent changes to clarify the Codification or correct unintended application of guidance that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. The amendments in this Update affect a wide variety of Topics in the Codification and apply to all reporting entities within the scope of the affected accounting guidance. ASU 2020-10 is effective for annual periods beginning after July 1, 2021 for public business entities, for all other entities, early application is permitted for any annual or interim period for which financial statements are available to be issued. Early application is permitted. The amendments in this Update should be applied retrospectively. The Company believes the adoption of this new standard will not have a material impact on Company’s consolidated financial statements and related disclosures.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial position, statements of operations and comprehensive loss and cash flows.

Note 4 – PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid and other current assets consist of the following:

	September 30, 2022	September 30, 2021

Prepayment of service fee	$153,618	$59,181
Other current assets	59,703	87,250
Total	$213,321	$146,431

Other current assets mainly represent prepaid recruitment expenses and lease expenses.

F-18

Note 5 - PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	September 30, 2022	September 30, 2021
Office furniture	$6,795	$7,502
Electronic equipment	40,307	42,853
Less: Accumulated depreciation	(22,463)	(9,832)
Total	$24,639	$40,523

For the years ended September 30, 2022 and 2021, depreciation expenses amounted to $14,717 and $7,441 respectively.

Note 6 - OTHER NON-CURRENT ASSETS

Other non-current assets consist of the following:

	September 30, 2022	September 30, 2021

Deposits for operating lease	$56,392	$86,798

Note 7 – ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following:

	September 30, 2022	September 30, 2021

Tax payable	$19,793	$32,111
Others	19,815	16,225
Total	$39,608	$48,336

Note 8 - RELATED PARTY BALANCES AND TRANSACTIONS

	September 30, 2022	September 30, 2021
Due from a related party
Jinhou Sun*	$-	$775,988

* Jinhou Sun is one of the founders and major shareholder of the Company.

The Company extended a short-term loan of $775,988 (RMB 5,000,000) to Mr. Sun, at a rate of 3% per annum on September 16, 2021. For the year ended September 30, 2022 and 2021, the interest amounted to $21,637 and nil, respectively. As of September 30, 2022, the principal and interest had been fully repaid.

F-19

Note 9 - LEASE

The Company has operating leases for office and employee accommodation.

Assets/Liabilities	September 30, 2022	September 30, 2021
Assets
Operating lease right-of-use assets	$158,223	$664,386

Liabilities
Operating lease liability - current	$157,940	$412,879
Operating lease liability - non-current	2,835	280,785
Total	$160,775	$693,664

The operating lease expenses for the years ended September 30, 2022 and 2021 were as follows:

Lease Expense	Classification	September 30, 2022	September 30, 2021
Operating lease expense	Cost of Revenue	$39,525	$25,278
	General and administrative expense	33,227	25,210
	Research and development expense	293,001	189,089
	Selling expense	35,172	30,615
Total		$400,925	$270,192

Maturities of operating lease liabilities at September 30, 2022 were as follows:

Maturity of Lease Liabilities	Operating Leases
12 months ending September 30,
2023	$162,032
2024	2,019
2025	791
Total lease payments	164,842
Less: interest	(4,067)
Present value of lease payments	$160,775

F-20

Other information related to our operating leases was as follows:

Lease Term and Discount Rate	September 30, 2022	September 30, 2021
Weighted-average remaining lease term (years)
Operating leases	1.02	1.37

Weighted-average discount rate (%)
Operating leases	8%	8%

Note 10 - TAXES

■ Income tax

Cayman Islands

Youxin Cayman is incorporated in the Cayman Islands and is not subject to tax on income or capital gains under the laws of Cayman Islands. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

British Virgin Islands

Youxin BVI is incorporated in the British Virgin Islands and is not subject to tax on income or capital gains under current British Virgin Islands law. In addition, upon payments of dividends by these entities to their shareholders, no British Virgin Islands withholding tax will be imposed.

Hong Kong

Youxin HK is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% in Hong Kong. The Company did not make any provisions for Hong Kong profit tax as there were no assessable profits derived from or earned in Hong Kong since inception. Under Hong Kong tax law, Youxin HK is exempted from income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends.

PRC

The Company PRC subsidiary is governed by the income tax laws of the PRC and the income tax provision in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemption may be granted on case-by-case basis. The PRC tax authorities grant preferential tax treatment to High and New Technology Enterprises (“HNTEs”). Under this preferential tax treatment, HNTEs are entitled to an income tax rate of 15%, subject to a requirement that they re-apply for HNTE status every three years. Since Guangzhou Youxin was approved as an HNTE in December 20, 2021, Guangzhou Youxin is entitled to a reduced income tax rate of 15% beginning January 1, 2022 and is able to enjoy the reduced income tax rate in the next three years. The Company assessed it is probable for Guangzhou Youxin to obtain the renewed HNTE certificate and continue to enjoy the preferential rate of 15%.

Under the EIT law of the PRC, the Company can enjoy a 175% super deduction for eligible Research and development (“R&D”) expenses for the years ended September 30, 2022 and 2021.

F-21

No income tax provision are accrued for the years ended September 30, 2022 and 2021:

A reconciliation of the income tax expense determined at the statutory income tax rate to the Company’s income taxes is as follows:

	September 30, 2022	September 30, 2021
Loss before income taxes	$6,456,883	$4,170,884
PRC statutory income tax rate	25%	25%
Income tax benefit computed at statutory corporate income tax rate	1,614,221	1,042,721
Reconciling items:
Additional deduction for R&D expenses	985,736	590,764
Entertainment expense	(14,949)	(7,232)
Effect of preferential tax rates	(1,741,696)	-
Change in valuation allowance	(843,312)	(1,626,253)
Income tax expense	$-	$-

■ Deferred Tax

Deferred tax is recognized on temporary differences between the carrying amounts of assets and liabilities in the consolidated financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognized for all taxable temporary differences. Deferred tax assets are generally recognized for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilized.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset realized, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reported period. The PRC tax laws regulate that the net operating losses incurred in the tax year of an enterprise may be carried forward to subsequent years (not exceed five years or ten years if HNTE) and reduce the taxable income of subsequent years when filing income tax.

As of each reporting date, management considers evidence, both positive and negative to estimate the expected deductible operating losses and recognize the deferred tax assets on the consolidated balance sheet. Other temporary differences factors between accounting and corresponding tax include allowance for doubtful accounts, lease liabilities and operating lease right-of-use assets.

The significant components of deferred taxes are as follows:

	September 30, 2022	September 30, 2021
Deferred tax assets
Net operating loss carry forwards	$2,407,161	$1,799,819
Valuation allowance	(2,407,161)	(1,799,819)
Deferred tax assets, net	$-	$-

F-22

■ Net operating loss carry forwards based on expiration date

According to PRC tax regulations, the PRC net operating loss can generally carry forward for no longer than five years starting from the year subsequent to the year in which the loss was incurred, and that of high-tech enterprises is no more than 10 years. Carryback of losses is not permitted. As of September 30, 2022, the Company had net operating losses carry forwards of $16,046,675 which will be available to offset future taxable income.

As of September 30, 2022, net operating loss carryforwards from PRC will expire, if unused, as following:

Years	Amount
2023	$-
2024	-
2025	1,131
2026	267
2027	197
2028	512
2029	491,251
2030	77,627
2031	5,950,307
2032	9,525,383
Total	$16,046,675

■ Changes in valuation allowance

Valuation allowances provided on the deferred tax assets related to net operating losses carried forward (“NOLs”). The Company does believe that sufficient positive evidence exists to conclude the recoverability of these NOLS. Movement for changes in valuation allowance as following:

Movement
Balance as of September 30, 2020	$149,434
Additions	1,626,253
Foreign Exchange Difference	24,132
Balance as of September 30, 2021	1,799,819
Additions	843,312
Foreign Exchange Difference	(235,970)
Balance as of September 30, 2022	$2,407,161

F-23

■ Value added tax (“VAT”)

All of the Company’s service revenues that are earned and received in the PRC are subject to a Chinese VAT at a rate of 6% and related surcharges of gross proceeds for the years ended September 30, 2022 and 2021. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. The Company reports revenues net of the PRC VAT for all the periods presented in the consolidated statements of operations and comprehensive loss.

Taxes payable consisted of the following:

	September 30, 2022	September 30, 2021
VAT taxes payable	$-	$8,675
Individual taxes payable	19,793	23,436
Total taxes payable	$19,793	$32,111

Note 11 - BASIC AND DILUTED LOSS PER SHARE

Basic and diluted loss per share have been calculated in accordance with ASC 260 on computation of loss per share for each of the year ended September 30, 2022 and 2021 are calculated as follows:

	September 30, 2022	September 30, 2021
Basic and diluted loss per share calculation
Numerator:
Net loss attributable to ordinary shareholders, basic and diluted	$(7,062,542)	$(4,537,871)
Denominator:
Weighted-average ordinary shares outstanding, basic and diluted	31,250,000	31,250,000
Loss per share attributable to ordinary shareholders:
Basic	(0.23)	(0.15)
Diluted	(0.23)	(0.15)

Note 12 - MEZZANINE EQUITY

■ Before Reorganization

Mezzanine equity

In July 2020, the Suzhou GSR Zhaohua Ventures III Partnership (Limited Partnership) (“GSR”) invested $2.11 million (RMB15 million) and owned 10.00% equity with preferences (the “Series A Redeemable Preferred Equity”).

In February 2021, the Xiamen Yilian Kaitai AI Venture Capital LP. (“XMKT”), Hangzhou Kaitai Hongde Venture Capital LP. (“HZKT”) and GSR invested $4.22 million (RMB30 million), $1.40 million (RMB10 million) and $2.81 million (RMB20 million) respectively; and owned 6.00%, 2.00% and 13.01% equity with preferences, respectively (the “Series B Redeemable Preferred Equity”).

In May 2021, the XMKT and GSR each purchased 1.65% equities from one of the ordinary equity holder, with cash consideration of $1.85 million (RMB13.2 million) in total (the “Series Seed Redeemable Preferred Equity”).

Before reorganization, in total the GSR, XMKT, and HZKT (collectively “Mezzanine Equity Holders”) held 24.31% preferred equities in Guangzhou Youxin Technology Co., Ltd. The key features of the Series Seed, Series A, Series B Redeemable Preferred Equity (collectively the “Mezzanine Equity”) are summarized below:

Dividends

Each holder of the Mezzanine Equity is entitled to receive non-cumulative dividends when declared by the Board of Directors with preferential priority to ordinary equity holders. The dividend are to be paid at the rate of 6% of the original issue price per annum on each Mezzanine Equity in the sequence of the Series B Redeemable Preferred Equity, the Series A Redeemable Preferred Equity, and the Series Seed Redeemable Preferred Equity. After the preferential dividends relating to the Mezzanine Equity have been paid in full or declared and set apart in any of our company’s fiscal year-end, any additional dividends out of funds or assets remaining may be declared in the same fiscal year for the Shares. If such additional dividends are declared, the Mezzanine Equity Holders shall be entitled to participate on an as converted-basis pro-rata in any dividends or distributions paid to the ordinary equity holders.

Voting

Each Mezzanine Equity Holder is entitled to the number of votes equal to the number of common equity into which such Mezzanine Equity could be converted as of the voting date. Mezzanine Equity Holders will vote together with common equity holders, and not as a separate class of series, on all matters put before the equity holders.

To pass a shareholder resolution for certain matters, equity holders representing more than 2/3 voting power (must include majority of Mezzanine Equity Holders) should vote for such matters:

●	Amend SHA (Shareholder Agreement), SPA (Share Purchase Agreement) or other transaction agreements relative to the privileges of Mezzanine Equity Holders.

●	Amend the Company’s Memorandum and Articles of Association.

●	Any merger or acquisition.

●	Increase or decrease the Company capitals.

F-24

Liquidation preference

In the event of any liquidation, including deemed liquidation event, dissolution or winding up of the Company, either voluntary or involuntary, distributions shall be made in the following manner (after satisfaction of all creditors’ claims and claims that may be preferred by law):

The Series B Mezzanine Equity Holders shall be entitled to receive the amount equal to the consideration paid to the company plus the interest calculated on the paid amount at an annualized rate of 4.5%, plus all declared and unpaid dividends on such Mezzanine Equity. If the distributable assets are insufficient to pay the priority liquidation payment, all such distributable assets shall be distributed according to the relative proportion of their respective actual paid amounts.

After payment in full to the Series B Mezzanine Equity Holders, the holders of Series A Redeemable Preferred Equity shall be entitled to receive the amount equal to the consideration paid to the Company plus the interest calculated on the paid amount at an annualized rate of 4.5%, plus all declared but unpaid dividends on such preferred equities. If the distributable assets are insufficient to pay the priority liquidation payment, the remaining distributable assets shall be paid to the Series A Mezzanine Equity Holders.

After payment in full to the Series A Mezzanine Equity Holders, the holders of Series Seed Redeemable Preferred Equity shall be entitled to receive the amount equal to the consideration paid plus the interest calculated on the paid amount at an annualized rate of 4.5%, plus all declared and unpaid dividends on such Mezzanine Equity.

If there are any assets or funds remaining after distribution in full to the holders of preferred equities, the remaining assets and funds remaining for distribution to the shareholders shall be distributed ratably among all equity holders in proportion to the paid amount of par value of the capital.

Redemption

The Mezzanine Equity Holders shall have the right to redeem at any time after the earliest of (i) the failure by the Company to complete a Qualified IPO or acquisition before December 31, 2026, or (ii) if any Mezzanine Equity Holders exercises the repurchase right according to the relevant agreement between him and the Company.

The redemption price shall be, the sum of (A) the paid consideration plus (B) a simple interest rate of 4.5% per annum for each year such consideration was paid from the settlement date through the date of redemption thereof (one year shall be 365 days) plus (C) all declared but undistributed profit thereon up to the date of redemption.

Accounting for Mezzanine Equity

The Mezzanine Equity is classified as mezzanine equity in the consolidated balance sheets because it is redeemable contingent upon the occurrence of an event outside of the Company’s control (e.g. the Company not achieving a Qualified Public Offering or a deemed liquidation event before December 31, 2026). The Mezzanine Equity was determined as mezzanine equity with no embedded feature that are bifurcated and no beneficial conversion features are recognized. The Mezzanine Equity is initially recorded at its respective issuance date fair value, net of issuance cost. The Company did not incur material issuance cost for any Mezzanine Equity issued.

For each reporting period, the Company assesses whether the Preferred Equity are currently redeemable and if the Preferred Equity are not currently redeemable, the Company further assesses whether it is probable that the Preferred Equity will become redeemable. The Company concluded that the Preferred Equity are not currently redeemable, but with the potential become redeemable. As such, the Company shall accrete the mezzanine equity to its redemption value, until the earlier of (i) an IPO of the Company is effective, or (ii) the date of redemption elected by the holder exercising repurchase right. According to ASC 480-10-S99-15, the Company used method a (the interest method) under ASC 480-10-S99-15, for subsequent measurement, accreting the carrying value of the preferred equities to their current redemption value as of each period end. The objective in accounting for redeemable securities subsequent to issuance and prior to redemption is to ensure that the securities are carried at their redemption value on their contractual redemption date or on the date the holder’s option to redeem is exercisable. The accretions to the redemption price should be charged to retained earnings, or in the absence of retained earnings, by charges against additional paid-in capital or in the absence of additional paid-in-capital, by charges to accumulated deficit.

F-25

Modification of Mezzanine Equity

Management performed qualitative assessment on the extension of redemption dates to the existing Mezzanine Equity upon the issuance of new Mezzanine Equity. Per management’s perspective, such modifications represented the results of negotiations with new investors, and the purpose of these modifications were to attract new investors but not to extinguish the existing Mezzanine Equity. Also, as the Company’s business was developing, especially, through the subsequent financing, it would lead to increasing overall valuation, as well as higher possibility to IPO, which would increase the expected benefits for the existing Mezzanine Equity Holders. Therefore, such change shall be considered as reasonable business practice.

Subsequent to the Series B Redeemable Preferred Equity issuance, the Company modified terms for Series Seed/A Redeemable Preferred Equity, i.e., extension to the redemption dates was made to the existing Mezzanine Equity upon the issuance of new series of Mezzanine Equity. According to the amended SHA after each series, the schedule for such changes is shown as below.

Series	Issue date	Initial Redemption Date	Modification
A	2020.07.10	2025.07.10	2026.12.31
B & Seed	2021.05.14	2026.12.31	2026.12.31
Months extended			18

The following table summarize the activities of redeemable preferred equities:

	Series Seed Redeemable Preferred Equity	Series A Redeemable Preferred Equity	Series B Redeemable Preferred Equity	Total
Balance, September 30, 2020	$-	$2,227,080	$-	$2,227,080
Issuance	31,567	-	9,311,854	9,343,421
Accretion	34,763	103,731	228,493	366,987
Foreign currency translation adjustment	-	120,067	-	120,067

Balance, September 30, 2021	66,330	2,450,878	9,540,347	12,057,555

Accretion	90,643	103,003	412,013	605,659
Foreign currency translation adjustment	(3,218)	(220,159)	(878,791)	(1,102,168)
Balance, September 30, 2022	153,755	2,333,722	9,073,569	11,561,046

Mezzanine Equity	September 30, 2022	September 30, 2021
Series Seed Redeemable Preferred Equity	$153,755	$66,330
Series A Redeemable Preferred Equity	2,333,722	2,450,878
Series B Redeemable Preferred Equity	9,073,569	9,540,347

■ After Reorganization

On April 28th, 2023, the WFOE acquired 100% equity of Guangzhou Youxin at the evaluated price and the acquisition price of Mezzanine Equity Holders was $0.44 million (RMB3.08 million) in total. The Mezzanine Equity Holders redeemed their preferred equities in Guangzhou Youxin and held ordinary shares issued by Youxin Cayman, see “Note 13”.

Note 13 – SHAREHOLDERS’ EQUITY

Ordinary Shares

On October 21, 2022, Youxin Cayman was incorporated as limited liability company with authorized share capital of $50,000 divided into 50,000,000 ordinary shares with par value $0.001 per share and there were 3 ordinary shares issued. On April 11, 2023, following the subdivision and redesignation of shares, Youxin Cayman’s authorized share capital becomes $50,000 divided into 400,000,000 Class A Shares of par value $0.0001 per share and 100,000,000 Class B Shares of par value $0.0001 per share. The issued share capital became 30 Class B Shares. For the recapitalization prior to the IPO, on April 21, 2023, Youxin Cayman issued further shares reflecting the total number of issued shares as 22,304,693 Class A Shares and 8,945,307 Class B Shares.

Holders of Class A Shares and Class B Shares vote together as one class on all matters submitted to a vote by the shareholders at any general meeting of the Company and have the same rights except each Class A Share is entitled to one (1) vote and each Class B Share is entitled to twenty (20) votes. The Class A Shares are not convertible into shares of any other class. Upon any direct or indirect sale, transfer, assignment or disposition, the Class B Shares will be automatically and immediately convertible into Class A Shares on a one-to-one basis.

Capital Contribution

For the year ended 2021, Guangzhou Youxin’s shareholders made capital contributions of $0.65 million (RMB 4.17 million) in cash.

Subscription Receivable

For the recapitalization before the IPO, on April 21, 2023, the Company issued 22,304,693 Class A Shares and 8,945,277 Class B Shares for a total consideration of $3,125 on a pro rata basis to all existing shareholders. The Company expects to receive the consideration by the end of 2023.

F-26

Note 14 – COMMITMENTS AND CONTINGENCIES

■ Contingencies

In the ordinary course of business, the Company may be subject to certain legal proceedings, claims and disputes that arise from the business operations. Although the outcomes of these legal proceedings cannot be predicted nor guaranteed, the Company does not believe these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations or liquidity. As of September 30, 2022 and 2021, the Company had no outstanding lawsuits or claims.

■ Coronavirus (COVID-19) Update

There was a novel strain of COVID-19 that spread rapidly to China and many parts of the world from December 2019 to December 2022. The pandemic has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities in China. Before December 2022, given the rapidly expanding nature of the COVID-19 pandemic, and because substantially all of the Company’s business operations and its workforce are concentrated in China, there is a substantial risk that the Company’s business, results of operations, and financial condition could be adversely affected.

The impacts of COVID-19 on the Company’s business, financial condition, and results of operations include, but are not limited to, the following:

● The Company temporarily closed our offices and implemented work from-home policy beginning in February 2022, as required by relevant PRC regulatory authorities. Since June 2022, the Company’s offices have reopened and are fully operational.

● Due to the nature of the Company’s business, the impact of the closure on its operational capabilities was not significant, as most of its work force continued working offsite during such closure.

● The Company’s customers could potentially be negatively impacted by the pandemic, which may reduce their budgets in 2022. As a result, our revenue and income may be negatively impacted in 2022. However, to date, none of our customers have terminated contracts with us.

Note 15 - CONCENTRATIONS AND RISKS

■ Concentrations

In the year ended September 30, 2022, three customers accounted for over 46% of the Company’s revenues. In the year ended September 30, 2021, two customers accounted for 46% of the Company’s revenues. No other customer accounts for more than 10% of the Company’s revenue in the years ended September 30, 2022 and 2021.

(a) Customer

The following table sets forth information as to each customer that accounted for 10% or more of net revenue for the years ended September 30, 2022 and 2021.

	For the years ended September 30,
	2022		2021
Customer	Amount	%	Amount	%
Customer A	$140,856	11%	$316,768	28%
Customer B	208,085	16%	195,159	18%
Customer C	233,846	19%	-	-
Total	$582,787	46%	$511,927	46%

The following table sets forth information as to each customer that accounted for 10% or more of total gross accounts receivable as of September 30, 2022 and 2021.

	As of September 30,
	2022		2021
Customer	Amount	% of Total	Amount	% of Total
Customer A	$-	-	$65,281	19%
Customer B	107,333	32%	73,955	21%
Customer C	215,434	65%	-	-
Customer D	-	-	73,882	21%
Customer E	-	-	41,904	12%
Customer F	-	-	37,095	11%
Total	$322,767	97%	$292,117	84%

(b) Suppliers

The following table sets forth information as to each supplier that accounted for 10% or more of total accounts payable as of September 30, 2022 and 2021.

	As of September 30,
	2022		2021
Supplier	Amount	% of Total	Amount	% of Total
Supplier A	$34,266	51%	$-	-
Supplier B	17,572	26%	-	-
Supplier C	7,029	10%	-	-
Supplier D	-	-	38,799	83%
Total	$58,867	87%	$38,799	83%

F-27

■ Currency risk

A majority of the Company’s expense transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other Company foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

■ Credit risk

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. As of September 30, 2022 and 2021, substantially all of the Company’s cash and cash equivalents were held by major financial institutions located in the PRC, which management believes are of high credit quality.

Other credit risk consists principally of accounts receivable, prepaid expenses and due from related parties. A portion of the Company’s sales are credit sales which are to the customers whose ability to pay is dependent upon the industry economics prevailing in these areas; however, concentrations of credit risk with respect to trade accounts receivables is limited due to generally short payment terms. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk.

Note 16 - SUBSEQUENT EVENT

The Company evaluated all events and transactions that occurred after September 30, 2022 up through the date financial statements on June 2, 2023. Except for the restructure transaction mentioned in Note 13 and Note 14, there are no other material subsequent events to disclose in these consolidated financial statements.

Note 17 - CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

The Company performed a test on the restricted net assets of the consolidated subsidiaries in accordance with the United States Securities and Exchange Commission’s Regulation S-X, Rule 408 (e) (3) “General Notes to Financial Statements”, and it was concluded that the Company needed to only disclose the financial information for the parent company.

The consolidated subsidiaries did not pay any dividends to the Company for the periods presented. Certain information included in the financial and footnote disclosures were generally statements prepared in accordance with U.S. GAAP which have been condensed and omitted. These statements should be read in conjunction with the notes to the consolidated financial statements of the Company.

The financial information of the parent company has been prepared using the same accounting policies as set out in the Company’s consolidated financial statements except that the parent company used the equity method to account for investments in its subsidiaries.

F-28

CONDENSED PARENT COMPANY BALANCE SHEETS

	As of September 30,
	2022	2021
NON-CURRENT ASSETS
Investment in subsidiary	$926,944	$7,590,250

TOTAL ASSETS	$926,944	$7,590,250

LIABILITIES	-	-

COMMITMENTS AND CONTINGENCIES

MEZZANINE EQUITY
Series Seed Redeemable Preferred Equity, issued and outstanding as of September 30, 2022 and 2021	$153,755	$66,330
Series A Redeemable Preferred Equity, issued and outstanding as of September 30, 2022 and 2021	2,333,722	2,450,878
Series B Redeemable Preferred Equity, issued and outstanding as of September 30, 2022 and 2021	9,073,569	9,540,347
Total mezzanine equity	11,561,046	12,057,555

SHAREHOLDERS’ DEFICIT
Class A Shares, $0.0001 par value, 400,000,000 shares authorized, 22,304,693 shares issued and outstanding as of September 31, 2022 and 2021*	2,230	2,230
Class B Shares, $0.0001 par value, 100,000,000 shares authorized, 8,945,307 shares issued and outstanding as of September 30, 2022 and 2021*	895	895
Share subscription receivables	(3,125)	(3,125)
Additional paid-in capital	-	298,517
Accumulated deficit	(11,469,029)	(4,697,725)
Accumulated other comprehensive income (loss)	834,927	(68,097)
Total shareholders’ deficit	(10,634,102)	(4,467,305)

TOTAL LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ DEFICIT	$926,944	$7,590,250

CONDENSED PARENT COMPANY STATEMENTS OF OPERATIONS

	Years Ended September 30,
	2022	2021

LOSS FROM SUBSIDIARIES	$(6,456,883)	$(4,170,884)

Loss before income tax expense	(6,456,883)	(4,170,884)
Income tax expense	-	-

NET LOSS	(6,456,883)	(4,170,884)

CONDENSED PARENT COMPANY STATEMENTS OF CASH FLOWS

	Years Ended September 30,
	2022	2021

Cash flows from operating activities
Net loss	$(6,456,883)	$(4,170,884)
Adjustments to reconcile net loss to cash used in operating activities:
Equity loss of subsidiary	6,456,883	4,170,884
Net cash used in operating activities	-	-

Changes in Cash and cash equivalents	-	-

Cash and cash equivalents at beginning of year	-	-

Cash and cash equivalents at end of year	$-	$-

F-29

YOUXIN TECHNOLOGY LTD

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2023 AND SEPTEMBER 30, 2022

	March 31, 2023	September 30, 2022
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$912,483	$1,802,236
Restricted cash	-	416,110
Accounts receivable, net	241,863	333,266
Deferred contract costs	63,640	29,936
Prepaid expenses and other current assets	156,808	213,321
Total current assets	1,374,794	2,794,869

NON-CURRENT ASSETS
Property and equipment, net	18,489	24,639
Operating lease right-of-use assets	16,700	158,223
Other non-current assets	29,277	56,392
Total non-current assets	64,466	239,254

TOTAL ASSETS	$1,439,260	$3,034,123

LIABILITIES

CURRENT LIABILITIES
Accounts payable	$94,886	$67,682
Contract liabilities	332,150	437,535
Amount due to related parties	193,168	-
Operating lease liabilities - current	15,913	157,940
Payroll payable	1,534,854	1,401,579
Accrued expenses and other current liabilities	11,548	39,608
Total current liabilities	2,182,519	2,104,344

Operating lease liabilities - non-current	831	2,835
Total non-current liabilities	831	2,835

TOTAL LIABILITIES	$2,183,350	$2,107,179

COMMITMENTS AND CONTINGENCIES

MEZZANINE EQUITY
Series Seed Redeemable Preferred Equity, issued and outstanding as of March 31, 2023 and September 30, 2022	$189,651	$153,755
Series A Redeemable Preferred Equity, issued and outstanding as of March 31, 2023 and September 30, 2022	2,443,829	2,333,722
Series B Redeemable Preferred Equity, issued and outstanding as of March 31, 2023 and September 30, 2022	9,529,839	9,073,569
Total mezzanine equity	12,163,319	11,561,046

SHAREHOLDERS’ DEFICIT
Class A Shares, $0.0001 par value, 400,000,000 shares authorized, 22,304,693 shares issued and outstanding as of March 31, 2023 and September 30, 2022*	2,230	2,230
Class B Shares, $0.0001 par value, 100,000,000 shares authorized, 8,945,307 shares issued and outstanding as of March 31, 2023 and September 30, 2022*	895	895
Share subscription receivables	(3,125)	(3,125)
Accumulated deficit	(13,430,452)	(11,469,029)
Accumulated other comprehensive income	523,043	834,927
Total shareholders’ deficit	(12,907,409)	(10,634,102)

TOTAL LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ DEFICIT	$1,439,260	$3,034,123

*Giving retroactive effect to the issuance of shares effected on April 21, 2023

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-30

YOUXIN TECHNOLOGY LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE SIX MONTHS ENDED MARCH 31, 2023 AND 2022

	For The Six Months Ended March 31,
	2023	2022
REVENUES	$407,037	$551,842

COST OF REVENUES	(168,268)	(257,807)

GROSS PROFIT	238,769	294,035

OPERATING EXPENSES
Selling expenses	(128,957)	(569,881)
General and administrative expenses	(457,668)	(802,448)
Research and development expenses	(1,366,388)	(2,914,033)
Total operating expenses	(1,953,013)	(4,286,362)

NET LOSS FROM OPERATIONS	(1,714,244)	(3,992,327)

OTHER INCOME, NET
Other income	57,945	277,071
Other expense	(21,430)	(515)
Total other income, net	36,515	276,556

NET LOSS BEFORE TAXES	(1,677,729)	(3,715,771)

Income tax expense	-	-

NET LOSS	(1,677,729)	(3,715,771)

Accretion to redeemable preferred equity	(283,694)	(310,712)
Net loss attributable to ordinary shareholders	(1,961,423)	(4,026,483)

NET LOSS	(1,677,729)	(3,715,771)

Other comprehensive loss
Foreign currency translation loss	(311,884)	(92,582)

TOTAL COMPREHENSIVE LOSS	$(1,989,613)	$(3,808,353)

Basic and diluted loss per share	$(0.06)	$(0.13)

*Weighted average number of ordinary shares outstanding - basic and diluted	31,250,000	31,250,000

*Giving retroactive effect to the issuance of shares effected on April 21, 2023.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-31

YOUXIN TECHNOLOGY LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE SIX MONTHS ENDED MARCH 31, 2023 AND 2022

	Class A*		Class B*		Share subscription	Additional Paid-in	Accumulated	Accumulated other comprehensive	Total shareholders’
	Shares	Amount	Shares	Amount	receivables	Capital	Deficit	loss	deficit
Balance, September 30, 2021	22,304,693	$2,230	8,945,307	$895	$(3,125)	$298,517	$(4,697,725)	$(68,097)	$(4,467,305)
Net loss	-	-	-	-	-	-	(3,715,771)	-	(3,715,771)
Accretion to redeemable preferred equity	-	-	-	-	-	(299,640)	(11,072)	-	(310,712)
Foreign currency translation adjustment	-	-	-	-	-	1,123	-	(93,705)	(92,582)
Balance, March 31, 2022	22,304,693	2,230	8,945,307	895	(3,125)	-	(8,424,568)	(161,802)	(8,586,370)

	Class A*		Class B*		Share subscription	Additional Paid-in	Accumulated	Accumulated other comprehensive	Total shareholders’
	Shares	Amount	Shares	Amount	receivables	Capital	Deficit	income (loss)	deficit
Balance, September 30, 2022	22,304,693	$2,230	8,945,307	$895	$(3,125)	$-	$(11,469,029)	$834,927	$(10,634,102)
Net loss	-	-	-	-	-	-	(1,677,729)	-	(1,677,729)
Accretion to redeemable preferred equity	-	-	-	-	-	-	(283,694)	-	(283,694)
Foreign currency translation adjustment	-	-	-	-	-	-	-	(311,884)	(311,884)
Balance, March 31, 2023	22,304,693	2,230	8,945,307	895	(3,125)	-	(13,430,452)	523,043	(12,907,409)

*Giving retroactive effect to the issuance of shares effected on April 21, 2023.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-32

YOUXIN TECHNOLOGY LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED MARCH 31, 2023 AND 2022

	For The Six Months Ended March 31,
	2023	2022
Cash flows from operating activities
Net loss	$(1,677,729)	$(3,715,771)
Adjustments to reconcile net loss to cash used in operating activities:
Gains on disposal of property and equipment	163	-
Amortization of right-of-use assets	144,900	199,911
Depreciation of property and equipment	6,459	7,671
Changes in assets and liabilities
Accounts receivable	101,729	194,432
Prepaid expenses and other current assets	63,154	(90,941)
Deferred contract costs	(32,125)	(34,871)
Other non-current assets	28,682	(1,336)
Accounts payable	24,395	4,769
Operating lease liabilities	(147,459)	(205,307)
Payroll Payable	81,799	787,389
Accrued expenses and other current liabilities	(29,019)	37,136
Contract liabilities	(119,168)	375,084
Net cash used in operating activities	(1,554,219)	(2,441,834)

Cash flows from investing activities
Purchase of property and equipment	-	(1,415)
Proceeds from disposal of property and equipment	299	-
Net cash provided by (used in) investing activities	299	(1,415)

Cash flows from financing activities
Loan from related parties	190,165	-
Net cash provided by financing activities	190,165	-

Effect of exchange rates on cash and cash equivalents	57,892	103,962

Net decrease in cash and cash equivalents	(1,305,863)	(2,339,287)

Cash and cash equivalents at beginning of period	2,218,346	7,038,326

Cash and cash equivalents at end of period	$912,483	$4,699,039

Cash and cash equivalents	912,483	4,699,039
Cash and cash equivalents at end of period	$912,483	$4,699,039

Cash paid for interest expenses	$-	$-
Cash paid for income tax	$-	$-
Supplemental disclosure of non-cash financing activities:
Accretion to redeemable preferred equity	$283,694	$310,712

*Giving retroactive effect to the issuance of shares effected on April 21, 2023.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-33

Youxin Technology Ltd

NOTES TO unaudited condensed consolidated financial statements

FOR THE Six MONTHS ENDED MARCH 31, 2023 AND 2022

(In USD)

Note 1 - Description of Business and Organization

a. Company and Background

Youxin Technology Ltd. (“Youxin Technology”, or “Youxin Cayman”) was incorporated under the laws of the Cayman Islands on October 21, 2022 as an exempted company with limited liability. The Company and its subsidiaries (collectively referred to as “the Company”) are principally engaged in a professional and highly intelligent PaaS (Platform as a Service) provider capable of providing customized system development services and subsequent services to its customers. The Company provides a comprehensive suite of product to give its retail clients an all-round view of their business operations in real time on multiple interfaces, allowing them to make critical business decisions anytime and anywhere. The Company’s products optimize the overall supply chain by streamlining the decision-making process, boosting efficiency and profitability.

Youxin Cayman is a holding company, the Company has no substantial operations other than holding all of the outstanding share capital of Youxin Cloud (BVI) Ltd (“Youxin BVI”) established under the laws of the British Virgin Islands on November 10, 2022. Youxin BVI is also a holding company holding all of the outstanding share capital of Youxin Cloud (HK) Limited (“Youxin HK”) which was incorporated on December 13, 2022 under the laws of Hong Kong. Youxin HK is a holding company holding all of the equity of Hainan Youxin Mutual Enterprise Management Co., Ltd. (“WFOE”), which was incorporated on February 17, 2023 under the law of the People’s Republic of China (“the PRC”). The WFOE holds all of the equity of Guangzhou Youxin Technology Co., Ltd., (“Guangzhou Youxin”) the operating subsidiary which was established on March 12, 2018 under the law of the PRC.

Disposal of Subsidiary

On November 17, 2022, the Company transferred 100% of the equity interest and contribution obligation it held in Guangxi Yousen Network Technology Co., Ltd., (“Guangxi Yousen”) a former wholly-owned subsidiary of the Company to an unrelated individual person Lin Shaofen with no consideration. Yousen had no actual business and the net liabilities of Yousen were $1,596 as of November 17, 2022.

Reorganization

In anticipation of an initial public offering (“IPO”) of its equity securities, the Company undertook the following steps to effect a reorganization (the “Reorganization”):

●Step 1: Formation of Youxin Cayman, Youxin BVI, Youxin HK, and WFOE.

●Step 2: WFOE obtained 100.00% of the equity interests of Guangzhou Youxin on April 28th, 2023.

Immediately before and after the Reorganization as described above, Youxin Cayman together with its subsidiaries were effectively controlled by the same controlling shareholders; therefore, the Reorganization was accounted for as a recapitalization, and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time, the entities under common control are presented on a consolidated basis for all periods to which such entities were under common control. Since all of the subsidiaries were under common control for the entirety of the six months ended March 31, 2023 and March 31, 2022, the results of these subsidiaries are included in the financial statements for both periods, and the equity has been restated to reflect the change as well.

F-34

As of, the issuance date of the financial statements, the details of the Company’s subsidiaries are as follows

Name of Entity	Incorporation Date	Background	Ownership	Principle activities
Youxin Cloud (BVI) Ltd (“Youxin BVI”)	November 10, 2022	British Virgin Islands (“BVI”) Company	Youxin Cayman (100% Hold)	Holding company

Youxin Cloud (HK) Limited (“Youxin HK”)	December 13, 2022	Hong Kong (“HK”) Limited Company	Youxin BVI (100% Hold)	Holding company

Hainan Youxin Mutual Enterprise Management Co., Ltd. (“WFOE”)	February 17, 2023	The People’s Republic Of China (“PRC”) Company	Youxin HK (100% Hold)	Holding company

Guangzhou Youxin Technology Co., Ltd. (“Guangzhou Youxin”)	March 12, 2018	The People’s Republic Of China (“PRC”) Company	WFOE (100% Hold)	PaaS and SaaS products

Note 2 - Going Concern

The Company has incurred recurring negative operating cash flows since inception and has funded its operations primarily from private placement of equity. The Company had an accumulated deficit of approximately $13.43 million and $11.47 million as of March 31, 2023 and September 30, 2022, respectively. The Company had net losses of approximately $1.68 million for the six months ended March 31, 2023 and approximately $3.72 million for the six months ended March 31, 2022.

The Company’s ability to continue as a going concern is highly contingent on the ability to raise additional capital for ongoing research and development as the Company expects to continue incurring losses for the foreseeable future.

The Company intends to pursue a public offering of its Class A Shares to fund future operations. If the Company is unable to complete a public offering for a sufficient amount in a timely manner, it would need to pursue other financing alternatives such as private financing of debt or equity or collaboration agreements. There can be no assurances, however, that the current operating plan will be achieved or that additional funding will be available on terms acceptable to the Company, or at all. If the Company is unable to obtain sufficient funding, it could be required to delay its development efforts, limit activities and reduce research and development costs, which could adversely affect its business prospects. Based on the Company’s recurring losses and negative cash flows from operations since inception, expectation of continuing operating losses and negative cash flows from operations for the foreseeable future and the need to raise additional capital to finance its future operations, the Company’s management concluded that there is substantial doubt about the Company’s ability to continue as a going concern within one year after the issuance date of the unaudited condensed consolidated financial statements.

The accompanying unaudited condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Accordingly, the unaudited condensed consolidated financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

F-35

Note 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Basis of Presentation

The unaudited condensed consolidated financial statements have been prepared in accordance with the rules and regulations of the Security and Exchange Commission and accounting principles generally accepted in the United States of America (‘‘U.S. GAAP’’) for interim financial reporting. Certain information and footnote disclosures normally included in financial statements prepared in conformity with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. Accordingly, these statements should be read in conjunction with the Company’s audited consolidated financial statements for the years ended September 30, 2022 and 2021.

In the opinion of the management, the accompanying unaudited condensed consolidated financial statements reflect all normal recurring adjustments, which are necessary for a fair presentation of financial results for the interim periods presented. The Company believes that the disclosures are adequate to make the information presented not misleading. The accompanying unaudited condensed consolidated financial statements have been prepared using the same accounting policies as used in the preparation of the Company’s consolidated financial statements for the year ended September 30, 2022. The results of operations for the six months ended March 31, 2023 are not necessarily indicative of the results for the full year.

b. Basis of consolidation

The unaudited condensed consolidated financial statements include the financial statements of the Company and all the subsidiaries of the Company and all inter-company balances and transactions have been eliminated upon consolidation. A subsidiary is an entity in which (i) the Company directly or indirectly controls more than 50% of the voting power; or (ii) the Company has the power to appoint or remove a majority of the members of the board of directors or to cast a majority of votes at the meeting of the board of directors or to govern the financial and operating policies of the investee pursuant to a statute or under an agreement among the shareholders or equity holders.

c. Use of Estimates

The preparation of these unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management of the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, costs and expenses, and related disclosures. On the going concern basis, the Company evaluates its estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Significant estimates required to be made by management, include, but are not limited to, revenue recognition, the assessment of a provision for doubtful accounts, the useful lives of property and equipment, the impairment for long lived assets and valuation of deferred tax assets. Actual results may differ from those estimates under different assumptions or conditions.

d. Fair value measurements

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 - inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - inputs to the valuation methodology include quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value. Unobservable inputs are valuation technique inputs that may reflect the Company’s own assumptions that cannot be corroborated with observable market data.

Management of the Company is responsible for considering the carrying amount of cash and cash equivalents, accounts receivable, prepaid expenses and other current assets, accounts payable, contract liabilities, amount due to related parties, operating lease liabilities - current, payroll payable and accrued expenses and other current liabilities based on the short-term maturity of these instruments to approximate their fair values because of their short-term nature.

The Company’s non-financial assets, such as property and equipment would be measured at fair value only if they were determined to be impaired.

F-36

e. Foreign Currency Translation and transaction

The reporting currency of the Company is the United States Dollars (“USD”). Guangzhou Youxin conducts its business in the local currency, Chinese Yuan (“RMB”), as its functional currency. Except for Guangzhou Youxin, the Company and its subsidiaries in Cayman Islands, BVI and HK use USD as their functional currency. An entity’s functional currency is the currency of the primary economic environment in which it operates; normally, that is the currency of the environment in which the entity primarily generates and expends cash. Management’s judgment is essential to determine the functional currency by assessing various indicators, such as cash flows, sales price and market, expenses, financing and inter-company transactions and arrangements.

Foreign currency transactions denominated in currencies other than the functional currency are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are re-measured at the applicable rates of exchange in effect at that date. Gains and losses resulting from foreign currency re-measurement are included in the unaudited condensed consolidated statements of operations and comprehensive loss.

The unaudited condensed consolidated financial statements are presented in USD. Assets and liabilities are translated into USD at the current exchange rate in effect at the balance sheet date, and revenues and expenses are translated at the average of the exchange rates in effect during the reporting period. Shareholders’ equity accounts, except for the change in retained earnings, are translated using the historical exchange rates at the date of entry to shareholder equity; the change in retained earnings uses historical exchange rates of each period’s statement of income. Differences resulting from translating functional currencies to the reporting currency are recorded in accumulated other comprehensive income (loss) in the unaudited condensed consolidated balance sheets.

Translation of amounts from RMB into USD has been made at the following exchange rates from Board of Governors of the Federal Reserve System：

Balance sheet items, except for equity accounts
March 31, 2023	RMB	6.8676 to $1
September 30, 2022	RMB	7.1135 to $1

Statement of operations and comprehensive loss, and cash flows items
For the six months ended March 31, 2023	RMB	6.9761 to $1
For the six months ended March 31, 2022	RMB	6.3694 to $1

f. Cash and cash equivalents

Cash and cash equivalents consist of cash in bank with no restrictions including highly liquid investments which are unrestricted as to withdrawal or use, and of which have remaining maturities of three months or less when initially purchased. Cash were held in accounts at financial institutions located in the PRC‚ which is not freely convertible into foreign currencies.

	March 31, 2023	September 30, 2022
Cash in bank	$912,483	$1,802,236
Cash and cash equivalents	$912,483	$1,802,236

g. Accounts Receivable, Net

Accounts receivable include trade accounts due from clients. The credit terms given to customers are generally 90 days. Management reviews its receivables on a regular basis to determine if the provision for doubtful accounts is adequate, and makes provision when necessary. The provision is based on management’s best estimates of specific losses on individual client exposures, as well as the historical trends of collections. Account balances are charged off against the provision after all means of collection have been exhausted and the likelihood of collection is remote. There was no allowance for doubtful accounts for the six months ended March 31, 2023 and 2022, respectively.

F-37

h. Property and Equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment, if any. Depreciation is provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service, after considering the estimated residual value which is 5% of costs. The estimated useful lives are as follows:

Estimated useful lives
Electronic equipment	3 years
Office furniture	5 years

The cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Expenditures for maintenance and repairs are charged to earnings as incurred, while major additions and enhancements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income/loss in the year of disposition. The Company examines the possibility of decreases in the value of its property and equipment when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

i. Impairment of Long-lived Assets

For the long-lived assets, including property and equipment with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the non-discounted future cash flows generated from the assets and recognizes an impairment loss when estimated discounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. No impairment was recorded by the Company for the six months ended March 31, 2023 and 2022.

F-38

j. Lease

On October 1, 2020, the Company adopted Accounting Standards Update (“ASU”) 2016-02. Under this guidance, the Company determines if an arrangement is a lease or contains a lease at inception, operating lease liabilities are recognized based on the present value of the remaining lease payments, discounted using the discount rate for the lease at the commencement date. As the rate implicit in the lease is not readily determinable for the operating lease, the Company generally uses an incremental borrowing rate based on information available at the commencement date to determine the present value of future lease payments. Operating lease right-of-use (“ROU assets”) assets represent the Company’s right to control the use of an identified asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets are generally recognized based on the amount of the initial measurement of the operating lease liabilities. Lease expense is recognized on a straight-line basis over the lease term. The Company elected the package of practical expedients permitted under the transition guidance to combine the lease and non-lease components as a single lease component for operating lease associated with the Company’s office space lease, and to keep leases with an initial term of 12 months or less off the unaudited condensed consolidated balance sheet and recognize the associated lease payments in the unaudited condensed consolidated statements of operations and comprehensive loss on a straight-line basis over the lease term.

The Company has operating lease for office and equipment, including an option to renew which is not at the Company’s sole discretion. The renewal to extend the lease term is not included in the Company’s ROU assets and operating lease liabilities as they are not reasonably certain of exercise. The Company regularly evaluates the renewal option, and, when it is reasonably certain of exercise, the Company will include the renewal period in its lease term. New lease modifications result in re-measurement of the ROU assets and operating lease liabilities. The Company’s lease agreement does not contain any material residual value guarantees or material restrictive covenants.

The operating lease is included in operating lease right-of-use assets, operating lease liabilities-current and operating lease liabilities-non-current on the unaudited condensed consolidated balance sheets.

The Company has elected to not recognize right-of-use assets and lease liabilities for short-term leases that have a lease term of 12 months or less. Lease payments associated with these leases are expensed as incurred.

k. Revenue Recognition

The Company accounts for revenue in accordance with Accounting Standards Codification (ASC) Topic 606, Revenue From Contracts With Customers (ASC 606) for all periods presented. According to ASC 606, revenue is recognized when control of the promised goods or services is transferred to the customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. The Company determines revenue recognition through the following steps:(1) identify the contract(s) with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when (or as) the entity satisfies a performance obligation. The Company assesses its revenue arrangements against specific criteria in order to determine if it is acting as principal or agent. Revenue arrangements with multiple performance obligations are divided into separate distinct goods or services. The Company allocates the transaction price to each performance obligation based on the relative standalone selling price of the goods or services provided. Revenue is recorded net of value-added tax.

F-39

1) Revenue stream

Revenues from professional services

The Company delivers customized cloud solutions to customers through its highly flexible PaaS platform. The professional fee normally consists of three types of revenue: (i) CRM system implementation services and cloud-based connectivity services; (ii) additional function development service and (iii) subscription services.

(i) Customized CRM system development and cloud-based connectivity services

The Company provides customized CRM system development services and cloud-based connectivity to its customers with tailored functionalities and interfacing capabilities suitable to meet the operation needs of its customers and provides continuous access to the customized CRM through the Company’s platform which represent a single promise. The provision of customized CRM platform accessing, and function updates is considered as one performance obligation as the services provided are not distinct within the context of the contract whereas the customer can only obtain benefit when the services are provided together. The Company has continuous obligation to ensure the performance of the customized CRM system through the Company’s platform over the contract service period. As the Company provide the customers with the right to use customized CRM system, the Company has the right to recognize revenue over the contractual service period by using input method. Contract service period is generally one year and payment term is generally 90 days. Contract generally do not contain significant financing components or variable consideration. Customers do not have the right to a refund of paid fees for customized CRM system development and cloud-based connectivity services which the Company had earned and recognized as revenue. Customized CRM contracts generally contain cancellation terms which provide for an enforceable right to payment for performance completed to date.

(ii) Additional function development service

For the revenue of the additional function development based on the completed customized CRM system, the revenue should be recognized at a point in time when completed of the additional function is delivered to the customer. This typically occurs when the additional function is delivered, and the customer obtains the ability to use and benefit from it. Customers do not have the right to refund of paid fees for additional function development services after the additional function is delivered. Additional function development contracts generally do not contain contract cancellation terms except when the Company failed to develop the additional function.

(iii) Subscription services

Since its second year of the development, the Company also derives subscription revenues from providing cloud-based connectivity platform service and the continued obligation to ensure the performance of the platform over the service period. The transaction price is the observable standalone selling price of subscription service. The performance periods generally are six months to one year, and pursuant to the contracts, full payment is generally collected in advance. Contracts generally do not contain significant financing components or variable consideration. In conclusion, due to the fact that the customer simultaneously receives and consumes the benefits provided by the Company’s performance, the Company has the right to recognize revenue ratably over the contractual subscription period, beginning on the date when the service is made available to the customers. Customers do not have the right to a refund of paid fees for subscription services which the Company had earned and recognized as revenue, Subscription services contracts generally contain contract cancellation terms which provide an enforceable right to payment for performance completed to date.

Revenues from payment channel Services

This segment of revenue is mainly derived from payment channel services the Company enables the user to make with payment services through its CRM system, such as top up, withdraw or transaction etc., through third-party payment channels as Unionpay, Yiqi pay, Alipay or WeChat pay. The performance obligation is to give third-party payment channels access to its CRM system to facilitate the payment. The Company charges a non-refundable fee for the payment channel services, the pricing of which is based on the pre-determined rates specified in the contract. The Company recognizes for payment channel service revenues at the time a user completes a payment transaction via a payment channel and is entitled to payment. Related fees are generally billed monthly, based on a per-transaction basis. As such, the Company is not the primary obligor and does not have the ability to establish the price, and therefore, the Company records revenue on a net basis and the revenue is recognized at a point in time when the amount is verified by both parties via reconciliation.

Revenues presented as follows:

	For The Six Months Ended March 31,
	2023	2022
	(Unaudited)	(Unaudited)
Customized CRM system development service	$118,081	$271,263
Additional function development service	-	71,980
Subscription service	112,682	55,637
Subtotal of Professional services	230,763	398,880
Payment channel services	146,358	125,417
Others	29,916	27,545
Total	$407,037	$551,842

F-40

Revenue by recognition over time vs point in time

	For The Six Months Ended March 31,
	2023	2022
	(Unaudited)	(Unaudited)
Revenue by recognition over time	$230,763	$326,899
Revenue by recognition at a point in time	176,274	224,943
Total	$407,037	$551,842

2) Contract liabilities

Contract liabilities is recognized when the Company has an obligation to transfer goods or services to a customer for which the Company has received consideration from the customer, or for which an amount of consideration is due from the customer.

Changes in contract liabilities as follows:

	Six Months Ended March 31, 2023	Year Ended September 30, 2022
	(Unaudited)
Contract liabilities, beginning of the period	$437,535	$261,840
Revenue deferred during the period	80,560	281,454
Recognition of revenue deferred in prior periods	(185,945)	(105,759)
Contract liabilities, end of the period	$332,150	$437,535

3) Deferred contract costs

Changes in deferred contract costs as follows:

	Six Months Ended March 31, 2023	Year Ended September 30, 2022
	(Unaudited)
Deferred contract costs, beginning of the period	$29,936	$25,743
Cost deferred during the period	33,704	29,936
Recognition of cost deferred in prior periods	-	(25,743)
Deferred contract costs, end of the period	$63,640	$29,936

F-41

l. Cost of Revenues

Cost of revenue includes (1) labor costs (including salaries, social insurance and benefits) for employees involved with the Company’s operations and product support, (2) third party service fees including cloud computing and data usage, (3) rental and (4) related costs of outsourcing to contractors conducting system implementation and support services to customers.

m. Selling expenses

Selling expense mainly are mainly consist of salaries and welfare, rental and advertising costs and market promotion expenses.

n. General and administrative expenses

General and administrative expenses are mainly consist of salaries and welfare, rental, depreciation, professional service fees and other corporate expenses.

o. Research and development expenses

Research and development expenses are mainly salary and benefits for in-house software engineers and payments made to outside cloud providers.

p. Government Grants

Government grants are recognized as other income, net, or as a reduction of specific costs and expenses for which the grants are intended to compensate. Such amounts are recognized in the unaudited condensed consolidated statements of operations and comprehensive loss upon receipts as all conditions attached to the grants are fulfilled. Government grants included as other income, net in the unaudited condensed consolidated statements of operations and comprehensive loss amounted to $37,299 and $88,175 for the six months ended March 31, 2023 and 2022, respectively.

q. Employee Benefit

The Company is required under PRC laws and regulations to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contributes to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of its employees up to a maximum amount specified by the local government from time to time at locations where the Company operates its businesses. Social benefits included as expenses in the accompanying unaudited condensed consolidated statements of operations and comprehensive loss amounted to $273,185 and $636,568 for the six months ended March 31, 2023 and 2022, respectively.

r. Statutory Reserve

In accordance with the PRC Regulations on Enterprises with Foreign Investment and its articles of association, a foreign-invested enterprise established in the PRC is required to provide certain statutory reserves, namely the general reserve fund, the enterprise expansion fund and the staff welfare and bonus fund which are appropriated from net profit as reported in the enterprise’s PRC statutory accounts. A foreign-invested enterprise is required to allocate at least 10% of its annual after-tax profit to the general reserve until such reserve has reached 50% of its respective registered capital based on the enterprise’s PRC statutory accounts. Appropriations to the enterprise expansion fund and staff welfare and bonus fund are at the discretion of the board of directors for all foreign-invested enterprises. The aforementioned reserves can only be used for specific purposes and are not distributed as cash dividends. If the Company has accumulated loss from prior periods, the Company is able to use the current period net income after tax to offset against the accumulate loss.

s. Value Added Tax (“VAT”)

The Company was subject to VAT at the rate of 6% and related surcharges on revenues generated from provided services for the six months ended March 31, 2023 and 2022. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. The Company reports revenues net of PRC VAT for all the periods presented in the unaudited condensed consolidated statements of operations and comprehensive loss.

F-42

t. Income Tax

The Company accounts for income taxes under ASC 740. Current income taxes are provided on the basis of net income (loss) for financial reporting purposes, adjusted for income and expense items which are not assessable or deductible for income tax purposes, in accordance with the regulations of the relevant tax jurisdictions.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the unaudited condensed consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for unaudited condensed consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. The Company does not believe that there was any uncertain tax position for the six months ended March 31, 2023 and 2022.

u. Comprehensive Loss

Comprehensive loss consists of two components, net loss and other comprehensive loss. Other comprehensive loss refers to revenue, expenses, gains and losses that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Comprehensive loss for the periods presented includes net loss and foreign currency translation adjustments.

v. Loss per share

Basic loss per share is computed by dividing net loss attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the period.

Diluted loss per share is calculated by dividing net loss attributable to ordinary shareholders as adjusted for the effect of dilutive ordinary equivalent shares, if any, by the weighted average number of ordinary and dilutive ordinary equivalents shares outstanding during the year. Dilutive equivalent shares are excluded from the computation of diluted loss per share if their effects would be anti-dilutive. Ordinary share equivalents consist of the ordinary shares issuable in connection with the Company’s ordinary shares issuable upon the conversion of the share-based awards, using the treasury stock method.

w. Segment Reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major clients in financial statements for details on the Company’s business segments. The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance. The Company’s CODM has been identified as the CEO, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company. Based on the management’s assessment, the Company determined that it has only one operating segment and therefore one reportable segment as defined by ASC 280. The Company’s assets are substantially all located in the PRC and substantially all of the Company’s revenues and expenses are derived in the PRC. Therefore, no geographical segments are presented.

x. Mezzanine equity

Mezzanine equity represents the Series Seed, Series A and Series B redeemable preferred equities (collectively, the “Preferred Equity” issued by the Company. Preferred Equity are contingently redeemable upon the occurrence of an event that is outside of the Company’s control. Therefore, the Company classifies the Preferred Equity as mezzanine equity. See “Note 12-Mezzanine Equity”.

F-43

y. Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management, and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all significant related party transactions in Note 9.

z. Recent Accounting Pronouncements

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company does not opt out of extended transition period for complying with any new or revised financial accounting standards. Therefore, the Company’s financial statements may not be comparable to companies that comply with public company effective dates.

In May 2019, the FASB issued ASU 2019-05, which is an update to ASU Update No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments—Credit Losses, and made several consequential amendments to the Codification. Update 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments— Credit Losses—Available-for-Sale Debt Securities. The amendments in this ASU address those stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in Update 2016-13 while still providing financial statement users with decision-useful information. ASU 2019-05 is effective for the Company for annual and interim reporting periods beginning December 15, 2022 after FASB delayed the effective date for non-public companies with ASU 2019-09. The Company has determined that the impact of this new guidance on its unaudited condensed consolidated financial statements is not expected to be material.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which removes certain exceptions to the general principles in Topic 740, and improves consistent application of and simplify U.S. GAAP for other areas of Topic 740 by clarifying and amending existing guidance. For public business entities, the amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. For all other entities, the amendments in this update are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption of the amendments is permitted, including adoption in any interim period for (i) public business entities for periods for which financial statements have not yet been issued and (ii) all other entities for periods for which financial statements have not yet been made available for issuance. An entity that elects to early adopt the amendments in an interim period should reflect any adjustments as of the beginning of the annual period that includes that interim period. Additionally, an entity that elects early adoption must adopt all the amendments in the same period. The Company does not expect the adoption of this standard to have a material impact on its unaudited condensed consolidated financial statements and related disclosures.

In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. The amendments in this update are effective for all entities as of March 12, 2020 through December 31, 2022. The amendments in this update provide optional expedients and exceptions for applying generally accepted accounting principles (“GAAP”) to contracts, hedging relationships, and other transactions affected by reference rate reform if certain criteria are met. The Company believes the adoption of this new standard will not have a material impact on Company’s unaudited condensed consolidated financial statements and related disclosures.

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In October 2020, the FASB issued ASU 2020-10, “Codification Improvements”. The amendments in this Update represent changes to clarify the Codification or correct unintended application of guidance that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. The amendments in this Update affect a wide variety of Topics in the Codification and apply to all reporting entities within the scope of the affected accounting guidance. ASU 2020-10 is effective for annual periods beginning after July 1, 2021 for public business entities, for all other entities, early application is permitted for any annual or interim period for which financial statements are available to be issued. Early application is permitted. The amendments in this Update should be applied retrospectively. The Company believes the adoption of this new standard will not have a material impact on Company’s unaudited condensed consolidated financial statements and related disclosures.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed consolidated financial position, statements of operations and comprehensive loss and cash flows.

Note 4 – PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid and other current assets consist of the following:

	March 31, 2023	September 30, 2022
	(Unaudited)
Prepayment of service fee	$118,420	$153,618
Other current assets	38,388	59,703
Total	$156,808	$213,321

Other current assets mainly represent prepaid recruitment expenses and lease expenses.

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Note 5 - PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	March 31, 2023	September 30, 2022
	(Unaudited)
Office furniture	$7,038	$6,795
Electronic equipment	36,696	40,307
Less: Accumulated depreciation	(25,245)	(22,463)
Total	$18,489	$24,639

For the six months ended March 31, 2023 and 2022, depreciation expenses amounted to $6,459 and $7,671 respectively.

Note 6 - OTHER NON-CURRENT ASSETS

Other non-current assets consist of the following:

	March 31, 2023	September 30, 2022
	(Unaudited)
Deposits for operating lease	$29,277	$56,392

Note 7 – ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following:

	March 31, 2023	September 30, 2022
	(Unaudited)
Tax payable	$2,110	$19,793
Others	9,438	19,815
Total	$11,548	$39,608

Note 8 - RELATED PARTY BALANCES AND TRANSACTIONS

	March 31, 2023	September 30, 2022
	(Unaudited)
Due to related party
Jinhou Sun*	$58,245	$-
Baiyan (Guangzhou) Investment Partnership (Limited partnership)**	134,923	-
Total	$193,168	$-

* Jinhou Sun is one of the founders and major shareholder of the Company.

** Baiyan (Guangzhou) Investment Partnership (Limited partnership) (“Baiyan”) is the indirect shareholder of the Company from April 21, 2023.

Promissory– Note - Related Party

On October 17, 2022. Baiyan and Jinhou Sun agreed to loan the Company up to $1,456,113 (RMB 10,000,000) to be used for a portion of the expenses of the Proposed Public Offering. These loans are non-interest bearing, unsecured and are due at the earlier of October 16, 2024 or the closing of the Proposed Public Offering.

As of March 31 ,2023 and September 30, 2022. the Company had borrowed $193,168 and nil under the promissory note, respectively.

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Note 9 - LEASE

The Company has operating leases for office and employee accommodation.

Assets/Liabilities	March 31, 2023	September 30, 2022
	(Unaudited)
Assets
Operating lease right-of-use assets	$16,700	$158,223

Liabilities
Operating lease liability - current	$15,913	$157,940
Operating lease liability - non-current	831	2,835
Total	$16,744	$160,775

The operating lease expenses for the six months ended March 31, 2023 and 2022 were as follows:

Lease Expense	Classification	March 31, 2023	March 31, 2022
		(Unaudited)	(Unaudited)
Operating lease expense	Cost of Revenue	$13,546	$21,504
	General and administrative expense	15,131	19,111
	Research and development expense	91,308	152,700
	Selling expense	9,749	19,121
Total		$129,734	$212,436

Maturities of operating lease liabilities at March 31, 2023 were as follows:

Maturity of Lease Liabilities	Operating Leases
(Unaudited)
within one year	$16,132
one to two years	865
Total lease payments	16,997
Less: interest	(253)
Present value of lease payments	$16,744

F-47

Other information related to our operating leases was as follows:

Lease Term and Discount Rate	March 31, 2023	September 30, 2022
	(Unaudited)
Weighted-average remaining lease term (years)
Operating leases	0.55	1.02

Weighted-average discount rate (%)
Operating leases	8%	8%

Note 10 - TAXES

■ Income tax

Cayman Islands

Youxin Cayman is incorporated in the Cayman Islands and is not subject to tax on income or capital gains under the laws of Cayman Islands. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

British Virgin Islands

Youxin BVI is incorporated in the British Virgin Islands and is not subject to tax on income or capital gains under current British Virgin Islands law. In addition, upon payments of dividends by these entities to their shareholders, no British Virgin Islands withholding tax will be imposed.

Hong Kong

Youxin HK is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% in Hong Kong. The Company did not make any provisions for Hong Kong profit tax as there were no assessable profits derived from or earned in Hong Kong since inception. Under Hong Kong tax law, Youxin HK is exempted from income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends.

PRC

The Company PRC subsidiary is governed by the income tax laws of the PRC and the income tax provision in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemption may be granted on case-by-case basis. The PRC tax authorities grant preferential tax treatment to High and New Technology Enterprises (“HNTEs”). Under this preferential tax treatment, HNTEs are entitled to an income tax rate of 15%, subject to a requirement that they re-apply for HNTE status every three years. Since Guangzhou Youxin was approved as an HNTE in December 20, 2021, Guangzhou Youxin is entitled to a reduced income tax rate of 15% beginning January 1, 2022 and is able to enjoy the reduced income tax rate in the next three years. The Company assessed it is probable for Guangzhou Youxin to obtain the renewed HNTE certificate and continue to enjoy the preferential rate of 15%.

Under the EIT law of the PRC, the Company can enjoy a 175% super deduction for eligible Research and development (“R&D”) expenses for the six months ended March 31, 2023 and 2022.

F-48

No income tax provision are accrued for the six months ended March 31,2023 and 2022:

A reconciliation of the income tax expense determined at the statutory income tax rate to the Company’s income taxes is as follows:

	March 31, 2023	March 31, 2022
	(Unaudited)	(Unaudited)
Loss before income taxes	$1,677,729	$3,715,771
PRC statutory income tax rate	25%	25%
Income tax benefit computed at statutory corporate income tax rate	419,432	928,943
Reconciling items:
Additional deduction for R&D expenses	256,198	546,381
Entertainment expense	(2,420)	(10,094)
Effect of preferential tax rates	(269,277)	(1,314,213)
Change in valuation allowance	(403,933)	(151,017)
Income tax expense	$-	$-

■ Deferred Tax

Deferred tax is recognized on temporary differences between the carrying amounts of assets and liabilities in the unaudited condensed consolidated financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognized for all taxable temporary differences. Deferred tax assets are generally recognized for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilized.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset realized, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reported period. The PRC tax laws regulate that the net operating losses incurred in the tax year of an enterprise may be carried forward to subsequent years (not exceed five years or ten years if HNTE) and reduce the taxable income of subsequent years when filing income tax.

As of each reporting date, management considers evidence, both positive and negative to estimate the expected deductible operating losses and recognize the deferred tax assets on the unaudited condensed consolidated balance sheet. Other temporary differences factors between accounting and corresponding tax include allowance for doubtful accounts, lease liabilities and operating lease right-of-use assets.

The significant components of deferred taxes are as follows:

	March 31, 2023	September 30, 2022
	(Unaudited)
Deferred tax assets
Net operating loss carry forwards	$2,903,663	$2,407,161
Valuation allowance	(2,903,663)	(2,407,161)
Deferred tax assets, net	$-	$-

F-49

■ Net operating loss carry forwards based on expiration date

According to PRC tax regulations, the PRC net operating loss can generally carry forward for no longer than five years starting from the year subsequent to the year in which the loss was incurred, and that of high-tech enterprises is no more than 10 years. Carryback of losses is not permitted. As of March 31, 2023, the Company had net operating losses carry forwards of $19,356,608 which will be available to offset future taxable income.

As of March 31, 2023, net operating loss carryforwards from PRC will expire, if unused, as following:

Years	Amount
2024	$-
2025	1,172
2026	277
2027	204
2028	598
2029	508,840
2030	80,407
2031	6,163,362
2032	9,866,447
2033	2,735,301
Total	$19,356,608

■ Changes in valuation allowance

Valuation allowances provided on the deferred tax assets related to net operating losses carried forward (“NOLS”). The Company does believe that sufficient positive evidence exists to conclude the recoverability of these NOLS. Movement for changes in valuation allowance as following:

Movement
Balance as of September 30, 2021	$1,799,819
Additions	151,017
Foreign Exchange Difference	30,273
Balance as of March 31, 2022	1,981,109

Balance as of September 30, 2022	2,407,161
Additions	403,933
Foreign Exchange Difference	92,569
Balance as of March 31, 2023	$2,903,663

F-50

■ Value added tax (“VAT”)

All of the Company’s service revenues that are earned and received in the PRC are subject to a Chinese VAT at a rate of 6% and related surcharges of gross proceeds for the six months ended March 31, 2023 and September 30, 2022. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. The Company reports revenues net of the PRC VAT for all the periods presented in the unaudited condensed consolidated statements of operations and comprehensive loss.

Taxes payable consisted of the following:

	March 31, 2023	September 30, 2022
	(Unaudited)
VAT taxes payable	$-	$-
Individual taxes payable	2,110	19,793
Total taxes payable	$2,110	$19,793

Note 11 - BASIC AND DILUTED LOSS PER SHARE

Basic and diluted loss per share have been calculated in accordance with ASC 260 on computation of loss per share for each of the six months ended March 31, 2023 and 2022 are calculated as follows:

	For The Six Months End
	March 31, 2023	March 31, 2022
	(Unaudited)	(Unaudited)
Basic and diluted loss per share calculation
Numerator:
Net loss attributable to ordinary shareholders, basic and diluted	$(1,961,423)	$(4,026,483)
Denominator:
Weighted-average ordinary shares outstanding, basic and diluted	31,250,000	31,250,000
Loss per share attributable to ordinary shareholders:
Basic	(0.06)	(0.13)
Diluted	(0.06)	(0.13)

Note 12 - MEZZANINE EQUITY

■ Before Reorganization

Mezzanine equity

In July 2020, the Suzhou GSR Zhaohua Ventures III Partnership (Limited Partnership) (“GSR”) invested $2.11 million (RMB15 million) and owned 10.00% equity with preferences (the “Series A Redeemable Preferred Equity”).

In February 2021, the Xiamen Yilian Kaitai AI Venture Capital LP. (“XMKT”), Hangzhou Kaitai Hongde Venture Capital LP. (“HZKT”) and GSR invested $4.22 million (RMB30 million), $1.40 million (RMB10 million) and $2.81 million (RMB20 million) respectively; and owned 6.00%, 2.00% and 13.01% equity with preferences, respectively (the “Series B Redeemable Preferred Equity”).

In May 2021, the XMKT and GSR each purchased 1.65% equities from one of the ordinary equity holder, with cash consideration of $1.85 million (RMB13.2 million) in total (the “Series Seed Redeemable Preferred Equity”).

Before reorganization, in total the GSR, XMKT, and HZKT (collectively “Mezzanine Equity Holders”) held 24.31% preferred equities in Guangzhou Youxin Technology Co., Ltd. The key features of the Series Seed, Series A, Series B Redeemable Preferred Equity (collectively the “Mezzanine Equity”) are summarized below:

Dividends

Each holder of the Mezzanine Equity is entitled to receive non-cumulative dividends when declared by the Board of Directors with preferential priority to ordinary equity holders. The dividend are to be paid at the rate of 6% of the original issue price per annum on each Mezzanine Equity in the sequence of the Series B Redeemable Preferred Equity, the Series A Redeemable Preferred Equity, and the Series Seed Redeemable Preferred Equity. After the preferential dividends relating to the Mezzanine Equity have been paid in full or declared and set apart in any of our company’s fiscal year-end, any additional dividends out of funds or assets remaining may be declared in the same fiscal year for the Shares. If such additional dividends are declared, the Mezzanine Equity Holders shall be entitled to participate on an as converted-basis pro-rata in any dividends or distributions paid to the ordinary equity holders.

Voting

Each Mezzanine Equity Holder is entitled to the number of votes equal to the number of common equity into which such Mezzanine Equity could be converted as of the voting date. Mezzanine Equity Holders will vote together with common equity holders, and not as a separate class of series, on all matters put before the equity holders.

To pass a shareholder resolution for certain matters, equity holders representing more than 2/3 voting power (must include majority of Mezzanine Equity Holders) should vote for such matters:

●	Amend SHA (Shareholder Agreement), SPA (Share Purchase Agreement) or other transaction agreements relative to the privileges of Mezzanine Equity Holders.

●	Amend the Company’s Memorandum and Articles of Association.

●	Any merger or acquisition.

●	Increase or decrease the Company capitals.

F-51

Liquidation preference

In the event of any liquidation, including deemed liquidation event, dissolution or winding up of the Company, either voluntary or involuntary, distributions shall be made in the following manner (after satisfaction of all creditors’ claims and claims that may be preferred by law):

The Series B Mezzanine Equity Holders shall be entitled to receive the amount equal to the consideration paid to the company plus the interest calculated on the paid amount at an annualized rate of 4.5%, plus all declared and unpaid dividends on such Mezzanine Equity. If the distributable assets are insufficient to pay the priority liquidation payment, all such distributable assets shall be distributed according to the relative proportion of their respective actual paid amounts.

After payment in full to the Series B Mezzanine Equity Holders, the holders of Series A Redeemable Preferred Equity shall be entitled to receive the amount equal to the consideration paid to the Company plus the interest calculated on the paid amount at an annualized rate of 4.5%, plus all declared but unpaid dividends on such preferred equities. If the distributable assets are insufficient to pay the priority liquidation payment, the remaining distributable assets shall be paid to the Series A Mezzanine Equity Holders.

After payment in full to the Series A Mezzanine Equity Holders, the holders of Series Seed Redeemable Preferred Equity shall be entitled to receive the amount equal to the consideration paid plus the interest calculated on the paid amount at an annualized rate of 4.5%, plus all declared and unpaid dividends on such Mezzanine Equity.

If there are any assets or funds remaining after distribution in full to the holders of preferred equities, the remaining assets and funds remaining for distribution to the shareholders shall be distributed ratably among all equity holders in proportion to the paid amount of par value of the capital.

Redemption

The Mezzanine Equity Holders shall have the right to redeem at any time after the earliest of (i) the failure by the Company to complete a Qualified IPO or acquisition before December 31, 2026, or (ii) if any Mezzanine Equity Holders exercises the repurchase right according to the relevant agreement between him and the Company.

The redemption price shall be, the sum of (A) the paid consideration plus (B) a simple interest rate of 4.5% per annum for each year such consideration was paid from the settlement date through the date of redemption thereof (one year shall be 365 days) plus (C) all declared but undistributed profit thereon up to the date of redemption.

Accounting for Mezzanine Equity

The Mezzanine Equity is classified as mezzanine equity in the unaudited condensed consolidated balance sheets because it is redeemable contingent upon the occurrence of an event outside of the Company’s control (e.g. the Company not achieving a Qualified Public Offering or a deemed liquidation event before December 31, 2026). The Mezzanine Equity was determined as mezzanine equity with no embedded feature that are bifurcated and no beneficial conversion features are recognized. The Mezzanine Equity is initially recorded at its respective issuance date fair value, net of issuance cost. The Company did not incur material issuance cost for any Mezzanine Equity issued.

For each reporting period, the Company assesses whether the Preferred Equity are currently redeemable and if the Preferred Equity are not currently redeemable, the Company further assesses whether it is probable that the Preferred Equity will become redeemable. The Company concluded that the Preferred Equity are not currently redeemable, but with the potential become redeemable. As such, the Company shall accrete the mezzanine equity to its redemption value, until the earlier of (i) an IPO of the Company is effective, or (ii) the date of redemption elected by the holder exercising repurchase right. According to ASC 480-10-S99-15, the Company used method a (the interest method) under ASC 480-10-S99-15, for subsequent measurement, accreting the carrying value of the preferred equities to their current redemption value as of each period end. The objective in accounting for redeemable securities subsequent to issuance and prior to redemption is to ensure that the securities are carried at their redemption value on their contractual redemption date or on the date the holder’s option to redeem is exercisable. The accretions to the redemption price should be charged to retained earnings, or in the absence of retained earnings, by charges against additional paid-in capital or in the absence of additional paid-in-capital, by charges to accumulated deficit.

F-52

Modification of Mezzanine Equity

Management performed qualitative assessment on the extension of redemption dates to the existing Mezzanine Equity upon the issuance of new Mezzanine Equity. Per management’s perspective, such modifications represented the results of negotiations with new investors, and the purpose of these modifications were to attract new investors but not to extinguish the existing Mezzanine Equity. Also, as the Company’s business was developing, especially, through the subsequent financing, it would lead to increasing overall valuation, as well as higher possibility to IPO, which would increase the expected benefits for the existing Mezzanine Equity Holders. Therefore, such change shall be considered as reasonable business practice.

Subsequent to the Series B Redeemable Preferred Equity issuance, the Company modified terms for Series Seed/A Redeemable Preferred Equity, i.e., extension to the redemption dates was made to the existing Mezzanine Equity upon the issuance of new series of Mezzanine Equity. According to the amended SHA after each series, the schedule for such changes is shown as below.

Series	Issue date	Initial Redemption Date	Modification
A	2020.07.10	2025.07.10	2026.12.31
B & Seed	2021.05.14	2026.12.31	2026.12.31
Months extended			18

The following table summarize the activities of redeemable preferred equities:

	Series Seed Redeemable Preferred Equity	Series A Redeemable Preferred Equity	Series B Redeemable Preferred Equity	Total
Balance, September 30, 2021	$66,330	$2,450,878	$9,540,347	$12,057,555
Accretion	46,501	52,842	211,369	310,712
Foreign currency translation adjustment	1,271	40,887	157,855	200,013
Balance, March 31, 2022	114,102	2,544,607	9,909,571	12,568,280

Balance, September 30, 2022	153,755	2,333,722	9,073,569	11,561,046
Accretion	42,458	48,247	192,989	283,694
Foreign currency translation adjustment	(6,562)	61,860	263,281	318,579
Balance, March 31, 2023	189,651	2,443,829	9,529,839	12,163,319

Mezzanine Equity	March 31, 2023	September 30, 2022
	(Unaudited)
Series Seed Redeemable Preferred Equity	$189,651	$153,755
Series A Redeemable Preferred Equity	2,443,829	2,333,722
Series B Redeemable Preferred Equity	9,529,839	9,073,569

■ After Reorganization

On April 28th, 2023, the WFOE acquired 100% equity of Guangzhou Youxin at the evaluated price and the acquisition price of Mezzanine Equity Holders was $0.44 million (RMB3.08 million) in total. The Mezzanine Equity Holders redeemed their preferred equities in Guangzhou Youxin and held ordinary shares issued by Youxin Cayman, see “Note 13”.

Note 13 – SHAREHOLDERS’ EQUITY

Ordinary Shares

On October 21, 2022, Youxin Cayman was incorporated as limited liability company with authorized share capital of $50,000 divided into 50,000,000 ordinary shares with par value $0.001 per share and there were 3 ordinary shares issued. On April 11, 2023, following the subdivision and redesignation of shares, Youxin Cayman’s authorized share capital becomes $50,000 divided into 400,000,000 Class A Shares of par value $0.0001 per share and 100,000,000 Class B Shares of par value $0.0001 per share. The issued share capital becomes 30 Class B Shares. For the recapitalization prior to the IPO, on April 21, 2023, Youxin Cayman issued further shares reflecting the total number of issued shares as 22,304,693 Class A Shares and 8,945,307 Class B Shares.

Holders of Class A Shares and Class B Shares vote together as one class on all matters submitted to a vote by the shareholders at any general meeting of the Company and have the same rights except each Class A Share is entitled to one (1) vote and each Class B Share is entitled to twenty (20) votes. The Class A Shares are not convertible into shares of any other class. Upon any direct or indirect sale, transfer, assignment or disposition, the Class B Shares will be automatically and immediately convertible into Class A Shares on a one-to-one basis.

Subscription Receivable

For the recapitalization before the IPO, on April 21, 2023, the Company issued 22,304,693 Class A Shares and 8,945,277 Class B Shares for a total consideration of $3,125 on a pro rata basis to all existing shareholders. The Company expects to receive the consideration by the end of 2023.

F-53

Note 14 – COMMITMENTS AND CONTINGENCIES

■ Contingencies

In the ordinary course of business, the Company may be subject to certain legal proceedings, claims and disputes that arise from the business operations. Although the outcomes of these legal proceedings cannot be predicted nor guaranteed, the Company does not believe these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations or liquidity. As of March 31, 2023, the Company had no outstanding lawsuits or claims.

■ Coronavirus (COVID-19) Update

There was a novel strain of COVID-19 that spread rapidly to China and many parts of the world from December 2019 to December 2022. The pandemic has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities in China. Before December 2022, given the rapidly expanding nature of the COVID-19 pandemic, and because substantially all of the Company’s business operations and its workforce are concentrated in China, there is a substantial risk that the Company’s business, results of operations, and financial condition could be adversely affected.

The impacts of COVID-19 on the Company’s business, financial condition, and results of operations include, but are not limited to, the following:

● The Company temporarily closed our offices and implemented work from-home policy beginning in February 2022, as required by relevant PRC regulatory authorities. Since June 2022, the Company’s offices have reopened and are fully operational.

● Due to the nature of the Company’s business, the impact of the closure on its operational capabilities was not significant, as most of its work force continued working offsite during such closure.

● The Company’s customers could potentially be negatively impacted by the pandemic, which may reduce their budgets in 2022. As a result, our revenue and income may be negatively impacted in 2022. However, to date, none of our customers have terminated contracts with us.

Note 15 - CONCENTRATIONS AND RISKS

■ Concentrations

(a) Customer

The following table sets forth information as to each customer that accounted for 10% or more of net revenue for the six months ended March 31, 2023 and 2022.

	For The Six months ended March 31,
	2023		2022
	Amount	%	Amount	%
	(Unaudited)		(Unaudited)
Customer
Customer A	$-	-	$119,928	22%
Customer B	133,359	32%	99,737	18%
Customer C	-	-	90,534	16%
Customer D	76,820	19%	-	-
Total	$210,179	51%	$310,199	56%

The following table sets forth information as to each customer that accounted for 10% or more of total gross accounts receivable as of March 31, 2023 and September 30, 2022.

	Six months ended March 31, 2023		Year ended September 30, 2022
	Amount	% of Total	Amount	% of Total
	(Unaudited)
Customer
Customer A	$151,566	63%	$215,434	65%
Customer B	81,430	34%	-	-
Customer C	1,499	*	107,333	32%
Total	$234,495	97%	$322,767	97%

* Indicates below 10%.

(b) Suppliers

The following table sets forth information as to each supplier that accounted for 10% or more of total accounts payable as of March 31, 2023 and September 30, 2022.

	Six months ended March 31, 2023		Year ended September 30, 2022
	Amount	% of Total	Amount	% of Total
	(Unaudited)
Supplier
Supplier A	$57,650	61%	$34,266	51%
Supplier B	13,833	15%	17,572	26%
Supplier C	10,921	12%	7,029	10%
Total	$82,404	88%	$58,867	87%

F-54

■ Currency risk

A majority of the Company’s expense transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other Company foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

■ Credit risk

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. As of March 31, 2023 and September 30, 2022, substantially all of the Company’s cash and cash equivalents were held by major financial institutions located in the PRC, which management believes are of high credit quality.

Other credit risk consists principally of accounts receivable, prepaid expenses and due from related parties. A portion of the Company’s sales are credit sales which are to the customers whose ability to pay is dependent upon the industry economics prevailing in these areas; however, concentrations of credit risk with respect to trade accounts receivables is limited due to generally short payment terms. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk.

Note 16 - SUBSEQUENT EVENT

The Company evaluated all events and transactions that occurred after March 31, 2023 up through the date financial statements on 【】2023, there are no material subsequent events to disclose in these unaudited condensed consolidated financial statements.

Note 17 - UNAUDITED CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

The Company performed a test on the restricted net assets of the consolidated subsidiaries in accordance with the United States Securities and Exchange Commission’s Regulation S-X, Rule 408 (e) (3) “General Notes to Financial Statements”, and it was concluded that the Company needed to only disclose the financial information for the parent company.

The consolidated subsidiaries did not pay any dividends to the Company for the periods presented. Certain information included in the financial and footnote disclosures were generally statements prepared in accordance with U.S. GAAP which have been condensed and omitted. These statements should be read in conjunction with the notes to the unaudited condensed consolidated financial statements of the Company.

The financial information of the parent company has been prepared using the same accounting policies as set out in the Company’s unaudited condensed consolidated financial statements except that the parent company used the equity method to account for investments in its subsidiaries.

F-55

UNAUDITED CONDENSED PARENT COMPANY BALANCE SHEETS

	March 31,	September 30,
	2023	2022
NON-CURRENT ASSETS
Investment in subsidiary	$-	$926,944

TOTAL ASSETS	$-	$926,944

NON-CURRENT LIABILITIES
Investment in subsidiary	$744,090	$-

TOTAL LIABILITIES	744,090	-

COMMITMENTS AND CONTINGENCIES

MEZZANINE EQUITY
Series Seed Redeemable Preferred Equity, issued and outstanding as of March 31, 2023 and September 30, 2022	$189,651	$153,755
Series A Redeemable Preferred Equity, issued and outstanding as of March 31, 2023 and September 30, 2022	2,443,829	2,333,722
Series B Redeemable Preferred Equity, issued and outstanding as of March 31, 2023 and September 30, 2022	9,529,839	9,073,569
Total mezzanine equity	12,163,319	11,561,046

SHAREHOLDERS’ DEFICIT
Class A Shares, $0.0001 par value, 400,000,000 shares authorized, 22,304,693 shares issued and outstanding as of March 31, 2023 and September 30, 2021*	2,230	2,230
Class B Shares, $0.0001 par value, 100,000,000 shares authorized, 8,945,307 shares issued and outstanding as of March 31, 2023 and September 30, 2021*	895	895
Share subscription receivables	(3,125)	(3,125)
Accumulated deficit	(13,430,452)	(11,469,029)
Accumulated other comprehensive income	523,043	834,927
Total shareholders’ deficit	(12,907,409)	(10,634,102)

TOTAL LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ DEFICIT	$-	$926,944

UNAUDITED CONDENSED PARENT COMPANY STATEMENTS OF OPERATIONS

	For The Six Months Ended March 31,
	2023	2022
LOSS FROM SUBSIDIARIES	$(1,677,729)	$(3,715,771)

Loss before income tax expense	(1,677,729)	(3,715,771)
Income tax expense	-	-

NET LOSS	(1,677,729)	(3,715,771)

UNAUDITED CONDENSED PARENT COMPANY STATEMENTS OF CASH FLOWS

	For The Six Months Ended March 31,
	2023	2022
Cash flows from operating activities
Net loss	$(1,677,729)	$(3,715,771)
Adjustments to reconcile net loss to cash used in operating activities:
Equity loss of subsidiary	1,677,729	3,715,771
Net cash used in operating activities	-	-

Changes in Cash and cash equivalents	-	-

Cash and cash equivalents at beginning of period	-	-

Cash and cash equivalents at end of period	$-	$-

F-56

2,000,000 Class A Ordinary Shares

PRELIMINARY PROSPECTUS

, 2023

Until and including , 2023, 25 days after the date of this prospectus, all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

YOUXIN TECHNOLOGY LTD

1,750,000 Class A Ordinary Shares

This prospectus relates to the resale by the selling shareholders identified in this prospectus, or the Selling Shareholders, of up to 1,750,000 Class A Ordinary Shares, par value $0.0001, or the Class A Shares, as follows 1,750,000 Class A Shares currently held by the Selling Shareholders.

The Selling Shareholders are identified in the table on page Alt-3. No Class A Shares are being registered hereunder for sale by us. We will not receive any proceeds from the sale of the Class A Shares by the Selling Shareholders. All net proceeds from the sale of the Class A Shares covered by this prospectus will go to the Selling Shareholders. See “Use of Proceeds” in the primary offering prospectus. The Selling Shareholder are offering their securities in order to create a public trading market for our equity securities in the United States. Unlike an initial public offering, any sale by the Selling Shareholders of the Class A Shares is not being underwritten by any investment bank. The Selling Shareholders may sell all or a portion of the Class A Shares from time to time in market transactions through any market on which our Class A Shares are then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. See “Plan of Distribution” for more information. No sales of the shares covered by this prospectus shall occur until the Class A Shares sold in our initial public offering begin trading on The Nasdaq Capital Market.

We have applied to list our Class A Shares on The Nasdaq Capital Market under the symbol “YAAS.” It is a condition to the closing of our initial public offering that our Class A Shares qualify for listing on a national securities exchange.

We are both an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and a “foreign private issuer,” as defined under the U.S. federal securities laws and are subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” in the Public Offering Prospectus for additional information.

Investing in our Ordinary Shares involves a high degree of risk. See “Risk Factors” beginning on page [●] of the Public Offering Prospectus.

Neither the Securities and Exchange Commission (or the SEC), nor any state or other foreign securities commission has approved nor disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2023.

Alt -1

THE OFFERING

Ordinary Shares being offered	1,750,000 Class A Shares.

Ordinary Shares outstanding after this offering	24,304,693 Class A Shares, assuming the issuance by us of 2,000,000 Class A Shares pursuant to the Public Offering Prospectus filed contemporaneously herewith.

Use of proceeds	We will not receive any proceeds from the sale of Class A Shares held by the Selling Shareholders being registered in the registration statement of which this prospectus is a part.

Nasdaq Capital Market symbol	YAAS

Risk Factors	An investment in our Class A Shares involves a high degree of risk. See “Risk Factors” beginning on page [●] of the Public Offering Prospectus and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Class A Shares.

USE OF PROCEEDS

The Selling Shareholders will receive all of the proceeds from any sales of the Ordinary Shares offered hereby. However, we will incur expenses of approximately $10,000 in connection with the registration of our Class A Shares offered hereby. The Selling Shareholders are responsible for their own underwriting commissions and discounts and counsel fees and expenses, if any.

SELLING SHAREHOLDERS

We are registering for resale our Class A Shares identified below (the “Resale Shares”) to permit the Selling Shareholders and their pledgees, donees, transferees and other successors-in-interest that receive their shares from a Selling Shareholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate in the manner described in the “Plan of Distribution.” As of the date of this prospectus, there are 22,304,693 Class A Shares issued and outstanding.

The following table sets forth:

●	the name of the Selling Shareholders;
●	the number of our Class A Shares that the Selling Shareholders beneficially owned prior to the offering for resale of the shares under this prospectus.
●	the maximum number of our Class A Shares that may be offered for resale for the account of the Selling Shareholders under this prospectus; and
●	the number and percentage of our Class A Shares beneficially owned by the Selling Shareholders after the offering of the shares (assuming all of the offered shares are sold by the Selling Shareholders and the closing of this Offering), is based on 24,304,693 Class A Shares outstanding after this offering.

None of the Selling Shareholders are broker dealers or affiliates of a broker dealer. None of the Selling Shareholders have any agreement or understanding to distribute any of the shares being registered.

Each Selling Shareholder may offer for sale all or part of the Resale Shares from time to time. The table below assumes that the Selling Shareholders will sell all of the Resale Shares. A Selling Shareholder is under no obligation, however, to sell any shares pursuant to this prospectus.

Alt -2

Name and Address of Beneficial Owner	Class A Shares Beneficially Owned Prior to Offering(1)	Percentage Ownership Prior to Offering(2)	Maximum Number of Shares to be Sold(3)	Number of Class A Shares Owned After Offering(4)	Percentage Ownership After Offering(5)

Fungying Wong(6)	1,406,250	6.30%	1,406,250	-	-%
BAIYAN Capital Ltd(7)	1,875,000	8.41%	343,750	1,531,250	6.30%

(1)	For the purpose of this selling shareholders table only, the offering refers to the resale of the Class A Shares by each Selling Shareholder listed above assuming the closing of our initial public offering.

(2)	Based on 22,304,693 Class A Shares outstanding as of the date of this prospectus.

(3)	This number represents all of the Resale Shares that the Selling Shareholder shall receive, as applicable, all of which we agreed to register.

(4)	Since we do not have the ability to control how many, if any, of their shares each of the Selling Shareholders will sell, we have assumed that the Selling Shareholders will sell all of the shares offered herein for purposes of determining how many shares they will own after the Offering and their percentage of ownership following the offering.

(5)	All percentages have been rounded up to the nearest one hundredth of one percent.

(6)

Based on a selling shareholder questionnaire dated [●]. Fungying Wong holds voting and dispositive power over 1,406,250 Class A Shares. Mrs Wong’s address is Room K, 33/F, Tower 3, Nantau Court, 3 Sham Wan Road, Wong Chuk Hang, Hong Kong.

(7)	Based on a selling shareholder questionnaire dated [●]. BAIYAN Capital Ltd holds voting and dispositive power over 1,875,000 Class A Shares. HUAEN GUO is the sole director of BAIYAN Capital Ltd. The principal business address of BAIYAN Capital Ltd is Start Chambers, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands.

PLAN OF DISTRIBUTION

The Selling Shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Class A Shares covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the Class A Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling its Class A Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

Alt -3

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell their Class A Shares under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by a Selling Shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission in compliance with FINRA Rule 2121, and, in the case of a principal transaction, a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the Class A Shares or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Class A Shares in the course of hedging the positions they assume. The Selling Shareholders may also sell Class A Shares short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Class A Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the Class A Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Class A Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Shareholders have informed the Company that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Class A Shares.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the Class A Shares.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the Class A Shares may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect; or (ii) all of the Class A Shares held by the Selling Shareholders have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Class A Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Class A Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Class A Shares may not simultaneously engage in market making activities with respect to the Class A Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Class A Shares by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the issuance of our Class A Shares offered in this prospectus and certain other matters of Cayman Islands law will be passed upon for us by Ogier.

Alt -4

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

We expect that our memorandum and articles of association, will empower us to indemnify our directors and officers against certain liabilities they incur by reason of their being a director or officer of our company.

We will enter into indemnification agreements with each of our directors and executive officers in connection with this offering. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

The underwriting agreement in connection with this offering will also provide for indemnification of us and our officers, directors or persons controlling us for certain liabilities.

We intend to obtain directors’ and officer’s liability insurance coverage that will cover certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Recent Sales of Unregistered Securities.

Set forth below is information regarding share capital issued by us during the last three years. We believe that each of the following issuances was not subject to or exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions or pursuant to section 4(a)(2) of the Securities Act regarding transactions not involving a public offering. No underwriters were involved in these insurances of securities.

In connection with our incorporation, we issued an aggregate of 3 Ordinary Shares of par value of US$0.001 each on Oct 21, 2022 to 3 members.

On April 11, 2023, the ordinary shares of the Company were subdivided and redesignated as Class A Shares and Class B Shares with par value of US$0.0001. The above 3 Ordinary Shares were repurchased by the Company in consideration of the issuance and allotment of 30 Class B Shares of par value of US$0.0001 per share.

On April 21, 2023, the Company issued and allotted further shares, such additional shares comprising of a total of 22,304,693 Class A Shares and 8,945,277 Class B Shares.

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

II-1

Item 9. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(2)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(3)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

II-2

(e)	That, for the purpose of determining liability under the Securities Act to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(g)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(h)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-3

EXHIBIT INDEX

Exhibit No.	Description
1.1**	Form of Underwriting Agreement
3.1***	Memorandum and Articles of Association
3.2***	Form of Amended and Restated Memorandum of Association
3.3***	Form of Amended and Restated Articles of Association
4.1**	Registrant’s Specimen Certificate for Ordinary Shares
4.2***	Form of Representative’s Warrant
5.1**	Opinion of Ogier regarding the validity of the Ordinary Shares being registered
8.1**	Opinion of Jingtian & Gongcheng regarding certain PRC tax matters (included in Exhibit 99.1)
8.2**	Opinion of Kaufman & Canoles, P.C. regarding certain U.S. federal income tax matters
10.1***	Employment Agreement with Shaozhang Lin
10.2***	Employment Agreement with Xirui Guo
10.3***	English translation of the Guangxi Yousen Share Transfer Agreement between Shaozhang Lin, Jinhou Sun, Weizhao Feng and Guangzhou Youxin Technology Co., Ltd.
10.4***	English translation of the Guangxi Yousen Share Transfer Agreement Guangzhou Youxin Technology Co., Ltd, and Shaofen Lin
10.5***	English translation of Share Transfer Agreement between Shareholders of Guangzhou Youxin Technology Co., Ltd. with WFOE.
10.6***	English translation of Share Transfer Agreement between Shareholders of Guangzhou Youxin Technology Co., Ltd. with Songshuibang Smart Technology Co., Ltd.
10.7***	English translation of Service Agreement with Tencent Cloud Computing (Beijing) Co., Ltd.
10.8***	English translation of Service Agreement with Ali Cloud Computing Co., Ltd.
10.9***	English translation of Service Agreement with CICC Financial Technology Changsha Co., Ltd.
10.10***	English translation of Service Agreement with Beijing Jiujia Communication Technology Co., Ltd.
10.11**	Form of Indemnification Agreement between the Registrant and its directors and officers
10.12***	English translation of Cooperation Agreement for Software Development between Guangzhou Youxin Technology Co., Ltd. and Guangzhou Huitou Information Technology Co., Ltd.
10.13***	English translation of contract for the Sale of Dealer Management System between Guangzhou Youxin Technology Co., Ltd. and top customer
10.14***	English translation of contract for ordering Youxin Social New Retail System Technical Services to a customer
14.1***	Code of Business Conduct and Ethics of the Registrant
21.1***	List of Subsidiaries
23.1**	Consent of Marcum Asia CPAS, LLP
23.2**	Consent of Ogier (included in Exhibit 5.1)
23.3**	Consent of Jingtian&Gongcheng (included in Exhibit 99.1)
23.4**	Consent of Kaufman & Canoles, P.C. (included in Exhibit 8.2)
24.1***	Power of Attorney (included on signature page to this filing of the Registration Statement on Form F-1)
99.1**	Opinion of Jingtian & Gongcheng, People’s Republic of China counsel to the Registrant, regarding certain PRC law matters
99.2***	Consent of China Insights Consultancy
107***	Filing Fee Table

***	Previously filed
**	Filed herewith
*	To be filed by amendment

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Guangzhou, China, on December 19, 2023.

Youxin Technology Ltd

By:	/s/ Shaozhang Lin
Mr. Shaozhang Lin
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shaozhang Lin	Chief Executive Officer (Principal Executive Officer)	December 19, 2023
Name: Shaozhang Lin

/s/Xirui Guo	Chief Financial Officer (Principal Financial Officer)	December 19, 2023
Name: Xirui Guo

/s/ Jinhou Sun	Chairman of the Board of Director	December 19, 2023
Name: Jinhou Sun

/s/Richard Wee Yong Seow	Independent Director	December 19, 2023
Name: Richard Wee Yong Seow

/s/ Qing Gao	Independent Director	December 19, 2023
Name: Qing Gao

/s/ Edward C. Ye	Independent Director	December 19, 2023
Name: Edward C. Ye

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Youxin Technology Ltd, has signed this registration statement or amendment thereto in Newark, Delaware on December 19, 2023.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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